Exhibit 99.3
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

In re:	)	Chapter 11
)
UAL Corporation, et al.,	)
	)	Case No. 02-B-48191
Debtors.[1]	)	(Jointly Administered)
	)	Honorable Eugene R. Wedoff
DISCLOSURE STATEMENT FOR REORGANIZING DEBTORS’ JOINT PLAN OF
REORGANIZATION PURSUANT TO CHAPTER 11 OF THE UNITED STATES
BANKRUPTCY CODE
•	Record Date: ___, 2005

•	Voting Deadline: ___, 2005

•	Date by which objections to Confirmation of the Plan must be filed and served: ___, 2005

•	Hearing on Confirmation of the Plan: ___, 2006 at ___:00 ___.m.
James H.M. Sprayregen, P.C.
Marc Kieselstein, P.C.
David R. Seligman
David A. Agay
Erik W. Chalut
KIRKLAND & ELLIS LLP
200 East Randolph Drive
Chicago, Illinois 60601
(312) 861-2000

Counsel for the Debtors and the Debtors in Possession
Dated: September 7, 2005

[1]	The Debtors are the following entities: Air Wisconsin, Inc., Air Wis Services, Inc., BizJet Charter, Inc., BizJet Fractional, Inc., BizJet Services, Inc., Ameniti Travel Clubs, Inc., Cybergold, Inc., Domicile Management Services, Inc., Four Star Leasing, Inc., itarget.com, inc., Kion Leasing, Inc., Mileage Plus, Inc., Mileage Plus Holdings, Inc., Mileage Plus Marketing, Inc., MyPoints.com, Inc., MyPoints Offline Services, Inc., Premier Meeting and Travel Services, Inc., UAL Benefits Management, Inc., UAL Company Services, Inc., UAL Corporation, UAL Loyalty Services, LLC, United Air Lines, Inc., United Aviation Fuels Corporation, United BizJet Holdings, Inc., United Cogen, Inc., United GHS, Inc., United Vacations, Inc., and United Worldwide Corporation.

     THIS DISCLOSURE STATEMENT CONTAINS A SUMMARY OF CERTAIN PROVISIONS OF THE DEBTORS’ PLAN OF REORGANIZATION AND CERTAIN OTHER DOCUMENTS AND FINANCIAL INFORMATION. THE INFORMATION INCLUDED HEREIN IS FOR PURPOSES OF SOLICITING ACCEPTANCE OF THE PLAN AND SHOULD NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW AND WHETHER TO VOTE ON THE PLAN. THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE. THE SUMMARIES OF THE FINANCIAL INFORMATION AND THE DOCUMENTS WHICH ARE ATTACHED HERETO OR INCORPORATED BY REFERENCE HEREIN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH INFORMATION AND DOCUMENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN, OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION INCORPORATED HEREIN BY REFERENCE, THE PLAN OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION, AS THE CASE MAY BE, SHALL GOVERN FOR ALL PURPOSES.
     THE STATEMENTS AND FINANCIAL INFORMATION CONTAINED HEREIN HAVE BEEN MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS AND INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER AT THE TIME OF SUCH REVIEW THAT THERE HAVE BEEN NO CHANGES IN THE FACTS SET FORTH HEREIN SINCE THE DATE HEREOF. EACH HOLDER OF A CLAIM OR INTEREST ENTITLED TO VOTE ON THE PLAN SHOULD CAREFULLY REVIEW THE PLAN, THIS DISCLOSURE STATEMENT, AND THE PLAN SUPPLEMENT IN THEIR ENTIRETY BEFORE CASTING A BALLOT. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE. ANY PERSONS DESIRING ANY SUCH ADVICE OR OTHER ADVICE SHOULD CONSULT WITH THEIR OWN ADVISORS.
     NO PARTY IS AUTHORIZED TO GIVE ANY INFORMATION WITH RESPECT TO THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. NO REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY HAVE BEEN AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE TO OBTAIN AN ACCEPTANCE OF THE PLAN WHICH ARE OTHER THAN AS, OR INCONSISTENT WITH, THE INFORMATION CONTAINED HEREIN AND IN THE PLAN SHOULD NOT BE RELIED UPON BY ANY HOLDER OF A CLAIM OR INTEREST.
     WITH RESPECT TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER PENDING, THREATENED OR POTENTIAL LITIGATION OR ACTIONS, THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AND MAY NOT BE CONSTRUED AS AN ADMISSION OF FACT, LIABILITY, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.
     THE SECURITIES DESCRIBED HEREIN WILL BE ISSUED WITHOUT REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY SIMILAR FEDERAL, STATE OR LOCAL LAW, GENERALLY IN RELIANCE ON THE EXEMPTIONS SET FORTH IN SECTION 1145 OF THE BANKRUPTCY CODE.
     THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

     ALTHOUGH THE DEBTORS HAVE USED THEIR BEST EFFORTS TO ENSURE THE ACCURACY OF THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT, THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS DISCLOSURE STATEMENT HAS NOT BEEN AUDITED, EXCEPT FOR THE FINANCIAL STATEMENTS INCLUDED IN THE PLAN SUPPLEMENT WHERE INDICATED.
     THE PROJECTIONS PROVIDED IN THIS DISCLOSURE STATEMENT HAVE BEEN PREPARED BY THE MANAGEMENT OF THE DEBTORS AND THEIR FINANCIAL ADVISORS. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET AND FINANCIAL UNCERTAINTIES, AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE PROJECTIONS OR TO THE ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.
     SEE ARTICLE VI OF THIS DISCLOSURE STATEMENT, ENTITLED “CERTAIN FACTORS TO BE CONSIDERED PRIOR TO VOTING,” FOR A DISCUSSION OF CERTAIN CONSIDERATIONS IN CONNECTION WITH A DECISION BY A HOLDER OF AN IMPAIRED CLAIM OR IMPAIRED INTEREST TO ACCEPT THE PLAN.
     THE BANKRUPTCY COURT HAS SCHEDULED THE CONFIRMATION HEARING FOR [___], 2006 AT [___]:00 [A.M./P.M.] BEFORE THE HONORABLE EUGENE R. WEDOFF, UNITED STATES BANKRUPTCY JUDGE, IN THE UNITED STATES BANKRUPTCY COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, LOCATED AT THE EVERETT MCKINLEY DIRKSEN BUILDING, 219 S. DEARBORN, CHICAGO, ILLINOIS 60604. THE CONFIRMATION HEARING MAY BE ADJOURNED FROM TIME TO TIME BY THE BANKRUPTCY COURT WITHOUT FURTHER NOTICE EXCEPT FOR AN ANNOUNCEMENT OF THE ADJOURNED DATE MADE AT THE CONFIRMATION HEARING OR ANY ADJOURNMENT THEREOF.
     OBJECTIONS TO CONFIRMATION OF THE PLAN MUST BE FILED AND SERVED ON OR BEFORE [___], 2005, IN ACCORDANCE WITH THE SOLICITATION NOTICE FILED AND SERVED ON CREDITORS, EQUITY INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST. UNLESS OBJECTIONS TO CONFIRMATION ARE TIMELY SERVED AND FILED IN COMPLIANCE WITH THE SOLICITATION NOTICE, THEY WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

v

ARTICLE I.
SUMMARY
     The following summary is qualified in its entirety by the more detailed information contained in the Plan and elsewhere in this Disclosure Statement. Capitalized terms used but not otherwise defined herein have the meaning given to such terms in the Plan.
     UAL Corporation (“UAL”) is a holding company whose principal, wholly-owned subsidiary is United Air Lines, Inc. (“United”). United’s operations, which consist primarily of the transportation of persons, property, and mail throughout the U.S. and abroad, accounted for most of UAL’s revenues and expenses in 2004. United is one of the largest scheduled passenger airlines in the world with over 1,500 daily departures to more than 120 destinations in 26 countries and two U.S. territories. Through United’s global route network, United serves virtually every major market around the world, either directly or through the Star Alliance, which is the world’s largest airline network. In addition to the Star Alliance, United provides regional service into United’s domestic hubs through marketing relationships with “United Express®” carriers. In 2004, United added a new low-fare brand, called Ted, designed to serve select leisure markets and to more effectively compete with low-fare carriers.
     As discussed more fully below, on December 9, 2002 (the “Petition Date”), UAL, United, and 26 other direct and indirect wholly-owned subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”). The foregoing entities are sometimes referred to collectively as the “Debtors” and each individually as a “Debtor” and, on or after the Effective Date, collectively as the “Reorganized Debtors” and each individually as a “Reorganized Debtor.”
     This Disclosure Statement is being furnished by the Debtors as proponents of the Debtors’ Joint Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code (as may be amended from time to time, the “Plan,” a copy of which is attached hereto as Appendix A), pursuant to Section 1125 of the Bankruptcy Code and in connection with the solicitation of votes for the acceptance or rejection of the Plan, as it may be amended or supplemented from time to time in accordance with the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”).
     This Disclosure Statement describes certain aspects of the Plan, including the treatment of Holders of Claims against, and Interests in, the Debtors, and also describes certain aspects of the Debtors’ operations, projections and other related matters.
A. The Purpose of the Plan
     The Debtors have concluded, after careful review of their current business operations, their prospects as ongoing business enterprises, and the estimated recoveries of Creditors in various liquidation scenarios, that the recovery of Holders of Allowed Claims will be maximized by the Debtors’ continued operation as a going concern. The Debtors believe that their businesses and assets have significant value that would not be realized in a liquidation scenario, either in whole or in substantial part. According to the liquidation analysis described herein (the “Liquidation Analysis”) and the other analyses prepared by the Debtors and their advisors, the value of the Debtors’ Estates is considerably greater as a going concern than if they were liquidated.
     Accordingly, the Debtors believe that the Plan provides the best recoveries possible for the Holders of Allowed Claims and strongly recommend that, if you are entitled to vote, you vote to accept the Plan. The Debtors believe that any alternative to Confirmation of the Plan, such as liquidation or attempts by another party in interest to file a plan of reorganization, could result in significant delays, litigation, and additional costs. For more information, see ARTICLE V hereof and the Liquidation Analysis set forth as Appendix B hereto and in the Plan Supplement to the Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan Supplement”), as Exhibit 27.2
B. Debtors’ Principal Assets and Indebtedness
     UAL’s principal asset is the stock of United and the other Debtor-subsidiaries. UAL’s principal indebtedness is: (i) its guarantee of the indebtedness under the DIP Facility; (ii) guarantees of certain aircraft-related indebtedness of Air Wisconsin; (iii) guarantees of two municipal bond issuances (the Regional Airports Improvement Corporation (“RAIC”) Adjustable-Rate Facilities Lease Refunding Revenue Bonds, Issue of 1984, United Air Lines, Inc. (Los Angeles International Airport) and RAIC Facilities Lease Refunding Revenue Bonds, Issue of 1992, United Air Lines, Inc. (Los Angeles International Airport)); and (iv) its indebtedness with respect to the TOPrS.
     For the 12 months ended December 2004, United accounted for approximately 95.1% of the Debtors’ operating revenues on a consolidated basis. United’s principal assets are its airline business and the stock of its subsidiaries. United’s principal indebtedness is: (i) its indebtedness under the DIP Facility; (ii) its aircraft-related indebtedness; (iii) its indebtedness under the Unsecured Debentures; and (iv) its indebtedness in connection with issuances of municipal bonds.
C. Treatment of Claims and Interests
     The Plan divides all Claims and Interests against each Debtor into various Classes. As the Plan contemplates substantive consolidation of the United Debtors (i.e., all Debtors other than UAL), the United Debtor Classes will be consolidated as set forth in ARTICLE I.E below. Except as such Classes may be consolidated under the Plan, each Class of Claims and Interests will be treated separately in the Plan. Certain Classes may receive distributions under the Plan, and substantive consolidation will not affect the treatment and distributions received by the various Classes. The following tables summarize the Classes of Claims and Interests under the Plan, the treatment of such Classes and the projected recovery under the Plan, if any, for such Classes. The projected recoveries are based upon certain assumptions contained in the valuation analysis set forth as Appendix C hereto and in the Plan Supplement, as Exhibit 29 (the “Valuation Analysis”), including an assumed reorganization value of the New UAL Common Stock equal to approximately $15 per share. As more fully described herein, the assumed reorganization values of the New UAL Common Stock were derived from commonly accepted valuation techniques and are not estimates of trading values for such securities. The range listed below of a 4-7 percent recovery for Holders of Unsecured Claims is based on various assumptions, including, but not limited to (i) final Unsecured Claims ranging between $20-30 billion and (ii) an equity value of the Debtors of $1.9 billion.

[2]	Several documents that are included in the Plan Supplement are described herein, but these summaries are not a substitute for a complete understanding of the underlying documents. You are urged to review the full text of all such documents in the Plan Supplement.

     Claims against all of the Debtors:

		Projected Recovery
Claim	Plan Treatment	Under the Plan
Administrative Claims	Paid in full	100.0%

Priority Tax Claims	Paid in full in cash; paid in cash on a deferred quarterly basis over a period not exceeding six years after the date of assessment of such Priority Tax Claim; or paid on such other amount and terms as agreed by the Debtor and the Holder	100.0%
     UAL Corporation: Summary of Classification and Treatment of Claims and Interests

			Projected
			Recovery
			Under the
Class	Claim	Plan Treatment of Class	Plan[3]	Status	Voting Rights
1A	DIP Facility Claims	Paid in full	100.0%	Unimpaired	Deemed to Accept

1B-1	Secured Aircraft Claims	Reinstated; such treatment as to which UAL or Reorganized UAL and the Secured Aircraft Creditor shall have agreed in writing; return of collateral; or treatment otherwise rendering such Secured Aircraft Claim Unimpaired	100.0%	Unimpaired	Deemed to Accept

1B-2	Other Secured Claims	Reinstated; paid in full in Cash; return of collateral; or treatment otherwise rendering such Other Secured Claim Unimpaired	100.0%	Unimpaired	Deemed to Accept

1C	Other Priority Claims	Paid in full	100.0%	Unimpaired	Deemed to Accept

1D	Unsecured Convenience Class Claims	Cash equal to the gross proceeds from the sale of such Holder’s pro rata share of the Unsecured Distribution less the amount of any discount, commission, or fee paid or incurred on such sale and any taxes withheld or paid on account of such sale	4-7%	Impaired	Entitled to Vote

[3]	Failure by the Bankruptcy Court to order substantive consolidation of the United Debtors does not affect the projected recoveries under the Plan.

			Projected
			Recovery
			Under the
Class	Claim	Plan Treatment of Class	Plan [3]	Status	Voting Rights
1E-1	Unsecured Retained Aircraft Claims	Pro rata share of the Unsecured Distribution	4-7%	Impaired	Entitled to Vote

1E-2	Unsecured Rejected Aircraft Claims	Pro rata share of the Unsecured Distribution	4-7%	Impaired	Entitled to Vote

1E-3	Other Unsecured Claims	Pro rata share of the Unsecured Distribution	4-7%	Impaired	Entitled to Vote

1F	TOPrS Claims	Not entitled to receive any distribution or retain any property under the Plan	0%	Impaired	Deemed to Reject

1G	Preferred Stock Interests	Not entitled to receive any distribution or retain any property under the Plan	0%	Impaired	Deemed to Reject

1H	Common Stock Interests	Not entitled to receive any distribution or retain any property under the Plan	0%	Impaired	Deemed to Reject

1I	Subordinated Securities Claims	Not entitled to receive any distribution or retain any property under the Plan	0%	Impaired	Deemed to Reject
     United Air Lines, Inc.: Summary of Classification and Treatment of Claims and Interests

			Projected
			Recovery
			Under the
Class	Claim	Plan Treatment of Class	Plan	Status	Voting Rights
2A	DIP Facility Claims	Paid in full	100.0%	Unimpaired	Deemed to Accept

2B-1	Secured Aircraft Claims	Reinstated; such treatment as to which United or Reorganized United and the Secured Aircraft Creditor shall have agreed in writing; return of collateral; or treatment otherwise rendering such Secured Aircraft Claim Unimpaired	100.0%	Unimpaired	Deemed to Accept

2B-2	Other Secured Claims	Reinstated; paid in full in Cash; return of collateral; or treatment otherwise rendering such Other Secured Claim Unimpaired	100.0%	Unimpaired	Deemed to Accept

2C	Other Priority Claims	Paid in full	100.0%	Unimpaired	Deemed to Accept

Projected
Recovery
Under the
Class	Claim	Plan Treatment of Class	Plan	Status	Voting Rights
2D-1	Unsecured Convenience Class Claims	Cash equal to the gross proceeds from the sale of such Holder’s pro rata share of the Unsecured Distribution less the amount of any discount, commission, or fee paid or incurred on such sale and any taxes withheld or paid on account of such sale	4-7%	Impaired	Entitled to Vote

2D-2	Unsecured Retiree Convenience Class Claims	Cash equal to the gross proceeds from the sale of such Holder’s pro rata share of the Unsecured Distribution less the amount of any discount, commission, or fee paid or incurred on such sale and any taxes withheld or paid on account of such sale	4-7%	Impaired	Entitled to Vote

2E-1	Unsecured Retained Aircraft Claims	Pro rata share of the Unsecured Distribution	4-7%	Impaired	Entitled to Vote

2E-2	Unsecured Rejected Aircraft Claims	Pro rata share of the Unsecured Distribution	4-7%	Impaired	Entitled to Vote

2E-3	Unsecured PBGC Claims	New UAL PBGC Securities and pro rata share of the Unsecured Distribution	Value of securities plus 4-7%	Impaired	Entitled to Vote

2E-4	Unsecured Chicago Municipal Bond Claims	New UAL O’Hare Municipal Bonds and pro rata share of the Unsecured Distribution	Value of securities plus 4-7%	Impaired	Entitled to Vote

2E-5	Unsecured Public Debt Aircraft Claims	Pro rata share of the Unsecured Distribution	4-7%	Impaired	Entitled to Vote

2E-6	Other Unsecured Claims	Pro rata share of the Unsecured Distribution	4-7%	Impaired	Entitled to Vote

2H	Common Stock Interests	Not entitled to receive any distribution under the Plan; provided, however, that Debtors reserve the right to reinstate at any time	0%	Impaired	Deemed to Reject

2I	Subordinated Securities Claims	Not entitled to receive any distribution or retain any property under the Plan	0%	Impaired	Deemed to Reject

     Air Wisconsin, Inc.: Summary of Classification and Treatment of Claims and Interests

			Projected
			Recovery
			Under the
Class	Claim	Plan Treatment of Class	Plan	Status	Voting Rights
3A	DIP Facility Claims	Paid in full	100.0%	Unimpaired	Deemed to Accept

3B-1	Secured Aircraft Claims	Reinstated; such treatment as to which United or Reorganized United and the Secured Aircraft Creditor shall have agreed in writing; return of collateral; or treatment otherwise rendering such Secured Aircraft Claim Unimpaired	100.0%	Unimpaired	Deemed to Accept

3B-2	Other Secured Claims	Reinstated; paid in full in Cash; return of collateral; or treatment otherwise rendering such Other Secured Claim Unimpaired	100.0%	Unimpaired	Deemed to Accept

3C	Other Priority Claims	Paid in full	100.0%	Unimpaired	Deemed to Accept

3D	Unsecured Convenience Class Claims	Cash equal to the gross proceeds from the sale of such Holder’s pro rata share of the Unsecured Distribution less the amount of any discount, commission, or fee paid or incurred on such sale and any taxes withheld or paid on account of such sale	4-7%	Impaired	Entitled to Vote

3E-1	Unsecured Retained Aircraft Claims	Pro rata share of the Unsecured Distribution	4-7%	Impaired	Entitled to Vote

3E-2	Unsecured Rejected Aircraft Claims	Pro rata share of the Unsecured Distribution	4-7%	Impaired	Entitled to Vote

3E-3	Other Unsecured Claims	Pro rata share of Unsecured Distribution	4-7%	Impaired	Entitled to Vote

3H	Common Stock Interests	Not entitled to receive any distribution under the Plan; provided, however, that Debtors reserve the right to reinstate at any time	0%	Impaired	Deemed to Reject

     Air Wis (Classes 4A, 4B, 4C, 4D, 4E, and 4H), Ameniti Travel Clubs, Inc. (Classes 5A, 5B, 5C, 5D, 5E, and 5H), BizJet Charter (Classes 6A, 6B, 6C, 6D, 6E, and 6H), BizJet Fractional (Classes 7A, 7B, 7C, 7D, 7E, and 7H), BizJet Services (Classes 8A, 8B, 8C, 8D, 8E, and 8H), Cybergold (Classes 9A, 9B, 9C, 9D, 9E, and 9H), DMS (Classes 10A, 10B, 10C, 10D, 10E, and 10H), Four Star (Classes 11A, 11B, 11C, 11D, 11E, and 11H), itarget (Classes 12A, 12B, 12C, 12D, 12E, and 12H), Kion Leasing (Classes 13A, 13B, 13C, 13D, 13E, and 13H), Mileage Plus Holdings (Classes 14A, 14B, 14C, 14D, 14E, and 14H), Mileage Plus, Inc. (Classes 15A, 15B, 15C, 15D, 15E, and 15H), Mileage Plus Marketing (Classes 16A, 16B, 16C, 16D, 16E, and 16H), MyPoints.com (Classes 17A, 17B, 17C, 17D, 17E, and 17H), MyPoints Offline (Classes 18A, 18B, 18C, 18D, 18E, and 18H), Premier Marketing (Classes 19A, 19B, 19C, 19D, 19E, and 19H), UAFC (Classes 20A, 20B, 20C, 20D, 20E, and 20H), UAL BMI (Classes 21A, 21B, 21C, 21D, 21E, and 21H), UAL Company Services (Classes 22A, 22B, 22C, 22D, 22E, and 22H), ULS (Classes 23A, 23B, 23C, 23D, 23E, and 23H), United BizJet (Classes 24A, 24B, 24C, 24D, 24E, and 24H), United Cogen (Classes 25A, 25B, 25C, 25D, 25E, and 25H), United GHS (Classes 26A, 26B, 26C, 26D, 26E, and 26H), United Vacations (Classes 27A, 27B, 27C, 27D, 27E, and 27H), and United Worldwide (Classes 28A, 28B, 28C, 28D, 28E, and 28H)

			Projected
			Recovery
			Under the
Class	Claim	Plan Treatment of Class	Plan	Status	Voting Rights
4A through 28A	DIP Facility Claims	Paid in full	100.0%	Unimpaired	Deemed to Accept

4B through 28B	Other Secured Claims	Reinstated; paid in full in Cash; return of collateral; or treatment otherwise rendering such Other Secured Claim Unimpaired	100.0%	Unimpaired	Deemed to Accept

4C through 28C	Other Priority Claims	Paid in full	100.0%	Unimpaired	Deemed to Accept

4D through 28D	Unsecured Convenience Class Claims	Cash equal to the gross proceeds from the sale of such Holder’s pro rata Distribution less the amount of any discount, commission, or fee paid or incurred on such sale and any taxes withheld or paid on account of such sale	4-7%	Impaired	Entitled to Vote

4E through 28E	Unsecured Claims	Pro rata share of Unsecured Distribution	4-7%	Impaired	Entitled to Vote

4H through 28H	Common Stock Interests	Not entitled to receive any distribution under the Plan; provided, however, that Debtors reserve the right to reinstate at any time	0%	Impaired	Deemed to Reject

D. Intercompany Claims and Contracts
     Except as otherwise set forth in the Plan, there shall be no distributions on account of Intercompany Claims. Pursuant to Sections 1126(f) and 1126(g) of the Bankruptcy Code, Holders of Intercompany Claims are not entitled to vote to accept or reject the Plan. Notwithstanding the foregoing, the Reorganized Debtors reserve the right to Reinstate, extinguish, or cancel, as applicable, all Intercompany Claims, including, without limitation, all relevant agreements, instruments, and documents underlying such Intercompany Claims as of the Effective Date or such other date as is appropriate.
     Except as set forth in the Plan, however, each Intercompany Contract to which any Debtor is a party shall be deemed automatically assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date to the extent such contracts and leases are executory.
E. Substantive Consolidation
     The Plan contemplates substantive consolidation of the Estates of the United Debtors into the United Estate. The foregoing non-UAL Classes shall be consolidated as follows.

Classes	Claims and Interests
DIP Facility Claims	2A, 3A, 4A, 5A, 6A, 7A, 8A, 9A, 10A, 11A, 12A, 13A, 14A, 15A, 16A, 17A, 18A, 19A, 20A, 21A, 22A, 23A, 24A, 25A, 26A, 27A, and 28A
Secured Aircraft Claims	2B-1 and 3B-1
Other Secured Claims	2B-2, 3B-2, 3B, 5B, 6B, 7B, 8B, 9B, 10B, 11B, 12B, 13B, 14B, 15B, 16B, 17B, 18B, 19B, 20B, 21B, 22B, 23B, 24B, 25B, 26B, 27B, and 28B
Other Priority Claims	2C, 3C, 4C, 5C, 6C, 7C, 8C, 9C, 10C, 11C, 12C, 13C, 14C, 15C, 16C, 17C, 18C, 19C, 20C, 21C, 22C, 23C, 24C, 25C, 26C, 27C, and 28C
Unsecured Convenience Class Claims	2D-1, 3D, 4D, 5D, 6D, 7D, 8D, 9D, 10D, 11D, 12D, 13D, 14D, 15D, 16D, 17D, 18D, 19D, 20D, 21D, 22D, 23D, 24D, 25D, 26D, 27D, and 28D
Unsecured Retiree Convenience Class Claims	2D-2
Unsecured Retained Aircraft Claims	2E-1 and 3E-1
Unsecured Rejected Aircraft Claims	2E-2 and 3E-2
Unsecured PBGC Claim	2E-3
Unsecured Chicago Municipal Bond Claim	2E-4
Unsecured Public Debt Aircraft Claims	2E-5
Other Unsecured Claims	2E-6, 3E-3, 4E, 5E, 6E, 7E, 8E, 9E, 10E, 11E, 12E, 13E, 14E, 15E, 16E, 17E, 18E, 19E, 20E, 21E, 22E, 23E, 24E, 25E, 26E, 27E, and 28E
Common Stock Interests	2H, 3H, 4H, 5H, 6H, 7H, 8H, 9H, 10H, 11H, 12H, 13H, 14H, 15H, 16H, 17H, 18H, 19H, 20H, 21H, 22H, 23H, 24H, 25H, 26H, 27H, and 28H
Subordinated Securities Claims	2I

F. Claims Estimates
     As of September 1, 2005, the Debtors’ Claims Agent had received approximately 44,716 Proofs of Claim. As of September 1, 2005, the total amounts of remaining Claims filed against the Debtors were as follows: 319 Secured Claims in the total amount of $13,545,350,698.99; 95 Administrative Claims in the total amount of $319,766,767.14; 256 Claims asserting Priority Claims in the total amount of $10,470,875,378.18; and 6,208 Unsecured Claims in the total amount of $20,422,648,792.51. The Debtors believe that many of the filed Proofs of Claim are invalid, untimely, duplicative, overstated, and therefore are in the process of objecting to such Claims. Through such objections, the Bankruptcy Court has to date disallowed a total of approximately $3.618 trillion in Claims (including reduced retroactive pay claims of $3.375 trillion (the “Retroactive Pay Claims”)).4
     The Debtors estimate that at the conclusion of the Claims objection, reconciliation and resolution process, the aggregate amount of estimated Allowed Secured Claims against the Debtors will aggregate approximately $8 billion, estimated Allowed Priority Tax Claims against the Debtors will aggregate approximately $60 million, and estimated Allowed Unsecured Claims against the Debtors will aggregate approximately $28 billion. 5 These estimates are based upon a number of assumptions made by the Debtors. There is no guarantee that the ultimate amount of each of such categories of Claims will conform to the estimates stated herein, and most of the Claims underlying such estimates are subject to challenge.
     The Debtors estimate that at the conclusion of the Claims objection, reconciliation and resolution process, the aggregate amount of estimated Allowed Administrative Claims against the Debtors will aggregate approximately $81 million. The estimate of Allowed Administrative Claims includes, inter alia, Claims associated with the cure of assumed executory contracts and unexpired leases, Claims related to aircraft subject to Section 1110(a) elections and/or Section 1110(b) stipulations (but not any Claims asserted by parties seeking allowance of administrative claims under Sections 503(b) and 365(d)(10) of the Bankruptcy Code for aircraft), Claims arising from a right of reclamation, and certain Administrative Claim requests reflected on the Claims Register and docket for which the Debtors reasonably expect there to be a recovery. The estimate of Allowed Administrative Claims does not include ordinary course obligations incurred post-petition such as trade payables, the Debtors’ key employee retention plans, or Professional fees.
G. Reorganized Debtors and the Post-Confirmation Estate
     Except as otherwise provided in the Plan, each Debtor shall continue to exist as a Reorganized Debtor after the Effective Date as a separate entity with all the powers of a corporation or a limited liability company under the laws of the respective state of incorporation or formation and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution, or otherwise) under such applicable state law. Except as otherwise provided in the Plan, on or after the Effective Date, all property in each Estate and any property acquired by each of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances.

[4]	Certain of the Debtors’ IAM and AMFA-represented employees were entitled to an effective wage increase, retroactive from July 12, 2000, to mid-March 2002 (herein, the “Retroactive Pay”). Retroactive Pay was payable in eight quarterly installments at 6% interest, compounded annually. United made the first installment payment on December 13, 2002, and the final payment on October 15, 2004.

[5]	The estimate of Allowed Unsecured Claims includes, among other things, proposed distributions to the Debtors’ employee groups as discussed in Article III.C.4 herein.

On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire or dispose of property, and compromise or settle any Claims or Interests without supervision or approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.
H. Restructuring Transactions Contemplated By the Plan
     The Plan provides that on or prior to the Effective Date, or as soon as reasonably practicable thereafter, the Debtors or Reorganized Debtors, as applicable, may undertake all actions as may be necessary or appropriate to affect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including without limitation, the Roll-Up Transactions. The Roll-Up Transactions include: a dissolution or winding up of the corporate existence of a Reorganized Debtor under applicable state law; or the consolidation, merger, contribution of assets, or other transaction in which a Reorganized Debtor merges with or transfers substantially all of its assets and liabilities to another Reorganized Debtor or one or more of their Affiliates, on or after the Effective Date as defined below.
I. Permanent Injunction
     From and after the Effective Date, all Persons and Entities are permanently enjoined from commencing or continuing in any manner, any suit, action, or other proceeding, on account of or respecting any Claim, obligation, debt, right, Cause of Action, remedy, or liability discharged, exculpated, released, or to be released pursuant to Article X of the Plan.
J. Consummation of the Plan
     Following Confirmation of the Plan, the Plan will be consummated on the date (the “Effective Date”) selected by the Debtors, which is a Business Day after the Confirmation Date on which (a) no stay of the Confirmation Order is in effect, and (b) all conditions to Consummation of the Plan have been satisfied or waived. Distributions to be made under the Plan will be made on or as soon as reasonably practicable after the Effective Date.
K. Liquidation and Valuation Analyses
     The Debtors believe that the Plan will produce a greater recovery for Holders of Allowed Claims than would be achieved in a Chapter 7 liquidation because, among other things, of the administrative and postpetition claims generated by a conversion to a Chapter 7 case, plus the administrative costs of liquidation and associated delays in connection with a Chapter 7 liquidation that likely would diminish the assets available for distribution to such Holders. Also, the value of the equity in the Reorganized Debtors upon the Debtors’ exit from bankruptcy as a reorganized going-concern is projected to be greater than the proceeds realized from a liquidation of the Debtors’ assets. In fact, the projected hypothetical liquidation of the Debtors would result in a recovery for Holders of Unsecured Claims far less than that proposed under the Plan, if any at all. Rothschild, Inc., the Debtors’ financial advisors (“Rothschild”), and Huron Consulting Group (“Huron”), the Debtors’ restructuring consultants, have prepared, respectively, a Valuation Analysis and a Liquidation Analysis on behalf of the Debtors to assist Holders of Claims in determining whether to accept or reject the Plan. These Liquidation and Valuation Analyses together compare the proceeds to be realized if the Debtors were to be liquidated in a case under Chapter 7 of the Bankruptcy Code with their recovery under the Plan as currently proposed. The analyses are based upon the book value of the Debtors’ assets and liabilities as of a date certain, and incorporate estimates and assumptions developed by the Debtors, including a hypothetical conversion to a Chapter 7 liquidation as of a date certain, that are subject to potentially material changes with respect to economic and business conditions and legal rulings. Therefore, the actual liquidation value of the Debtors could vary materially from the estimates provided therein.
L. Certain Factors to Be Considered Prior to Voting
     There are a variety of factors that all Holders of Claims entitled to vote on the Plan should consider prior to accepting or rejecting the Plan. Some of these factors, which are described in more detail in ARTICLE VI hereof, are as follows and may impact recoveries under the Plan:
     1. The financial information contained in this Disclosure Statement has not been audited (except for the financial statements included in the Plan Supplement that indicate as such) and is based on an analysis of data available at the time of the preparation of the Plan and Disclosure Statement.
     2. ARTICLE VII hereof describes certain significant federal tax consequences of the transactions contemplated by the Plan that affect the Debtors and others. Such consequences may include: (i) the realization of cancellation of indebtedness income; (ii) the reduction of net operating loss carryforwards and unrealized built-in losses; and (iii) the recognition of taxable income by the Holders of Claims and Interests. ARTICLE VII also discusses certain restrictions under the Plan and the UAL restated certificate of incorporation on transfer of New UAL Common Stock to preserve the Debtors’ net operating losses. Holders of Claims and Interests are urged to consult with their own tax advisors regarding the federal, state, local, and foreign tax consequences of the Plan.
     3. Although the Debtors believe that the Plan complies with all applicable provisions of the Bankruptcy Code, the Debtors cannot assure such compliance or that the Bankruptcy Court will confirm the Plan.
     4. The Debtors may be required to request Confirmation of the Plan without the acceptance of all Impaired Classes entitled to vote, in accordance with Section 1129(b) of the Bankruptcy Code.
     5. Any delays of either Confirmation or the Effective Date of the Plan could result in, among other things, increased Claims of Professionals.
     6. The Plan contemplates substantive consolidation of all Debtors other than UAL into United. The Debtors can provide no assurance, however, that the Bankruptcy Court will order substantive consolidation of any or all of the United Debtors. The Debtors reserve the right, however, to request Confirmation and Consummation of the Plan, even if the Court rejects substantive consolidation of the United Debtors, or approves substantive consolidation of less than all of the United Debtors. Failure to substantively consolidate the United Debtors into one entity will not affect the distribution of property currently proposed in the Plan. In the event that one or more of the United Debtors are not substantively consolidated, such failure will not affect the validity of the vote taken by Impaired Classes to accept or reject the Plan or require any sort of re-vote or re-solicitation of the Impaired Classes.
     The occurrence or non-occurrence of any or all such contingencies, which could affect distributions available to Holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require a re-vote by the Impaired Classes.

M. Voting and Confirmation
     Each Holder of a Claim in the following Classes is entitled to vote either to accept or reject the Plan.

Unsecured Convenience Class Claims	2D-1, 3D, 4D, 5D, 6D, 7D, 8D, 9D, 10D, 11D, 12D, 13D, 14D, 15D, 16D, 17D, 18D, 19D, 20D, 21D, 22D, 23D, 24D, 25D, 26D, 27D, and 28D
Unsecured Retiree Convenience Class Claims	2D-2
Unsecured Retained Aircraft Claims	2E-1 and 3E-1
Unsecured Rejected Aircraft Claims	2E-2 and 3E-2
Unsecured PBGC Claim	2E-3
Unsecured Chicago Municipal Bond Claim	2E-4
Unsecured Public Debt Aircraft Claims	2E-5
Other Unsecured Claims	2E-6, 3E-3, 4E, 5E, 6E, 7E, 8E, 9E, 10E, 11E, 12E, 13E, 14E, 15E, 16E, 17E, 18E, 19E, 20E, 21E, 22E, 23E, 24E, 25E, 26E, 27E, and 28E
     The Classes entitled to vote shall have accepted the Plan if (i) the Holders of at least two-thirds in dollar amount of the Allowed Claims actually voting in each such Class, as applicable, have voted to accept the Plan and (ii) the Holders of more than one-half in number of the Allowed Claims actually voting in each such Class, as applicable, have voted to accept the Plan. Assuming the requisite acceptances are obtained, the Debtors intend to seek Confirmation of the Plan at the Confirmation Hearing scheduled on                           , 2006 at       a.m./p.m. central time, before the Bankruptcy Court. Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by at least one Class of Claims that is Impaired under the Plan. Notwithstanding the foregoing, the Debtors will seek Confirmation of the Plan under Section 1129(b) of the Bankruptcy Code with respect to any Impaired Classes presumed to reject the Plan, and reserve the right to do so with respect to any other rejecting Class or to modify the Plan.
     The Bankruptcy Court has established                           , 2005 (the “Record Date”) as the date for determining which Holders of Claims and Interests are eligible to vote on the Plan. Ballots will be mailed to all registered Holders of Claims or Interests as of the Record Date that are entitled to vote to accept or reject the Plan. An appropriate return envelope will be included with your Ballot, if necessary. Beneficial Holders of Claims or Interests who receive a return envelope addressed to their bank, brokerage firm, or other nominee (or its agent) (each, a “Nominee”) should allow sufficient time for their votes to be received by the Nominee and processed on a Master Ballot before the Voting Deadline, as defined below.
     The Debtors have engaged Poorman-Douglas Corporation as their Solicitation Agent to assist in the voting process. The Solicitation Agent will answer questions, provide additional copies of all materials, and oversee the voting tabulation. The Solicitation Agent will also process and tabulate ballots for each Class entitled to vote to accept or reject the Plan. The Solicitation Agent is located at the following addresses:

If by U.S. Mail:	If by courier/hand delivery:

Poorman-Douglas Corporation	Poorman-Douglas Corporation
UAL Balloting	UAL Balloting
P.O. Box 4349	10300 SW Allen Boulevard
Portland, Oregon 97208-4349	Beaverton, Oregon 97005
     If you have any questions on voting procedures, please call the Solicitation Agent at the following toll free number: (877) 752-5527.
     TO BE COUNTED, YOUR BALLOT (OR MASTER BALLOT OF YOUR NOMINEE HOLDER, IF APPLICABLE) INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED BY THE SOLICITATION AGENT NO LATER THAN 4:00 P.M., PREVAILING PACIFIC TIME, ON [                    ], 2005 (THE “VOTING DEADLINE”), UNLESS THE DEBTORS EXTEND THE VOTING DEADLINE. ANY EXECUTED BALLOT OR COMBINATION OF BALLOTS REPRESENTING CLAIMS OR INTERESTS IN THE SAME CLASS HELD BY THE SAME HOLDER THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR THAT INDICATES BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE PLAN. ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE MAY NOT BE COUNTED IN THE SOLE DISCRETION OF THE DEBTORS.
     THE DEBTORS BELIEVE THAT THE PLAN IS IN THE BEST INTEREST OF ALL OF THEIR CREDITORS. THE DEBTORS RECOMMEND THAT ALL HOLDERS OF CLAIMS AGAINST, AND INTERESTS IN, THE DEBTORS WHOSE VOTES ARE BEING SOLICITED SUBMIT BALLOTS TO ACCEPT THE PLAN.

KIRKLAAND & ELLIS—CONFIDENTIAL, FOR DISCUSSION ONLY
Subject to Rule 408 of the Federal Rules of Evidence. Not admissible in any Court Proceedings.
Subject to Material Change
Draft As of: 6:12 AM on 9/2/2005
ARTICLE II.
GENERAL INFORMATION
     UAL Corporation, UAL Loyalty Services, LLC, Ameniti Travel Clubs, Inc., Mileage Plus Holdings, Inc., Mileage Plus Marketing, Inc., MyPoints.com, Inc., Cybergold, Inc., itarget.com, inc., MyPoints Offline Services, Inc., UAL Company Services, Inc., Four Star Leasing, Inc., Air Wis Services, Inc., Air Wisconsin, Inc., Domicile Management Services, Inc., UAL Benefits Management, Inc., United BizJet Holdings, Inc., BizJet Charter, Inc., BizJet Fractional, Inc., BizJet Services, Inc., United Air Lines, Inc., Kion Leasing, Inc., Premier Meeting and Travel Services, Inc., United Aviation Fuels Corporation, United Cogen, Inc., Mileage Plus, Inc., United GHS, Inc., United Worldwide Corporation and United Vacations, Inc. (collectively, the “Debtors”) submit this Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code, for use in the solicitation of votes on the Plan dated September 7, 2005 which was filed with the Bankruptcy Court, a copy of which is attached as Appendix A hereto.
     This Disclosure Statement sets forth certain information regarding the Debtors’ prepetition history, significant events that have occurred during the Chapter 11 Cases, and the anticipated reorganization and post-reorganization operations and financing of the Reorganized Debtors. This Disclosure Statement also describes the terms and provisions of the Plan, including certain alternatives to the Plan, certain effects of Confirmation of the Plan, certain risk factors associated with securities to be issued under the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the Confirmation process and the Voting Procedures that Holders of Claims must follow for their votes to be counted.
     FOR A DESCRIPTION OF THE PLAN AND VARIOUS FACTORS TO BE CONSIDERED PERTAINING TO THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST, AND INTERESTS IN, THE DEBTORS, PLEASE SEE ARTICLE IV AND ARTICLE VI.
     THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, CERTAIN STATUTORY PROVISIONS, CERTAIN DOCUMENTS RELATED TO THE PLAN, CERTAIN EVENTS IN THE DEBTORS’ CHAPTER 11 CASES, AND CERTAIN FINANCIAL INFORMATION. ALTHOUGH THE DEBTORS BELIEVE THAT SUCH SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS’ MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS DO NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.
A. Description of UAL’s Business
     1. Corporate Structure
     As mentioned above in ARTICLE I, the Debtors consist of UAL, a Delaware corporation, United, a Delaware corporation, and the 26 other direct and indirect wholly-owned subsidiaries named above. Five other direct and indirect wholly-owned subsidiaries were not included in the Debtors’ Chapter 11 Cases: United Air Lines Ventures, Inc.; Four Star Insurance Co. Ltd.; ULS Ventures, Inc.; Kion de Mexico, S.A. de C.V.; and Covia LLC. Each of these non-filing entities is continuing normal business operations. The Debtors also have minority equity interests in a number of non-wholly owned subsidiaries, none of which are included in the Debtors’ Chapter 11 petitions for relief. Included in the Plan Supplement as Exhibit 30 are three organizational charts of UAL and its subsidiaries. The first chart shows the Debtors’ corporate structure as of the Petition Date. The second chart shows the Debtors’ corporate structure as of the date that this Disclosure Statement is filed. The third chart shows the Debtors’ proposed post-Effective Date corporate structure.
     2. The Debtors’ Business
          a. Introduction
     United is one of the largest scheduled passenger airlines in the world. In 2004, United flew approximately 115 billion mainline revenue passenger miles and carried approximately 71 million passengers on more than 1,500 daily departures to more than 120 destinations in 26 countries and two U.S. territories. Operating revenues attributed to the North American segment were $10.5 billion in 2004, $10.0 billion in 2003 and $10.4 billion in 2002. Operating revenues attributed to international segments were $5.1 billion in 2004, $4.2 billion in 2003, and $4.7 billion in 2002. Through the first six months of 2005, operating revenues were $8.3 billion. Operating revenues for the first six months of 2005 attributable to the North American segment were $5.1 billion. $2.8 billion is attributable to international segments.6 In 2004, United added a new low-fare brand, called Ted, designed to serve select leisure markets to more effectively compete with low-fare carriers.
     The Debtors have entered into a number of bilateral and multilateral alliances with other airlines to provide their customers more choices and to participate in markets worldwide that the Debtors do not serve directly. These collaborative marketing arrangements typically include one or more of the following features: joint frequent flyer participation; code sharing of flight operations (whereby one carrier’s flights can be marketed under the two-letter airline designator code of another carrier); coordination of reservations, baggage handling, and flight schedules; and other resource-sharing activities.
     The most significant of the Debtors’ alliances is Star Alliance. Star Alliance was co-founded in 1997 by the Debtors as the first truly global airline alliance to offer customers global reach and a smooth travel experience. The members are Air Canada, Air New Zealand, ANA, Asiana Airlines, Austrian, bmi, LOT Polish Airlines, Lufthansa, Scandinavian Airlines, Singapore Airlines, Spanair, TAP Portugal, Thai Airways International, United, US Airways and VARIG Brazilian Airlines. Today, the current member carriers offer more than 15,000 daily flights to 795 destinations in 139 countries.
     Recently, Star Alliance was named the world’s best airline alliance by independent research conducted by SkyTrax. This comes as part of the 2005 World Airline Awards and is also the second time in three years that the alliance has been given this honor. Winning this award strengthens Star Alliance’s commitment in further improving the travel experience for customers. Future growth for Star Alliance includes the expansion of the network to approximately 846 destinations in 151 countries, through the future integration of South African Airways and SWISS in 2006. Lastly, the Star Alliance continues to extend its product and customer advantages through initiatives such as interline electronic ticketing links between all member carriers and co-location projects at key airports such as the new Bangkok airport, London — Heathrow, Paris — Charles De Gaulle, and Tokyo — Narita.
     Within North America, United also offers a network of connecting flights through its contractual arrangements with regional U.S. carriers operating under the brand name “United Express.” United

[6]	The remaining $0.4 billion is attributable to the UAL Loyalty Services segment, as described below.

Express offers one-stop check-in, advance seat assignments, and miles flown on United Express receive full credit in the “Mileage Plus” frequent flyer program. United Express has approximately 2,000 scheduled daily departures to over 150 destinations. Together, United and United Express serve more than 200 worldwide destinations and offer more than 3,400 daily departures. In 2004, United added two additional United Express partners, Chautauqua Airlines and Shuttle America, to United’s regional carrier network which includes Skywest Airlines, Air Wisconsin Airlines Corporation (“AWAC”), Trans States Airlines (“Trans State”) and Mesa Airlines (“Mesa”). In August 2004, United terminated its partnership with Atlantic Coast Airlines (“ACA”), and in 2005 United will be adding aircraft provided by GoJet, a sister company to Trans States. In 2006 United will terminate its flying partnership with AWAC. In addition, United recently announced an agreement with Colgan Air to start providing United Express service.
     In February 2004, United launched the first phase of Ted in Denver to eight destinations. Today, Ted provides service from all of United’s hubs to 14 destinations in the U.S. (including Chicago Midway) and 2 in Mexico. Ted operates over 200 daily departures with a fleet of 47 Airbus A320 aircraft. On March 3, 2005, United announced that it plans to expand its Ted fleet of aircraft from 47 to 56 aircraft by converting nine mainline Airbus A320 aircraft to the Ted configuration. The new Ted aircraft will provide additional service out of Ted’s hubs in Denver, Washington Dulles, and Chicago O’Hare to markets in Florida, Mexico, the Caribbean and between Phoenix and Los Angeles.
     UAL reports its results through five reporting segments: North America, the Pacific, the Atlantic, Latin America, and UAL Loyalty Services. United’s network provides comprehensive transportation service within its North American segment and to international destinations within its Pacific, Atlantic, and Latin American segments. Each of these reporting segments is described in further detail below.
     North America. As of December 31, 2004, United served approximately 86 destinations throughout North America and operated hubs in Chicago, Denver, Los Angeles, San Francisco, and Washington, D.C. United’s North American operations, including United Express, accounted for 64% of the Debtors’ operating revenues in 2004.
     Pacific. United serves the Pacific from its U.S. gateway cities of Chicago, Honolulu, Los Angeles, New York, San Francisco, and Seattle. United provides nonstop service to Beijing, Hong Kong, Nagaya, Osaka, Seoul, Shanghai, Sydney, and Tokyo. United also provides direct service to Bangkok, Ho Chi Minh City, Melbourne (Australia), Singapore, and Taipei. On March 26, 2005, United launched service between San Francisco and Nagoya, Japan. In 2004, United’s Pacific operations accounted for 16% of the Debtors’ operating revenues.
     Atlantic. Washington, D.C. is United’s primary gateway to Europe, serving Amsterdam, Brussels, Frankfurt, London, Munich, Zurich, and Paris. Chicago is United’s secondary gateway to Europe, with nonstop service to and from Amsterdam, Frankfurt, London, and Paris. United also provides nonstop service between San Francisco and each of Paris, London, and Frankfurt, and between London and each of Los Angeles and New York. Beginning in June 2005, United also began service between Chicago and Munich. In addition, United provides seasonal service between Chicago and Bermuda. In 2004, United’s Atlantic operations accounted for 12% of the Debtors’ operating revenues.
     Latin America. United serves Latin America from its five hubs and provides nonstop service to Aruba, Buenos Aires, Cancun, Cozumel, Guatemala City, Mexico City, Montego Bay, Puerto Vallarta, Punta Cana, San Jose (Costa Rica), San Jose Del Cabo, San Juan (Puerto Rico), San Salvador, Sao Paulo, St. Maarten, St. Thomas (U.S. Virgin Islands), and Zihuatanejo/Ixtapa. United also provides direct service to Rio de Janeiro (via Sao Paulo) and Montevideo (via Buenos Aires). In 2004, United’s Latin American operations accounted for almost 3% of the Debtors’ operating revenues.

     UAL Loyalty Services. For financial reporting purposes, the “UAL Loyalty Services” segment relates to the Debtors’ non-core marketing businesses (and relates to operations provided by UAL Loyalty Services, LLC, MyPoints.com, Inc., and Ameniti Travel Clubs, Inc.). This segment operates substantially all United-branded travel distribution and customer loyalty e-commerce activities, such as united.com. In addition, this segment includes certain aspects of the Mileage Plus frequent flyer program, including sales of miles, member relationships, communications, and account management. This segment also includes certain other United-branded customer programs as well as the MyPoints.com online loyalty program, under which registered consumers earn points for goods and services purchased from participating vendors.
          b. Operations
     The air travel business is subject to seasonal fluctuations. The Debtors’ operations can be adversely impacted by severe weather. In addition, the Debtors’ first- and fourth-quarter results normally reflect reduced travel demand. Historically, operating results are better in the second and third quarters. From 2001 to 2003, however, the typical seasonal relationships were distorted by the events of September 11, 2001, the fear of terrorism, the Iraq war, the outbreak of Severe Acute Respiratory Syndrome, fluctuations in fuel prices, and general economic conditions. The Debtors experienced a more typical seasonal pattern of financial results in 2004 and to date in 2005.
     In addition to the Debtors’ global passenger services, there are several other important components of the Debtors’ operations.
     United Express. The Debtors’ “hub and spoke” business model calls for the transportation of large numbers of passengers on generally long-haul flights using larger-capacity aircraft, but it is not profitable for the Debtors’ mainline fleet to fly everywhere. As a result, the Debtors’ mainline flights are supplemented by flights transporting small numbers of passengers on generally short-haul flights using small aircraft. Generally, these “feeder” flights are outsourced to regional air carriers. These regional carriers fly regional jet and turbo-prop aircraft owned by the regional carrier but operating under United’s reservation code and under the brand name “United Express.” Passengers flying in United Express aircraft make reservations and purchase tickets through United (with all revenue accruing to United), and United subsequently pays the regional carrier a fee. The fee has two components: reimbursement of the carrier’s costs per flight between specified city pairs; and a variable portion based on the carriers’ monthly operating performance against certain objective standards.
     United Cargo. United Cargo offers both domestic and international shipping through a variety of services including Small Package Delivery, T.D. Guaranteed®, First Freight, International Freight, and Global SP. Freight accounts for approximately 77% of United Cargo’s shipments, with mail accounting for the remaining 23%. During 2004, United Cargo accounted for 4% of the Debtors’ revenues by generating over $704 million in freight and mail revenue, a 12% increase versus 2003. Since United Cargo is not a separate reporting segment, cargo revenues are allocated to the North America, Pacific, Atlantic and Latin America reporting segments of the Debtors. The majority of United Cargo revenues are earned in the international segments of the Debtors’ operations.

     Fuel. Fuel is United’s second largest cost behind labor. United’s fuel costs and consumption for the years 2004, 2003, and 2002 were as follows:

	2004	2003	2002
Gallons consumed (in millions)	2,349	2,202	2,458
Average price per gallon, including tax and hedge impact	$1.25	$0.94	$0.78
Cost (in millions)	$2,943	$2,072	$1,921
     The price and availability of jet fuel significantly affects the Debtors’ operations. In addition to being at high levels, oil prices continue to see large swings in both intra-day trading and over time. This phenomenon is well-illustrated by the fact that oil prices rose to historic highs in mid-October 2004, fell by several dollars during December 2004, and then steadily built up again to hit new record highs in August 2005. The prices of crude oil and jet fuel have both recently been at all-time highs, reaching, for example, $68.94 per barrel of crude oil and $2.323 per gallon of jet fuel on August 31, 2005. Moreover, every $1.00 increase in the price of a barrel of oil increases the Debtors’ annual fuel expenses by approximately $60 million. The lack of useable excess supply to meet demand, coupled with speculation by investors in the commodities futures markets, have been key components of this volatility.
     A significant rise in crude oil prices was the primary reason that the Debtors’ fuel expense increased $871 million in 2004 over the Debtors’ 2003 fuel costs and that operating expenses attributable to aircraft fuel costs were 36 percent higher in the first half of 2005 than in the first half of 2004. Due to the highly competitive nature of the airline industry, the Debtors’ ability to pass on increased fuel costs to their customers in the form of higher ticket prices has been limited.
     To ensure adequate supplies of fuel and to provide a measure of control over fuel costs, the Debtors arrange to have fuel shipped on major pipelines and store fuel close to their major hub locations. Although the Debtors do not currently anticipate a significant reduction in the availability of jet fuel, a number of factors make predicting fuel prices and fuel availability difficult, including increased world demand due to the improving global economy, geopolitical uncertainties in oil-producing nations, threats of terrorism directed at oil supply infrastructure, and changes in relative demand for other petroleum products that may impact the quantity and price of jet fuel produced from period to period.
     On September 19, 2003, the Bankruptcy Court approved a Jet Fuel Supply Agreement (the “Fuel Supply Agreement”) with Morgan Stanley Capital Group Inc. (“Morgan Stanley”). Under the Fuel Supply Agreement, Morgan Stanley will supply jet fuel to the Debtors and maintain minimum levels of fuel inventory for the Debtors at various airports for a term of three years, with a two-year renewal period. In connection with this arrangement, Morgan Stanley has subleased certain of the Debtors’ terminaling and throughput agreements for storage of jet fuel at the airports. The Debtors have also assigned to Morgan Stanley certain third-party sale agreements, bulk supply agreements, and local supply agreements. In addition, the Debtors transferred their historic capacity on common carrier pipelines to Morgan Stanley pursuant to an agency agreement. This arrangement allows the Debtors to meet their jet fuel needs, while lowering their working capital requirements for fuel.
     During the second quarter of 2004, the Debtors began to implement a strategy to hedge a portion of their price risk related to projected jet fuel requirements, primarily using collar options which involved the purchase of fuel call options with the simultaneous sale of fuel put options with identical expiration dates. As of June 30, 2005, the Debtors had hedged approximately 8% of their remaining 2005 projected fuel requirements at an average price of $1.24 per gallon, excluding taxes. The Debtors currently have hedges in place through December 31, 2005. The fair market value of the Debtors’ designated hedge position was approximately $21 million as of June 30, 2005 and is included in other comprehensive income. The Debtors expect that this entire amount, to the extent it remains effective, will be recognized into earnings within the next six months as a reduction to fuel expense. The Debtors plan to continue to hedge future fuel purchases as circumstances and market conditions allow.
     Insurance. United carries hull and liability insurance of a type customary in the air transportation industry, in amounts deemed adequate, covering passenger liability, public liability, and damage to aircraft and other physical property. Since the September 11, 2001 terrorist attacks, United’s premiums have increased significantly. Additionally, after September 11, 2001, commercial insurers cancelled United’s liability insurance for losses resulting from war and associated perils (terrorism, sabotage, hijacking, and other similar events), but United obtained replacement coverage through the federal government.
     The Homeland Security Act, which became effective in February 2003, mandated the Federal Aviation Administration (“FAA”) to provide third-party, passenger and hull war-risk insurance to commercial air carriers through August 31, 2003, and permitted such coverage to be extended to December 31, 2004. The Consolidated Appropriations Act 2005, signed into law on December 8, 2004, extended this war risk insurance to commercial air carriers through August 31, 2005, which was subsequently extended until December 31, 2005. Should the government discontinue this coverage, obtaining comparable coverage from commercial underwriters could result in substantially higher premiums and more restrictive terms, if it is available at all.
     United also maintains other types of insurance such as property, directors and officers, cargo, automobile, and the like, with limits and deductibles that are standard within the industry. These premiums also have risen substantially since September 11, 2001.
          c. Competition
     The domestic airline industry is highly competitive and volatile. In domestic markets, new and existing carriers deemed fit by the Department of Transportation (the “DOT”) are free to initiate service between any two points in the U.S. United’s domestic competitors are primarily the other U.S. airlines, a number of which are low-fare carriers, commonly known as LCCs, which have significantly lower cost structures than United’s, and, to a lesser extent, other forms of transportation.
     United faces significantly more domestic competition now than it did in the past. This increase is largely attributable to the growth of LCCs, whose share of domestic passengers is now over 30 percent. Accordingly, in excess of 75 percent of United’s domestic revenue is now exposed to LCCs, which is double the percentage from a decade ago. United anticipates that competition from LCCs and other U.S. airlines will continue to intensify in the future.
     Domestic pricing decisions are largely affected by the need to meet competition from other U.S. airlines. Fare discounting by competitors historically has had a negative effect on United’s financial results because United generally finds it necessary to match competitors’ fares to maintain passenger traffic. Periodic attempts by United and other network airlines to raise fares have often failed due to lack of competitive matching by LCCs. Because of vastly different cost structures, low-ticket prices that generate a profit for an LCC usually have a negative effect on United’s financial results. The introduction of Ted by United in early 2004 is designed to provide United with a lower-cost operation in selected leisure markets, under which United can be more economically competitive with its LCC rivals.
     In its international networks, United competes not only with U.S. airlines but also with foreign carriers. United’s competition on specified international routes is subject to varying degrees of governmental regulations (see “Industry Regulation” below). As the U.S. is the largest market for air travel worldwide, United’s ability to generate U.S. originating traffic from its integrated domestic route systems provides United with an advantage over non-U.S. carriers. Foreign carriers are prohibited by U.S. law from carrying local passengers between two points in the U.S., and United experiences comparable restrictions in foreign countries. In addition, U.S. carriers are often constrained from carrying passengers to points beyond designated international gateway cities due to limitations in air service agreements or restrictions imposed unilaterally by foreign governments. To compensate for these structural limitations, U.S. and foreign carriers have entered into alliances and marketing arrangements that allow the carriers to feed traffic to each other’s flights.
          d. Industry Regulation
     Domestic Regulation. All carriers engaged in air transportation in the U.S. are subject to regulation by the DOT. Among its responsibilities, the DOT has authority to issue certificates of public convenience and necessity for domestic air transportation (and no air carrier, unless exempted, may provide air transportation without a DOT certificate of public convenience and necessity), grant international route authorities, approve international code share agreements, regulate methods of competition, and enforce certain consumer protection regulations, such as those dealing with advertising, denied boarding compensation and baggage liability. United operates under a certificate of public convenience and necessity issued by the DOT. This certificate may be altered, amended, modified, or suspended by the DOT if public convenience and necessity so require, or may be revoked for intentional failure to comply with the terms and conditions of the certificate.
     Airlines are also regulated by the FAA, a division of the DOT, primarily in the areas of flight operations, maintenance, and other safety and technical matters. The FAA has authority to issue air carrier operating certificates and aircraft airworthiness certificates, prescribe maintenance procedures, and regulate pilot and other employee training, among other responsibilities. From time to time, the FAA issues rules that require air carriers to take certain actions, such as the inspection or modification of aircraft and other equipment, that may cause United to incur substantial, unplanned expenses. United is also subject to inquiries by these and other U.S. and international regulatory bodies.
     The airline industry is also subject to various other federal, state, and local laws and regulations. The Department of Homeland Security has jurisdiction over virtually all aspects of civil aviation security. See “Recent Domestic Legislation” below. The Department of Justice has jurisdiction over certain airline competition matters. The U.S. Postal Service has authority over certain aspects of the transportation of mail. Labor relations in the airline industry are generally governed by the Railway Labor Act.
     In addition, access to landing and take-off rights, or “slots,” at three major U.S. airports and certain foreign airports served by United are subject to government regulation. The FAA has designated John F. Kennedy International Airport (“JFK”) and LaGuardia Airport (“La Guardia”) in New York, and Ronald Reagan Washington National Airport in Washington, D.C., as “high density traffic airports” and has limited the number of departure and arrival slots at those airports. Slot restrictions at O’Hare International Airport in Chicago (“O’Hare”) were eliminated in July 2002 and are slated to be eliminated at JFK and LaGuardia by 2007. From time to time, the elimination of slot restrictions has impacted United’s operational performance and reliability. To address congestion concerns and delays at O’Hare, United and American Airlines reached an agreement with the FAA in January 2004 to reduce each of their flight schedules at O’Hare. Furthermore, United reduced its schedule at O’Hare beginning February 2004 between the peak hours of 1:00 p.m. and 8:00 p.m. In addition, effective March 2004, United again depeaked its flight schedule by 5%. Subsequently, United, American Airlines, and certain other carriers complied with the FAA’s request to further depeak afternoon operations at O’Hare resulting in a slight reduction in operations overall beginning in November 2004. On July 18, 2005 the FAA issued an order to show cause why the current operating restrictions at O’Hare should not remain in place through April,

2006. The FAA has initiated a formal rulemaking process to address O’Hare congestion after April, 2006.
     Recent Domestic Legislation. Since September 11, 2001, aviation security has been and continues to be a subject of frequent legislative action, requiring changes to United’s security processes and increasing the economic cost of security procedures at United. The Aviation and Transportation Security Act (the “Aviation Security Act”), enacted in November 2001, has had wide-ranging effects on United’s operations. The Aviation Security Act makes the federal government responsible for virtually all aspects of civil aviation security, creating a new Transportation Security Administration (“TSA”), which is a part of the Department of Homeland Security pursuant to the Homeland Security Act of 2002. Under the Aviation Security Act, substantially all security screeners at airports are now federal employees and significant other aspects of airline and airport security are now overseen by the TSA. Pursuant to the Aviation Security Act, funding for airline and airport security is provided in part by a passenger security fee of $2.50 per flight segment (capped at $10.00 per round trip), which is collected by the air carriers and remitted to the government. In addition, air carriers are required to submit to the government an additional security fee equal to the amount the air carrier paid for screening passengers and property in 2000.
     On April 16, 2003, the Emergency Wartime Supplemental Appropriations Act was signed into law. The legislation included approximately $3 billion of direct compensation for U.S. airlines. Of the total, $2.4 billion compensates air carriers for lost revenues and costs related to aviation security. Additionally, passenger and air carrier security fees were suspended from June 1 through September 30, 2003, and government-provided war risk insurance was extended for one year to August 2004. The Consolidated Appropriations Act 2005, signed into law on December 8, 2004, extended this war risk insurance to commercial air carriers through August 31, 2005, which was subsequently extended until December 31, 2005. It is expected that aviation security laws and processes will continue to be under review and subject to change by the federal government in the future.
     International Regulation. International air transportation is subject to extensive government regulation. In connection with United’s international services, it is regulated by both the U.S. government and the governments of the foreign countries it serves. In addition, the availability of international routes to U.S. carriers is regulated by treaties and related aviation agreements between the U.S. and foreign governments, and in some cases, fares and schedules require the approval of the DOT and/or the relevant foreign governments.
     Historically, access to foreign markets has been tightly controlled through bilateral agreements between the U.S. and the relevant foreign country. These agreements regulate the number of markets served, the number of carriers allowed to serve the market, and the frequency of their flights. Since the early 1990s, the U.S. has pursued a policy of “Open Skies” (meaning all carriers have access to the destination), under which the U.S. government has negotiated a number of bilateral agreements allowing unrestricted access to foreign markets.
     Further, United’s ability to serve some countries and expand into certain others is limited by the absence altogether of aviation agreements between the U.S. and the relevant governments. Shifts in U.S. or foreign government aviation policies can lead to the alteration or termination of air service agreements between the U.S. and other countries. Depending on the nature of the change, the value of United’s route authorities may be enhanced or diminished.
     The U.S. and the European Commission are continuing their attempts to negotiate a single air services agreement to replace the existing bilateral agreements between the U.S. and the European Union (“EU”) member states. The European Commission has called upon the EU member states to renounce the air services agreements with the U.S. because they allegedly do not comply with EU law. To date, no EU member state has indicated a willingness to renounce its air services agreement with the U.S. If EU member states do renounce such agreements, the status of United’s existing antitrust immunity with its European partners would be in doubt because the immunity is based upon an open skies agreement between the U.S. and the applicable EU member states.
     In late 2004, the European Commission commenced a consultation process that seeks stakeholder input on the introduction of market-based mechanisms for slot allocation at EU airports. The Commission proposes to introduce a highly regulated form of secondary slot trading. The availability of such slots is not assured and the inability of United to obtain or retain needed slots could inhibit its efforts to compete in certain international markets.
     Environmental Regulations. The airline industry is subject to increasingly stringent federal, state, local, and foreign environmental laws and regulations concerning emissions to the air, discharges to surface and subsurface waters, safe drinking water, and the management of hazardous substances, oils, and waste materials. The airline industry is also subject to other environmental laws and regulations, including those that require the Debtors to remediate soil or groundwater to meet certain objectives. It is the Debtors’ policy to comply with all environmental laws and regulations, which often require expenditures. Under the federal Comprehensive Environmental Response, Compensation and Liability Act (sometimes commonly known as “Superfund”) and similar environmental cleanup laws, waste generators, and owners or facility operators, including the Debtors, can be subject to liability for investigation and remediation costs at facilities that have been identified as requiring response actions. The Debtors also conduct voluntary remediation actions. Such cleanup obligations arise from, among other circumstances, the operation of fueling facilities and primarily involve airport sites.
     Two other regulatory programs that will require an expenditure of capital costs in the next few years are: (1) petroleum storage upgrades required to comply with recent changes to the Spill Prevention Countermeasures and Control law; and (2) new California regulations and/or an industry-wide voluntary agreement, reducing air emissions from ground support equipment utilized in California.
     The Debtors are subject to known and potential environmental cleanup Claims and obligations at current and former operating locations. Such Claims and obligations arose from, among other circumstances, past discharges from fueling facilities. Among known Claims, there is litigation among United, American Airlines, and other companies concerning the responsibility for payment of certain cleanup costs for groundwater and soil contamination at JFK. The litigation is currently stayed because of the Chapter 11 Cases, and may be addressed through adjudication by the Bankruptcy Court. In addition, in accordance with a June 1999 order issued by the California Regional Water Quality Control Board (“CRWQCB”), United, along with most of the other tenants of the San Francisco International Airport, has been investigating potential environmental contamination at the airport and conducting certain remediation. Among these projects is investigation and remediation at United’s San Francisco Maintenance Center. This project is being conducted in accordance with CRWQCB approvals. In addition to the matters discussed above, from time to time the Debtors become aware of potential non-compliance with environmental regulations that have been identified either by the Debtors (through their internal environmental compliance auditing program) or by a governmental entity. In some instances, these matters could potentially become the subject of an administrative or judicial proceeding and could potentially involve material monetary penalties of $100,000 or more.
          e. Employees
     As of June 30, 2005, the Debtors had approximately 59,000 active employees, of which approximately 80% are represented by various labor organizations.

     The employee groups, number of employees, labor organization, and current contract status for each of United’s collective bargaining groups, as of June 30, 2005, were as follows:

	Number of		Contract Open for
Employee Group	Employees	Union	Amendment
Pilots	6,420	ALPA	January 1, 2010
Flight Attendants	14,868	AFA	January 8, 2010
Mechanics and Related	6,138	AMFA	January 1, 2010
Public Contact Employees/Ramp & Stores/Food Service Employees/Security Officers/Maintenance Instructors/Fleet Technical Instructors	18,350	IAM	January 1, 2010
Dispatchers	160	PAFCA	January 1, 2010
Meteorologists	19	TWU	January 1, 2010
Engineers	292	IFPTE	Negotiating Initial Contract
     Collective bargaining agreements (“CBAs”) are negotiated under the Railway Labor Act, which governs labor relations in the transportation industry, and typically do not contain an expiration date. Instead, they specify an amendable date, upon which the CBA is considered “open for amendment.” Prior to the amendable date, neither party is required to agree to modifications to the CBA. Nevertheless, nothing prevents the parties from agreeing to start negotiations or to modify the CBA in advance of the amendable date. Contracts remain in effect while new CBAs are negotiated. During the negotiating period, both the Debtors and the negotiating union are required to maintain the status quo.
     For additional information about the Debtors’ business operations, please refer to UAL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and UAL’s Quarterly Reports on Form 10-Q for the first quarter ending March 31, 2005 and the second quarter ending June 30, 2005 and any other recent UAL Annual and Quarterly Report. These filings are available by visiting the Securities and Exchange Commission’s website at http://www.sec.gov or the Debtors’ website at http://www.ual.com.
B. Existing Capital Structure of the Debtors
     1. UAL
          a. Aircraft-Related Guarantees
     In connection with United’s financing of 22 Boeing 757s and one Boeing 737 through U.S. leveraged leases (“USLLs”), UAL guaranteed United’s obligations. Also, in connection with UAL’s acquisition of Air Wisconsin in 1992, UAL guaranteed Air Wisconsin’s obligations for nine regional aircraft. The aggregate amount of asserted Claims based on such guarantees is approximately $828 million. The Debtors, however, anticipate that the aggregate amount of such Claims that will be allowed will be less and the Debtors reserve all rights with respect to such Claims.
          b. Serial Preferred Stock
     As of December 31, 2004, UAL had outstanding 3,203,177 depositary shares, each representing 1/1000 of one share of Series B 12 1/4% preferred stock (the “Old Series B Preferred Stock” or an “Old Series B Preferred Share”), with a liquidation preference of $25 per depositary share ($25,000 per Old Series B Preferred Share) and a stated capital of $0.01 per Old Series B Preferred Share. Under its terms, any portion of the Old Series B Preferred Stock or the depositary shares is redeemable for cash after July

11, 2004, at UAL’s option, at the equivalent of $25 per depositary share, plus accrued dividends. The Old Series B Preferred Stock is not convertible into any other securities, has no stated maturity and is not subject to mandatory redemption.
     The Old Series B Preferred Stock ranks senior to all other preferred and common stock outstanding, except the TOPrS Preferred Securities, as to receipt of dividends and amounts distributed upon liquidation. The Old Series B Preferred Stock has voting rights only to the extent required by law and with respect to charter amendments that adversely affect the preferred stock or the creation or issuance of any security-ranking senior to the preferred stock.
     On September 30, 2002, UAL announced that it was suspending the payment of dividends on the Old Series B Preferred Stock. As a result of the Chapter 11 filing, UAL is no longer accruing dividends on the Old Series B Preferred Stock. The amount of dividends in arrears is approximately $27 million as of June 30, 2005.
          c. ESOP and Employee/Independent Director Preferred Stock
     In July 1994, the stockholders of UAL approved a plan of recapitalization that provided an approximately 55% equity and voting interest in UAL to certain employees of United, in exchange for wage concessions and work-rule changes. As part of the recapitalization, UAL’s stockholders also approved an elaborate governance structure, which was set forth principally in UAL’s prior restated certificate of incorporation (the “Old UAL Charter”) and the employee stock ownership plans (the “ESOPs”). Among other matters, the revised governance structure provided that UAL’s board of directors (the “Old UAL Board”) was to consist of five public directors, four independent directors, and three employee directors.
     Under the ESOPs, an aggregate of 17,675,345 shares of Old Class 1 and Class 2 Preferred Stock were allocated to individual employee accounts from 1994 to 2000. The Old Class 1 and Class 2 Preferred Stock represented the employees’ equity interest in UAL. Each share of Old Class 1 and Class 2 Preferred Stock was convertible into four shares of Old UAL Common Stock. Because the shares of Old Class 1 and Class 2 Preferred Stock were convertible into shares of freely tradable Old UAL Common Stock, Old Class P, M, and S Preferred Stocks (the “Voting Preferred Stock”) were established to provide a fixed level of voting power to the ALPA, IAM, and SAM employee groups participating in the ESOPs. In the aggregate, 17,675,345 shares of Voting Preferred Stock were issued from 1994 to 2000. The Voting Preferred Stock had a par value and liquidation preference of $0.01 per share. The stock was not entitled to receive any dividends and was convertible into .0004 shares of Old UAL Common Stock.
     To effectuate the election of independent and employee directors to the Old UAL Board, the Old Class Pilot, Old Class IAM, Old Class SAM, and Old Class I Junior Preferred Stocks (collectively the “Director Preferred Stocks”) were established. One share each of Old Class Pilot and Old Class IAM Preferred Stock was authorized and issued, respectively, to the United Airlines master executive councils of ALPA and IAM 141. Three shares of Old Class SAM Preferred Stock and four shares of Old Class I Junior Preferred Stock were issued on December 31, 2002 to the persons designated by the SAMs pursuant to the terms of a stockholders agreement and to UAL’s independent directors respectively. Each of the Director Preferred Stocks has a par value and liquidation preference of $0.01 per share. The Holders of the Old Class Pilot Preferred Stock, the Old Class IAM Preferred Stock, and the Old Class SAM Preferred Stock are each entitled to vote as a separate class to elect one director to the Old UAL Board. The Director Preferred Stocks are not entitled to receive any dividends and are non-transferable.

     The Voting Preferred Stock represented approximately 55% of the aggregate voting power until “Sunset,” even though the Old UAL Common Stock issuable upon conversion from time to time represented more or less than 55% of the fully diluted Old UAL Common Stock. Sunset occurred when the Old UAL Common Stock issuable upon conversion of Old Class 1 and Class 2 Preferred Stock, plus (i) all other Old UAL Common Stock held by all other Debtor-sponsored employee benefit plans and (ii) all available unissued Old Class 1 and Class 2 Preferred Stock held in the ESOPs, in the aggregate, fell to below 20% of the aggregate number of shares of common equity and all available unissued Old Class 1 and Class 2 Preferred Stock of UAL. As a result of certain sales of Old UAL Common Stock by State Street Bank & Trust (“State Street”), an independent fiduciary for the ESOPs, employee ownership was reduced to less than 20% on March 7, 2003, thus triggering Sunset.
     Upon the occurrence of Sunset, the 55% voting power of the ESOPs represented by the Voting Preferred Stock was reduced to the actual percentage represented by the outstanding Old Class 1 and Class 2 Preferred Stock held by the ESOPs on an as-converted basis. In addition, the provisions in the Old UAL Charter with respect to the following matters became inoperative: (i) the qualification, nomination, and vacancy of public and independent directors; (ii) the special super-majority voting provisions relating to, among others, charter amendments, change of control, sales of assets, dissolution, and labor-related business transactions; and (iii) the memberships, functions, and powers of various committees. Concurrently with Sunset, all shares of the Old Class I Preferred Stock were redeemed automatically. As a result of the foregoing changes, the Old UAL Board was comprised of: (a) nine Directors to be elected by the Holders of the outstanding Old UAL Common Stock, (b) one director to be elected by ALPA, (c) one director to be elected by IAM, and (d) one Director to be elected by the SAMs.
     On June 26, 2003, the ESOP was terminated following the publication of a regulation by the Internal Revenue Service (the “IRS”) that would permit the distribution of the remaining ESOP shares to plan participants without jeopardizing UAL’s ability to utilize its net operating losses. On June 28, 2004, all remaining ESOP shares were converted to Old UAL Common Stock and either distributed to participants at their request or “rolled over” to an account in their name.
          d. UAL Common Stock
     As of June 30, 2005, UAL had 116,220,959 shares of Old UAL Common Stock outstanding.
          e. TOPrS
     In December 1996, UAL Corporation Capital Trust I (the “TOPrS Trust”) completed a voluntary exchange offer to exchange its 13 1/4% Trust Originated Preferred Securities (the “TOPrS Preferred Securities”) for any and all outstanding depositary shares, each representing 1/1000 of one share of Series B 12 1/4% preferred stock. After the expiration of the exchange offer, the TOPrS Trust issued $75 million of TOPrS Preferred Securities in exchange for the 2,999,304 depository shares that were tendered in the exchange. Along with the issuance of the TOPrS Preferred Securities and the related purchase by UAL of the TOPrS Trust’s common securities, UAL issued to the TOPrS Trust $77 million aggregate principal amount of its 13 1/4% Junior Subordinated Debentures (the “TOPrS Debentures”) due 2026. The TOPrS Debentures are the sole assets of the TOPrS Trust. The interest and other payment dates on the TOPrS Debentures correspond to the distribution and other payment dates on the TOPrS Preferred Securities. Pursuant to the operative agreements of the TOPrS Trust, upon maturity or redemption of the TOPrS Debentures, the TOPrS Preferred Securities are to be redeemed on a mandatory basis. The TOPrS Debentures were redeemable at UAL’s option, in whole or in part, on or after July 12, 2004, at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest to the redemption date. Upon the repayment of the TOPrS Debentures, the proceeds thereof are to be applied to redeem the TOPrS Preferred Securities. The payment of the principal and interest on the

TOPrS Debentures is subordinate and junior to all indebtedness of UAL (unless such indebtedness by its terms is subordinate in right of payment to or pari passu with the TOPrS Debentures), but is senior to all capital stock.
     Pursuant to the operative agreements of the TOPrS Trust, UAL has the right to defer payments of interest on the TOPrS Debentures by extending the interest payment period, at any time, for up to 20 consecutive quarters. If interest payments on the TOPrS Debentures are so deferred, distributions on the TOPrS Preferred Securities also will be deferred. During any deferral, distributions will continue to accrue with interest thereon. In addition, during any such deferral, UAL may not declare or pay any dividend or other distribution on, or redeem or purchase, any of its capital stock. The payment of distributions out of moneys held by the TOPrS Trust is guaranteed by UAL on a subordinated basis to the extent not paid by the TOPrS Trust but only to the extent that UAL has made a payment to the trustee of principal and interest on the TOPrS Debentures deposited in the TOPrS Trust as trust assets. UAL’s guaranty of the TOPrS Trust’s obligations under the TOPrS Preferred Securities constitutes an unsecured obligation of UAL that is subordinate and junior in right of payment to all other liabilities of UAL (except obligations made pari passu or subordinate by their terms) but is senior to all capital stock issued by UAL.
     As a result of the Chapter 11 filing, UAL is no longer making interest payments on the TOPrS Debentures. As a result, the TOPrS Trust no longer has the funds available to pay distributions on the TOPrS Preferred Securities and stopped accruing and paying such dividends in October 2002.
2. United
          a. Secured Aircraft Financing
     As of the Petition Date, United operated a fleet of 567 aircraft, approximately 95 of which had been unencumbered and thus became pledged to the Debtors’ debtor-in-possession financing lenders (the “DIP Lenders”) to secure its debtor-in-possession credit facilities. 7 463 aircraft and related engines in United’s fleet (the “Section 1110 Fleet”) were leased or financed and eligible for Section 1110 protection and consist of the following array of model types: 8

Aircraft Type	Number
Boeing 737-500	29
Boeing 737-300	91
Boeing 757-200	69
Boeing 767-300	30
Boeing 777-200A	21
Boeing 777-200B	37
Boeing 747-400	36
Airbus 319	54
Airbus 320	96

Total:	463

[7]	The 567 aircraft operated by United as of the Petition Date do not include certain regional and other aircraft leased by United to Air Wisconsin and Federal Express and certain aircraft parked as of the Petition Date.

[8]	The remaining nine aircraft in United’s fleet are not subject to Section 1110 of the Bankruptcy Code, as more fully described herein, and thus not subject to the same restructuring process as the other aircraft in the fleet.

     The Section 1110 Fleet was owned or leased by United pursuant to a broad variety of financing, including, without limitation, mortgages, operating leases, capital leases, single investor leases, leveraged leases, Japanese leveraged leases (“JLLs”), German leveraged leases (“GLLs”), and French leveraged leases (“FLLs”). Out of the Section 1110 Fleet, 158 aircraft served as collateral for issues of public debt, including certain pass-through certificates (“PTCs”), equipment trust certificates (“ETCs”), and enhanced equipment trust certificates (“EETCs”). The balance of the aircraft in the Section 1110 Fleet were financed or leased pursuant to private transactions. Of these private transactions, 57 aircraft were financed through JLL, GLL, or FLL cross-border financing arrangements, approximately 122 were financed by manufacturers such as Boeing, Airbus, General Electric, and Intlaero Leasing, and the remainder of the private transactions were financed through U.S. leveraged leases or other leasing and secured debt techniques. As discussed more fully below, the Debtors have downsized their Section 1110 Fleet and substantially reduced their financing costs for their remaining aircraft through refinancing.
     As of the Petition Date, an aggregate of approximately $7.0 billion in aircraft-related debt was outstanding. Of that amount, the Debtors had approximately $3.1 billion of various aircraft-backed mortgages outstanding (the “Aircraft Mortgage Notes”). There was an aggregate of approximately $44 million of unpaid interest on the aircraft-backed mortgages as of the Petition Date. In December 1997, July 2000, December 2000, and August 2001, the Debtors issued $674 million, $801 million, $1.51 billion, and $1.47 billion, respectively, of EETCs to refinance certain owned aircraft and aircraft under operating leases which are also included in the aircraft-related debt. There was an aggregate of approximately $70 million of unpaid interest on the EETCs as of the Petition Date.
          b. Senior Notes
     United issued six series of unsecured notes due between 2003 and 2021 (the “Unsecured Debentures”) pursuant to an indenture dated as of July 1, 1991, between United and The Bank of New York, as trustee:

Original Principal
Amount
Series	($ in millions)
10 1/4 % Debentures due July 15, 2021	$300.0
9 3/4 % Debentures due August 15, 2021	$250.0
9% Notes due December 15, 2003	$150.0
9 1/8 % Debentures due January 15, 2012	$200.0
10.67% Series A Debentures due May 1, 2004	$370.2
11.21% Series B Debentures due May 1, 2014	$371.0

Total:	$1,641.2
     Each of the series of Unsecured Debentures is an unsecured and unsubordinated obligation of United, which ranks pari passu with all existing senior unsecured indebtedness of United and senior to subordinated indebtedness.
     As a result of repurchases of Unsecured Debentures by United, there is currently approximately $646 million principal amount outstanding of Unsecured Debentures not held by United, and as of the Petition Date, there was an aggregate of $17.6 million of accrued and unpaid interest on the Unsecured Debentures.

          c. Municipal Bonds
     United has issued eighteen series of special facilities revenue bonds due through 2035 to finance the acquisition and construction of certain facilities in Los Angeles, San Francisco, Miami, Chicago, and certain other locations (the “Municipal Bonds”):

			Original
			Principal
			Amount
Series	Issue Date	Maturity	($ in millions)
California Statewide Communities Development Authority Special Facility Revenue Bonds, Series 1997 (United Air Lines, Inc. — Los Angeles International Airport Projects)	November 1, 1997	October 1, 2034	$190.2

California Statewide Communities Development Authority Special Facility Revenue Bonds, Series 2001 (United Air Lines, Inc. — Los Angeles International Airport Cargo Project)	April 1, 2001	October 1, 2035	$34.6

California Statewide Communities Development Authority Special Facilities Lease Revenue Bonds, 1997 Series A (United Air Lines, Inc. — San Francisco International Airport Projects)	August 1, 1997	October 1, 2033	$154.8

California Statewide Communities Development Authority Special Facilities Lease Revenue Bonds, 2000 Series A (United Air Lines, Inc. — San Francisco International Airport Terminal Projects)	November 1, 2000	October 1, 2034	$33.2

City of Chicago, Chicago O’Hare International Airport, Special Facilities Revenue Refunding Bonds (United Air Lines, Inc. Project) Series 1999A	February 1, 1999	September 1, 2016	$121.4

City of Chicago, Chicago O’Hare International Airport, Special Facilities Revenue Refunding Bonds (United Air Lines, Inc. Project) Series 1999B	February 1, 1999	April 1, 2011	$40.3

City of Chicago, Chicago O’Hare International Airport, Special Facilities Revenue Refunding Bonds (United Air Lines, Inc. Project) Series 2000A	June 1, 2000	November 1, 2011	$38.4

City of Chicago, Chicago O’Hare International Airport, Special Facilities Revenue Refunding Bonds (United Air Lines, Inc. Project) Series 2001A-1	February 1, 2001	November 1, 2035	$102.6

			Original
			Principal
			Amount
Series	Issue Date	Maturity	($ in millions)
City of Chicago, Chicago O’Hare International Airport, Special Facilities Revenue Refunding Bonds (United Air Lines, Inc. Project) Series 2001A-2	February 1, 2001	November 1, 2035	$100.0

City of Chicago, Chicago O’Hare International Airport, Special Facilities Revenue Refunding Bonds (United Air Lines, Inc. Project) Series 2001B	February 1, 2001	November 1, 2035	$49.3

City of Chicago, Chicago O’Hare International Airport, Special Facilities Revenue Refunding Bonds (United Air Lines, Inc. Project) Series 2001C	February 1, 2001	May 1, 2016	$149.4

City and County of Denver, Colorado, Special Facility Airport Revenue Bonds (United Air Lines, Inc. Project) Series 1992A	October 1, 1992	October 1, 2032	$261.4

Indianapolis Airport Authority 6.50% Special Facility Revenue Bonds, Series 1995A (United Air Lines, Inc., Indianapolis Maintenance Center Project)	June 1, 1995	November 15, 2031	$220.7

Massachusetts Port Authority Special Facility Bonds (United Air Lines, Inc. Project) Series 1999A	December 1, 1999	October 1, 2029	$80.5

Miami-Dade County Industrial Development Authority Special Facilities Revenue Bond (United Air Lines, Inc. Project) Series 2000	March 1, 2000	March 1, 2035	$32.4

New York City Industrial Development Agency Special Facility Revenue Bonds, Series 1997 (1997 United Air Lines, Inc. Project)	July 1, 1997	July 1, 2032	$34.2

Regional Airports Improvement Corporation Adjustable-Rate Facilities Lease Refunding Revenue Bonds, Issue of 1984, United Air Lines, Inc. (Los Angeles International Airport)	October 1, 1984	November 15, 2021	$25.0

RAIC Facilities Lease Refunding Revenue Bonds, Issue of 1992, United Air Lines, Inc. (Los Angeles International Airport)	October 1, 1992	November 15, 2012	$34.4
		TOTAL	$1,702.8
     As of December 31, 2004, there were approximately $1.7 billion principal amount of Municipal Bonds outstanding and, as of the Petition Date, there was an aggregate of $16.0 million of accrued and unpaid interest on the Municipal Bonds. UAL guaranteed United’s obligations under the (i) RAIC Adjustable-Rate Facilities Lease Refunding Revenue Bonds, Issue of 1984, United Air Lines, Inc. (Los

Angeles International Airport); and (ii) RAIC Facilities Lease Refunding Revenue Bonds, Issue of 1992, United Air Lines, Inc. (Los Angeles International Airport).
C. Management of the Debtors
     The current management team of UAL is comprised of highly capable professionals with substantial airline industry experience. Information regarding the executive officers of the Debtors is as follows:

Name	Position
Glenn F. Tilton	Chairman, President and Chief Executive Officer

Frederic F. Brace	Executive Vice President and Chief Financial Officer

Sara A. Fields	Senior Vice President — People

Douglas A. Hacker	Executive Vice President

Paul R. Lovejoy	Senior Vice President, General Counsel and Secretary

Peter D. McDonald	Executive Vice President and Chief Operating Officer

Rosemary Moore	Senior Vice President — Corporate and Government Affairs

Richard J. Poulton	Senior Vice President — Business Development

John P. Tague	Executive Vice President — Marketing, Sales and Revenue
     Glenn F. Tilton. Age 56. Director of UAL since 2002. Mr. Tilton has been Chairman, President, and Chief Executive Officer of UAL and United since September 2002. From October 2001 to August 2002, he served as Vice Chairman of ChevronTexaco Corporation (global energy). In addition, from May 2002 to September 2002 he served as Non-Executive Chairman of Dynegy, Inc. From February to October 2001 he served as Chairman and Chief Executive Officer of Texaco, Inc. (global energy). He previously served as President of Texaco’s Global Business Unit. He serves as a director of Lincoln National Corporation.
     Frederic F. Brace. Age 47. Mr. Brace has been Executive Vice President and Chief Financial Officer of UAL and United since August 2002. From September 2001 to August 2002, Mr. Brace served as UAL’s and United’s Senior Vice President and Chief Financial Officer. From July 1999 to September 2001, Mr. Brace had served as United’s Senior Vice President — Finance and Treasurer. From February 1998 through July 1999, he served as Vice President — Finance of United.
     Sara A. Fields. Age 62. Ms. Fields has been Senior Vice President — People of United Air Lines, Inc. since December 2002. From January to December 2002, Ms. Fields served as United’s Senior Vice President — People Services and Engagement. Ms. Fields previously served as Senior Vice President — Onboard Service of United.
     Douglas A. Hacker. Age 49. Mr. Hacker is Executive Vice President of UAL and United and he has been in this position since December 2002. From September 2001 to December 2002, Mr. Hacker served as United’s Executive Vice President and President of ULS. From July 1999 to September 2001, Mr. Hacker had served as UAL’s Executive Vice President and Chief Financial Officer and as United’s Executive Vice President Finance & Planning and Chief Financial Officer. From July 1994 to July 1999, he served as Senior Vice President and Chief Financial Officer of United.
     Paul R. Lovejoy. Age 50. Mr. Lovejoy has been Senior Vice President, General Counsel, and Secretary of UAL and United since June 2003. From September 1999 to June 2003, he was a partner with Weil, Gotshal & Manges, LLP. He previously served as Assistant General Counsel of Texaco, Inc.

     Peter D. McDonald. Age 53. Mr. McDonald has been Executive Vice President and Chief Operating Officer of United since May 2004. From October 2002 to April 2004, Mr. McDonald served as Executive Vice President — Operations. From January to September 2002, Mr. McDonald served as United’s Senior Vice President — Airport Operations. From May 2001 to January 2002, he served as United’s Senior Vice President — Airport Services. From July 1999 to May 2001, he served as Vice President — Operational Services. From July 1995 to July 1999, he served as Managing Director - Los Angeles Metro Area for United.
     Rosemary Moore. Age 54. Ms. Moore has been the Senior Vice President — Corporate and Government Affairs of United since December 2002. From November to December 2002, Ms. Moore had been the Senior Vice President — Corporate Affairs of United. From October 2001 to October 2002, she was the Vice President — Public and Government Affairs of ChevronTexaco Corporation. From June 2000 to October 2001, she was Vice President — Corporate Communications and Government Affairs of Texaco, Inc. From September 1996 to June 2000, she was an independent consultant.
     Rick Poulton. Age 40. Mr. Poulton is Senior Vice President — Business Development of United Airlines since June 2005. From March 2003 to June 2005, Mr. Poulton served as Senior Vice President — Strategic Sourcing and Chief Procurement Officer of United. He has also served as President, UAL Loyalty Services, at the time a wholly owned subsidiary of UAL Corporation, and CFO of UAL Loyalty Services prior to being named President.
     John P. Tague. Age 42. Mr. Tague has been Executive Vice President — Marketing, Sales, and Revenues of UAL and United since May 2004. From May 2003 to April 2004, Mr. Tague served as Executive Vice President — Customer of UAL and United. From 1997 to August 2002, Mr. Tague was the President and Chief Executive Officer of ATA Holdings Corp.
ARTICLE III.
THE CHAPTER 11 CASES
     On December 9, 2002, the Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. The Debtors continue to conduct their businesses and manage their properties as Debtors in Possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code. The following is a general summary of the Chapter 11 Cases including, without limitation, the events preceding the Chapter 11 filings, the stabilization of the Debtors’ operations following the Chapter 11 filings, the Debtors’ business plan, and the Debtors’ restructuring initiatives since the Chapter 11 filings.
A. Events Leading to the Chapter 11 Cases and Related Postpetition Events
     The airline industry is highly competitive and labor intensive. United’s business is highly sensitive to fuel costs, fare levels, and demand for travel. Passenger demand and fare levels are influenced by, among other things, the state of the global economy, domestic and international events, airline capacity, and pricing actions taken by carriers. Beginning in 2000, the slowing economy and decrease in high-yield business travel, among other things, caused a significant decline in United’s revenues. These declines were exacerbated by the continued increase of internet-based ticket sales, price transparency, and the resultant downward pricing pressure, as well as the increasing impact of LCCs such as Southwest Airlines Co. and JetBlue Airways. At the same time, during this period, labor costs steadily increased, reaching $7.0 billion in 2001, or 38.3% of operating expenses, largely due to the CBA with the Debtors’ pilots, amended in 2000, market-based pay increases for non-represented employees, and the expected wage increases associated with the then open CBAs with machinists, ramp workers, public contact, and other employees. In 2002, the Debtors entered into new CBAs with these employee groups that contained wage increases retroactive to mid-2000. Consequently, United’s labor costs became the highest in the industry. In addition, the terrorist attacks of September 11, 2001, had a significant, negative impact on passenger and cargo demand for air travel. Although these factors caused a sharp and sustained decline in revenues throughout the airline industry, the Debtors, who historically have enjoyed a leading position among full-fare business customers, were hit the hardest.
     As a result, the Debtors’ passenger revenues plunged from $16.9 billion in 2000 to $11.9 billion for 2002. In response to these dramatically falling revenues, the Debtors mounted an aggressive cost-cutting campaign, during which the Debtors reduced their daily flight schedule, retired their oldest aircraft, reduced planned new aircraft deliveries, significantly reduced planned non-aircraft capital spending, closed several unprofitable international stations, converted six stations to United Express, cancelled or suspended a number of major airport construction plans, closed five reservations centers, eliminated certain travel agency based commissions, negotiated trade concessions, and significantly downsized their workforce.
     In addition, the Debtors sought savings from their unionized workforce in an amount and of a duration sufficient to ward off bankruptcy. Yet, despite these measures, the Debtors were unable to obtain any meaningful out-of-court financing in the public or private capital markets. Consequently, United depleted its cash reserves at an unprecedented rate. United’s operating “cash burn” (i.e., the amount by which operating cash disbursements exceeds receipts) averaged more than $10 million per day over the fourth quarter of 2001. The Debtors’ massive cost-cutting efforts reduced this amount to $7 million per day by March 2002 and to less than $1 million per day during the second quarter of 2002. However, a stalled recovery in July 2002 resulted in approximately $7 million of operating cash burn per day during the third quarter of 2002, decreasing slightly to over $5 million a day by November 2002.
     In June 2002, United approached the Air Transportation Stabilization Board (the “ATSB”) for a $1.8 billion federal loan guarantee with a business plan contemplating capacity cuts, revenue increases, and lower labor costs. On December 4, 2002, the ATSB decided not to approve United’s proposal for a federal loan guarantee. Subsequent to the ATSB’s decision and facing approximately $875 million in debt maturities, on December 9, 2002, the Debtors filed petitions for relief under Chapter 11 of the Bankruptcy Code—the best available means to facilitate the implementation of necessary changes to their businesses and bring costs and operations in line with the current business environment.
B. Stabilization of Operations
     As of the Petition Date, all actions and proceedings against the Debtors and all acts to obtain property from the Debtors were automatically stayed under Section 362 of the Bankruptcy Code. To minimize disruption of the Debtors’ operations during the Chapter 11 Cases, the Debtors filed with the Bankruptcy Court on the Petition Date a number of “first day” motions requesting authority to make certain payments, honor certain obligations, and assume certain contracts. Much of this relief was granted by the Bankruptcy Court and has facilitated the administration of the Chapter 11 Cases. Several of these motions and orders are described below, but these summaries are not a substitute for a complete understanding of the underlying motions or the resulting orders. You are urged to review the full text of all such motions and orders, which are available for your review by visiting the Debtors’ private website at http://www.pd-ual.com.
     1. Motion to Pay Employee Wages and Associated Benefits
     The Debtors believe that their employees are their most valuable asset and that any delay in paying prepetition or postpetition compensation or benefits to their employees would have destroyed their relationship with employees and irreparably harmed employee morale at a time when dedication, confidence, and cooperation of their employees was most critical. Therefore, the Debtors requested, and the Bankruptcy Court approved, authority to pay certain compensation and benefits owed to employees. The authority allowed the Debtors to compensate their employees for certain obligations payable as of the Petition Date, as well as certain obligations that came due after the Petition Date.
     2. Motion to Continue Using Existing Cash Management System, Bank Accounts, Business Forms, and Investment Guidelines
     The Bankruptcy Court authorized the Debtors to continue using their domestic and international cash management systems and their respective bank accounts, business forms, and investment guidelines.
     3. Motion to Continue Customer Programs
     The Debtors believe that their existing customer programs, including the Mileage Plus Program, vacation package program, barter arrangements program, Red Carpet Club program, corporate incentive programs, cargo programs, and MyPoints.com programs, are vital to their efforts to maintain their current customers through this difficult period and to position themselves to attract new customers. The Bankruptcy Court granted the Debtors’ request for authority to perform their prepetition obligations relating to their customer programs and to continue, renew, replace, or terminate such customer programs during the Chapter 11 Cases.
     4. Motion for Authority to Prohibit Utilities from Terminating Service
     On December 11, 2002, the Bankruptcy Court entered an order enjoining utility companies from terminating service or requiring deposits in connection with any unpaid utility charges. Although a group of utilities objected to the order, the Bankruptcy Court on March 27, 2003, entered an order satisfying both the Debtors and the utilities by providing procedural safeguards to the utilities, such as access to certain financial information of the Debtors and an expedited dispute resolution process.
     It should be noted that only a minority of the objecting utilities who were beneficiaries of the March 27, 2003 order took advantage of receiving the Debtors’ financial information, and some who originally did request it subsequently asked to no longer receive it. Also, no utility has had occasion to invoke the expedited dispute resolution process since the date the order was entered. Finally, the Debtors have continued to pay their utility invoices on time and, since the utility activity described above, there have been no further motions filed by utilities seeking payment.
     5. Motion for Authority to Pay Sales and Use Taxes, Transportation Taxes, Fees, Passenger Facility Charges, and Other Similar Government and Airport Charges
     In connection with the normal operation of their businesses, the Debtors collect and pay various taxes, fees, and charges. Specifically, the Debtors: (a) collect fuel taxes, value added taxes, sales taxes, excise taxes, customs fees, immigration fees, security fees, inspection fees, and passenger facility charges from their customers on behalf of various taxing authorities; (b) incur use, liquor, gross receipts, and fuel taxes which must be paid to various taxing authorities; and (c) are charged fees, including, without limitation, the Aviation Security Infrastructure Fee, overflight fees and landing and other access fees, licenses, airport performance bond-related obligations (excluding municipal bonds), and other similar charges and assessments by various taxing and licensing authorities. These taxes, fees, and charges are paid to the various taxing, licensing, and airport authorities (collectively, the “Authorities”) on a periodic basis.
     As of October 31, 2002, the Debtors owed over $268 million to the Authorities. If the Debtors did not pay the various taxes and fees to the applicable Authorities in a timely manner, the Authorities might have suspended the Debtors’ business operations, filed Liens, sought to lift the automatic stay, or pursued other remedies that would harm the Debtors’ Estates. As a result, the Debtors moved for, and the Bankruptcy Court granted, the Debtors’ request for authority to pay certain taxes, fees, and charges owed to the Authorities.
     In addition, prior to the Petition Date, the Debtors established an escrow account to provide greater assurance for the remittance of these fees and taxes. The escrow account was created pursuant to an escrow agreement, dated November 29, 2002, by and between UAL and LaSalle Bank National Association, as escrow agent. On December 5, 2002, UAL deposited $200 million into the escrow account. Based on the importance of continuing to satisfy the obligations of the Debtors to the various authorities described above, the Bankruptcy Court granted the Debtors’ request to assume the escrow agreement under Section 365 of the Bankruptcy Code. As of September 7, 2005 there remains $200 million in the escrow account.
     6. Motion for Authority to Pay in the Ordinary Course of Business Prepetition Claims of Essential Trade Creditors
     The Debtors purchase goods and services from certain domestic vendors who are not affiliated with the Debtors. The Debtors’ obligations to these trade Creditors include, among others, obligations owed to: (a) parts suppliers; (b) maintenance service providers; (c) essential amenity providers; (d) flight training suppliers; (e) information service providers; (f) essential goods providers; and (g) insurance providers. The future revenues and profits of the Debtors would suffer if the Debtors’ relationships with these vendors were terminated. Many of these trade Creditors are sole source suppliers without whom the Debtors could not operate. The Debtors believed it was essential that they be allowed to pay selected trade Creditors in the ordinary course of business to continue the Debtors’ operations and to honor their contractual commitments to their customers. Upon the Debtors’ motion, the Bankruptcy Court granted the Debtors the authority to provisionally pay in the ordinary course of business Claims of essential trade Creditors, up to an aggregate amount of $35 million. As of August 30, 2005, the Debtors have paid approximately $528,000 in prepetition Claims of essential trade Creditors.
     7. Motion for Authority to Pay Foreign Vendors, Service Providers, and Governments
     The Debtors’ foreign routes are extremely valuable assets of their Estates. The Debtors believed that if outstanding prepetition obligations owing to certain foreign vendors, service providers, regulatory agencies, and governments (collectively, the “Foreign Entities”) were not paid, the Foreign Entities would take actions that could severely disrupt the Debtors’ foreign operations. On December 11, 2002, the Bankruptcy Court authorized the Debtors to pay or honor their prepetition obligations to the Foreign Entities.
     8. Motion for Authority to Assume Certain Clearinghouse and Similar Agreements in the Ordinary Course of Business
     The airline business is an interdependent industry based upon a network of agreements that govern virtually all aspects of air travel and airline operations. Among other things, these agreements facilitate cooperation among airlines with respect to such critical activities as making reservations and transferring passengers, packages, baggage, and mail between airlines. Certain services under these agreements, such as the clearinghouse functions and nationwide reservations services, are the equivalent of industry-wide “utility” services for which there is no readily available alternative.
     To preserve their essential relationships with their various tour operators, cargo agents, travel agents, clearinghouses, other airlines with whom they have various interline agreements, commercial and/or code sharing relationships, and certain other business entities, the Debtors moved for and the Bankruptcy Court granted the Debtors authority to assume their interline agreements, clearinghouse agreements, billing and settlement plan agreements, cargo agreements, the Universal Air Travel Plan agreement, and their agreements with respect to the Star Alliance (collectively, the “Clearinghouse Contracts”). The Debtors also requested authority to continue honoring, performing, and exercising their respective rights and obligations (whether prepetition or postpetition) in the ordinary course of business and in accordance with, among others, the Debtors’ code share agreements, express carrier agreements, global distribution systems agreements, network agreements, travel agency agreements, booking and online fulfillment agreements, cargo agency agreements, and Mileage Plus agreements (collectively, the “Clearinghouse Obligations”). Because certain of the Clearinghouse Contracts and the Clearinghouse Obligations provide for an ongoing mutual billing and settlement and adjustment process that necessarily entails continuing submission of billings to the Debtors and continuing setoffs of obligations owed to and obligations owed by the Debtors, the Debtors also requested that the Bankruptcy Court lift the automatic stay to the extent necessary to enable the parties to participate in routine billings and settlements in accordance with certain of the Clearinghouse Contracts.
     9. Motion for Authority to (A) Apply Prepetition Payments to Postpetition Fuel Supply Contracts and Pipeline and Storage Agreements, (B) Honor Other Fuel Supply, Pipeline, Storage, Into-Plane Fuel Contracts and Other Fuel Service Arrangements, and (C) Continue Participation in Fuel Consortia
     As of the Petition Date, the Debtors purchased approximately 4.6 million barrels of jet fuel per month to operate their aircraft. A ready fuel supply for the Debtors’ fleet of aircraft and, consequently, an ability to perform under any of their fuel purchase, delivery, storage and other service arrangements customary in the airline industry, is of critical importance to their continued operations and successful reorganization.
     Accordingly, the Debtors moved for and the Bankruptcy Court granted an order: (i) authorizing certain of the Debtors’ fuel suppliers and pipeline and storage providers to credit postpetition fuel lifting and pipeline and storage facility usage with any prepayment or other credits existing prior to the Petition Date; (ii) authorizing the Debtors to honor, perform, and exercise their rights and obligations (whether prepetition or postpetition) pursuant to certain of their fuel supply contracts, pipeline and storage agreements, into-plane service contracts, and fuel consortia arrangements; and (iii) authorizing the Debtors to continue participating in their fuel consortia arrangements in the ordinary course of business.
     10. Motion for Authority to Assume Credit Card Agreements
     Credit card sales represent a substantial majority of the Debtors’ total gross sales receipts. The Debtors have various agreements with credit card processors to collect and process credit card receivables. Pursuant to these various agreements, the parties specify a discount rate that reduces the amount of credit card receivables that are paid by processors to the Debtors. In addition, the agreements may specify the amount of the reserve that the processors can maintain.
     As the largest component of the Debtors’ revenues, credit card sales are an essential component of the Debtors’ businesses. Accordingly, the Debtors moved for an order authorizing the Debtors to assume, as modified, contracts with certain of their credit card processors. Initially, the Bankruptcy Court authorized the Debtors to assume credit card processing agreements with: (i) American Express Travel Related Services Company, Inc.; (ii) Novus Services, Inc.; (iii) Citibank International plc; and (iv) Universal Air Travel Plan.

     On December 30, 2002, National Processing Company LLP and National City Bank of Kentucky (collectively, “National City”) objected to the assumption of their credit card contract with the Debtors, claiming that the contract was a financial accommodation, and therefore not assumable under the Bankruptcy Code; or, in the alternative, that the contract could not be assumed unless the Debtors agreed to provide National City with adequate assurance of future performance. After conducting a full hearing on the issues, the Bankruptcy Court disagreed with National City’s arguments and held that the contract was assumable and that the Debtors could assume the contract without providing any additional security. National City subsequently appealed the Bankruptcy Court’s decision to the United States District Court for the Northern District of Illinois (except as otherwise noted, the “District Court”). Both the District Court and the United States Court of Appeals for the Seventh Circuit (the “Seventh Circuit”) subsequently affirmed the Bankruptcy Court’s decision.
     11. Motions for Authority to Obtain Postpetition Financing
     To maintain business relationships with vendors, suppliers, and customers, to address liquidity concerns, and to satisfy other working capital needs prior to the commencement of the Chapter 11 Cases, the Debtors negotiated term sheets and commitment letters for two Debtor-in-Possession credit agreements for up to $1.5 billion in postpetition financing. On December 30, 2002, pursuant to two orders, the Bankruptcy Court gave its final approval of the DIP Facilities.
     One of the two orders authorized the Debtors’ entry into a stand-alone $300 million amortizing term loan from Bank One, NA secured by, among other things, the revenue from the Co-Branded Credit Card Program Mileage Plus Agreement between Bank One, United, and ULS (as amended, restated, waived, supplemented or otherwise modified from time to time, the “Bank One DIP Facility”). United made its final payment under the Bank One DIP Facility on July 1, 2004. Thus, the Bank One DIP Facility terminated on that date. 9
     The other order authorized the Debtors’ entry into a separate debtor-in-possession credit facility in the form of revolving and term loans up to an aggregate principal amount of $1.2 billion from JPMorgan Chase Bank, Citicorp USA, Inc., Bank One, The CIT Group/Business Credit, Inc. and a syndicate of lenders party to the Club DIP Facility (collectively, the “Club DIP Lenders”) on a pro rata basis (as amended, restated, waived, supplemented or otherwise modified from time to time, the “Club DIP Facility,” and collectively with the Bank One DIP Facility, the “DIP Facilities”). The commitments under the Club DIP Facility were to be provided in two stages. In Stage I, the Club DIP Lenders made a commitment to provide a $100 million Tranche A revolving credit and letter of credit facility, and a $400 million Tranche B term loan. The Debtors immediately drew on the entire $500 million available under the Stage I facilities. In Stage II, which would become available only upon the occurrence of certain specified conditions, the Debtors could access an additional $700 million under Tranche A. A first priority perfected Lien on substantially all of the Debtors’ assets secures the Club DIP Facility.
     The DIP Facilities have allowed the Debtors to pay certain permitted prepetition Claims, fulfill working capital needs, obtain letters of credit, and pay for other general corporate matters. Moreover, the funds available to the Debtors under the DIP Facilities have provided the necessary security to the

[9]	As a condition to obtaining DIP financing from Bank One at the inception of these Chapter 11 Cases, the Debtors assumed a co-branded credit card agreement (the “Co-Branded Card Agreement”) with Bank One. The Co-Branded Card Agreement contains a liquidated damages clause that would result in a $700 million postpetition claim against United, ULS, and UAL in the event of a breach before the end of 2005. This liquidated damages clause reduces to $600 million for breaches that occur on or after January 1, 2006.

Debtors’ vendors so that they would continue to do business with the Debtors, helping to minimize the disruptions to the Debtors’ operations as the Debtors pursued their reorganization efforts.
     Both DIP Facilities have been amended several times during the Chapter 11 Cases, in some cases to address issues unique to each facility and in other cases to address issues common to both facilities.
          a. Summary of Amendments Specific to the Club DIP Facility
     Specifically with respect to the Club DIP Facility, certain waivers and amendments made during the Chapter 11 Cases, among other things, served to: (a) establish the borrowing base criteria; (b) waive United’s compliance requirements with certain EBITDAR covenants; (c) permit an “overadvance” on the borrowing base under the Club DIP Facility; (d) increase the amount of debt that can be secured by Liens or letters of credit in connection with fuel hedging or similar agreements; (e) increase the total collateral available to the DIP Lenders; (f) assign a portion of the initial lender’s commitments to new members of the bank syndicate; and (g) reduce the interest rate on the Club DIP Facility financing. Another amendment that was necessary with respect to the Club DIP Facility occurred during the third quarter 2004 when Cendant and Orbitz announced their merger and United agreed to sell the remainder of its equity investment in Orbitz, Inc. pursuant to a tender offer by Cendant Corporation. The Bankruptcy Court approved United’s participation in the transaction on October 15, 2004. This transaction generated approximately $185 million in proceeds (of which 25% would, under the then current terms, be used to pay down the Club DIP Facility) and a one-time gain of approximately $155 million. Pursuant to the ninth amendment to the Club DIP Facility, United retained 100% of these proceeds.
     Of particular note, the Club DIP Facility has been amended several times to reflect changes in the commitment under such facility. The second amendment to the Club DIP Facility, executed on February 10, 2003, among other things, reduced the commitment under Tranche A of the Club DIP Facility by $200 million (thereby reducing the total commitment under the Club DIP Facility to $1 billion). The seventh amendment to the Club DIP Facility, executed on May 7, 2004, among other things, entirely eliminated Stage II of that facility, which the Debtors had never accessed, thus reducing the total commitment under the Club DIP Facility to approximately $500 million, consisting of a $300 million term loan and a $200 million revolver (which included a $100 million liquidation reserve). As a result of the ATSB denial of a loan guarantee, discussed in ARTICLE III.C.4 herein, the Debtors determined that they needed to secure additional DIP financing to satisfy the added liquidity needs of an extended stay in bankruptcy. The Debtors quickly began intensive, arm’s-length negotiations with their Club DIP Lenders, ultimately reaching agreement on the eighth amendment to the Club DIP Facility which provided for an additional $500 million in DIP financing. On July 21, 2004, after the final payment on the Bank One DIP Facility, the Debtors received commitments for the $500 million increase, thus increasing the amount they had available in total DIP financing to $1.0 billion. Pursuant to the Twelfth Amendment to the Club DIP Facility, approved by the Bankruptcy Court on July 15, 2005, the Club DIP Lenders agreed to increase their commitment under the Club DIP Facility by approximately $310 million to approximately $1.3 billion. The Club DIP Lenders also agreed, among other things, to extend the Club DIP Facility’s maturity date, which had already been extended several times during the Chapter 11 Cases through December 30, 2005 (with an option to by the Debtors to further extend the maturity date to March 31, 2006, subject to no event of default under the Club DIP Facility existing on December 30), to decrease the interest rate under the Club DIP Facility by 25 basis points and to amend certain covenants to give the Debtors more flexibility to optimize operations, and to make additional amendments to the Club DIP Facility, the SGR Security Agreement and Aircraft Mortgage.
     Pursuant to the recent Thirteenth Amendment to the Club DIP Facility, approved by the Bankruptcy Court on August 18, 2005, the Club DIP Lenders agreed to a Tranche C term loan which would be structured as a senior secured superpriority debtor-in-possession term loan facility up to the aggregate principal amount of $350 million, at a market rate of interest. The specific purpose of the Tranche C loan is to refinance certain aircraft under the 1997-1 EETC financing transaction. Pursuant to the Thirteenth Amendment, JPMorgan intends to syndicate all or part of the Tranche C loan. As of the date of this Disclosure Statement, the conditions for funding the Tranche C loan have not yet been satisfied. If such conditions are met, the total amount of the Club DIP Facility will be in an amount up to $1.65 billion. On August 26, 2005 Wells Fargo Bank Northwest, N.A., the trustee under the 1997-1 EETC aircraft financing, filed a notice of appeal of the Bankruptcy Court’s order approving the Thirteenth Amendment to the Club DIP Facility.
          b. Summary of Amendments Specific to the Bank One DIP Facility
     Specifically with respect to the Bank One DIP Facility, certain waivers and amendments served to: (a) waive UAL’s and the other Debtors’ noncompliance with reporting requirements; and (b) clarify the events which trigger prepayment of the Bank One DIP Facility.
          c. Summary of Amendments Common to the DIP Facilities
     The waivers and amendments common to the Bank One and Club DIP Facilities served to: (a) increase both the applicable interest rates on the loans and the minimum cash covenants; (b) allow United, pursuant to a tax stipulation, to enter into an arrangement with the U.S. government to receive a tax refund as well as impose a Lien, in favor of the government, on a portion of such refund; (c) waive events of default relating to: (i) United’s failure to make certain payments in connection with the Section 1110 Fleet; (ii) the increase in United’s indebtedness as a result of deferring payments with respect to the Section 1110 Fleet, provided certain other conditions were satisfied; (iii) United’s failure to provide proper notice with respect to its modification or suspension of service on certain routes; (iv) the incurrence of additional Liens on United’s fuel inventory; (v) the financing of certain insurance premiums; (vi) United’s failure to provide proper notice regarding its discontinuation of service on the San Francisco/Taipei route; and (vii) cross-defaults under either facility; and (d) permit United to: (i) elect not to pay an obligation arising under a Section 1110-related agreements unless compelled by the Bankruptcy Court; (ii) incur additional Liens on cash collateral and fuel inventory; (iii) incur a Lien on United’s right to receive a refund of unearned insurance premium financed by United; (iv) increase its indebtedness as a result of deferring payments with respect to the Section 1110 Fleet, provided certain other conditions were satisfied; (v) permanently transfer certain slots it maintained at the London Heathrow Airport; (vi) enter into the Fuel Supply Agreement with Morgan Stanley, as well as incur a Lien on the deposit securing United’s and UAFC’s obligations under the Fuel Supply Agreement; (vii) restructure indebtedness secured by a Lien on five (5) certain flight simulators; and (viii) dispose of both its interest in Hotwire, Inc. and a portion of its interest in Orbitz, Inc. and Orbitz, LLC through a public offering (such net cash proceeds were used to prepay the Club DIP Facility in accordance with its terms).
     12. Applications for Retention of Debtors’ Professionals
     On December 30, 2002, and February 1, 2003, the Bankruptcy Court approved the retention of certain Professionals to represent and assist the Debtors in connection with the Chapter 11 Cases. Certain of these Professionals have been intimately involved with the negotiation and development of the Plan. These Professionals include, among others: (a) Kirkland & Ellis LLP as counsel for the Debtors; (b) Rothschild as investment banker and financial adviser for the Debtors; (c) Huron as restructuring consultants to the Debtors; and (d) Poorman-Douglas as notice agent and Claims Agent for the Debtors. The Bankruptcy Court also approved the Debtors’ requests to retain other Professionals to assist the Debtors in other ongoing matters. These Professionals include, but are not limited to: (i) Vedder, Price, Kaufman & Kammholz, P.C. as special aircraft financing counsel and conflicts counsel to the Debtors; (ii) Paul, Hastings, Janofsky & Walker LLP as special labor counsel and special litigation counsel to the

Debtors; (iii) Babcock & Brown LP as restructuring advisor to the Debtors with respect to secured aircraft debt and lease obligations; (iv) Deloitte & Touche LLP as independent auditors, accountants and tax service providers to the Debtors; (v) Wilmer, Cutler, Pickering, Hale and Dorr LLP as special regulatory counsel to the Debtors; and (vi) Piper Rudnick LLP as special labor counsel to the Debtors. The Bankruptcy Court also authorized the establishment of procedures for interim compensation and reimbursement of the Debtors’ Professionals.
     Subsequently, the Debtors sought Bankruptcy Court approval to employ additional Professionals. On February 27, 2003, the Bankruptcy Court approved the retention of McKinsey & Company as management consultant to the Debtors. The Bankruptcy Court similarly approved the retention of Bain & Company as strategic consultants and negotiating agents for the Debtors on April 16, 2003. It approved the retention of Mercer Management Consulting as executory contract consultants on May 23, 2003. Also on May 23, 2003, the Bankruptcy Court approved the retention of Transportation Planning, Inc. as appraisers to the Debtors. On February 25, 2004, the Bankruptcy Court approved the retention of Mayer Brown Rowe & Maw LLP as special litigation counsel. On November 1, 2004, the Bankruptcy Court approved the retention of Bridge Associates, LLC to provide financial and operational review and consulting services to United. Finally, in October of 2004, United obtained Bankruptcy Court approval for the retention of Novare, Inc. and Account Resolution Corporation as preference consultants.
C. Debtors’ Restructuring Initiatives
     Following the filing of the Debtors’ Chapter 11 petitions and the initial stabilization of their operations, the Debtors focused on pursuing a number of restructuring initiatives to prepare for their successful emergence from Chapter 11. Several of these initiatives are described in further detail below.
     1. Automatic Stay
     The filing of the bankruptcy petition on the Petition Date triggered the immediate imposition of the automatic stay under Section 362 of the Bankruptcy Code, which, with limited exceptions, enjoined the commencement or continuation of all collection efforts and actions by Creditors and claimants, the enforcement of Liens against property of the Debtors, and continuation of litigation against the Debtors. The automatic stay remains in effect until the Debtors’ emergence from Chapter 11.
     September 11 Litigation. While most litigation against the Debtors remains stayed, the Debtors have filed a number of stipulations with the Bankruptcy Court modifying the automatic stay to allow certain plaintiffs to proceed for the limited purpose of establishing liability and/or recovering from available insurance proceeds. One of the most significant cases to proceed arises out of the September 11, 2001 terrorist attacks, which involved two United aircraft (Flights 175 and 93). Hundreds of lawsuits have been filed as a result of the events of September 11 in the United States District Court for the Southern District of New York, which has exclusive jurisdiction over all claims arising out of the terrorist attacks. In addition, various parties filed approximately 370 Proofs of Claim against the Debtors’ Estates on account of this litigation. These suits assert a variety of theories, including wrongful death, personal injury, and property damage, based on the allegation that United, among others, breached its duty of care to its passengers and certain ground victims. Pursuant to legislation passed by Congress (the Air Transportation and Safety and System Stabilization Act of 2001, codified at 49 U.S.C. § 40101 and amended by the Aviation and Transportation and Security Act, Pub. L. 107-71, 115 Stat. 597 (2001)), the recovery by such plaintiffs is limited to the amount of applicable insurance coverage. As a result, on May 29, 2003, the Debtors reached an agreement with the September 11 plaintiffs whereby they would proceed against liability insurance proceeds. Since that time, a number of plaintiffs pursuing litigation in the Southern District of New York have opted into the September 11 Victims’ Compensation Fund, which allowed individual victims of the September 11 terrorist attacks to receive compensation from the federal government in lieu of pursuing a civil action, as a result of which their lawsuits against the Debtors have been dismissed. As a result of such dismissals, only 121 lawsuits are still active. Of these, 33 plaintiffs continue to seek recovery against the Debtors’ applicable insurance for damages caused to passengers or ground victims by the two United flights. An additional 30 property damage lawsuits are still pending. In addition, only 15 Proofs of Claim related to the September 11 terrorist attacks remain on the Debtors’ Claims register. The Debtors reserve all rights, claims, and defenses with respect to this litigation and any Proofs of Claim filed by such plaintiffs.
     Summers Litigation. On February 28, 2003, certain participants in the Debtors’ ESOP (the “ESOP Plaintiffs”) brought a purported class action in the District Court against UAL’s ESOPs, the “ESOP Committee,” and certain of the ESOP Committee members (the “ESOP Defendants”) alleging the ESOP Defendants breached their fiduciary duties by not selling UAL stock held by the ESOP (the “Summers Litigation”). The complaint cites numerous events and disclosures that allegedly should have alerted the ESOP Defendants of the need to sell the shares. The Debtors have $10 million in fiduciary insurance for any liability and are obligated to indemnify the ESOP Committee members for any liability beyond that coverage.
     On May 9, 2003, the ESOP Committee and certain of its members filed indemnification Claims against the Debtors in the Chapter 11 Cases relating to the Summers Litigation. On July 3, 2003, the ESOP Plaintiffs filed a purported class action Claim in the Chapter 11 Cases making similar Claims that the Debtors breached their fiduciary duties to monitor the ESOP Committee members. The parties subsequently entered into a stipulation under which the ESOP Plaintiffs agreed to proceed only against the insurance proceeds. On February 17, 2005, the District Court certified the matter to proceed as a class action on behalf of all participants in the ESOP. All parties (the ESOP Plaintiffs, State Street, and the ESOP Committee) have filed motions for summary judgment, all of which are fully briefed and currently pending. The Seventh Circuit subsequently authorized the ESOP Defendants to file an interlocutory appeal from the class certification decision. The appeal has now been fully briefed. On August 17, 2005 the ESOP Plaintiffs and the ESOP Committee Defendants filed a proposed settlement with the District Court. The District Court preliminarily approved the settlement. The ESOP Plaintiffs are in the process of notifying class members of the settlement and the fairness hearing for the settlement is scheduled for October 12, 2005. State Street did not settle with the ESOP Plaintiffs and the parties are scheduled to go to trial in the District Court in October. The Debtors reserve all rights, claims, and defenses with respect to this litigation.
     Hall d.b.a. Travel Specialists v. United. A North Carolina travel agent filed an antitrust class action suit against United (and other carriers) initially in state court and then in federal court (in North Carolina), following the reduction by United (and other carriers) in November 1999 of commission rates payable to travel agents. The plaintiffs alleged that United and the other carrier-defendants conspired to fix travel agent commissions in violation of the Sherman Act and sought treble damages and injunctive relief. Subsequent to this initial filing, the case was expanded by the addition of new carrier defendants and the certification of a plaintiff class consisting of all U.S. travel agencies. The plaintiffs also have added Claims relating to the carriers’ commission reduction actions in 1997, 1998, 2001, and 2002. The plaintiffs have claimed lost commissions in the amount of $13 billion, although United’s alleged share of this amount was not specified. Upon the Debtors’ Chapter 11 filing, this case was stayed as against United. Since that date, all remaining defendants have moved for summary judgment. Subsequently, the United States District Court for the Eastern District of North Carolina granted summary judgment in favor of the defendants. The plaintiffs appealed the summary judgment decision to the Fourth Circuit Court of Appeals, and on December 9, 2004, the Fourth Circuit affirmed the trial court’s ruling dismissing all claims. On January 4, 2005, the Fourth Circuit denied plaintiffs’ request for a rehearing en banc and the time for further appeal has now expired. The Debtors reserve all rights, claims, and defenses with respect to this litigation.

     Always Travel Litigation and Canadian CCAA Filing. On May 13, 2002, Always Travel Inc. (“Always Travel”), Highbourne Enterprises Inc. (“Highbourne”), and Canadian Standard Travel Agent Registry (“CSTAR” and together with Always Travel and Highbourne, the “Canadian Plaintiffs”) commenced an action in the Federal Court of Canada (the “Federal Court”) against United, Air Canada, American Airlines Inc., Delta Airlines Inc., Continental Airlines Inc., Northwest Airlines Inc., and the International Air Transport Association. Always Travel and Highbourne are both travel agencies located in Canada, specifically in Montreal, Québec, and Toronto, Ontario. CSTAR is a not-for-profit corporation purporting to represent travel agencies throughout Canada. The Canadian Plaintiffs had claimed damages on their own behalf and as representatives of a class of travel agents in Canada for, among other things, damages as a result of an alleged conspiracy and breach of the Canadian Competition Act. In August 2004, a Canadian insolvency judge upheld the separate decisions of a claims monitor and a claims officer disallowing the Canadian Plaintiffs’ Claims in their entirety. Subsequently, pursuant to an objection filed by the Debtors, the Bankruptcy Court disallowed the Canadian Plaintiffs’ Proofs of Claim filed in the Chapter 11 Cases. The underlying litigation against all the airline defendants, including United, has now been dismissed with prejudice bringing this dispute to a final conclusion.
     In addition, on May 16, 2003, United and its related entities sought and obtained an order (the “Foreign Recognition Order”) from the Ontario Superior Court of Justice (the “Superior Court”) under the Companies’ Creditors Arrangement Act (“CCAA”) that, among other things: (i) recognized United’s Chapter 11 bankruptcy proceedings in Canada; (ii) stayed all Claims against United in Canada; and (iii) directed all Canadian Creditors and claimants to file any Claims that they may have against the Debtors in their Chapter 11 Cases by no later than June 23, 2003 (the “Canadian Bar Date”). The Superior Court has periodically extended the Foreign Recognition Order, which still remains in effect. Most recently, on June 7, 2005, the Superior Court extended the Foreign Recognition Order through September 16, 2005. The Debtors reserve all rights, claims, and defense with respect to this litigation.
     2. Claims
     On February 24, 2003, the Debtors filed their schedules of assets and liabilities and statement of financial affairs (the “Schedules”) with the Bankruptcy Court. On June 24, 2005, the Debtors filed amended Schedules with the Bankruptcy Court (the “Amended Schedules”). Interested parties may review the Schedules and/or Amended Schedules at the office of the Clerk of the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, Everett McKinley Dirksen Building, 219 S. Dearborn, Chicago, Illinois 60604.
     On February 27, 2003, the Bankruptcy Court entered an order setting claims bar dates (the “Bar Date Order”) approving the form and manner of the bar date notice (the “Bar Date Notice”). Pursuant to the Bar Date Order and the Bar Date Notice, the general Bar Date for filing Proofs of Claim in these Chapter 11 Cases was May 12, 2003 for all persons and non-governmental entities, and June 9, 2003 for all governmental entities. The Debtors served copies of the Bar Date Notice on all scheduled Creditors, employees, and other potential Creditors and published the Bar Date Notice in USA Today, The Wall Street Journal, The New York Times, Chicago Tribune, The Australian, the London Times, the South China Morning Post, Asahi Shinbun, La Nacion, Folha de Sao Paulo (Retail Rate), USA Today — Global Edition, and the International Herald Tribune. In addition, as discussed above, pursuant to the Foreign Recognition Order, the Debtors published notice of the Canadian Bar Date in the Globe and Mail (National Edition) on May 28, 2003.
     Claims Estimates. As of September 1, 2005, the Debtors’ Claims Agent had received approximately 44,716 Proofs of Claim. As of September 1, 2005, the total amounts of remaining Claims filed against the Debtors were as follows: 319 Secured Claims in the total amount of $13,545,350,698.99; 95 Administrative Claims in the total amount of $319,766,767.14; 256 Claims asserting Priority Claims in the total amount of $10,470,875,378.18; and 6,208 Unsecured Claims in the total amount of $20,422,648,792.51. The Debtors believe that many of the filed Proofs of Claim are invalid, untimely, duplicative, overstated, and therefore are in the process of objecting to such Claims. Through such objections, the Bankruptcy Court has to date disallowed a total of approximately $3.618 trillion in Claims (including reduced Retroactive Pay Claims of $3.375 trillion).
     The Debtors estimate that at the conclusion of the Claims objection, reconciliation and resolution process, the aggregate amount of estimated Allowed Secured Claims against the Debtors will aggregate approximately $8 billion, estimated Allowed Priority Tax Claims against the Debtors will aggregate approximately $60 million, and estimated Allowed Unsecured Claims against the Debtors will aggregate approximately $28 billion.10 These estimates are based upon a number of assumptions made by the Debtors. Moreover, there is no guarantee that the ultimate amount of each of such categories of Claims will conform to the estimates stated herein, and most of the Claims underlying such estimates are subject to challenge.
     The Debtors estimate that at the conclusion of the Claims objection, reconciliation and resolution process, the aggregate amount of estimated Allowed Administrative Claims against the Debtors will aggregate approximately $81 million. The estimate of Allowed Administrative Claims includes, inter alia, Claims associated with the cure of assumed executory contracts and unexpired leases, Claims related to aircraft subject to Section 1110(a) elections and/or Section 1110(b) stipulations (but not any Claims asserted by parties seeking allowance of administrative claims under Sections 503(b) and 365(d)(10) of the Bankruptcy Code for aircraft), Claims arising from a right of reclamation, and certain Administrative Claim requests reflected on the Claims Register and docket for which the Debtors reasonably expect there to be a recovery. The estimate of Allowed Administrative Claims does not include ordinary course trade payables, the Debtors’ key employee retention plans, or Professional fees.
     Also, to resolve an adversary proceeding against the United States government seeking turnover of certain tax refunds, overpayments, and other tax-related items owed to the Debtors, and in return for the release to the Debtors of approximately $363 million administratively frozen by the U.S., the Debtors and the U.S. entered into a stipulation and agreed order (approved by the Bankruptcy Court on March 27, 2003). The stipulation established a $25 million fund from which valid Claims of the U.S. government could be set off. To date, the U.S. government has exercised approximately $5.5 million in set offs, reducing the $25 million fund to $19.5 million. Any valid Claims of the federal government in excess of the fund would be treated as Administrative Claims by the Debtors, with a maximum cap of approximately $363 million for such Claims. The Debtors’ current estimated aggregate liability to the U.S. government (excluding amounts owed the PBGC) is approximately $19.7 million. The adversary proceeding was dismissed without prejudice, and the Debtors may, if necessary, institute an action for turnover of any remaining administratively frozen funds. Under the stipulation the Debtors retain the right to object to, and have the Bankruptcy Court adjudicate, any Claim of the U.S. government.
     In addition, various alleged Creditors asserted numerous Claims in unliquidated amounts. The Debtors believe that certain Claims that have been asserted are without merit and intend to object to all such Claims. There can be no assurance that the Debtors will be able to achieve the significant reductions in Claims set forth above. Moreover, additional Claims may be filed or identified during the Claims resolution process that may materially affect the foregoing Claims estimates.

[10]	The estimate of Allowed Unsecured Claims includes, among other things, proposed distributions to the Debtors’ employee groups as discussed in Article III.C.4 herein.

     3. Treatment of Net Operating Losses
     As of the Petition Date, the Debtors’ federal net operating losses (“NOLs”) were estimated to be approximately $4 billion. Since the Petition Date, the Debtors have incurred an additional several billion dollars of NOLs. Under the Internal Revenue Code, NOLs that accumulate prior to emergence from bankruptcy may be used to offset post-emergence taxable income. However, under the applicable federal tax laws, the Debtors would have lost the ability to utilize a significant portion of their NOLs if an “ownership change” were to occur prior to completion of the Chapter 11 Cases. Consequently, trading in the stock of the Debtors could have jeopardized the Debtors’ ability to use those NOLs. In addition, the Debtors’ ability to use their NOLs could have been significantly limited as a result of trading of Claims against the Debtors.
     In light of the vital importance of maintaining this significant source of future savings, the Debtors sought, and the Bankruptcy Court entered, an interim order on December 10, 2002, to prohibit any trading in: (i) Claims against the Debtors; or (ii) equity securities of the Debtors. The Debtors were particularly concerned about sales of equity securities by State Street, the independent fiduciary for the ESOPs, because the ESOPs previously had held more than 50% of UAL’s stock. Sales by State Street alone could have triggered an ownership change. The Bankruptcy Court’s December 10 interim order applied to any Holder holding at least: (i) 2,500,000 shares of Old UAL Common Stock; or (ii) Claims in excess of $65 million. Following a hearing on December 30, 2002, the Bankruptcy Court entered an additional interim order to assist the Debtors in monitoring and preserving their NOLs by imposing certain notice and hearing procedures on trading in Claims against, or Interests in, the Debtors. With respect to transfers of Claims, the December 30 interim order also increased the minimum level of applicable Claims from $65 million to $200 million and, with respect to Holders of shares, increased the minimum number of shares of Old UAL Common Stock to 4,800,000 shares. On January 15, 2003, the Bankruptcy Court entered another interim order clarifying such procedures and further limiting the application of the restrictions.
     In January 2003, the Bankruptcy Court’s ruling that State Street could sell only those shares that would not jeopardize the Debtors’ NOLs permitted State Street to convert an additional 3.2 million shares of Old Class 1 and Class 2 Preferred Stock to an equivalent 12.8 million shares of Old UAL Common Stock and sell them on the open market. On February 24, 2003, the Bankruptcy Court entered a preliminary injunction limiting transfers of Interests of and Claims against the Debtors and approving related notice procedures consistent with the prior interim orders. On March 4, 2003, the Debtors announced they had received a private letter ruling from the IRS, effectively permitting State Street to sell approximately 3.9 million additional UAL shares, but confirming that sales of any additional shares would in fact cause an “ownership change” that would cause United to lose its NOLs. State Street promptly sold those 3.9 million shares on the open market.
     In May 2003, the Old UAL Board passed a resolution that if the IRS amended its regulations, the ESOPs would terminate and all shares held by the ESOPs would be distributed to the individual ESOP participants. On June 27, 2003, the Treasury Department and the IRS released a new set of tax regulations regarding qualified plans (such as the ESOPs) and the manner in which sales and distributions of stock by ESOPs affect corporate NOLs. As a result of these regulations, which generally permitted an ESOP to distribute shares to its participants with no adverse effect on a corporation’s NOLs, UAL and the Creditors’ Committee authorized termination of the ESOP and State Street was permitted to distribute the remaining 15.9 million shares of Old UAL Common Stock held by the ESOP to the ESOPs’ individual participants (after accounting for the conversion of the Old Class 1 and Class 2 Preferred Stock into Old UAL Common Stock).

     4. Labor, Pension, and Retirement Cost Restructuring
     Prior to the Petition Date, the Debtors struggled under the costs and restrictions of CBAs covering approximately 85% of their domestic work force. The Debtors’ CBAs set high wage scales and established work rules that hampered productivity in comparison to the Debtors’ competitors. As a result, during 2002, the Debtors had the highest labor costs of any major U.S. airline. Moreover, the CBAs hindered the Debtors’ flexibility to make critical business decisions, such as entering into code-sharing agreements with other airlines, allowing its United Express partners to use smaller and less costly regional jets on routes with less demand, and outsourcing work to companies who could provide services at much lower costs than the Debtors’ employees. Because labor costs constitute the Debtors’ largest expense and consequently are a critical differentiator of total costs among airlines, negotiating modifications to their CBAs ranked among the Debtors’ highest priorities from the outset of the Chapter 11 Cases.
     The Debtors also faced significant pension obligations. As of the Petition Date, the Debtors sponsored four underfunded defined benefit pension plans: the United Airlines Pilot Defined Benefit Pension Plan (the “Pilot Plan”), the United Airlines Flight Attendant Defined Benefit Pension Plan (the “Flight Attendant Plan”), the United Air Lines Ground Retirement Income Plan (the “Ground Plan”), and the Management, Administrative, and Public Contact Workers Defined Benefit Pension Plan (the “MAPC Plan”) (collectively, the “Pension Plans”).11 The combination of the lowest interest rates in 45 years and volatile stock market returns caused many U.S. defined benefit pension plans, including those of the Debtors, to become underfunded. Government funding requirements obligated the Debtors to pay a special funding surcharge called a “deficit reduction contribution” (“DRC”) that would have required the Debtors to make significant accelerated contributions to the Debtors’ Pension Plans over the next few years. The Debtors estimated that they would have had to make over $5.5 billion in pension contributions (including pilot and management non-qualified benefits) from 2004 through 2008.
          a. 2003 Labor, Pension, and Retirement Cost Restructuring
     For the first 18 months of their Chapter 11 Cases, and with the support of all of their stakeholders, including the Creditors’ Committee, the Debtors focused on obtaining exit financing guaranteed by the ATSB on terms that would have allowed the Debtors to exit bankruptcy with their Pension Plans intact. By statute, a precondition of an ATSB guarantee would have been that non-ATSB-guaranteed financing of the Debtors’ business plan submitted to the ATSB was not available on commercially reasonable terms. Thus, no parallel exit financing process could have been undertaken in earnest during the ATSB process. During this time, the Debtors made tremendous strides (which the ATSB expressly acknowledged) in reducing their overall cost structure and making their businesses more competitive, including a tripartite restructuring of their labor, pension, and other retirement costs.
     (i) The Debtors’ 2003 Labor Cost Restructuring Activities
     Negotiations to modify the Debtors’ CBAs commenced three days after the Petition Date, when the Debtors presented each of their Unions with proposed modifications to their CBAs, initiating the Section 1113 process under the Bankruptcy Code. While the Debtors committed to reaching consensual settlements, they informed their Unions that to satisfy covenants under the DIP Facility they would be forced to seek rejection of their CBAs if negotiations proved unsuccessful. Simultaneously, the Debtors

[11]	In addition, the Debtors sponsor the United Air Lines, Inc. Employees’ Variable Benefit Retirement Income Plan which is a small frozen defined benefit pension plan. No contributions are currently due with respect to this Plan.

took immediate steps to reduce the pay, benefits and staffing levels of their non-represented SAM employees.
     The DIP Facility covenants originally required that the Debtors lower their labor costs by mid-February 2003, which would have necessitated a filing to reject the Debtors’ CBAs by December 26, 2002. To allow the Debtors enough headroom under the DIP Facility covenants, thereby delaying their Section 1113(c) rejection motion, and allowing the parties more time to reach consensual agreements, the Debtors, ALPA, AFA, PAFCA, and TWU agreed to interim wage reductions, which were ratified by their memberships in early January 2003. The Debtors subsequently moved under Section 1113(e) for interim wage relief against IAM 141 and IAM 141M, which the Bankruptcy Court granted on January 10, 2003.
     After attaining interim wage relief, the Debtors and their Unions continued negotiations to achieve long-term wage and benefit cost-saving agreements. By mid-March, the Debtors had reached agreement only with TWU, the smallest of the Debtors’ Unions (the “TWU 2003 Restructuring Agreement”). Thus, even while continuing to negotiate, the Debtors were forced to file their Section 1113(c) motion on March 17, 2003, to reject all of their other CBAs.
     Ultimately, the negotiations succeeded. On March 27, 2003, the Debtors and ALPA reached tentative agreement on long-term modifications to the ALPA CBA (the “ALPA 2003 Restructuring Agreement”), while the Debtors reached tentative agreements with AFA (the “AFA 2003 Restructuring Agreement”), PAFCA (the “PAFCA 2003 Restructuring Agreement”), IAM 141 (the “IAM 141 2003 Restructuring Agreement”), and IAM 141M12 (the “IAM 141M Restructuring Agreement,” and collectively, the “2003 Restructuring Agreements”) in early April 2003. Each of the Unions’ memberships subsequently ratified their respective 2003 Restructuring Agreements.
     Significantly, the 2003 Restructuring Agreements provided for: enhanced flexibility with respect to regional jets, outsourcing, and code share arrangements; a low-cost product offering; and a success-sharing program. The Debtors, ALPA, and IAM also entered into letters of agreement providing that ALPA and IAM would have a seat on Reorganized UAL’s board of directors. Pursuant to the 2003 Restructuring Agreements, the Debtors achieved average annual savings of approximately $1.1 billion from ALPA; approximately $500,000 from TWU; approximately $4 million from PAFCA; approximately $300 million from AFA; approximately $350 million from IAM 141M; and approximately $450 million from IAM 141. The Debtors also achieved average annual savings of approximately $332 million from their SAM employees. In all, these changes were projected to result in average annual savings of approximately $2.5 billion over the 2003 to 2008 time period. Additionally, concessions included in the 2003 Restructuring Agreements reduced the Debtors’ projected pension funding contributions by approximately $1.2 billion between 2004 and 2008.
     The Debtors agreed that all of their employee groups would share proportionately in the distribution under the Debtors’ plan to the unsecured creditor body. Specifically, the Debtors agreed to propose a plan of reorganization that provided for distributions to each of the their Union-represented and SAM employee groups based on their pro rata share of the Unsecured Distribution as though such employee groups had Unsecured Claims, calculated as follows: (a) the dollar value of 30 months of average cost reductions obtained in the Debtors’ 2003 labor savings initiatives with respect to each

[12]	In July 2003, the National Mediation Board announced that the Debtors’ mechanics and related employees, previously represented by the IAM, voted to change their union representation to AMFA. This change in representation from IAM to AMFA had no effect on the terms or duration of the modified CBAs ratified in April 2003.

employee group as reasonably measured by the Debtors’ labor model, divided by (b) the sum of each respective distribution amount and the total amount of all other allowed prepetition general Unsecured Claims against the Debtors. Collectively, the average labor cost savings over 30 months based on the Debtors’ 2003 labor savings initiatives total approximately $6.4 billion.
     On April 30, 2003, the Debtors filed a motion to approve the 2003 Restructuring Agreements, and the Bankruptcy Court considered the motion the same day. Certain parties objected to the distributions under the 2003 Restructuring Agreements. The Debtors addressed the objectors’ concerns by including a reservation of rights in the order approving the motion as follows:
[V]arious parties state that the claims set forth in the Distribution Agreements contained in the [2003] Restructuring Agreements may be challenged at a later date; the Debtors and the unions state that the Restructuring Agreements speak for themselves in that regard.
Order Approving 2003 Restructuring Agreements, ¶ 4. When one of the objectors asked for clarification of this provision in the order, the Bankruptcy Court stated as follows:
I don’t know, and can’t possibly have given sufficient consideration to know, the appropriateness of a claim to be asserted by the unions in connection with these restructurings. I have every reason to believe that it was the subject of considerable negotiation between United and the unions. If there’s also no question that the agreement of the unions to accept reductions in the compensation of their members as this case moves forward would be essential to the continued operation of the airline, it’s continued ability to generate income and, hence, the potential for your clients recovering anything on their general unsecured claims — with those observations, I would suggest that it is highly likely that the claims that are set forth in this agreement would ultimately be approved by the Court if there were a challenge made to the claims. However, I have to believe that the provisions of Section 502 of the Bankruptcy Code which would allow other parties to challenge claims asserted by any creditors of the estate, could not be undone by a bilateral agreement between the debtor and a particular creditor. So those — those would be my observations. If that’s troubling to either party in such a way as to cause them not to want me to sign this order, I will hear from them. But that’s the way I would view the situation at the present time.
See 4/30/2003 Transcript, pp. 7-8.
     While the savings achieved through the Debtors’ 2003 labor restructuring initiatives were significant, the Debtors still faced $2.5 billion in pension plan contributions coming due in 2004 and 2005. For this reason, among others, the Debtors expressly reserved their rights with respect to Section 1113, Section 1114, and pension issues as warranted by future developments.
     (ii) The Debtors’ Request for Pension Funding Relief
     On October 10, 2003, the Debtors filed with the IRS multiple applications for pension funding waivers for all four of the Debtors’ Pension Plans. In addition, the Debtors worked closely with other airlines, airline unions, and the AFL-CIO in support of a pension reform proposal that would allow companies affected by the DRC requirements to defer certain accelerated pension funding contributions and smooth out minimum funding requirements over a longer period of time than provided by the current law.

     Despite resistance from low fare carriers, Congress enacted the Pension Funding Equity Act (“PFEA”) on April 10, 2004. The PFEA benefited the Debtors in two ways. First, the PFEA adjusted the benchmark that the Debtors were to use during the following two years to calculate their contributions from the 30-year Treasury Bond rate to a rate comprised of a mix of corporate bonds (which lowered the Debtors’ required pension funding obligations in 2004 and 2005). Second, the PFEA provided DRC relief to the airline and steel industries (by deferring certain payments to future years).
     (iii) The Debtors’ Section 1114 Negotiations: Obtaining Modifications to Retiree Benefits
     Because of the need to meet certain financial metrics, the Debtors next reluctantly turned to restructuring their costs to provide medical benefits to retirees. On January 14, 2004, the Debtors announced that they would seek modifications to their retirees’ medical benefits pursuant to Section 1114 of the Bankruptcy Code. All of the Unions who represented employees of the Debtors, except for ALPA, agreed to serve as “authorized representatives” for their respective retiree groups. On January 23, 2004, the Debtors filed a motion with the Bankruptcy Court seeking appointment of a committee of retired persons to represent retired salaried and management employees and retired pilots.13 On February 20, 2004, the Bankruptcy Court appointed two retiree committees, one committee representing retired pilots and one committee representing retired SAM employees (collectively, the “Retiree Committees”). Thereafter, the Debtors began the negotiation process under Section 1114 by distributing the proposed modifications and relevant information to the Retiree Committees and the other authorized representatives.
     The Debtors engaged in negotiations with the authorized representatives throughout April and May 2004. On May 21, 2004, the Debtors were forced to file a motion to modify their retiree medical benefits under Section 1114 because they had only reached consensual agreement on the modification of retiree medical benefits with one of their authorized representatives. Thus, a trial was scheduled for June 11, 2004. On the eve of trial, however, the Debtors reached agreements with each of the authorized representatives. These agreements were subsequently memorialized in an agreed order that the Bankruptcy Court entered on June 14, 2004. The Debtors estimated that the modifications to retiree benefits netted more than $300 million in total cash savings through 2010.
     (iv) Debtors’ Termination of Their SERP
     In March 2003, the Debtors ceased payment of Supplemental Executive Retirement Plan (“SERP”) benefits (i.e., non-qualified benefits earned under the terms of the MAPC Plan) to SAM retirees who were not employed by the Debtors on the Petition Date. Subsequently, in February 2005, the Debtors terminated the SERP entirely, thereby eliminating such benefits for all remaining active and retired SAM employees.

[13]	On February 2, 2004, in connection with the Section 1114 process, the AFA filed a motion for appointment of an examiner under Section 1104(c) of the Bankruptcy Code. The AFA argued that an examiner was warranted to determine whether the Debtors intentionally enticed flight attendants into retiring early while at the same time not disclosing that they had already decided to seek modification to their retiree benefits under Section 1114 of the Bankruptcy Code. IAM and AMFA joined this request. The Debtors opposed the request. On February 20, 2004, the Bankruptcy Court ordered the appointment of Ross O. Silverman as examiner (the “Examiner”) for the limited purpose of determining whether the Debtors decided to seek Section 1114 relief prior to July 1, 2003. On March 19, 2004, the Examiner submitted his report to the Bankruptcy Court. The report concluded that the Debtors’ decision to seek relief under Section 1114 was not made before December 15, 2003.

b. Post-ATSB Labor, Pension, and Retirement Cost Restructuring: Obtaining Non-Guaranteed Exit Financing
     In June 2004, the ATSB denied the Debtors’ federal loan guarantee application, resulting in a need to secure exit financing not backed by ATSB loan guarantees. To obtain exit financing not largely backed by the full faith and credit of the United States, and in the midst of record-high fuel prices and a highly competitive revenue environment, United embarked on significant additional restructuring initiatives, including additional cost-cutting and efficiency improvements. As part of this process, United re-examined every aspect of its cost structure as part of the process of formulating a revised business plan that the capital markets would be willing to finance. Among other things, it became necessary for the Debtors to revisit their labor costs, including their pension obligations, which remained the Debtors’ single largest expense.
     (i) The Debtors’ Decision To Suspend Minimum Funding Contributions
     In July 2004, with minimum funding payments of $72 million, $404 million, and $91 million coming due in connection with the Debtors’ Pension Plans on July 15, September 15, and October 15, 2004 respectively, the Debtors did not make the July 15 contribution and announced that they would suspend further contributions until a final decision was reached on whether termination and replacement of their Pension Plans was necessary. By suspending contributions, the Debtors averted a precipitous decision with respect to their Pension Plans, allowing for a full and thoughtful exploration with their stakeholders of every possible alternative to termination and replacement. Suspending the contributions also avoided a liquidity crisis which would have been caused by payment of the $567 million in pension contributions due in July, September, and October 2004. However, as discussed below, the Debtors’ decision to defer future pension contributions caused several parties, including PBGC, IAM, AFA, and the United States Department of Labor (the “DOL”), to pursue legal challenges both in and out of the Bankruptcy Court.
     In August 2004, AFA filed a master executive council grievance under the AFA CBA seeking to compel the Debtors to immediately make their minimum funding contributions with respect to the Flight Attendant Plan. The Debtors and AFA agreed to an expedited decision process to resolve AFA’s grievance. A neutral arbitrator was selected to sit on the AFA System Board of Adjustment, who would have the power, under the AFA CBA, to render a binding decision on AFA’s grievance. Ultimately, the AFA System Board of Adjustment ruled in the Debtors’ favor and found that the Debtors had been adequately funding the plan from an actuarial perspective and had not violated the AFA CBA.
     Outside of bankruptcy, under the Employee Retirement Income Security Act (“ERISA”) and the Internal Revenue Code, a lien arises in favor of PBGC when unpaid minimum funding contributions exceed $1 million. In this case, however, the automatic stay prevented PBGC from perfecting its alleged liens against the Debtors. Notwithstanding the automatic stay, on August 30, 2004, PBGC purported to perfect certain liens against three non-debtor UAL subsidiaries: ULS Ventures, Inc., United Air Lines Ventures, Inc., and Covia LLC.
     Following the Debtors’ deferral of any decision regarding making additional minimum funding contributions, the Debtors and the DOL engaged in discussions regarding the ongoing administration of the Pension Plans. As a result of these discussions, the Debtors proposed, and the DOL agreed, that the Debtors would retain an independent fiduciary for the Pension Plans. With the DOL’s approval, the Debtors engaged Independent Fiduciary Services, Inc. (“IFS”) to fill that role.
     On November 30, 2004, IFS filed a motion to allow minimum funding contribution claims of the Debtors’ Pension Plans as administrative expenses. Specifically, the motion requested the allowance of an Administrative Claim against the Debtors in the amount of the unpaid minimum funding contributions to the Flight Attendant, Ground, and MAPC Pension Plans (no contributions to the Pilot Plan had been owed during this time period). On March 18, 2005, the Bankruptcy Court ruled in the Debtors’ favor that, as a matter of law, only that portion of the Debtors’ minimum funding obligations attributable to benefits earned post-petition was entitled to administrative priority under the Bankruptcy Code. Specifically, the Bankruptcy Court held that Section 1113(f), on its own, did not afford super-priority to the Debtors’ obligations under their CBAs. Furthermore, the Bankruptcy Court held that PBGC’s Claim for unpaid minimum funding obligations was not entitled to tax priority in bankruptcy where, as in this case, the automatic stay prevented the imposition of a lien against the Debtors. IFS has appealed the Bankruptcy Court’s ruling to the District Court. On May 27, 2005, the Debtors issued a notice to terminate IFS as independent fiduciary of the Pension Plans, effective on the later of July 27, 2005 or the termination date of each of the Pension Plans, respectively. Because the Ground, Flight Attendant, and MAPC Plans (the Pension Plans that were the subject of IFS’s motion) have been terminated, as of July 27, 2005 IFS is no longer independent fiduciary of those Pension Plans.
     Separately, the Debtors’ Canadian Auto Workers-represented (“CAW”) and IAM-represented employees located in Canada brought a motion before the Ontario Superior Court of Justice (the “Ontario Superior Court”) to compel minimum funding contributions to the pension plans maintained for the Debtors’ Canadian employees (the “Canadian Pension Plans”). In early February 2005, the Ontario Superior Court granted IAM and CAW’s motion to compel the Debtors to continue making minimum funding contributions to the Canadian Pension Plans. As a result, on or about March 31, 2005, the Debtors made the missed minimum funding contributions with respect to the Canadian Pension Plans which totaled approximately $710,000 (USD).
     In related matters, on July 30, 2004, IAM and various IAM-represented employees filed two separate lawsuits alleging breaches of fiduciary duty arising out of the Debtors’ decision to cease making minimum funding contributions. One action was filed in the District Court against the Pension and Welfare Plans Administration Committee of United Airlines, Inc. (“PAWPAC”) and certain executives of UAL, including Glenn F. Tilton, Frederic F. Brace, and Peter D. McDonald (IAM, et al. v. PAWPAC, et al., Case No. 04-C-496). The second action was filed in the United States District Court for the District of New Jersey against the same three executives (Donnelly, et al. v. Tilton et al., Case No. 04-03653). On August 2, 2004, the Debtors brought adversary proceedings against the various plaintiffs, requesting that the Bankruptcy Court enjoin the actions. On August 23, 2004, the Bankruptcy Court entered an order enjoining both actions. Both actions were later dismissed without prejudice. Accordingly, on May 20, 2005, the Debtors agreed to dismiss their adversary proceeding in the Bankruptcy Court without prejudice.
     Similarly, on August 11, 2004, IAM and AFA each filed a motion seeking appointment of a Chapter 11 trustee. They argued that the Debtors’ management had failed to perform its legal obligations with respect to its nonpayment of minimum funding contributions and was jeopardizing the Debtors’ chances of achieving a successful reorganization. In late October 2004, to resolve IAM’s and AFA’s motions, and address concerns expressed by IAM and AFA regarding the Debtors’ reformulated business plan, the Debtors agreed to retain Bridge Associates, LLC to review the Debtors’ revised business plan. IAM and AFA subsequently withdrew their motions for the appointment of a Chapter 11 trustee. On December 16, 2004, the Debtors advised the Bankruptcy Court that Bridge Associates, LLC had completed its review of the Debtors’ business plan and issued a final report concluding that the business plan was “feasible,” subject to certain operational and cash flow assumptions.14

[14]	The term “feasible” as used in Bridge’s report was defined as “the quality of being doable.”

(ii)	Revisiting the Section 1113 Process and Termination and Replacement of the Pension Plans.
     In the process of revising their business plan and after reviewing alternative approaches, the Debtors concluded that the airline industry’s continuing harsh operating and financial environment would likely require termination and replacement of the Debtors’ Pension Plans in order to obtain exit financing without a loan guarantee from the ATSB. The Debtors also determined and announced that, in addition to the savings realized from termination and replacement of the Debtors’ Pension Plans, the Debtors’ business plan required approximately $725 million in further average annual labor cost savings from the Debtors’ Union and SAM employees to meet exit financing requirements.
     To that end, the Debtors officially re-commenced Section 1113 discussions with their Unions on November 4, 2004 by distributing term sheets and a revised business model to them. The term sheets contained specific proposals, including suggested modifications to wages, benefits, and work rules that would provide each group’s portion of the approximately $725 million in labor cost reductions that the Debtors needed to start implementing by January 2005, plus a proposal to eliminate any requirement in their CBAs to maintain the Pension Plans. The Debtors also provided additional alternative cost savings options for the Unions to consider, and underscored their willingness to consider all workable options and alternatives proposed by the Unions that would still provide the long-term savings necessary to exit Chapter 11 successfully. On November 24, 2004, the Debtors filed their Section 1113(c) motion to reject their CBAs. The Bankruptcy Court scheduled a Section 1113(c) trial to commence on January 7, 2005. On a parallel track, the Debtors worked with their Unions to reach consensual agreements that would achieve the cost reductions the Debtors needed and that would avoid the need to commence the Section 1113(c) trial.
(a)	The Debtors’ December 2004 Agreements with ALPA, PAFCA and TWU
     In December 2004, the Debtors and ALPA reached an agreement on modifications to the ALPA CBA. Pursuant to the December 2004 ALPA agreement, the Debtors and ALPA agreed, among other things, that pilot base pay rates would be reduced by 14.7 percent, effective January 1, 2005, not to increase again until 2006. The original ALPA agreement also provided that if the Debtors should seek judicial approval to terminate the Pilot Plan after May 11, 2005, ALPA would waive any claim it may have that the termination of the Pilot Plan would violate the terms and conditions of the ALPA CBA. In return, the Debtors agreed to propose a plan of reorganization that provides pilots with: (a) $550 million of New UAL Convertible Employee Notes; (b) an additional pro rata distribution of the overall distributions to Unsecured Creditors under a plan; (c) an allowed administrative expense Claim of $167 million (twice the estimated cost savings to the Debtors), under certain conditions, which would be extinguished only if the agreement was ultimately terminated (the “Double Administrative Claim”); and (d) provide an annual 6 percent defined contribution plan for the pilots.
     As outlined in the agreement, the New UAL Employee Convertible Notes would be convertible into shares of New UAL Common Stock at a conversion price equal to the product of (x) 125% and (y) the average closing price of New UAL Common Stock for the sixty consecutive trading days following the Effective Date and will bear interest and be payable all as set forth in the ALPA 2005 Restructuring Agreement. The New UAL Employee Convertible Notes also will include other terms and conditions that are customarily found in public traded convertible securities of this type.
     Later in December 2004, the Debtors reached similar agreements with PAFCA and TWU. The PAFCA agreement provided that dispatcher base pay rates would be reduced by 5.2 percent, effective January 1, 2005, that monthly rates would be temporarily reduced by an additional 1.6 percent for the period January 1, 2005 through June 30, 2005, and that following the expiration of the temporary reduction, dispatcher wage rates would not increase again until 2006. The TWU agreement provided, among other things, that meteorologist base pay rates would be reduced by 9.8 percent, effective January 1, 2005. Both agreements, like the December 2004 ALPA agreement, provided that if the Debtors should seek judicial approval to terminate their respective Pension Plans the Unions would waive any claim they may have that the termination of such Pension Plans violated the terms and conditions of their CBAs. In return, the Debtors agreed to propose a plan of reorganization with: (a) New UAL Convertible Employee Notes (similar to the Notes provided to ALPA-represented employees) of $24,000 for TWU-represented employees and $400,000 for PAFCA-represented employees; (b) an additional pro rata distribution of the overall distributions to Unsecured Creditors under a plan; (c) an administrative claim equal to the estimated cost savings to the Debtors, under certain conditions, which would be extinguished only if the agreement was ultimately terminated; and (d) annual contributions to defined contribution plans of 5.5 percent for employees represented by TWU and 5 percent for employees represented by PAFCA.
     On December 16, 2004, the Debtors filed a motion to approve the December 2004 ALPA agreement and on January 5, 2005, the Debtors filed a motion to approve the December 2004 PAFCA and TWU agreements. On January 7, 2005, the Bankruptcy Court denied the Debtors’ motion to approve the agreement with ALPA. The motion to approve the ALPA agreement was opposed by the Creditors’ Committee, IAM, AFA, PBGC and trustees for various bond holders. On January 7, 2005, the Bankruptcy Court denied the motion to approve the agreement with ALPA, finding that certain incentive provisions unduly limited the rights of other parties. Specifically, the Bankruptcy Court found objectionable ALPA’s right to terminate the agreement and receive a double administrative claim if (1) other Unions’ Pension Plans were not terminated; (2) exclusivity was terminated and (3) a trustee was appointed or the case was converted to Chapter 7. As a result of the Bankruptcy Court’s refusal to approve the December 2004 ALPA agreement, the Debtors withdrew their motion to approve their agreements with PAFCA and TWU.
(b)	The Debtors’ Reconstituted Agreements with ALPA, TWU, and PAFCA
     After the Bankruptcy Court denied the Debtors’ motion to approve the December 2004 ALPA agreement, the Debtors and ALPA immediately recommenced negotiations to modify the ALPA CBA in a way that would resolve the Bankruptcy Court’s concerns. The Debtors and ALPA ultimately reached a tentative agreement reconstituting the deal (the “ALPA 2005 Restructuring Agreement”). Pursuant to the ALPA 2005 Restructuring Agreement, among other things, the pilot base pay rates would be reduced by 11.8 percent, effective January 1, 2005, not to increase again until 2006, and an incremental 6 percent defined contribution plan would be implemented. Unlike the original ALPA agreement, the ALPA 2005 Restructuring Agreement did not contain a Double Administrative Claim or any of the other provisions the Bankruptcy Court found objectionable..
     The Debtors also reconstituted their agreements with PAFCA and TWU (respectively, the “PAFCA 2005 Restructuring Agreement” and “TWU 2005 Restructuring Agreement”). Among other things, the PAFCA 2005 Restructuring Agreement provided for dispatcher base pay rates to be reduced by 5.2 percent, effective January 1, 2005, with no increase until 2006, and the TWU 2005 Restructuring Agreement provided for meteorologist base pay rates to be reduced by 7.2 percent, effective January 1, 2005. As with their December 2004 agreement with PAFCA and TWU, the Debtors agreed to provide annual contributions to defined contribution plans averaging 5.5 percent of pay for employees represented by TWU and 5 percent for employees represented by PAFCA.
     As with their December 2004 tentative agreements, each of the ALPA, PAFCA and TWU 2005 Restructuring Agreements provided that if the Debtors should seek judicial approval to terminate their respective Pension Plans, under certain circumstances, the Unions would waive any claims that this would violate the terms and conditions of their CBAs. These 2005 Restructuring Agreements continued to provide that the Debtors would propose a plan of reorganization that contained New UAL Convertible Employee Notes (totaling $550 million, $400,000 and $24,000 for ALPA, PAFCA and TWU represented employees respectively).
     During this same time period, the Debtors also announced that they were asking their SAM employees to take further reductions in salary and benefits. Consequently, pay rates were reduced by 4% to 11% on January 1, 2005, and changes to benefits were implemented in the first quarter. Additional reductions to headcount were also made, and initiatives to achieve even further gains in productivity are ongoing. In consideration, and to account for the termination of the MAPC Plan, the Debtors have provided in their business plan to distribute New UAL Convertible Employee Notes to SAM employees calculated using a methodology consistent with that used to calculate the New UAL Convertible Employee Notes for ALPA, PAFCA, and TWU, totaling approximately $56 million.
     Moreover, as they previously had agreed in their 2003 Restructuring Agreements, the Debtors also agreed to provide in their plan of reorganization that their ALPA, PAFCA and TWU-represented and SAM employee groups would share in the distributions to the Debtors’ unsecured creditors on account of labor and pension-related savings achieved during the 2005 labor savings initiative. Specifically, the Debtors agreed to propose a plan of reorganization providing for distributions to each of these employee groups as though such groups had Unsecured Claims, calculated as follows: (a) (i) the dollar value of 30 months of average cost reductions obtained in the Debtors’ 2003 labor savings initiatives with respect to each respective employee group as reasonably measured by the Debtors’ labor model, plus (ii) the dollar value of 20 months of average cost reductions obtained in the Debtors’ 2005 labor savings initiatives with respect to each respective employee group as reasonably measured by the Debtors’ labor model, divided by (b) the sum of each respective distribution and the total amount of all other allowed prepetition general Unsecured Claims against the Debtors.
     Each of the ALPA, TWU, and PAFCA 2005 Restructuring Agreements also provided that they could be terminated at the option of the respective Union if a plan of reorganization is confirmed which contains any material term that is materially inconsistent with the terms of the respective 2005 Restructuring Agreement or if the Debtors failed to achieve a specifically defined aggregate level of cost saving from all of its other employee groups, including SAM. Each of the ALPA, TWU, and PAFCA 2005 Restructuring Agreements was ratified by their respective Union membership and approved by the Bankruptcy Court.15 The orders approving the ALPA, PAFCA, and TWU 2005 Restructuring Agreements provided that judicial approval of such agreements would have the same meaning and effect as judicial approval of the 2003 Restructuring Agreements.
     The Debtors estimate that with respect to wage and related relief, they will achieve approximately $181 million of average annual wage and related savings pursuant to the ALPA 2005 Restructuring Agreement; approximately $230,000 of average annual wage and related savings pursuant to the TWU 2005 Restructuring Agreement; approximately $2.8 million of average annual wage and related savings pursuant to the PAFCA 2005 Restructuring Agreement; and approximately $112 million of average

[15]	Two parties, the United Retired Pilots Benefit Protection Association (“URPBPA”) and PBGC, appealed the Bankruptcy Court’s approval of the ALPA 2005 Restructuring Agreement. The Debtors filed motions to dismiss both appeals. On June 24, 2005, the District Court dismissed the URPBPA appeal. On July 19, 2005, URPBPA appealed the District Court’s ruling to the Seventh Circuit Court of Appeals. The Seventh Circuit has set a deadline for URPBPA to file its opening brief of September 16, 2005. On July 22, 2005, the District Court entered an order approving PBGC’s motion to voluntarily dismiss its appeal.

annual wage and related savings with respect to SAM employees. Copies of the ALPA, PAFCA, and TWU 2005 Restructuring Agreements are in the Plan Supplement, as Exhibits 19, 24, and 26, respectively.
(c)	PBGC’s Commencement of Involuntary Termination Actions Regarding the Pilot Plan
     On December 30, 2004, PBGC initiated an involuntary termination action with respect to the Pilot Plan in the District Court. The Debtors immediately requested that the District Court refer the matter to the Bankruptcy Court pursuant to the Internal Operating Procedures for the Northern District of Illinois. The District Court entered an order referring the case to the Bankruptcy Court over PBGC’s objections. PBGC’s motion to reconsider the referral order is still under advisement with the District Court. In the interim, PBGC has filed a motion for summary judgment in the Bankruptcy Court. United, and several other parties filed responses, and PBGC filed a reply on August 5, 2005. On August 26, 2005, the Bankruptcy Court denied the PBGC’s summary judgment motion in part. The Court held that summary judgment was inappropriate to determine whether the Pilot Plan should be terminated under Section 1342(a) of ERISA. However, the Court granted the agency’s motion to set the termination effective date as December 30, 2004. A trial to adjudicate the termination issue is scheduled to commence on September 21, 2005.
(d)	Debtors’ 2005 Agreement with AFA, Original 2005 Tentative Agreement with AMFA, and 1113(e) Relief Obtained as to IAM
     Just as the Section 1113(c) trial was set to begin in early January 2005, the Debtors reached tentative agreements with AFA (the “AFA 2005 Restructuring Agreement”) and AMFA on long-term wage and related savings, though not with respect to pension relief. Among other things, the AFA 2005 Restructuring Agreement provided that flight attendant pay rates would be reduced by 9.5 percent, effective January 7, 2005, with no increase until 2007, and termination provisions similar to those included in the ALPA, PAFCA and TWU agreements discussed above. Under the AFA 2005 Restructuring Agreement, the Debtors agreed that AFA-represented employees would share in the Unsecured Distribution of New UAL Common Stock with the Debtors’ Unsecured Creditors. Specifically, the Debtors agreed to propose a plan of reorganization providing for distributions to their AFA-represented employees, as though they had Unsecured Claims, calculated as follows: (a) (i) the dollar value of 30 months of average cost reductions obtained in the AFA 2003 Restructuring Agreement, as reasonably measured by the Debtors’ labor model, plus (ii) the dollar value of 20 months of average cost reductions obtained in the AFA 2005 Restructuring Agreement as reasonably measured by the Debtors’ labor model, divided by (b) the sum of the distribution and the total amount of all other allowed prepetition general Unsecured Claims against the Debtors. A copy of the AFA 2005 Restructuring Agreement is in the Plan Supplement, as Exhibit 17.
     The AFA Restructuring Agreement was ratified by AFA’s membership and approved by the Bankruptcy Court. The order provided that judicial approval of the agreement would have the same meaning and effect as judicial approval of the AFA 2003 Restructuring Agreement. The Debtors estimate that with respect to wage and related relief, they will achieve approximately $130 million of average annual wage and related savings pursuant to the AFA 2005 Restructuring Agreement.
     Among other items, the tentative agreement reached with AMFA provided that the base pay of non-utility classifications would be reduced by 5.0 percent and the base pay of utility classifications would be reduced by 10.0 percent, effective January 9, 2005, with no increase until 2006. AMFA’s membership, however, did not approve this tentative agreement. As a result, the Debtors were forced to file a motion under Section 1113(e) of the Bankruptcy Code to obtain interim wage concessions from

AMFA, which was granted by the Bankruptcy Court on January 31, 2005. The Bankruptcy Court’s order, effective through May 31, 2005, required a temporary pay rate reduction for AMFA-represented employees of 9.8 percent and a 25 percent reduction in sick pay for the first 15 days of any occurrence.
     The Debtors also were unable to reach an agreement with IAM. However, IAM did not object to the Debtors’ Section 1113(e) motion for interim wage concessions. On January 6, 2005, the Bankruptcy Court granted the IAM Section 1113(e) order, effective through April 11, 2005 (which was subsequently extended through July 22, 2005), requiring a temporary reduction in the base pay for IAM-represented employees of 11.5% and a 30% reduction in sick pay.
     As the Debtors were unable to reach ratified agreements in January 2005 with IAM, AMFA, and AFA (regarding pension relief), the parties agreed to continue the Section 1113(c) trial to May 11, 2005, thus providing time for further negotiations designed to achieve consensual resolutions. The parties agreed that if by April 11, 2005 there were no ratified agreements on long-term cost-savings with AMFA and IAM and on pension issues with all three groups, the Debtors would re-file their Section 1113(c) motion with respect to these issues and file a motion for voluntary distress termination of each of the Pension Plans applicable to the employees represented by these Unions.
(e)	PBGC’s Commencement of Involuntary Termination Actions Regarding the Ground Plan and AFA’s Notice to Terminate AFA 2005 Restructuring Agreement
     On March 11, 2005, PBGC filed an involuntary termination complaint to terminate the Ground Plan (which covers all AMFA-represented employees and some IAM-represented employees) in the United States District Court for the Eastern District of Virginia. The Debtors filed a motion on March 25, 2005 to transfer venue of PBGC’s action to the District Court for the Northern District of Illinois for reference to the Bankruptcy Court.
     Additionally, on April 8, 2005, AFA served notice to the Debtors of its intention to exercise the termination provision in the 2005 AFA Restructuring Agreement. Although the Debtors believe that AFA has no cause to terminate the 2005 AFA Restructuring Agreement, the parties agreed to and are in the process of resolving the matter through expedited arbitration.
(f)	The Debtor’s Global Settlement with PBGC and Termination of the Flight Attendant and MAPC Pension Plans
     The Debtors continued to negotiate in good faith with AFA, IAM, and AMFA, the parties were unable to reach a consensual resolution. Thus, on April 11, 2005, the Debtors re-filed their motion under Section 1113(c) of the Bankruptcy Code (with respect to the AFA only on pension issues) and filed a motion for voluntary distress termination of the MAPC and Flight Attendant Pension Plans.
     After intensive, good faith, arm’s-length negotiations, the Debtors and PBGC reached a global settlement regarding the Debtors’ Pension Plans on April 22, 2005 (the “PBGC Settlement Agreement”). Among other things, the PBGC Settlement Agreement contemplates termination of all four underfunded Pension Plans pursuant to Title IV of ERISA, should PBGC determine that the statutory requirements for involuntary termination have been met as to each plan. Following any termination, the Debtors would enter into trusteeship agreements with PBGC. Such terminations would save the Debtors $4.4 billion of minimum required cash contributions over the next six years and $1.3 billion for 2005 alone. The Debtors and PBGC reserved the right in this agreement to continue to explore alternatives to pension termination and to terminate the PBGC Settlement Agreement if they decided to pursue any such alternatives. Additionally, under the PBGC Settlement Agreement, the Debtors will be released from over $990 million in alleged administrative minimum funding contribution Claims, and almost $800 million in other alleged “real dollar” Claims against United and certain of its non-debtor affiliates.
     In the PBGC Settlement Agreement, United agreed that it would propose in its plan of reorganization that PBGC would receive the following consideration: $500 million in 6% New UAL Senior Subordinated Notes; $500 million in 8% New UAL Contingent Senior Subordinated Notes; and 500 million shares of 2% New UAL Convertible Preferred Stock (collectively, the “PBGC Securities”). PBGC also will be allowed a single prepetition, general, unsecured unfunded liability Claim, for an amount determined under PBGC regulations and taking into account, among other things, the joint and several nature of the PBGC’s Claims, the value provided to PBGC under the PBGC Settlement Agreement, and PBGC’s waiver of certain of its Claims under the PBGC Settlement Agreement, against the United Estate (and not separate, joint and several Claims against each United entity) arising from the termination of the Pension Plans. The Debtors estimate that PBGC’s unfunded liability Claim could total approximately $9.9 billion, if allowed, as calculated under PBGC’s regulations. The Creditors’ Committee has reserved its rights to object to PBGC’s unfunded liability Claim, including, without limitation, that it should be calculated by the “prudent investor” standard.
     The PBGC Settlement Agreement also included other terms. The Debtors and PBGC agreed that at the Debtors’ option, PBGC shall assign 45% of the distribution that it receives on account of its Claim as directed by the Debtors. However, separate and apart from the PBGC Settlement Agreement, the Debtors agreed to consult with the Creditors’ Committee prior to directing any assignment, give 10 days business notice before directing any assignment, gain Bankruptcy Court approval under “the best interest of creditors’ test” pursuant to a de novo review, and, if the Debtors do not exercise such discretion, then the Debtors shall direct such distribution to the unsecured Creditor body. The parties also agreed that the Debtors would not implement any new defined benefit pension plans for a five-year period beginning on the Effective Date. Finally, the parties agreed that if the Bankruptcy Court confirms a plan of reorganization that does not provide for the terms of the PBGC Settlement Agreement, or if a plan of reorganization containing such terms does not become effective, then the terms of the PBGC Settlement Agreement are null and void as they relate to: (i) PBGC’s waiver and release of various Claims for minimum funding contributions, unfunded benefits, and insurance premiums (other than the settlement and release of fiduciary duty Claims, if such settlement and release already has occurred); (ii) PBGC’s agreement to release any and all Liens against any United entities; (iii) PBGC’s agreement not to set off any of its Claims; (iv) PBGC’s agreement to assign 45% of the distribution it receives on account of its unfunded liability Claim at United’s direction; and (v) United’s agreement to pay PBGC’s professional fees related to the Chapter 11 Cases.
     The PBGC Settlement Agreement was a landmark achievement in the Debtors’ restructuring that provided significant momentum for the Debtors’ emergence from Chapter 11 and their continuing efforts to become a competitive, sustainable enterprise. On April 26, 2005, the Debtors filed an emergency motion to approve the PBGC Settlement Agreement. Various stakeholders, including AFA, IAM, AMFA, IFPTE, URPBPA, IFS, and certain indenture trustees, objected to the PBGC Settlement Agreement on various grounds. On May 10, 2005, the Bankruptcy Court overruled the objections and approved the PBGC Settlement Agreement, provided that judicial approval of such agreement would have the same effect as judicial approval of the 2003 Restructuring Agreements. Thereafter the Debtors voluntarily withdrew their motion to reject the AFA CBA, as such ruling narrowed the scope of the impending trial solely to wage and work rule issues under the AMFA and IAM CBAs.

     IAM and AFA filed notices of appeal from the Bankruptcy Court’s order approving United’s settlement with PBGC (the “PBGC Settlement Order”).16 IAM filed a motion to dismiss its appeal on August 11. On September 6, 2005, the District Court granted IAM’s motion.
     On May 20, AFA filed a motion in the Bankruptcy Court seeking a stay pending appeal of the PBGC Settlement Order. On May 26, the Bankruptcy Court denied AFA’s request for a stay. AFA next filed its motion in the District Court for a stay pending appeal in the District Court and also sought expedited briefing of the appeal. On June 16, the District Court denied AFA’s motion without prejudice on procedural grounds. On June 20, AFA re-filed its motion. On July 21, the District Court affirmed the Bankruptcy Court’s decision. On July 25, AFA appealed the District Court’s ruling to the Seventh Circuit. AFA filed its initial brief on August 5. PBGC and United filed their responsive briefs on August 23 and 24 respectively, and AFA filed its reply on September 2. The Seventh Circuit has scheduled oral arguments on this matter for September 13.
     Separately, on May 20, 2005, AFA filed a declaratory action against PBGC in the United States District Court for the District of Columbia to enjoin PBGC’s termination of the Flight Attendant Plan under ERISA § 4003. On June 3, 2005, the District Court for the District of Columbia heard extensive argument on AFA’s motion for a preliminary injunction. On June 8, the District Court for the District of Columbia denied AFA’s preliminary injunction motion. The District Court for the District of Columbia ruled that there was not a strong likelihood of success on the merits of AFA’s argument, there was no irreparable harm absent a stay, the balance of the harms did not warrant a preliminary injunction, and a preliminary injunction was not in the public’s best interest.
     On June 23, 2005, PBGC issued notices of determination that the MAPC and Flight Attendant Plans should be terminated, with termination dates of June 30, 2005. The Debtors and PBGC subsequently entered into trusteeship agreements whereby PBGC become the statutory trustee of the Pension Plans (such an agreement had been executed for the Ground Plan on May 23, 2005), and the Debtors have no further duties or rights with respect to those Pension Plans.
     Following PBGC’s termination of the Flight Attendant Plan on June 30, AFA amended its complaint to allege that PBGC had arbitrarily and capriciously terminated the Flight Attendant Plan; it also seeks to restore the Flight Attendant Plan. PBGC has a deadline to file a motion for summary judgment by October 3; AFA will have until October 23 to file its opposition and cross-motion; PBGC will have until November 4 to file its reply and opposition to AFA’s cross-motion; and AFA will have until November 18 to file its cross-motion reply.
(g)	The Debtors’ AMFA Agreement
     On May 11, 2005, a trial commenced before the Bankruptcy Court on the Debtors’ Section 1113(c) motion with IAM and AMFA. Throughout the duration of the trial, the parties continued to negotiate towards a consensual resolution. Ultimately, United reached a tentative agreement with AMFA on May 16, 2005 (the “AMFA 2005 Restructuring Agreement”).
     Pursuant to the AMFA 2005 Restructuring Agreement, which was ratified by AMFA’s membership on May 31, among other things, the pay of all AMFA-represented employees will be reduced by 3.9 percent and will not be increased until 2006. The AMFA 2005 Restructuring Agreement also

[16]	In addition, AMFA filed a notice of appeal concerning the PBGC Settlement Order for the limited purpose of challenging the March 11 termination date for the Ground Plan. This appeal, however, was subsequently dismissed by agreement of the parties.

provides that AMFA will waive any Claim it may have that the termination of the Ground Plan does or would violate the terms and conditions of the AMFA CBA or any other agreements or status quo between the parties, and that AMFA shall not otherwise oppose United’s efforts to terminate the Ground Plan.
     The Debtors agreed in the AMFA 2005 Restructuring Agreement to propose a plan of reorganization with: (a) $40 million of New UAL Convertible Employee Notes for AMFA-represented employees; and (b) provide a defined contribution plan (averaging 5.0 percent of pay) for AMFA-represented employees. Moreover, the Debtors also agreed to propose a plan of reorganization providing for distributions to their AMFA-represented employees, as though they had Unsecured Claims, calculated as follows: (a) (i) the dollar value of 30 months of average cost reductions obtained in the Debtors’ 2003 labor savings initiatives with respect to AMFA-represented employees as reasonably measured by the Debtors’ labor model, plus (ii) the dollar value of 20 months of average cost reductions obtained in the AMFA 2005 Restructuring Agreement as reasonably measured by the Debtors’ labor model, divided by (b) the sum of the distribution and the total amount of all other allowed prepetition general Unsecured Claims against the Debtors.
     In addition, the order approving the AMFA 2005 Restructuring Agreement provided that judicial approval of such agreement would have the same effect as judicial approval of the 2003 Restructuring Agreements. Finally, the AMFA 2005 Restructuring Agreement provides that such agreement may be terminated at the option of the Union if a plan of reorganization is confirmed which contains any material term that is materially inconsistent with the terms of the agreement. On May 31, the Bankruptcy Court entered an order approving the AMFA 2005 Restructuring Agreement. The Debtors estimate that with respect to wage and related relief, it will achieve approximately $96 million of average annual wage and related savings pursuant to the AMFA 2005 Restructuring Agreement. A copy of the AMFA 2005 Restructuring Agreement is in the Plan Supplement, as Exhibit 20.
     On June 10, following ratification and Bankruptcy Court approval of the AMFA 2005 Restructuring Agreement, the Debtors agreed with AMFA and PBGC to litigate the propriety of the March 11 termination date in the context of PBGC’s involuntary termination action pending in the Eastern District of Virginia. The parties also presented the court with an agreed briefing schedule regarding the various discovery-related issues in that action. In accordance with the parties’ agreement, the Debtors and PBGC withdrew their joint motion to dismiss and the Debtors withdrew without prejudice their motion to transfer venue. A pre-trial conference is scheduled with respect to this matter on September 15. On June 13, AMFA and United filed a joint stipulation to dismiss AMFA’s appeal of the PBGC Settlement Order.
(h)	The Debtors’ IAM Agreement
     The Debtors also reached an agreement in principle with IAM on May 31, 2005 (the “IAM 2005 Restructuring Agreement”). Pursuant to the IAM 2005 Restructuring Agreement, which was ratified by IAM’s membership on July 21, among other things, the pay of most IAM-represented employees will be reduced by 5.5 percent, effective July 1, 2005, with such pay not to begin increasing again until 2007. The IAM 2005 Restructuring Agreement also provides that IAM will withdraw with prejudice any and all opposition to termination of the two United defined benefit pension plans in which IAM members participate: the Ground Plan and the MAPC Plan. The Debtors agreed in the IAM 2005 Restructuring Agreement to propose a plan of reorganization with $60 million of New UAL Convertible Employee Notes for IAM-represented employees. Moreover, the Debtors also agreed to propose a plan of reorganization providing for distributions to their IAM-represented employees, as though they had Unsecured Claims, calculated as follows: (a) (i) the dollar value of 30 months of average cost reductions in the in the Debtors’ 2003 labor savings initiatives with respect to IAM-represented employees as reasonably measured by the Debtors’ labor model, plus (ii) the dollar value of 20 months of average cost reductions in the IAM 2005 Restructuring Agreement as reasonably measured by the Debtors’ labor model, divided by (b) the sum of the distribution and the total amount of all other allowed prepetition general Unsecured Claims against the Debtors.
     In addition, the order approving the IAM 2005 Restructuring Agreement provided that judicial approval of such agreement would have the same effect as judicial approval of the 2003 Restructuring Agreements. On July 22, the Bankruptcy Court entered an order approving the IAM 2005 Restructuring Agreement. United estimates that with respect to wage and related relief, it will achieve approximately $163 million of average annual wage and related savings pursuant to the IAM 2005 Restructuring Agreement.17 A copy of the IAM 2005 Restructuring Agreement is in the Plan Supplement, as Exhibit 22.
     Collectively, the average labor and wage cost savings over 20 months based on the Debtors’ 2005 labor savings initiatives total approximately $1.1 billion.
     5. Section 1110 and Fleet Restructuring
     United has undertaken a comprehensive rationalization and refinancing process to contract its fleet to match capacity with demand and reduce a substantial portion of its fleet financing obligations to current market rates. This process has involved complying with United’s obligations under the Bankruptcy Code and intensive negotiations with United’s aircraft financiers.
          a. Section 1110 and the Automatic Stay.
     In general, upon the filing of a Chapter 11 bankruptcy petition, the automatic stay under Section 362 of the Bankruptcy Code enjoins the enforcement of rights and remedies by a debtor’s creditors. Section 1110 of the Bankruptcy Code operates as an exception to the automatic stay for certain types of financed aircraft and aircraft equipment.
     As discussed in 0 above, the 463 aircraft in the Debtors’ Section 1110 Fleet were financed or leased and are subject to Section 1110 of the Bankruptcy Code (the “Section 1110 Fleet”). Pursuant to Section 1110 of the Bankruptcy Code, by February 7, 2003 (60 days after the Petition Date), the Debtors either had to: (i) take certain statutorily prescribed actions to elect to perform their obligations under the prepetition financing arrangements (“1110(a) Elections”); or (ii) enter into agreements with the respective aircraft financiers that would allow the Debtors to continue to use the aircraft without making such election to perform (“1110(b) Stipulations”), to continue the automatic stay in effect for aircraft in the Section 1110 Fleet. On February 7, 2003, the Debtors made 1110(a) Elections with respect to approximately 214 aircraft in the Section 1110 Fleet (“1110(a) Aircraft”). The Debtors also entered into, or had agreements in principle to enter into, 1110(b) Stipulations with respect to approximately 173 aircraft in the Section 1110 Fleet. As to the remainder of the Section 1110 Fleet, the automatic stay terminated on February 7, 2003 and the related financiers were able to exercise their remedies and take enforcement actions.

[17]	All of the 2005 Restructuring Agreements also reduced represented employees’ participation in the Debtors Success Sharing Program. At targeted levels of performance, these changes reduce the Debtors’ costs by approximately $100 million annually.

          b. Aircraft Rejections and Abandonment.
     Also, under the Bankruptcy Code, airline debtors may reject burdensome aircraft leases and/or financing arrangements or abandon property of their Estates. Based on a variety of factors, including financing costs and anticipated revenues, the Debtors decided during their Chapter 11 Cases to decrease the size of their fleet. To effectuate that downsizing, the Debtors have to date rejected, abandoned, sold, retired, or returned over 100 aircraft. The Debtors believe that, by the Effective Date, they will operate a fleet of 453 aircraft.18
          c. Auction Pool, Manufacturer, and Cross-Border Restructurings.
     As discussed in ARTICLE II.B.2.a above, as of the Petition Date, the 463 financed aircraft in the Section 1110 Fleet were owned or leased by the Debtors pursuant to a broad variety of financings, including, without limitation, mortgages, capital leases, single investor leases, leveraged leases, Japanese leveraged leases (JLLs), German leveraged leases (GLLs) and French leveraged leases (FLLs). To realize further cost savings, the Debtors have worked intensively during their Chapter 11 Cases to identify opportunities to reduce their fleet operating costs, quantify those opportunities, negotiate with all necessary parties to restructure existing financing and leasing arrangements, seek court approvals and finalize such aircraft restructurings.
     To better manage the restructuring (and carry out their program of “marking-to-market” their aircraft financing costs), the Debtors divided their Section 1110 Fleet into four general categories: so-called “Auction Pool Aircraft,” “Cross-Border Transactions,” “Manufacturer Transactions,” and “Public Debt Aircraft.” The Auction Pool Aircraft consisted of approximately 150 older Boeing aircraft financed primarily through U.S. leveraged leases, mortgages, or single investor leases. The Cross-Border Transactions consisted of 58 newer Boeing and Airbus aircraft financed through JLLs, GLLs and FLLs by investors in Japan, Germany, and France. The Manufacturer Transactions consisted of approximately 97 aircraft financed by Boeing, Airbus, General Electric, and International Aero Engines. Finally, the Public Debt Aircraft consist of a mix of approximately 158 older and newer Boeing and Airbus aircraft financed by holders of public debt through pass-through certificates (PTCs), equipment trust certificates (ETCs), and enhanced equipment trust certificates (EETCs).19
     As indicated, the Debtors’ central goal in restructuring the Auction Pool Aircraft, Cross-Border Transactions, Manufacturer Transactions, and Public Debt Aircraft has been to reduce their rent and other payment obligations. Towards that end, for certain of the Auction Pool Aircraft (Boeing 737s and 767s), the Debtors engaged in a so-called “reverse Dutch auction.” The Debtors offered different pricing terms for limited quotas of specific types of aircraft and the Debtors accepted bids for the financing terms until the Debtors exhausted their quota for each aircraft type. The Debtors did not utilize the auction format for the remainder of the Auction Pool Aircraft (Boeing 757s and 747s), the Cross-Border, Manufacturer, and Public Debt deals. For the entire Section 1110 Fleet, however, the aircraft financiers were offered the opportunity to enter into long-term restructured financing arrangements at reduced rates that the Debtors believe reflect current market rates.

[18]	Nothing in this Disclosure Statement constitutes a commitment by United as to the number of rejections or abandonments that will occur prior to substantial consummation of the Plan or a commitment as to the projected size of its aircraft fleet as of the effective date of the Plan or for any period thereafter.

[19]	Approximately 17 aircraft from the Auction Pool Aircraft that were financed through private transactions ultimately migrated to the Public Debt Aircraft, largely because of cross-holdings between various transactions.

     The restructurings for the Auction Pool Aircraft, Cross-Border Transactions, Manufacturer Transactions, and Public Debt Aircraft were effectuated either by terminating the existing arrangement and entering into new financings or amending the prepetition financing structures (the “Postpetition Aircraft Agreements”). In general, as part of the Postpetition Aircraft Agreements, other than with respect to the Public Debt Aircraft, the Debtors have reserved their right to terminate and reject the restructured financing arrangements during the Chapter 11 Cases (up until substantial Consummation of the Plan) as the Debtors’ fleet plan evolved. Also, as part of the Postpetition Aircraft Agreements, the Debtors sought to settle the Administrative and prepetition Unsecured Claims of the aircraft financiers. For the Manufacturer Transactions, the aircraft financiers waived their prepetition Claims in whole or in part so long as the Debtors did not terminate or reject the restructured agreements.
     Auction Pool Restructurings. Generally, the Postpetition Aircraft Agreements for the Auction Pool Aircraft contemplate converting the former financing arrangements into operating leases at rates the Debtors believe reflect current market rates. These leases generally have 2 to 9-year terms with certain renewal options.
     Cross Border Restructurings. The Cross-Border Transactions were structured to permit the investors to take advantage of certain favorable tax laws in their home jurisdictions. From United’s standpoint, each transaction was tantamount to a mortgage financing. During the course of the Chapter 11 Cases, the majority of these Cross-Border Transactions were amended to provide debt relief (in the form of principal reductions and/or deferrals) and/or interest rate reductions. These Postpetition Aircraft Agreements have maturities of 9 to 11 years after the Effective Date. No aircraft secures more than one note. Generally, the notes provide for semi-annual payments of principal and interest.
     Manufacturer Restructurings. The Manufacturer Transactions were structured in a variety of ways. Certain of the Manufacturer Transactions were restructured entirely into a combination of leasing and mortgage transactions bearing rates that the Debtors believe reflect current market rates. Other manufacturer restructurings involved amendment of existing lease facilities, which effectively reduced the rentals to current market rates. These mortgage and lease transactions have maturities ranging from 2 to 17 years after the Effective Date.
     Of the 303 aircraft included in the Auction Pool Aircraft, the Cross Border Transactions, and the Manufacturer Transactions, 267 will be subject to postpetition restructuring transactions.
          d. Public Debt Aircraft
     While United successfully negotiated Postpetition Aircraft Agreements with individual financiers for the Auction Pool Aircraft, the Cross-Border Transactions, and the Manufacturer Transactions, the financiers and other individuals and entities representing the Public Debt Aircraft refused to negotiate with United individually and, instead, formed a group — the “Public Debt Group” (“PDG”) — that elected to conduct coordinated negotiations.
     During the first six months of these cases, United negotiated so-called “Adequate Protection Stipulations” with the PDG (in connection with this effort, certain of the Auction Pool Aircraft were included with the Public Debt Aircraft due to common holding by the applicable financiers). Pursuant to these stipulations, United generally agreed to pay for the use of the Public Debt Aircraft during the Chapter 11 Cases until the rejection or abandonment of such aircraft and/or termination of the applicable Adequate Protection Stipulation. Portions of such payments were deferred until fall 2003 or spring 2004, at which time United caught-up on these deferred payments through six equal monthly installments. The Adequate Protection Stipulations also provided that in settlement of certain Claims asserted under Section

1110(a) of the Bankruptcy Code, the Debtors had to make certain payments (with administrative priority) starting in March 2004, to be paid in 6 equal monthly installments.
     After Bankruptcy Court approval of the Adequate Protection Stipulations, United entered into negotiations with the PDG on a long-term resolution. Negotiations with the PDG initially culminated in a draft global restructuring agreement in principle dated February 13, 2004. This first agreement with the PDG, however, contemplated securing a loan guaranty from the ATSB for the Debtors’ exit financing. The ATSB’s denial of the Debtors’ loan guaranty application on June 17, 2004, discussed above in ARTICLE III.C.4, and other adverse economic developments eventually led United to elect not to proceed with the February 13, 2004 agreement.
(i)	Antitrust Litigation
     The ATSB’s denial, as well as greatly increased fuel costs and fare reductions, forced United to develop a new business plan and led to a several-month hiatus in negotiations with the PDG. By November 2004, the Debtors had completed this process, and United advised the PDG that it would be forwarding new proposals. Nonetheless, on November 23 and 24, 2004, the PDG sent formal demands for immediate repossession of fourteen aircraft pursuant to Section 1110(c) of the Bankruptcy Code. On November 26, 2004, United filed a verified complaint for injunctive relief and moved for a temporary restraining order (“TRO”) on antitrust grounds to enjoin the PDG’s repossessions and collusive behavior. On that same day, the Bankruptcy Court, after an evidentiary hearing, entered a TRO, finding that United’s showing of irreparable harm was undisputed and that United had shown a likelihood of success on its antitrust Claims. The Bankruptcy Court set a preliminary injunction hearing for December 15, 2004.
     In connection with the parties’ preparation for the preliminary injunction hearing, the PDG representatives advised United that they were withholding on grounds of attorney-client privilege all communications among members of the PDG. On December 8, 2004, the Bankruptcy Court granted United’s motion to compel production of such documents and ordered immediate production for in camera review of documents withheld on privilege grounds. In response, PDG representatives advised the Bankruptcy Court that they would not comply and requested that the court hold them in contempt to facilitate an immediate appeal. The Bankruptcy Court accommodated this request by entering a contempt order. The Bankruptcy Court also entered an agreed order continuing the TRO and the preliminary injunction hearing while the PDG appealed the contempt ruling. Thereafter, the PDG contemporaneously moved to withdraw the reference to the District Court and appealed both the contempt order and the November 26, 2004 TRO to the District Court. On December 9, 2004, the District Court denied the PDG’s motion to withdraw the reference. In addition, in opinions dated March 18, 2005, the District Court dismissed both appeals on the ground that they involved a non-appealable, interlocutory order. The District Court also declined to accept the appeals on a discretionary basis. Thereafter, the PDG petitioned the Seventh Circuit for a writ of mandamus.
     On May 6, 2005, the Seventh Circuit granted the PDG’s writ of mandamus on the TRO (and denied the writ as to the contempt order). The Seventh Circuit reversed the Bankruptcy Court and the District Court and ordered the District Court to dissolve the TRO injunction. After the Seventh Circuit’s Order issued, the Debtors moved to dismiss the antitrust complaint. The Creditors’ Committee opposed the motion, arguing that dismissal would amount to abandonment of a valuable asset of the Estates, and contemporaneously sought leave to prosecute the action. On May 20, 2005, the Bankruptcy Court denied the dismissal motion on the grounds that the Claims stated in the complaint had value. The PDG thereafter filed a motion with the Seventh Circuit to enforce its May 6 opinion. On May 27, 2005, the Seventh Circuit issued an order granting the PDG’s enforcement motion and providing that the injunction should be dissolved immediately and the antitrust action dismissed. On June 1, 2005, the Bankruptcy

Court dismissed the antitrust action with prejudice and denied the Creditors’ Committee’s motion for leave to prosecute. The Creditors’ Committee has appealed both of those rulings to the District Court. As of the date hereof, those appeals are pending in the District Court. Also, the Seventh Circuit denied the Creditor’s Committee’s motion for rehearing en banc of the decision to grant the writ of mandamus. The Creditors’ Committee has now filed a petition for certiorari in the United States Supreme Court seeking review of the mandamus decision. United will file a response on September 7.
     Although United’s antitrust complaint has been dismissed, the PDG filed a series of counterclaims against United for damages. United subsequently moved to dismiss those counterclaims. On July 15, 2005, the Bankruptcy Court dismissed these counterclaims with prejudice. The PDG filed a notice of appeal with respect to this order on July 27, 2005.
     By the time of the Seventh Circuit’s ruling, United already had rejected six of the fourteen aircraft subject to the TRO, leaving eight B767 aircraft unresolved. Ultimately, United could not reach agreement with the PDG to retain the “1993A PTC” and “1993C PTC” aircraft (four B767s), which United was required to return in compliance with the demands of the PDG. With respect to the remaining four “Jets 95A” aircraft, United successfully negotiated to purchase and retain those aircraft in its fleet and, ultimately, entered into an arrangement to finance the purchase.
(ii)	Section 365(d)(10) Litigation
     In addition to the antitrust litigation, United and the PDG litigated the amount and extent of United’s postpetition obligations for use of the Public Debt Aircraft. On December 5, 2003, the PDG filed a motion seeking administrative expense payments under Sections 365(d)(10), 503(b)(1)(A) and 1110 of the Bankruptcy Code for fifteen leased aircraft that the Debtors rejected (in addition to the payments under the Adequate Protection Stipulations) (the “365(d)(10) Motion”). These PDG argued that the foregoing Bankruptcy Code provisions require the Debtors to compensate them for the difference between the prepetition lease rates for the 15 rejected aircraft and the adequate protection payments that the Debtors agreed to pay the aircraft financiers for their postpetition use of the aircraft. The PDG also sought administrative expense payments pursuant to Sections 365(d)(10) and 1110(a) on account of the Debtors’ alleged failure to comply with the maintenance and return conditions specified in the prepetition leases.
     The Debtors opposed the aircraft financiers’ motion by arguing, among other things, that the Bankruptcy Code does not require the Debtors to compensate the aircraft financiers at rates out of line with present economic reality, particularly when the parties entered into arm’s-length Adequate Protection Stipulations to compensate the aircraft financiers for the Debtors’ postpetition use of the aircraft. Moreover, the Debtors have asserted that Section 365(d)(10) is inapplicable in the Section 1110 context, in the absence of a Section 365(d)(10) election, and that even if it were applicable, the “equities” of the case under Section 365(d)(10) clearly dictate that the aircraft financiers should not be awarded contract rate payments for the rejected aircraft. In this regard, the Debtors have argued, among other things, that such an award would amount to a windfall for the aircraft financiers, who, unlike the personal property lessors Section 365(d)(10) was designed to protect, were not restricted by the automatic stay and had an unbridled right to take back their equipment after sixty days had passed in the bankruptcy case. The 365(d)(10) Motion was continued from time to time as United and the PDG attempted to settle the 365(d)(10) Motion as part of a global restructuring.
     On November 5, 2004, and again on June 3, 2005, the PDG amended their 365(d)(10) Motion to include additional aircraft rejected by United and new Claims. In opposing the PDG’s original 365(d)(10) Motion and the amended motion filed on November 5, 2004, the Debtors filed a motion to dismiss certain of the PDG’s Claims. In particular, the Debtors sought to dismiss as a matter of law the PDG’s Claims for United’s alleged failure to return the rejected aircraft in compliance with certain obligations under the prepetition leases and for additional adequate protection based on “maintenance burn.” On December 20, 2004, the Bankruptcy Court granted the Debtors’ motion, in part. The Bankruptcy Court treated the motion to dismiss as a motion in limine with respect to the trial scheduled on the 365(d)(10) Motion. (At that time, the trial was scheduled for March 1, 2005, but it has been continued from time-to-time to allow for negotiations.) The Bankruptcy Court ordered that the PDG could not present evidence at the trial relating to: any lack of adequate protection after termination of the automatic stay; or any breach of return obligations involving failure of United to maintain the aircraft according to obligations in existence during the period prior to rejection of the leases. The PDG’s amended motion filed on June 3, 2005 reasserted the same arguments (for additional aircraft) as to which the Bankruptcy Court ruled that the PDG could not present evidence in connection with the November 5 amended motion. As a result, the Debtors opposed the June 3, 2005 amended motion arguing, in part, that the PDG was barred by the law of the case from making such adequate protection and maintenance arguments.
     On July 7, 2005, the parties filed their preliminary pretrial statement on the 365(d)(10) Motion. The pretrial statement contained both the PDG’s and the Debtors’ statements of their respective positions and the evidence they intended to introduce at trial. Subsequently, at the July 11, 2005 pretrial hearing on the 365(d)(10) Motion, the Bankruptcy Court requested briefing on the threshold legal question of whether Section 365(d)(10) is applicable to leased aircraft for which United had not made elections under Section 1110(a) of the Bankruptcy Code. After briefing by the parties, the Bankruptcy Court opined, on July 26, 2005, that failure to elect to perform under Section 1110(a) likely results in a de facto rejection and, that, Section 365(d)(10) ceases to apply to non-Section 1110(a) aircraft after the 60th day of the bankruptcy case. The Bankruptcy Court indicated that it would follow with a written opinion on the issue. As of the date hereof, if the Bankruptcy Court does not approve the global settlement with the PDG discussed below, trial is set for October 17, 2005, on the remaining issues in connection with the 365(d)(10) Motion, including the market value for United’s use of the subject aircraft during the Chapter 11 Cases and United’s alleged failure to comply with return conditions.
(iii)	Global Settlement with PDG
     In June, July, and August 2005, the pace of negotiations with the PDG accelerated. Several factors contributed to the urgency of reaching a settlement. Among other things, the Seventh Circuit’s ruling dissolving the Bankruptcy Court’s injunction and ordering the Debtors’ antitrust complaint dismissed left the Debtors with no ability whatsoever to forestall repossessions or impair the PDG’s rights. Together with the improving market for aircraft and United’s limited ability to tolerate additional repossessions, there was a considerable alteration of the balance of leverage subsequent to the Seventh Circuit’s orders. Unless United quickly could come to terms with the PDG, the very real threat existed of repossession of some or all of the remaining “at risk” Public Debt Aircraft, resulting in substantial operational disruption and passenger disservice and increased likelihood of liquidation, as the Debtors would be unable to timely and effectively replace the lost aircraft capacity. Manifesting these unfavorable developments, in July 2005, the Debtors received § 1110(c) demands for 15 aircraft (eight B747s and seven B767s), with the PDG expressing a clear willingness to follow through on those repossession threats.
     On August 5, 2005, after over two years of negotiation, the Debtors entered into a long-term global settlement as to all of the Public Debt Aircraft, other than those securing the 1997-1 EETCs (discussed below) (the “PDG Settlement”). The Debtors estimate that the settlement will save the Estates over $2.9 billion (present value as of the Petition Date) over the life of the PDG Settlement. During the 2003-2008 period, the Debtors have or will realize approximately $300 million in annual savings from the Public Debt Aircraft. During that same period, when coupled with the Debtors’ other aircraft restructurings (from the Auction Pool, Manufacturer, and Cross-Border groups), the Debtors will reduce their fleet costs by approximately $850 million in average annual savings from 2003-2008.
     With respect to the 58 pre-1997 Public Debt Aircraft, the PDG Settlement contemplates restructuring the financings by converting the structures to operating lease transactions having terms ranging from 9.4 to 11.3 years. With respect to the 86 post-1997 EETC Public Debt Aircraft, the Debtors will issue a new note for each aircraft with the original contractual coupon rate and maturities ranging from 6.25 to 7.2 years. Finally, certain of the restructured financings will incorporate, inter alia, cross-collateralization and cross-default provisions. All of the restructured PDG transactions will include representations and warranties and default, loss, return, insurance, inspection, maintenance, filing, and indemnification provisions. Unlike the other Postpetition Aircraft Agreements, United cannot unilaterally terminate the arrangement and return the aircraft. The PDG Settlement further contemplates the following additional terms:
•	revised payment schedules for each transaction;

•	deferral of remedies by the PDG and suspension of any pending § 1110(c) demands;

•	restructuring of the prepetition agreements governing the restructured transactions;

•	the Debtors’ agreement not to reject leases of or abandon any additional Public Debt Aircraft (45 already have been rejected or abandoned and 7 repossessed);

•	settlement and release of all PDG Administrative Claims (whether under Code § § 362, 363, 365, 503, 506, 507, or 1110 or otherwise), including all Claims asserted in the 365(d)(10) Motion and the antitrust litigation, in consideration for:
—	the rates paid by the Debtors under the PDG Settlement;

—	an aggregate additional payment of $65 million to be shared solely among the pre-1997 Public Debt Aircraft transactions (as determined by the PDG);[20]

—	additional principal and interest payments made in the post-1997 EETCs; and

—	subject to and in accordance with the PBGC Settlement Order, the Debtors directing PBGC to assign for the benefit of (and allocated among) the pre-1997 PDG transactions (as determined by the controlling holders of those transactions) $0.50 of each dollar of value derived from 45% of PBGC’s unfunded benefit liability claim in an aggregate amount up to, but in no event to exceed, $100 million (the “PBGC Claim Proceeds”), with no guarantee by the Debtors of the proceeds actually obtained from PBGC’s claim and no obligation to top-off the actual PBGC Claim Proceeds realized under the settlement if less than $100 million;

[20]	The Debtors and the trustees for pre-1997 non-restructured transactions in the PDG (those with no remaining aircraft operated by the Debtors) have entered into a letter agreement dated as of August 5, 2005, whereby parties to such transactions have agreed to resolve the issue of the allocation described in the letter agreement among themselves and without any involvement by the Debtors.

•	settlement of the PDG’s general Unsecured Claims in the aggregate amount of approximately $3.1 billion, other than the PDG’s Unsecured Claims under the 1997-EETC transaction;

•	payment by the Debtors of all reasonable costs, fees, and expenses of the PDG, including those of their counsel and technical, financial and other professional advisors;

•	performance of certain maintenance obligations (per a detailed schedule) by the Debtors and the posting of security by the Debtors if they default on such maintenance obligations (along with the granting of a super-priority Administrative Claim in the amount of the cost of such unperformed obligations);

•	conforming the rates paid on 1110(a) aircraft with the rates under the PDG Settlement;

•	amending the Adequate Protection Stipulations to conform with the terms of the PDG Settlement in certain respects;

•	the purchase of six of the Public Debt Aircraft; and

•	a permanent release (and injunction) by United and any other entity or person of all claims or causes of action against the PDG and its agents, counsel, and advisors relating to the Public Debt Aircraft transactions and the settlements and compromises under the PDG Settlement, or the implementation thereof, including without limitation any cause of action or claims arising out of claims of inequitable conduct or antitrust violations (the “Permanent Release”).
     Other than with respect to the 1997-1 EETC transaction, the PDG Settlement fully and finally resolves and disposes of all litigation between the Debtors and the PDG. The PDG Settlement provides that the transactions contemplated therein will be incorporated into the Plan and shall be final and binding postpetition obligations of the Debtors and the Reorganized Debtors, subject to certain “Unwind Events”. In the event of such Unwind Events, including conversion to chapter 7 or failure by the Debtors to obtain confirmation of the Plan by June 30, 2006, the agreements and transactions contemplated by the PDG Settlement, other than the Permanent Release, shall be unwound and rescinded and the parties’ respective rights, claims, obligations, and defenses would be restored. Notwithstanding the Permanent Release, if an Unwind Event occurs, any defenses or offsets of the Debtors existing prior to the Unwind Event (but for the releases and waivers under the PDG Settlement) are preserved, so long as United does not seek any affirmative recovery against the PDG.
     On August 30, 2005, the Debtors and the PDG filed a joint motion to approve the PDG Settlement. The motion will be heard by the Bankruptcy Court on September 27, 2005.
(iv)	1997-1 EETCs
     The 1997-1 EETCs are backed by equipment notes which are in turn secured by mortgages and leases on 14 Public Debt Aircraft. Three tranches of 1997-1 EETCs were publicly owned: the senior, “A” tranche and the subordinated “B” and “C” tranches. Unlike in other PDG transactions, the A tranche holders did not have any cross-holdings in the B and C tranches, and the B and C tranche EETCs were owned by one holder. Although the B and C tranche holdings gained significantly in value during the Chapter 11 Cases, due to the substantial paydown of the par value of the A tranche debt through Adequate Protection Stipulation payments and the 1997-1 EETC aircraft retaining their value, the Debtors were able to negotiate a buyout of the B and C tranches for less than face value. Upon purchasing the B and C tranche EETCs, the Debtors could exercise the contractual right afforded junior lien holders to buy out the senior tranche holders at par. The Debtors’ purchase of the A tranche EETCs would allow the Debtors to become the controlling party in the transaction, avoid the possibility of repossession of aircraft, and refinance the 1997-1 EETC transaction.
     The Debtors’ strategy was aided by United obtaining the Tranche C term loan pursuant to the Thirteenth Amendment to the Club DIP Facility (approved by the Bankruptcy Court on August 18, 2005 and discussed above). Once the purchase of the “A” certificates is consummated, the Debtors expect to refinance the Tranche C loan, such that the cash flows required to service the restructured 1997-1 debt would be substantially more attractive than that which would be required should the B and C Tranches be acquired by a likely unfriendly third party (either affiliated or unaffiliated with the PDG). If, on the other hand, the Debtors could not have purchased the B and C tranches, and ownership of the A, B, and C tranches became common, it is likely that the holders of the B and C Tranches would have demanded a recovery equal to or greater than the current fair market value of the aircraft, and potentially seek closer to a 100% recovery.
     On July 27, 2005, the Bankruptcy Court approved the Debtors’ direct purchase of the B and C tranches. On August 4, 2005, the Debtors filed a motion for approval of the purchase the A tranche at par under the transaction documents for $292,787,446. On August 8, 2005, the Court granted the Debtors’ motion. As required under the transaction documents, the Debtors issued a buyout notice to the trustee for the 1997-1 EETC transaction. However, the trustee declined to allow the Debtors to consummate the purchase the A tranche EETCs, contending that the Debtors had to pay a New York statutory judgment rate of 9% rather than the stated interest rate on the Class A EETCs of LIBOR plus 22 basis. The trustee’s calculation increased the purchase price by $65 million. Subsequently, purporting to exercise its remedies under the Adequate Protection Stipulation, the trustee notified the Debtors of a purported sale of the underlying equipment notes in the 1997-1 EETC transaction to a special purpose vehicle for a price that reflected the judgment rate asserted by the trustee. If allowed, such a sale would, in the Debtors’ view, circumvent the Debtors’ rights as holders of the lower tranche 1997-1 EETCs to buy out the A tranche at par and undermine the savings the Debtors hoped to achieve by purchasing the B and C tranche EETCs.
     In response to the trustee’s actions, the Debtors filed a motion on August 13, 2005 seeking to nullify the sale of the equipment notes. Concurrently, United initiated an adversary proceeding to enforce the underlying transaction documents, obtain a declaration as to the proper A tranche buyout price, and enjoin the trustee from preventing United from consummating its restructuring of the 1997-1 EETC transaction. On August 26, 2005, the Bankruptcy Court held that the purported sale of the equipment notes was in violation of the automatic stay set forth in Section 362 of the Bankruptcy Code and therefore, void and of no effect. As of the date hereof, the litigation regarding the appropriate buyout price remains pending and United has not consummated its purchase of the A tranche EETCs. Discussions regarding a settlement of this dispute have occurred from time to time. The resolution of this dispute is uncertain.
          e. Treatment of Aircraft Claims Under Plan.
     The Debtors’ Section 1110 Fleet generally falls into seven (in some cases, overlapping) categories for purposes of determining treatment of aircraft-related Claims under the Plan: (1) aircraft subject to Section 1110(a) Elections; (2) aircraft subject to 1110(b) Stipulations; (3) Public Debt Aircraft; (4) aircraft that have been abandoned or rejected with no agreement for subsequent re-lease or re-purchase of such aircraft by the Debtors; (5) aircraft subject to leases assumed under the Plan; (6) owned aircraft subject to secured financings that will be reinstated under the Plan; or (7) non-Public Debt Aircraft subject to Postpetition Aircraft Agreements approved by the Bankruptcy Court that authorize the

Debtors to restructure prepetition aircraft financing arrangements by either rejecting, modifying, or amending such arrangements.
     Aircraft Creditors with Claims relating to aircraft in each of the seven categories will receive such treatment as to which the Debtors and the Holder of such Claims shall have agreed in writing. In addition, aircraft Creditors with aircraft rejected or abandoned (Category 4) may have Unsecured Rejected Aircraft Claims, subject to the Creditors’ Committee’s right to object (if any), consisting primarily of deficiency Claims in the case of mortgaged aircraft and lease rejection Claims in the case of leased aircraft. Aircraft Creditors in Category 5 may have Administrative Claims relating to the Cure and prospective obligations under the assumed leases that will become obligations of the Reorganized Debtors. Secured Claims relating to aircraft in Category 6 either will be (i) Reinstated under the Plan, (ii) treated in such manner as United or Reorganized United and the Secured Aircraft Creditor may have agreed in writing, (iii) treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy, or (iv) the Debtors shall surrender the collateral securing such Claims.
     With respect to aircraft Creditors in Category 7 entering into Postpetition Aircraft Agreements, the Debtors and the aircraft Creditors either have entered, or will enter, into definitive documentation pursuant to which, among other things: the Debtors may reject, amend and/or restructure the applicable prepetition financing arrangement; the Debtors may surrender constructive possession of the aircraft; and the aircraft Creditors may re-lease or transfer the applicable aircraft to the Debtors and enter into definitive documentation that allows the Debtors to continue to operate the aircraft. Aircraft Creditors in Category 3, Public Debt Aircraft, will be treated in accordance with the PDG Settlement and any definitive documentation executed in connection with such settlement. In connection with the Postpetition Aircraft Agreements effectuated by the term sheets and definitive documentation, other than with respect to Category 3 Creditors, the parties may have or stipulate to, subject to the Creditors’ Committee’s right to object (if any), Unsecured Retained Aircraft Claims and/or Administrative Claims on account of the prepetition aircraft financing arrangement. As to the Category 3 Creditors, if the Bankruptcy Court approves the PDG Settlement, the Creditors’ Committee will not have the right to object to the Claims of the Category 3 Creditors allowed as part of the PDG Settlement. Any Administrative Claims will be paid in full in cash in accordance with the terms of the Postpetition Aircraft Agreement and will, when paid, be in full satisfaction and discharge of any and all Administrative Claims of the aircraft Creditors, including, without limitation, for the use of the applicable aircraft after the Petition Date. Aircraft Creditors in Category 3 also will receive such other consideration as set forth in the PDG Settlement.
     Nothing in the Plan shall discharge any Aircraft Financier’s Lien against any aircraft, insofar as preservation of such Liens is necessary under applicable nonbankruptcy law to effect foreclosure, or impair the ability to foreclose upon any such Lien or credit bid any Claim against such aircraft. Any foreclosure or exercise of related remedies permitted under the Plan must be subject in all respects to the Postpetition Aircraft Agreements, and underlying term sheets and definitive documentation, which shall survive and be fully enforceable notwithstanding any such foreclosure or other exercise of related remedies. Any Secured Claim against an aircraft shall survive to the extent required for the purpose of permitting foreclosure on such aircraft. Where such foreclosure is contemplated and is necessary to effectuate the Postpetition Aircraft Agreements, then immediately upon obtaining constructive possession of any aircraft, the aircraft financier (or its trustee), as owner of such aircraft or secured party, and, if applicable, in the exercise of its rights and duties to maximize the value of such aircraft, will abide by and perform under the Postpetition Aircraft Agreements, if any, and lease or transfer such aircraft to the Debtors, as applicable. Obligations under the Postpetition Aircraft Agreements will become obligations of the applicable Reorganized Debtor in accordance with the Postpetition Aircraft Agreements.

     6. United Express
     The Debtors’ United Express® service is provided by regional airlines pursuant to United Express agreements. These airlines offer approximately 2,000 flights per day to over 150 destinations across the United States. Flights are scheduled to connect to United mainline and Star Alliance departures as part of the Debtors’ hub-and-spoke system. Current United Express regional airline operators include SkyWest Airlines, AWAC, Mesa, Trans States, Republic Airlines, Chautauqua Airlines, and Shuttle America, Inc. United recently announced an agreement in principle with Colgan Air to start providing United Express service by adding six Saab 340 turboprop aircraft to the United Express fleet.
     On the Petition Date, United had contractual agreements for flying with three regional airlines. In general, these contracts were at above-market rates, the services provided were bundled in an uneconomical way, forcing United to use the same vendors for flying and ground services, and the fleet was not structured for optimal utilization. During the bankruptcy, United restructured its entire United Express operation and has achieved significant reductions in its cost structure, flexibility in the contract structure and an optimized fleet. This restructuring occurred in three distinct phases.
     In the first phase, which began in February 2003, United initiated a “benchmarking” process to determine what rates it should be paying to United Express carriers in order to “mark to market” its costs. Once this process was completed, United began renegotiating all of its contractual agreements with its regional airline partners. At this stage, all carriers but one — ACA — made efforts to reduce their own costs and ultimately renegotiated their rates to market levels. At the same time, United began to change its United Express fleet mix by adding 70-seat regional jets for the first time, to complement its existing 50-seat regional jets and turboprops. Also, United Express began the process of de-linking flying and ground handling services, to further drive down costs. As a consequence, renegotiated flying contracts were signed with SkyWest and AWAC, and a contract was signed with new regional partner Mesa. At the same time, it became apparent that United’s largest United Express regional partner, ACA, was unable or unwilling to reduce its cost structure, and it ultimately decided to reconstitute itself as an independent low-fare airline. Consequently, United Express negotiated a transition agreement with ACA, which provided for a phased withdrawal of ACA aircraft from the fleet, plus transitioning ground handling at 27 airports. The transition was completed in late 2004.
     As a result of the ACA transition, United needed to replace ACA’s 115 aircraft, and therefore United signed agreements with new regional carrier partners Trans States and Chautauqua/Republic, and added capacity from existing carriers SkyWest, Mesa, and AWAC. These first phase changes were expected to drive significant and growing annual contribution improvements, projected to be approximately $380 million by 2009.
     Each of the new carriers or existing carriers adding aircraft (except AWAC) also had to make commitments to aircraft manufacturers to build new planes, and therefore their contracts were either assumed by the Debtors, or were post-petition agreements. AWAC’s contract was not assumed. To take advantage of a continuing decline in the rate of fifty seat capacity in the regional jet market, in late 2004 the Debtors initiated an “RFP” process whereby the flying being done by AWAC was put up for competitive bidding, in order to further “mark to market” United Express costs. During the process, AWAC’s bid was not competitive with other carriers. Ultimately AWAC, rather than attempting to improve its bid, chose to sign an agreement to fly as a regional carrier for US Airways.
     As a result, United negotiated a transition agreement with AWAC, and AWAC’s flying for United Express will be completed at the end of April 2006. As a result of the AWAC transition, aided by a motion filed by the Creditors’ Committee, United was able to recoup approximately $22 million held by AWAC pursuant to a provision of its United Express agreement. In the meantime, United secured replacement flying capacity from existing regional partners SkyWest, Mesa and Republic, and signed an agreement with a new partner, GoJet. In the course of this process, United Express opted not to replace the entire 80 AWAC aircraft, but, because of high fuel costs and a desire to further optimize its fleet mix, has only replaced 63 aircraft. The current United Express fleet plan includes 105 70-seat regional jets — up from 85 prior to the AWAC RFP, which allows United Express to operate more efficiently and economically overall. In total, the 2004-05 RFP (second phase) process is projected to generate significant additional annual contribution improvements, approximately $100 million by 2009.
     In addition to reducing the cost of regional jet capacity, United also engaged providers of ground handling services to secure savings. This process started in 2003, with the unbundling of services provided by United’s flying partners. In 2004, United negotiated an overall ground handling agreement with flying partner SkyWest that continued its current ground handling responsibilities and added ground handling responsibilities in Denver. United then focused on lowering costs for ground handling in Chicago and the other airports then handled by AWAC. In Chicago, United concluded that with the lower wage rates and more flexible work rules it had negotiated with its own work groups, O’Hare ground handling could be brought in-house at significant savings. For the remainder of the AWAC stations, an RFP resulted in lower rates from a combination of Air Serve, SkyWest and AWAC bids. As a result of all these ground handling negotiations, United will generate projected annual savings and contribution improvements of almost $40 million by 2009.
     In summary, United has effectively reduced the cost of the United Express program in three distinct efforts: (1) the 2003 benchmarking/restructure process; (2) the 2004 AWAC RFP process; and (3) the ground handling restructure process. In total, the work now completed on United Express costs will result in savings and contribution improvements of approximately $520 million by 2009.
     7. Municipal Bonds
     United leases several airport facilities financed, in whole or in part, by tax-exempt special facilities revenue bonds issued on behalf of United (“Municipal Bonds”). As of December 31, 2004, approximately $1.7 billion in Municipal Bonds were outstanding. Pursuant to the Municipal Bond financing agreements, United had to fund amounts sufficient to cover semi-annual interest payments, premium (if any), and principal payable at maturity, on the Municipal Bonds. Based upon its review and analysis, United determined that none of its Municipal Bond obligations were lease obligations; rather they constitute pre-petition, general Unsecured Claims (or possibly in some cases partially Secured Claims). Therefore, pursuant to the Bankruptcy Code, United cannot pay such Claims during the Chapter 11 Cases absent specific authority from the Bankruptcy Court. However, a number of Municipal Bond trustees disagreed with United’s conclusions as to certain of the issuances, viewing United’s obligations as rent under various so-called “leases,” payable during the Chapter 11 Cases under Section 365 of the Bankruptcy Code.
     From the outset of these Chapter 11 Cases, United has refused to make any postpetition payments under the Municipal Bond arrangements that the trustees allege are “rent” payable under Section 365. United brought four actions in the Bankruptcy Court seeking a declaration that the “lease” instruments under certain Municipal Bond arrangements constitute “disguised financings” that United need not assume. Inasmuch as the Bankruptcy Court “recharacterizes” such “leases” as pre-petition financing obligations, any post-petition payments owed thereunder are pre-petition Claims dischargeable under the Plan. On March 30, 2004, the Bankruptcy Court issued rulings on cross-motions for summary judgment filed in four of the adversary proceedings filed by United. In three of the adversary proceedings, relating to Municipal Bond obligations for San Francisco, Los Angeles, and New York facilities, the Bankruptcy Court found that the underlying contracts were “disguised financings.” In the Denver adversary proceeding, the Bankruptcy Court found the underlying obligation to be a “true lease.” On appeal, the

District Court reversed the Bankruptcy Court on the San Francisco and Los Angeles adversary proceedings and affirmed on the New York and Denver adversary proceedings. The District Court’s rulings on all four matters were appealed to the Seventh Circuit. On July 26, 2005, the Seventh Circuit ruled in connection with the San Francisco matter, holding that the underlying transaction was not a “true lease,” but rather a “disguised financing.” On August 23, the Seventh Circuit denied the defendants’ petitions for rehearing and hearing en banc.
     Briefing had been suspended in connection with the Los Angeles, New York and Denver appeals pending the determination of the San Francisco appeal and further order of the Seventh Circuit. On August 18, the Seventh Circuit affirmed per curiam the District Court’s judgment that the JFK transaction was not a true lease. Also on August 18, the Seventh Circuit set the following briefing schedules for the Los Angeles and Denver appeals. United’s opening briefs are due on September 26; the defendants’ responsive briefs are due on October 26; and United’s reply brief is due on November 9. The Seventh Circuit also indicated that oral argument on the Los Angeles and Denver appeals would be heard on the same day and by the same panel, but did not set a date for oral argument.
     United also has litigated its obligations under all seven of its Municipal Bond issues relating to its facilities at O’Hare. The Chicago Municipal Bond adversary proceeding involves a different issue than the recharacterization litigation discussed above. In particular, pursuant to that certain “Airport Use Agreement” between the City of Chicago and United, United has exclusive use and occupancy of Terminal Buildings No. 1 and 2 at O’Hare. The Airport Use Agreement contains a cross-default provision, section 27.08, that purports to condition United’s continued exclusive use of certain space in the O’Hare Terminal No. 1 on continuing to pay the semi-annual interest under the seven City of Chicago Municipal Bond issuances. United contends that this cross-default provision is unenforceable in bankruptcy. On February 28, 2003, United filed an action seeking, among other things, a declaration that the section 27.08 cross-default provision is unenforceable. The Bankruptcy Court dismissed the declaratory action on June 20, 2003, as not yet ripe for review (because the City of Chicago had not yet sought to enforce section 27.08). United re-filed the declaratory action on September 18, 2003. Along with their answer, certain trustees and the City of Chicago filed counterclaims. The City of Chicago also filed cross-claims against the trustees. United and the trustee defendants resolved their dispute by settlement, which was approved by the Bankruptcy Court on February 15, 2005. The cross-claims against the trustees have been dismissed by the Bankruptcy Court for lack of jurisdiction. The Bankruptcy Court ordered discovery between United and the City of Chicago, and has scheduled a trial to commence on October 5, 2005.
     As to the remaining Municipal Bond issuances, because the trustees have not sought to compel payment, United has not initiated similar litigation (and United will discharge its debt under these six issuances under the Plan).
     Hereafter, the Debtors provide a more detailed discussion on each of the Municipal Bond issuances as well as background on the litigation mentioned above. In addition, the Debtors discuss the treatment and status of certain escrow accounts established and maintained to channel and hold money either raised in connection with the financings or collected from United. In particular, “construction funds” were established to hold funds for construction and improvements on the leased properties. The “interest funds” held payments from United for semi-annual interest payments to bond holders, and the “reserve funds” provided a reserve for purposes of any shortfalls in amounts necessary to pay principal and interest. As discussed below, various disbursements have been made from these funds during the Chapter 11 Cases to trustees for the Municipal Bonds. Please also see ARTICLE IV.F.5.c for further information.

          a. Chicago O’Hare
     During the Chapter 11 Cases, United has not made any of the semi-annual interest payments due under the Chicago Municipal Bond Agreements. United does not intend to make any future payments with respect to the Chicago Municipal Bonds and will discharge the debt as part of the Plan and pursuant to the terms of the settlement of certain litigation discussed below.
     On February 28, 2003, United filed a complaint against the indenture trustees for the Chicago Municipal Bonds and the City of Chicago. The complaint sought a judgment from the Bankruptcy Court that United is not obligated to make payments on the Chicago Municipal Bonds despite a provision (“Section 27.08”) in the “Airport Use Agreement” between United and the City of Chicago for O’Hare International Airport that arguably requires such payments as a condition to United’s occupancy of certain “Exclusive Use Premises” at the airport. On May 19, 2003, the City of Chicago filed a motion to dismiss the complaint on certain jurisdictional grounds. The motion to dismiss was granted by the Bankruptcy Court on June 20, 2003. On September 18, 2003, United filed another complaint against City of Chicago and the indenture trustees for the Chicago Municipal Bonds that reinstituted the litigation. That litigation is referred to herein as the “Chicago Municipal Bond Adversary Proceeding.”
     At the October 15, 2004 omnibus hearing in the Chapter 11 Cases, United announced a settlement with the indenture trustees for, and certain holders of, the seven Chicago Municipal Bond issuances. Holders of the Chicago Municipal Bonds were provided notice and an opportunity to object to this original settlement.
     The original settlement was terminated by its terms because a majority of holders of one of the bond issuances — the Series 2000A Bonds — directed the indenture trustee for the Series 2000A Bonds to terminate the settlement. In December 2004, the parties, including the indenture trustee for the Series 2000A Bonds, entered into a reconstituted settlement agreement, based, in part, on terms of the original settlement. Like its predecessor, the reconstituted settlement effectively reduces the Debtors’ on-going indebtedness related to the Chicago Municipal Bonds from approximately $600 million to approximately $150 million (the “Chicago Municipal Bond Settlement Agreement”), in the form of the New UAL O’Hare Bonds. The Chicago Municipal Bond Settlement Agreement was approved by the Bankruptcy Court on February 15, 2005. A copy of the Chicago Municipal Bond Settlement Agreement is in the Plan Supplement, as Exhibit 15. The Plan incorporates the distributions proposed in the Chicago Municipal Bond Settlement Agreement. The Claims of holders of the Chicago Municipal Bonds are classified in Class 2E-4 in the Plan.
     THIS DESCRIPTION OF THE CHICAGO MUNICIPAL BOND SETTLEMENT IS INTENDED TO BE A SUMMARY ONLY AND IS QUALIFIED IN ITS ENTIRETY BY THE CHICAGO MUNICIPAL BOND SETTLEMENT AGREEMENT, WHICH IS INCLUDED IN THE PLAN SUPPLEMENT. IN THE EVENT OF ANY DISCREPANCY BETWEEN THIS SUMMARY AND THE CHICAGO MUNICIPAL BOND SETTLEMENT AGREEMENT, THE CHICAGO MUNICIPAL BOND SETTLEMENT AGREEMENT WILL CONTROL.
     Under the Chicago Municipal Bond Settlement Agreement, a copy of which is included in the Plan Supplement as Exhibit 15, only holders of the Chicago Municipal Bonds as of January 7, 2005 are entitled to vote on the Plan and make certain elections, which elections will be made on the ballots for voting on the Plan. The treatment of each series of Chicago Municipal Bonds under the Plan and the Chicago Municipal Bond Settlement Agreement, along with estimated recoveries for holders of each series of the Chicago Municipal Bonds, are set forth below:

(i)	Series 2001A-1 Bonds and Series 2001A-2 Bonds. Holders of the Series 2001A-1 Bonds and the Series 2001A-2 Bonds as of January 7, 2005 are given two options for treatment under the Plan. The election, which will be made on the ballot for voting on the Plan, may be made with respect to all or any portion of a holder’s Series 2001A-1 Bonds or Series 2001A-2 Bonds. By selecting one of the following options, holders may elect to receive either a cash payment or New UAL O’Hare Bonds.
(a)	Option A. A holder electing Option A (or a holder that (i) fails to elect either Option A or Option B, or (ii) elects Option B but fails to tender its pro rata portion of the Note Purchase, as described below in the section titled “Note Purchase,” as that term is defined in the Chicago Municipal Bond Settlement Agreement) will receive a cash payment of up to $.58 per dollar in principal amount held of the Series 2001A-1 Bonds and Series 2001A-2 Bonds. The cash payment will come from the construction and capitalized interest funds for the Series 2001A-1 Bonds and the Series 2001A-2 Bonds, funds from a note purchase payment to be made by holders of Chicago Municipal Bonds electing Option B, and a first priority claim to a pooling trust that will be funded with distributions made by United on certain claims with respect to the Chicago Municipal Bonds, which pooling trust is described in more detail below in the section titled “Pooling Agreement.” While the parties to the Chicago Municipal Bond Settlement Agreement anticipate that these funds will be sufficient to permit a cash distribution of 58 cents for every one dollar of principal amount held of the Series 2001A-1 Bonds and Series 2001A-2 Bonds, there can be no assurance that these funds will be sufficient to permit such a distribution.

(b)	Option B. A holder electing Option B will receive its pro rata share of approximately $48,666,000 in principal amount of New UAL O’Hare Bonds in an amount up to $.60 per dollar in principal amount of the Series 2001A-1 Bonds and Series 2001A-2 Bonds held by such electing holder. The $.60 amount is subject to reduction in the event of an oversubscription, as described in more detail below in the section titled “Over/Undersubscription for New UAL O’Hare Bonds.” The terms of the New UAL O’Hare Bonds are set forth in more detail below in the section titled “New UAL O’Hare Bonds.” Any holder choosing Option B must tender to United (or its agent) a pro rata share of the Note Purchase pursuant to instructions contained in the Ballot for voting on the Plan.

(c)	The unsecured deficiency claim of holders of the Series 2001A-1 Bonds and 2001A-2 Bonds will be deposited by United into a trust formed under a pooling agreement for reallocation and distribution pursuant to the terms of the pooling agreement, as described in more detail below in the section titled “Pooling Agreement.”

(ii)	Series 2000A Bonds. Holders of the Series 2000A Bonds are not entitled to elect a treatment under the Plan. Rather, all holders of the Series 2000A Bonds as of January 7, 2005 will receive a combination of: (i) a pro rata cash distribution of the construction, redemption and bond funds associated with the Series 2000A Bonds; (ii) New UAL Common Stock; and (iii) New UAL O’Hare Bonds in the principal amount of approximately $9,216,000.

(iii)	Series 1999A Bonds, Series 1999B Bonds, Series 2001B Bonds and Series 2001C Bonds. Holders of the Series 1999A Bonds, Series 1999B Bonds, Series 2001B Bonds and Series 2001C Bonds as of January 7, 2005 are given two options for treatment under the Plan. The election, which will be made on the Ballot for voting on the Plan, may be made with respect to all or any portion of a holder’s Series 1999A Bonds, Series 1999B Bonds, Series 2001B Bonds and Series 2001C Bonds. By selecting one of the following options, holders may elect to receive either New UAL O’Hare Bonds or New UAL Common Stock (holders of the Series 1999A Bonds, Series 1999B Bonds, Series 2001B Bonds and Series 2001C Bonds are not given the option of receiving a cash distribution because, unlike the Series 2000A Bonds, Series 2001A-1 Bonds and Series 2001A-2 Bonds, there were no construction funds, interest reserve funds, or any other funds associated with those bonds on or after the Petition Date).
(a)	Option A. A holder electing Option A (or a holder that (i) fails to elect either Option A or Option B, or (ii) elects Option B but fails to tender its pro rata portion of the Note Purchase, as described below in the section titled “Note Purchase”) will receive New UAL Common Stock.

(b)	Option B. A holder electing Option B will receive its pro rata share of approximately $86,570,000 in principal amount of the New UAL O’Hare Bonds in an amount up to $.60 per dollar in principal amount of the Series 1999A Bonds, Series 1999B Bonds, Series 2001B Bonds and Series 2001C Bonds held by such holder. The $.60 amount is subject to reduction in the event of an oversubscription, as described in more detail below in the section titled “Over/Undersubscription for New UAL O’Hare Bonds.” The terms of the New UAL O’Hare Bonds are set forth in more detail below in the section titled “New UAL O’Hare Bonds.” Any holder choosing Option B must tender to United (or its agent) a pro rata share of the Note Purchase pursuant to instructions contained in the Ballot for voting on the Plan.

(c)	The unsecured deficiency claim of a holder of the Series 1999A Bonds, Series 1999B Bonds, Series 2001B Bonds and Series 2001C Bonds making the Option B election will be deposited by United into a trust formed under a pooling agreement for reallocation and distribution pursuant to the terms of the pooling agreement, as described in more detail below in the section titled “Pooling Agreement.”

(iv)	Other Material Provisions of the Chicago Municipal Bond Settlement Agreement. In addition to the foregoing, there are several other material terms of the Chicago Municipal Bond Settlement Agreement: (1) in exchange for the foregoing treatment under the Plan, the indenture trustees for the Chicago Municipal Bonds and the bondholder parties to the Chicago Municipal Bond Settlement Agreement, solely in their capacities as trustees for or holders of the Chicago Municipal Bonds, agreed, inter alia, not to (a) take any action against United to declare a default or terminate or pursue a remedy against United under the Airport Use Agreement, including Section 27.08, (b) object to or take any action that is inconsistent with the approval by the Bankruptcy Court of any assumption of the Airport Use Agreement, or (c) take any action against United to compel payment by United of any payments due or payable under any of the Chicago Municipal Bond Agreements; (2) the Chicago Municipal Bond Settlement Agreement preserves the right of holders of the Chicago Municipal Bonds (other than those designated holders that are signatories of the Chicago Municipal Bond Settlement Agreement) to object to the Plan; (3) United agreed to pay the reasonable and actual fees and expenses of the indenture trustees for the Chicago Municipal Bonds and the bondholders that are parties to the Chicago Municipal Bond Settlement Agreement. United has paid such fees and expenses through February 15, 2005. United will make a further payment of reasonable and actual fees and expenses that accrue from February 16, 2005 through the Effective Date; and (4) any claims that the indenture trustees or holders of the Chicago Municipal Bonds may have against the City of Chicago were expressly preserved by the Chicago Municipal Bond Settlement Agreement and the indenture trustees or holders of the bonds may pursue such claims to the extent that United would not be required to indemnify the City of Chicago on account thereof, subject to certain exceptions.

(v)	Note Purchase. Under the terms of the Chicago Municipal Bond Settlement Agreement, those holders that elect to receive New UAL O’Hare Bonds (i.e. those holders that elect Option B) are required to fund a share of the purchase of $5,193,114 of the New UAL O’Hare Bonds pursuant to a Note Purchase Agreement between United and Stark.

(vi)	Over/Undersubscription for New UAL O’Hare Bonds. The Chicago Municipal Bond Settlement Agreement provides mechanisms for dealing with the situations where (i) too many holders of the Chicago Municipal Bonds elect Option B to allow holders electing Option B to receive $.60 in New UAL O’Hare Bonds per dollar in principal amount of the Chicago Municipal Bonds held by such holder, and (ii) not enough holders of the Chicago Municipal Bonds elect Option B, such that holders of the Chicago Municipal Bonds would receive greater than $.60 in New UAL O’Hare Bonds per dollar in principal amount of the Chicago Municipal Bonds held by such holder. In the former situation (an oversubscription), the amount of New UAL O’Hare Bonds holders will receive will be reduced on a pro rata basis. In the latter situation (an undersubscription), the excess New UAL O’Hare Bonds will be deposited into the trust formed under the pooling agreement and distributed as discussed below. Holders of the Chicago Municipal Bonds should consult the Chicago Municipal Bond Settlement Agreement for more detail on the operation of this provision. The provisions in this paragraph do not apply to the Series 2000A Bondholders, who do not have an election.

(vii)	Pooling Agreement. Certain distributions that otherwise would have been made directly to holders of the Chicago Municipal Bonds will instead be deposited into a trust established under a pooling agreement and reallocated to holders of the Chicago Municipal Bonds as set forth in the Chicago Municipal Bond Settlement Agreement. These distributions include the distributions on the deficiency claims of holders of the Series 2001A-1 Bonds and Series 2001A-2 Bonds, the distributions on the deficiency claims of the holders of the Series 1999A Bonds, Series 1999B Bonds, Series 2001B Bonds and Series 2001C Bonds that elect Option B, and any New UAL O’Hare Bonds that are not distributed to holders choosing Option B as a result of an undersubscription. The assets of the trust established under the pooling agreement (other than any excess of the New UAL O’Hare Bonds resulting from an undersubscription from the Series 1999A Bonds, Series 1999B Bonds, Series 2001B Bonds, and Series 20001C Bonds, which will be distributed to the holders of those Bonds electing Option A) will be liquidated and distributed to the holders of the Series 2001A-1 and Series 2001A-2 Bonds electing Option A, to the extent necessary to result in a $.58 distribution to such holders after application of construction and reserve funds and the funds realized from the note purchase, and thereafter any remaining assets will be distributed in kind to the holders of the Series 1999A Bonds, Series 1999B Bonds, Series 2001B Bonds and Series 2001C Bonds electing Option A, all as more fully set forth in the Chicago Municipal Bond Settlement Agreement and the Pooling Agreement.

(viii)	New UAL O’Hare Bonds. The Chicago Municipal Bond Settlement Agreement provides that United will issue $149,646,114 in New UAL O’Hare Bonds, to be distributed as discussed above, on terms sufficient to ensure that such securities trade at par.
     Pursuant to the Chicago Municipal Bond Settlement Agreement, all parties reserved the right to revive their Claims if the Chicago Municipal Bond Settlement Agreement is terminated. One basis for termination is the inability of United to confirm a plan of reorganization consistent with the terms of the Chicago Municipal Bond Settlement Agreement prior to December 31, 2005. United and certain of the parties to the settlement are currently in discussions to secure a consensual extension of this deadline, and the Debtors anticipate that such an extension will be agreed to. If United is unable to do so, any of the parties may, at their sole option, terminate the Chicago Municipal Bond Settlement Agreement immediately upon written notice thereof to the other parties. The City of Chicago, a party to these adversary proceedings, was, again, not a party to the Chicago Municipal Bond Settlement Agreement.
     Despite the Chicago Municipal Bond Settlement, the City of Chicago has requested further discovery and a trial in the Chicago Municipal Bond Adversary Proceeding. The requested discovery relates primarily to: (1) the extent to which enforcement of Section 27.08 of the Airport Use Agreement would place an impermissible burden on United’s reorganization; and (2) the extent to which the City of Chicago would be harmed if Section 27.08 were found to be unenforceable. The Bankruptcy Court ordered discovery on these issues and scheduled a trial to commence on October 5, 2005. At the conclusion of the trial, the Debtors expect that the Bankruptcy Court will rule on whether Section 27.08 is enforceable against the Debtors.
          b. San Francisco
     United did not pay the semi-annual interest payments due on April 1, 2003, October 1, 2003, April 1, 2004, October 1, 2004, and April 1, 2005 under either the California Statewide Communities Development Authority Special Facilities Lease Bonds, 1997 Series A or the California Statewide Communities Development Authority Special Facilities Revenue Bonds, 2000 Series A. United filed a declaratory action with respect to the Series 1997A Bonds (but not the Series 2000A Bonds) on March 21, 2003, seeking a declaration that, among other things, the Series 1997A Bonds are a disguised financing arrangement and not a “true lease.” All parties to the March 21, 2003 declaratory action filed motions for summary judgment. On March 30, 2004, the Bankruptcy Court issued a decision, holding the financing arrangement at issue in the SFO adversary proceeding not to be a “true lease.” The District Court reversed the Bankruptcy Court on appeal. United appealed to the Seventh Circuit. On July 26, 2005, the Seventh Circuit reversed the District Court, ruling that the underlying transaction was not a “true lease,” but rather a “disguised financing.” On August 18, 2005, the Seventh Circuit denied the defendants’ petitions for rehearing and rehearing en banc.
     In regard to the various funds issued in connection with the San Francisco Municipal Bonds, HSBC Bank, as trustee for the Series 1997A Bonds, filed a motion seeking relief from the automatic stay to access monies remaining in the Series 1997A bond fund, interest account, reserve account, capitalized interest fund, and the construction fund. By agreed order entered by the Bankruptcy Court on May 23, 2003, the Court lifted the automatic stay with respect to an aggregate amount of $9,684,868.33 in the Series 1997A bond fund, interest account, reserve account, and the capitalized interest fund to permit HSBC to disburse the same to stakeholders in accordance with the terms of that certain indenture of mortgage and deed of trust, dated August 1, 1997. The Bankruptcy Court denied HSBC’s motion with respect to the monies in the construction fund on July 18, 2003. There remains approximately $18.24 million in the Series 1997 construction fund. Currently, there are no amounts remaining in any of the Series 2000A bond trust funds or accounts.
     United and the trustee for the Series 1997A Bonds stipulated to the existence of a valid, perfected security interest in United’s leasehold interest in that certain maintenance base lease related to this obligation. The parties did not stipulate, however, to the value (if any) that should be assigned to that security interest, and an adversary proceeding is pending before the Bankruptcy Court to determine that issue. This stipulation expired by its own terms when the District Court reversed the judgment of the Bankruptcy Court regarding whether the Series 1997A Bonds are a disguised financing arrangement. United and the trustee for the Series 1997A Bonds are in discussions regarding the creation of a new stipulation as to the validity and perfection, but not valuation, of the trustee’s security interest in such bonds. No discovery has taken place regarding the question of security interest valuation related to the Series 1997A Bonds, nor has a timetable for resolution of the adversary proceeding been set.
          c. Denver
     United did not make the semi-annual interest payments due on April 1, 2003, October 1, 2003, April 1, 2004, October 1, 2004, and April 1, 2005, for the City and County of Denver, Colorado, Special Facilities Airport Revenue Bonds Series 1992A. United filed its declaratory action with respect to the Series l992A Bonds on March 21, 2003, seeking a declaration that, among other things, the Denver

Municipal Bond issuance was a “disguised” financing arrangement and not a “true lease”. All parties to the March 21, 2003 declaratory action filed motions for summary judgment. On March 30, 2004, the Bankruptcy Court ruled that the repayment obligations constitute a “true lease” for purposes of Section 365 of the Bankruptcy Code. On appeal, the District Court affirmed. On February 18, 2005, United appealed the District Court’s affirmance. On August 18, the Seventh Circuit set the following briefing schedule. United’s opening briefs are due on September 26, 2005; the defendants’ responsive briefs are due on October 26, 2005; and United’s reply brief is due on November 9, 2005. Pursuant to the Bankruptcy Court’s order, United has paid an aggregate of $45 million into escrow for April 2003, October 2003, April 2004, October 2004, and April 2005 missed interest payments related to the Denver Series 1992A Bonds. Currently, there are no amounts remaining in any bond funds or accounts.
          d. Los Angeles
     United has not made the semi-annual interest payments due on April 1, 2003, October 1, 2003, April 1, 2004, October 1, 2004 and April 1, 2005 for the: (i) Adjustable-Rate Facilities Lease Refunding Revenue Bonds, Issue of 1984, United Air Lines, Inc.; (ii) the California Statewide Communities Development Authority (“CSCDA”) Special facility Revenue Bonds, Series 1997; and (iii) the CSCDA Special Facility Revenue Bonds, Series 2001. The Debtors also did not make the semi-annual interest payments due on May 15, 2003, November 15, 2003, May 15, 2004, November 15, 2004 and May 15, 2005 for the Regional Airports Improvement Corporation Facilities Lease Refunding Revenue Bonds, Issue of 1992, United Air Lines, Inc.
     As to the Series 1997 and Series 2001 Bonds, the trustees and bondholders have not taken any action to recover the missed interest payments. As United considers its obligations under the Series 1997 and 2001 Bonds prepetition unsecured obligations, and no litigation has been brought to declare otherwise or compel payment, United does not intend to make any future interest or principal payments and intends to discharge the debt through the Plan.
     United filed a declaratory action with respect to the Series 1984 and the Series 1992 Bonds on March 21, 2003, seeking a declaration that, among other things, the Series 1984 Bonds and the Series 1992 Bonds constitute “disguised” financing arrangements and not “true leases.” All parties to the March 21, 2003 declaratory action filed motions for summary judgment.
     On March 30, 2004, the Bankruptcy Court held the repayment obligations relating to the Series 1984 Bonds and the Series 1992 Bonds not to be “true leases” for purposes of Section 365 of the Bankruptcy Code. On appeal, the District Court reversed, and on February 18, 2005, United appealed the District Court’s ruling. On August 18, the Seventh Circuit set the following briefing schedule. United’s opening briefs are due on September 26, 2005; the defendants’ responsive briefs are due on October 26, 2005; and United’s reply brief is due on November 9, 2005.
     In regard to the various escrow funds relating to the Los Angeles Municipal Bonds, the Bankruptcy Court has issued a number of orders allowing for distributions to the relevant trustees and determining ownership rights in various funds. In particular, the Bankruptcy Court issued the following Orders:
•	By Agreed Order entered by the Bankruptcy Court on May 23, 2003, the Bankruptcy Court lifted the automatic stay with respect to approximately $10,701,075.91 held by the trustee in the Series 1997 reserve account and $1,027,169.12 in the Series 1997 bond fund.

•	By Agreed Order entered by the Bankruptcy Court on June 20, 2003, the Bankruptcy Court lifted the automatic stay with respect to approximately $1,123,717.30 held by the trustee in the Series 2001 bond fund.

•	By Agreed Order entered by the Bankruptcy Court on September 11, 2003, the Bankruptcy Court lifted the automatic stay with respect to all remaining monies held by the trustee in the 1997 construction fund, except $4,891,600.00 (the “1997 Disputed Amounts”). The 1997 Disputed Amounts remain in the construction fund.

•	By Agreed Order entered on November 21, 2003, the Bankruptcy Court the Bankruptcy Court lifted the automatic stay with respect to all remaining monies held by the trustee in the 2001 construction fund, except for $1,455,465.28 (the “2001 Disputed Amounts”), conditioned upon either United or the trustee filing a complaint for declaratory relief to determine the parties rights as to the 2001 Disputed Amounts.
     On December 16, 2003, United filed a complaint for declaratory relief against U.S. Bank seeking a declaration of United’s rights as to the 2001 Disputed Amounts. U.S. Bank answered United’s complaint and filed a counterclaim, to which United replied. Both parties moved for summary judgment. On September 20, 2004, the Bankruptcy Court issued its Memorandum of Opinion granting summary judgment in part as to both United and U.S. Bank. In particular, the Bankruptcy Court ordered turnover to United of those certain “Group I Costs” (incurred and requisitioned pre-petition) of $1,191,547.29, as such amounts were United’s property and not subject to any security interests or setoff by the Trustees. As to those certain “Group II Costs” (incurred pre-petition, but requisitioned post-petition) of $233,824.38 and $4,891.60, the Bankruptcy Court ruled that they were owed by the bondholders to United but subject to setoff with United’s general debt to the bondholders pursuant to 11 U.S.C. § 553.
     Finally, as to those certain “Group III Costs” (incurred post-petition and requisitioned post-petition) of $30,093.51, the Bankruptcy Court ruled that such amounts were owned by the Trustees as a result of United’s failure to submit a written request to the trustee.
     Through an agreed order submitted by United and HSBC (as trustee for the Series 1997 Bonds), and signed by the Bankruptcy Court on October 15, 2004, the Bankruptcy Court indicated that it would make the same findings of law and fact with respect to the issues pending between United and HSBC with respect to the Series 1997 Disputed Amounts that it had in the September 20 Memorandum of Opinion.
     On February 24, 2005, the District Court affirmed the Bankruptcy Court’s ruling. Both United and U.S. Bank appealed the order of the District Court, and briefing is complete. The Seventh Circuit has scheduled oral argument for September 7, 2005 but has not set a timetable for disposition of these appeals.
     Currently, there are no amounts remaining in any of the Series 1984 or Series 1992 Bond trust funds or accounts. United does not intend to make any future interest or principal payments and intends to discharge the debt through the Plan.
     United and the trustees for the Series 1984 and Series 1992 Bonds stipulated to the existence of a valid, perfected security interest in United’s leasehold interest in that certain terminal lease related to this obligation. The parties did not stipulate, however, to the value (if any) that should be assigned to that security interest, and an adversary proceeding is pending before the Bankruptcy Court to determine that issue. This stipulation expired by its own terms when the District Court reversed the judgment of the Bankruptcy Court regarding whether the Series 1984 and Series 1992 Bonds are disguised financing arrangements. United and the trustee for the Series 1997A Bonds are in discussions regarding the creation of a new stipulation as to the validity and perfection, but not valuation, of the trustee’s security interest in such bonds. No discovery has taken place regarding the question of security interest valuation related to the Series 1984 and Series 1992 Bonds, nor has a timetable for resolution of the adversary been set.
          e. New York/JFK
     United did not pay the semi-annual interest payments due on April 1, 2003, October 1, 2003, April 1, 2004, October 1, 2004, and April 1, 2005 on the New York City Industrial Development Agency Special Facility Revenue Bonds Series 1997. United filed a declaratory action with respect to the Series 1997 Bonds on March 21, 2003, seeking a declaration that, among other things, the Series 1997 Bonds are a “disguised” financing arrangement and not a “true lease.” All parties to the March 21, 2003 declaratory action filed motions for summary judgment. On March 30, 2004, the Bankruptcy Court issued rulings on the cross-motions for summary judgment, holding that the financing arrangement was a “disguised financing” and did not constitute a “true lease.” On February 18, 2005, the District Court affirmed. On March 14, 2005, the defendant-trustee filed a Notice of Appeal with the Seventh Circuit. On August 18, 2005, the Seventh Circuit affirmed per curiam the judgment of the District Court. On September 1, 2005, the trustee with respect to the Series 1997 Bonds petitioned the Seventh Circuit for a panel rehearing. Currently, there are no amounts remaining in any of the Series 1997 Bonds trust funds or accounts. As United believes that the obligations under the Series 1997 Bonds are prepetition Unsecured Claims, United does not presently intend to make any future payments and intends to discharge the debt as part of the Plan.
          f. Indianapolis
     On December 1, 1991, United entered into a certain master lease agreement with the Indianapolis Airport Authority (“IAA”). United rejected the lease for the Indianapolis maintenance facility, effective as of May 9, 2003. United, thus, did not make the semi-annual interest payments due May 15, 2003, or any payments due thereafter, on the Indianapolis Airport Authority 6.50% Special Facility Revenue Bonds, Series 1995A (the “Indianapolis Municipal Bonds”). By agreed order entered by the Bankruptcy Court on May 23, 2003, the Bankruptcy Court lifted the automatic stay with respect to approximately $37,702,899.53 in the construction fund and $4,683,276.61 in the bond fund held by the trustee. Having rejected the master lease and all agreements relating to the Indianapolis Series 1995A Bonds, United does not presently intend to make any future payments with respect to the Indianapolis Municipal Bonds and presently intends to discharge the debt as part of the Plan.
     United, IAA, and BNY as successor trustee have moved for summary judgment regarding what amount, if any, United must pay related to the Indianapolis Municipal Bonds. Specifically, IAA and BNY argue that they are entitled to an administrative expense for interest payments that were not yet due but which accrued between the Petition Date and the date that United rejected the Indianapolis maintenance facility. The Debtors have argued that such accrued interest is only a general Unsecured Claim. Briefing and argument are complete as to those motions, and the Bankruptcy Court has taken these motions under advisement pending disposition of appeals related to the Denver Municipal Bonds.
          g. Boston
     During the Chapter 11 Cases, United has not made any of the semi-annual interest payments (due April 1, 2003, October 1, 2003, April 1, 2004, October 1, 2004, and April 1, 2005) on the Massachusetts Port Authority Special Facilities Revenue Bonds, Series 1999A. There has been no litigation to compel payment. By agreed order dated May 23, 2003, the Bankruptcy Court lifted the automatic stay with respect to approximately $4,687,069.95 in the Series 1999A bond fund held by the trustee. Contemporaneously, approximately $555,000 moved by HSBC from the construction fund to the bond fund was returned to the construction fund. As United considers its obligations under the Boston Series 1999A Municipal Bonds prepetition, unsecured obligations, and no litigation has been brought to declare otherwise or to compel payment, United does not intend to make any future interest or principal payments and intends to discharge the debt through the Plan.
          h. Miami
     United did not pay the semi-annual interest payments due on March 1, 2003, September 1, 2003, March 1, 2004, September 1, 2004 and March 1, 2005 on the Miami-Dade Industrial Development Authority Special Facilities Revenue Series 2000 Bonds. There has been no litigation to compel payment. By agreed order dated June 2, 2003, the Bankruptcy Court lifted the automatic stay with respect to approximately $163,388.31 from the bond fund held by the trustee. By agreed order dated September 11, 2003, the Bankruptcy Court lifted the automatic stay with respect to approximately $7,291,234.74 from the project fund held by the trustee.21 As United considers its obligations under the Series 2000 Bonds prepetition, unsecured obligations, and no litigation has been brought to declare otherwise or to compel payment, United does not intend to make any future interest or principal payments and intends to discharge the debt through the Plan.
     8. Executory Contracts and Unexpired Leases
     Executory Contract and Lease Rejections. As of the Petition Date, the Debtors were parties to thousands of executory contracts and unexpired leases. The Debtors sought to reject certain of these executory contracts and unexpired leases on the Petition Date. The Debtors also sought and received approval of streamlined procedures to reject additional executory contracts and unexpired leases that the Debtors determined to reject in their reasonable business judgment. The procedures allowed the Debtors to file and serve notices of intent to reject the executory contracts and unexpired leases, and provided parties with the ability to object to the rejection of such executory contracts and unexpired leases.
     The Debtors have reviewed the executory contracts to which they are counterparties. For certain of these contracts, the Debtors have decided that they are no longer in need of the goods and services provided by such contracts, the contracts are for goods and services at a price that is above market, or the Debtors could receive higher quality goods and services. In these circumstances, among others, the Debtors have sought to reject certain executory contracts by filing a notice of intent to reject pursuant to the court-approved procedures or, in special circumstances, by filing a separate motion with the Bankruptcy Court. Pursuant to various notices filed by the Debtors or other orders entered by the Bankruptcy Court, as of September 7, 2005, the Debtors have rejected approximately 54 executory contracts and approximately 113 unexpired leases pursuant to Section 365(a) of the Bankruptcy Code.
     The Debtors’ decisions to reject the leases resulted from internal corporate decisions to discontinue or consolidate certain business operations. The Debtors decided to reject certain other leases because of an internal corporate decision to no longer operate city ticket offices. Also, the Debtors

[21]	Pursuant to an agreement for transfer of leasehold interest dated December 3, 2004 with AMB Covina MIA Cargo Center, LLC (“AMB Covina”), approved by the Bankruptcy Court on December 17, 2004, as amended as of January 7, 2005, and approved by the Bankruptcy Court on January 26, 2005, United assigned its interest in the development lease (which governs the lease of the land upon which United constructed a cargo facility and GSE facility using the proceeds of the Series 2000 Bonds) to AMB Covina free and clear of the Series 2000 Bonds.

decided to reject certain other leases because of an internal corporate decision to close the Oakland and Indianapolis wide-body aircraft maintenance center operations and consolidate such maintenance operations at San Francisco.
     Stub Rent Litigation. The Debtors lease nonresidential real property in airports and other locations, with many of these leases requiring rent to be paid in advance on the first day of each month. Because of their dwindling cash reserves, the Debtors were unable to make most of the December 1, 2002 payments before they filed their Chapter 11 petitions on December 9, 2002. The lease amounts for the period December 1 through December 31, 2002, including the period of December 9 through December 31, 2002 (the “Stub Rent”), remain unpaid. Various lessors sought to compel payment of the Stub Rent under Section 365(d)(3) of the Bankruptcy Code. The Bankruptcy Court denied these motions on March 27, 2003, but left open the possibility of the Creditors recovering Stub Rent as an Administrative Claim under Section 503(b) of the Bankruptcy Code. Certain lessors filed motions under Section 503(b) of the Bankruptcy Code, which the Debtors opposed on the ground that these Claims should be resolved during the Claims adjudication and reconciliation process.
     On May 23, 2003, the Bankruptcy Court ruled that the Debtors did not have to pay Stub Rent for leases that had not yet been rejected or assumed, but generally should proceed with paying Stub Rent on Rejected Leases. The Bankruptcy Court further directed the Debtors and lessors to develop a set of procedures for streamlining and resolving these Claims. The Debtors, certain lessors, and the Creditors’ Committee developed a process of negotiation, mediation, and arbitration for disposing of Claims on account of Stub Rent (the “Stub Rent Procedures”), with the Bankruptcy Court resolving certain procedural and legal disputes about the Stub Rent Procedures on June 17, 2003 and July 18, 2003. The Bankruptcy Court approved and authorized payment under the Stub Rent Procedures on August 29, 2003. As of September 1, 2005, the Debtors have made Stub Rent payments in the total amount of approximately $275,000. The Debtors estimate that they will pay, at most, Stub Rent in the aggregate additional amount of $1.2 million with respect to Rejected Leases.
     Section 365(d)(4) Deadline. By order dated February 6, 2003, the Bankruptcy Court extended the time within which the Debtors must assume or reject unexpired leases of non-residential real property pursuant to Section 365(d)(4) of the Bankruptcy Code through and including August 6, 2003, and by order dated July 21, 2003, the Bankruptcy Court further extended the time within which the Debtors must assume or reject unexpired leases of non-residential real property pursuant to Section 365(d)(4) of the Bankruptcy Code through and including the earlier to occur of: (i) December 15, 2003; or (ii) the date on which a hearing on the Disclosure Statement concludes. By order dated December 1, 2003, the Bankruptcy Court further extended the Section 365(d)(4) deadline through and including the earlier to occur of: (i) the expiration of the Debtors’ exclusive period to file a plan of reorganization (as such exclusive period may be extended from time to time); and (ii) the conclusion of a hearing on the Debtors’ Disclosure Statement. However, on September 2, 2005, the Debtors filed a motion seeking to extend the time within which the Debtors must assume or reject unexpired leases pursuant to Section 365(d)(4) of the Bankruptcy Code through and including the date on which a plan of reorganization is confirmed. A hearing is scheduled on this motion for September 16.
     9. Management Retention Initiatives
     In the months preceding and following the Chapter 11 filing, a large number of employees critical to the Debtors’ continuing business operations were actively recruited and many left the employ of the Debtors for alternative employment both within and outside the airline industry. In an effort to retain those employees who have skill sets deemed essential to the future success of the Debtors’ business, the Debtors have developed a key employee retention plan (“KERP”), comprised of a retention component and a severance component. On February 6, 2003, the Bankruptcy Court granted the Debtors authority to implement and/or continue their KERP. As a result of negotiations with the Creditors’ Committee, the retention component of the KERP was limited to 350 individuals, with an aggregate award amount of $22.7 million, unless further notice is provided to the Creditors’ Committee, the AFA, and if an objection is filed, the Bankruptcy Court. The amounts to be paid under the KERP were largely scheduled to occur (1) in October 2003 and (2) on the Effective Date. In October 2003, the Debtors paid their employees eligible for the KERP an aggregate amount of approximately $11 million. Due to attrition among the 350 participants in the KERP, the Debtors anticipate that they will pay no more than approximately $10 million on the Effective Date. The cost of the severance component of the KERP was predicted to be as great as $75 million depending on the extent of the downsizing of the Debtors’ operations. To date, however, the Debtors have only paid $7.5 million to employees in connection with the severance component of the KERP.
     The initial KERP did not extend to professional and technical employees, primarily in the Debtors’ information services division, who are critical to the Debtors’ continuing business operations and reorganization (the “Key Professional and Technical Employees”). The Debtors experienced significant attrition of these Key Professional and Technical Employees, who possess highly marketable skills and whose replacement would be extremely challenging to the Debtors. To combat the attrition of Key Professional and Technical Employees, the Debtors developed a key employee retention program (the “Technical Employee KERP”) targeted to providing retention awards for select professional and technical employees. As a result of negotiations with the Creditors’ Committee, participation and aggregate award amounts were limited to 520 participants and $7.5 million in awards without further notice to the Creditors’ Committee and, if the Creditors’ Committee objects, the Bankruptcy Court. On February 6, 2003, the Bankruptcy Court authorized, but did not require, the Debtors to implement the Technical Employee KERP. The amounts to be paid under the Technical Employee KERP are scheduled to occur (1) on the Effective Date and (2) six months after the Effective Date. Because the Technical Employee KERP is not limited to specific individuals (like the KERP), the Debtors anticipate that they will pay their employees eligible for the Technical Employee KERP all of the $7.5 million approved by the Bankruptcy Court.
     The Debtors also requested approval from the Bankruptcy Court to assume the employment agreement, dated as of September 5, 2002, by and among UAL, United, and Glenn F. Tilton, UAL’s Chairman, President and Chief Executive Officer of the Debtors. On February 21, 2003, the Bankruptcy Court entered an order approving the assumption of the employment agreement between the Debtors and Mr. Tilton.
     10. Performance Incentive Plans
     Prior to the Petition Date, the Debtors had, in the ordinary course of their business, maintained an annual performance-based cash incentive plan (the “PIP”). Under the terms of the PIP, participants received additional cash compensation if the Debtors met specified performance criteria and the individual employee’s performance warranted additional compensation. Prior to the beginning of each year, the Human Resources Subcommittee of UAL’s board of directors established a threshold level of pre-tax profit margin that the Debtors had to obtain before any award would be made under the PIP for that year. The Human Resources Subcommittee also determined the appropriate performance objectives for each year relating to other specified areas, including financial performance, operational performance, and customer satisfaction. As part of the Debtors’ first-day motions, the Bankruptcy Court authorized, but did not require, the Debtors to maintain and administer their PIP and other incentive plans in the ordinary course during the Chapter 11 Cases. United’s performance in 2003 warranted a payout under the PIP of 187.8% of target, or approximately $70 million in total. The Human Resources Subcommittee has not determined the amounts to pay participants either individually or in aggregate. Therefore, any incentive award for 2003 under the PIP is not calculable at this time. In addition, ULS’s performance in 2003 warranted a payout under ULS’s PIP of 133% of target for a total of approximately $4 million.
     Union employees were not participants in the PIP. As part of its restructuring, the Debtors and their Unions implemented, effective as of January 1, 2004, the UAL Corporation Success Sharing Program — Performance Incentive Plan (the “Success Sharing Performance Incentive Plan”), which replaced the incentive plan provided under the PIP and extends to all Union-represented and SAM employees. The goal of the Success Sharing Performance Incentive Plan is to create a commonality of interest among employees and to improve focus on operational and financial improvement. Under the Success Sharing Performance Incentive Plan, employees receive cash payments based on the achievement of certain financial and non-financial milestones. The performance milestones approved by the Human Resources Subcommittee of the UAL board of directors. Under the Success Sharing Performance Incentive Plan, payouts related to meeting operating profitability goals are made on an annual basis as soon as reasonably practicable following the year in which such payout was earned (for SAM employees, the amount, if any, of such payment would also be based on the individual’s performance), while payments related to meeting operational and cost goals are made on a quarterly basis as soon as reasonably practicable after the end of the quarter. The Debtors made payments to employees totaling approximately $100 million based on performance milestones achieved during 2004. As part of the 2005 Restructuring Agreements, union-represented employees reduced their level of participation in Success Sharing, from 5%, at target levels of performance, to 1%. The Debtors have made payments to employees totaling approximately $47 million based on performance milestones achieved during the first two quarters of 2005. The Success Sharing Performance Incentive Plan is one component of the Debtors’ overall Success Sharing Program, which also includes a profit sharing component (the “Success Sharing Profit Sharing Plan”).
     In addition, effective as of July 1, 2000, the Debtors instituted a Long-Term Incentive Plan for ULS employees (the “ULS LTIP”). The Debtors created the ULS LTIP to focus and motivate ULS employees to support the Debtors’ e-business initiatives and sales of Mileage Plus miles to third parties. The ULS LTIP was designed so that participants could share in the incremental value created by ULS. The ULS LTIP incorporated certain vesting requirements, and the Debtors could unilaterally amend or terminate the plan at their discretion. In general, ULS employees were not eligible to participate in UAL’s incentive stock option program. Under the ULS LTIP, rather than tying awards to UAL’s stock price, incentive awards were to be paid based on the incremental value created through businesses within ULS’s portfolio (e.g., Mileage Plus, Orbitz, and MyPoints.com). Each participant was granted, at the inception of the ULS LTIP or upon hiring or promotion, a portion of the future value created. Payouts under the ULS LTIP were to occur upon a liquidating event in either cash or equity. Because of the uncertainty regarding how or when a ULS investment would be liquidated, the ULS LTIP had a sunset provision (June 30, 2004) to provide greater assurance to participants.
     As part of its first-day orders, the Bankruptcy Court also authorized, but did not require, the Debtors to honor and continue the ULS LTIP. Considering cash flow limitations associated with the Chapter 11 Cases and the Debtors’ ongoing restructuring, the Debtors evaluated the feasibility of honoring the ULS LTIP, all in light of balancing the Debtors’ fiduciary duties in these Chapter 11 Cases against the goal of retaining an engaged and motivated ULS workforce. As a result, effective as of June 24, 2003, the Debtors amended the ULS LTIP so that: (i) participants’ vested interests and awards under the ULS LTIP were frozen as of the Petition Date; (ii) payouts under the ULS LTIP are limited to 60% of award amount as of the Petition Date; (iii) aggregate distributions made to participants after the Petition Date will not exceed $11 million in value; (iv) the Debtors may propose in the Plan to make any remaining payouts to ULS LTIP participants upon the Effective Date in cash or equity; and (v) any participant who voluntarily terminates employment with the Debtors or non-Debtor subsidiaries of the

Debtors forfeits any potential payment under the ULS LTIP. The Debtors intend to make payments under the ULS LTIP, as amended, to eligible employees subsequent to the Debtors’ exit from bankruptcy.
     11. Management Equity Incentive Plan
     On the Effective Date, Reorganized UAL will implement the UAL Corporation 2005 Management Equity Incentive Plan (the “Management Equity Incentive Plan”). The Management Equity Incentive Plan provides, among other things, for grants of stock options, stock appreciation rights, and restricted stock awards. Officers and other employees of Reorganized UAL and its subsidiaries are eligible for grants under the Management Equity Incentive Plan.
     The Debtors, with the assistance of their employee benefits advisors, Towers Perrin, have developed the Management Equity Incentive Plan to provide the Reorganized Debtors’ management with incentives to maximize stockholder value and otherwise contribute to the success of the Reorganized Debtors and to attract, retain, and reward the best available persons for positions of responsibility. To determine the competitive landscape for equity grants to management, Towers Perrin examined the public filings of approximately 45 companies that have emerged from bankruptcy over the last 8 years.
     Based upon Towers Perrin’s research and recommendation, the Reorganized Debtors will reserve up to [___]% of the equity of Reorganized UAL Corporation for issuance under the Management Equity Incentive Plan. The Management Equity Incentive Plan is contained in the Plan Supplement as Exhibit 32.
     12. Director Equity Incentive Plan
     On the Effective Date, Reorganized UAL will implement the UAL Corporation 2005 Director Equity Incentive Plan (the “Director Equity Incentive Plan”). The Director Equity Incentive Plan provides, among other things, for grants of equity-based awards. The purpose of the Director Equity Incentive Plan is to attract and retain the services of experienced and knowledgeable non-employee directors by providing such directors with greater flexibility in the form and timing of receipt of compensation for their service on the Reorganized UAL board of directors and an opportunity to obtain a greater proprietary interest in the Company’s long-term success and progress. Towers Perrin reviewed the director equity grants at 24 companies that have emerged from bankruptcy over the last 5 years. Based upon Towers Perrin’s research and recommendation, the Reorganized Debtors will reserve up to [___]% of the equity of Reorganized UAL for issuance under the Director Equity Incentive Plan. The Director Equity Incentive Plan is contained in the Plan Supplement as Exhibit 33.
     13. Estimation of Claims and Interests
     The Debtors received authority to estimate certain significantly large Claims ($13 billion in the aggregate), where adjudication of the partially unliquidated or contingent character of those Claims would unduly delay the Debtors’ restructuring, emergence from Chapter 11, and distribution to Creditors pursuant to Section 502(c) of the Bankruptcy Code. The Claims subject to the estimation procedures approved by the Bankruptcy Court were specified in the Bankruptcy Court’s order. The Debtors deemed this authority necessary: (a) to obtain greater clarity regarding the total amount of ultimately allowable Claims; (b) to ensure that the Debtors were able to develop an appropriate capital structure on exit; (c) to classify and treat Claims in a plan of reorganization appropriately; (d) to avoid having to fully litigate baseless Claims that would cause unnecessary delay in the solicitation and voting process (so as to avoid dramatically skewed voting results); and (e) to maximize distributions to Creditors as soon as possible after Confirmation without having to establish inappropriately large reserves on account of billions of dollars of baseless Claims.

     The procedures approved by the Bankruptcy Court provided for the Holders of the Claims, the Debtors, and the Creditors’ Committee to engage in limited discovery, submit documentary support for their positions, and to participate in a Claims estimation hearing. After the hearing, the Bankruptcy Court will estimate each Claim for all purposes, including for voting and distribution purposes. The procedures also included provisions to allow the Bankruptcy Court or the District Court to estimate Claims on account of personal injury tort and wrongful death in accordance with Section 158 of Title 28 of the United States Code. In addition, the Debtors expressly reserved their rights to seek estimation of those Claims not subject to the authorized procedures.
     14. Exit Financing
     The Debtors have used the Chapter 11 process to position themselves to compete with the best carriers and confront the challenges of a volatile industry. The Debtors have substantially reduced labor and non-labor costs; renegotiated mainline fleet costs for unprecedented savings; addressed pension issues; improved revenue performance; enhanced their domestic and global network; launched several innovations; and continued to provide reliable operational performance while significantly improving service for customers. The Debtors today are vastly different than three years ago.
     Following the substantial completion of their restructuring initiatives, the Debtors commenced a revision of their business plan with the goal of using the updated business plan as a platform for obtaining exit financing, filing and obtaining confirmation of a feasible plan of reorganization, and exiting Chapter 11. The Debtors’ new business plan incorporates the savings discussed above, as well as a comprehensive update of the Debtors’ fuel and revenue forecasts and addresses ways in which the Debtors can meet the challenges in both of these critical areas. The business plan is also updated to reflect changes to the Debtors’ aircraft fleet, and addresses ways in which the Debtors can improve the productivity of their aircraft and improve capacity. The revised business plan also seeks to optimize the use of real estate and other assets of the Debtors. Finally, the revised business plan addresses external factors that could have a material impact on the Debtors’ revenues and performance in the future, including the possibility of an increase in the cost of fuel, industry consolidation, direct low-cost carrier competition, and an economic downturn.
     The Debtors believe that these essential changes will provide stable finances and the cost structure necessary for them to be competitive upon exit from Chapter 11 in a challenging industry environment. The Debtors also believe that the business transformation accomplished during the course of the bankruptcy will enable them to take advantage of strategic options that may exist after they exit Chapter 11. For example, several airline industry analysts believe that the U.S. airline industry is ripe for a period of consolidation, following a wave of combinations in the European, Asia/Pacific, Latin American and Middle East industries. Upon exit from Chapter 11, United’s new cost structure and business flexibility, combined with a renewed focus on operations excellence, will position it to compete aggressively in any industry consolidation, if it so chooses.
     The changes accomplished by the Debtors during the Chapter 11 process, as well as the revised business plan, have also favorably positioned the Debtors to obtain a competitive exit financing package. The Debtors have been working with potential exit financing lenders to place a $2.5 billion exit financing package, which will be used to repay the DIP Facility Claims, make other payments required to be made on the Effective Date, and conduct their post-reorganization operations. The New Credit Facility will likely be comprised of a term loan, together with a revolving credit facility. The New Credit Facility would likely be guaranteed by UAL and all of United’s and UAL’s domestic subsidiaries. As security for the New Credit Facility, any New Credit Facility lender is likely to require a first priority Lien on substantially all unencumbered assets. The New Credit Facility also will likely include a standard package of financial covenants, which could include, but may not be limited to, a minimum unrestricted cash maintenance requirement, leverage ratios, an interest coverage ratio, minimum collateral coverage and annual maximum capital expenditure limitations. Finally, a New Credit Facility would likely require some level of annual amortization.
     The Debtors also believe that junior capital, in the form of a rights offering or other public or private equity offering, may provide additional capacity to enable the Reorganized Debtors to execute their post-reorganization business plan. The Debtors believe that a rights offering could deliver new equity into the emerging company, provide investor validation of the Plan and business plan, increase the liquidity of the New UAL Common Stock and broaden the Reorganized Debtors’ investor base. In addition, a rights offering could allow unsecured creditors to increase their ownership in the Reorganized Debtors.
     The Debtors and their advisors, together with the Creditors’ Committee and their advisors, are analyzing a rights offering implemented in conjunction with the Debtors’ exit from the Chapter 11 Cases. While they have not conclusively determined whether to commence a rights offering (or any other public or private equity offering), they are exploring a variety of potential transactions in which they would offer Unsecured Creditors the opportunity to purchase, on a pro rata basis, approximately $500 million in value of New UAL Common Stock.
     If the Debtors do commence a rights offering (or other public or private equity offering), any such offering would be offered to unsecured creditors entitled to vote on the Plan. If commenced, a rights offering would represent, in the aggregate, the right to purchase approximately $500 million in value of New UAL Common Stock. The purchase price per share of the New UAL Common Stock would likely be determined based upon the equity value of the Reorganized Debtors as of the Effective Date.
     The Debtors do not believe that the sale of equity under any of the transactions currently under consideration will cause a material change to any of the financial assumptions set forth within this Disclosure Statement. Furthermore, the Plan is in no way contingent on the ability of the Debtors to obtain any such rights offering, nor would the failure to consummate a rights offering or other equity transaction have a material adverse impact on the ability of the Debtors to reorganize pursuant to the Plan.
     The Debtors have contacted several investment banks and have distributed requests for proposals to determine their interest in participating in an equity offering as a standby purchaser, or “backstop.” Once the proposals have been received and analyzed a determination will be made as to whether to incorporate a rights offering in connection with the implementation of the Plan.
     In addition to exit financing and a rights offering, the Debtors continue to explore other options available to allow them to optimize their post-reorganization capital structure and maximize the value of their Estates. The Debtors continue to consider all viable financing options and they reserve the right to propose any financing alternative that they believe will maximize the value of their Estates and the recovery of their Creditors.
     15. Exclusivity
     Section 1121(b) of the Bankruptcy Code establishes an initial period of 120 days after the Bankruptcy Court enters an order for relief under Chapter 11 of the Bankruptcy Code during which only the debtor may file a plan. If the debtor files a plan within such 120-day period, Section 1121(c)(3) extends the exclusivity period by an additional 60 days to permit the debtor to seek acceptances of such plan. Section 1121(d) also permits the bankruptcy court to extend these exclusivity periods “for cause.” Without further order of the Bankruptcy Court, the Debtors’ initial exclusivity period to file a plan would have expired on April 8, 2003. However, by orders dated March 24, 2003, and September 19, 2003, the

Bankruptcy Court twice extended the time periods of the Debtors’ exclusive authority: (i) to file a plan of reorganization through and including October 6, 2003, and through and including March 8, 2004; and (ii) to seek acceptance of such plan through and including December 5, 2003, and May 7, 2004. The orders authorizing these extensions reserved the Debtors’ right to seek additional extensions of these exclusive periods. By order dated February 25, 2004, the Bankruptcy Court again extended the Debtors’ exclusivity periods to April 7, 2004 (to file a plan), and June 7, 2004 (to solicit acceptances). In connection with the order entered on February 25, 2004, the Bankruptcy Court effectively ruled that it would thereafter consider whether to further extend the Debtors’ exclusivity periods on a month-to-month basis. On March 19, 2004, the Bankruptcy Court entered an order further extending the exclusivity periods to May 7, 2004 (to file a plan), and July 7, 2004 (to solicit acceptances). On April 16, 2004, the Bankruptcy Court entered an order further extending the exclusivity periods to June 30, 2004 (to file a plan) and August 30, 2004 (to solicit acceptances). On June 24, 2004, the Bankruptcy Court entered an order further extending the exclusivity periods to July 30, 2004 (to file a plan) and September 29, 2004 (to solicit acceptances). On August 24, 2004, the Bankruptcy Court entered an order further extending the exclusivity periods to September 30, 2004 (to file a plan) and November 30, 2004 (to solicit acceptances). On September 17, 2004, the Bankruptcy Court entered an order further extending the exclusivity periods to November 1, 2004 (to file a plan) and December 31, 2004 (to solicit acceptances). On October 15, 2004, the Bankruptcy Court entered an order further extending the exclusivity periods to December 1, 2004 (to file a plan) and January 31, 2005 (to solicit acceptances). On November 19, 2004, the Bankruptcy Court entered an order further extending the exclusivity periods to January 31, 2005 (to file a plan and March 31, 2005 (to solicit acceptances). On January 21, 2005, the Bankruptcy Court entered an order further extending the exclusivity periods to April 30, 2005 (to file a plan) and June 30, 2005 (to solicit acceptances). On April 22, 2005, the Bankruptcy Court entered an order further extending the exclusivity periods to July 1, 2005 (to file a plan) and September 1, 2005 (to solicit acceptances). On June 17, 2005, the Bankruptcy Court entered an order further extending the exclusivity periods to September 1, 2005 (to file a plan) and November 1, 2005 (to solicit acceptances). On August 26, 2005, the Bankruptcy Court entered an order further extending the exclusivity periods to November 1, 2005 (to file a plan) and January 2, 2006 (to solicit acceptances).
     16. Avoidance Actions
     In analyzing potential avoidance of prepetition transfers under Sections 547 and 550 of the Bankruptcy Code, the Debtors identified approximately 2,191 preferential transfers of $18.6 million in the aggregate. On December 8, 2004, the Debtors filed approximately 200 preference actions and another 27 actions to avoid statutory Liens under Section 545 of the Bankruptcy Code. Subsequent to filing the preference complaints, the Debtors have made efforts to consensually resolve the majority of the avoidance actions rather than engage in protracted litigation. To date, the Debtors have resolved approximately 770 preference claims. In addition, the Debtors have settled or otherwise resolved all but two of the statutory Lien avoidance actions. In one remaining action, the Debtors have filed a motion for summary judgment against the City and County of Denver seeking to reclassify the secured portions of their Claim for personal property taxes to unsecured. This action is not due to be ruled on by the Bankruptcy Court until October 21, 2005, and there is still a possibility that a consensual resolution will be reached before then. The other matter is the Claim of Los Angeles County. Los Angeles has agreed that it is not seeking secured status for its Claim, and the parties are currently in discussions to consensually resolve the amount of the Claim.
     17. ULS Equity Transfer
     On November 19, 2004, the Bankruptcy Court granted the Debtors’ motion to (1) authorize UAL to contribute 100% of the stock of ULS to United, and (2) convert ULS into a limited liability company which will be treated as a subsidiary of United and not a separate entity for tax purposes. As owner and operator of the Debtors’ third-party Mileage Plus program, ULS generated net income from its operation of the Mileage Plus Program and its other business lines. In contrast, United has generated several billion dollars of net operating losses in recent years from the operation of its airline business.
     Rather than offsetting ULS’s income with United’s losses, certain tax regulations specific to the State of Illinois required United and ULS to maintain separate calculations and apportionment factors for determining the percentage of their income that is taxed in Illinois. As a result, in Illinois, the Debtors were required to pay substantial income taxes even though the Debtors did not generate net income on a consolidated basis.
     Additionally, according to applicable accounting standards, the earnings of ULS from the Mileage Plus program and other transactions were not fully reported as passenger revenue, which had the effect of making it difficult for financial analysts and prospective investors to evaluate the financial performance of the Debtors’ operations compared to competitor airlines, thereby affecting the Debtors’ ability to raise investment capital.
     To solve the tax and accounting issues, the Debtors sought authority to allow UAL to contribute 100% of the stock of ULS to United. Following the contribution, ULS was converted into a wholly-owned, single-member limited liability company. United will, as a result, elect to treat ULS as a disregarded entity for federal and Illinois income tax purposes.
     In addition, in March 2005, the Debtors filed a motion requesting the authority to allow ULS to transfer to Confetti, Inc. (n/k/a Ameniti Travel Clubs, Inc.) (“Ameniti”) a number of non-core loyalty business programs, including its United Silver Wings Plus, United Cruises, and Ameniti Luxury Travel Club programs. In addition to transferring these programs to Ameniti, the Debtors also requested that the Bankruptcy Court authorize ULS to transfer Ameniti’s stock to MyPoints.com, Inc. The Debtors made this request to simplify their financial reporting, managing, and accounting, as well as better focus their attention on the Debtors’ core business. The Bankruptcy Court granted the Debtors’ motion on March 18, 2005.
D. Appointment of the Creditors’ Committee
     On December 13, 2002, the Office of the United States Trustee appointed the Creditors’ Committee. The members of the Creditors’ Committee include Airbus, Pratt & Whitney, Lufthansa/LSG Sky Chefs, Goodrich Corporation, Galileo International, AFA, ALPA, IAM, PBGC, Bank of New York, HSBC Bank, US Bank, and R2 Investments. Subsequently, Stark Investments replaced R2 Investments on the Creditors’ Committee. The City of Chicago and the City of San Francisco are ex officio members of the Creditors’ Committee. The Creditors’ Committee retained Sonnenschein, Nath & Rosenthal LLP as its legal advisors and KPMG LLP (“KPMG”) and Saybrook Capital as its financial advisors. KPMG subsequently sold its corporate recovery practice to Mesirow Financial Consulting LLC (“Mesirow”) and the employees of KPMG working on the Creditors’ Committee’s behalf became employees of Mesirow. As a result, the Creditors’ Committee filed an application to retain Mesirow in the capacity previously served by KPMG. The Bankruptcy Court approved the Creditors’ Committee’s application to retain Mesirow.
     Since the formation of the Creditors’ Committee, the Debtors have consulted with the Creditors’ Committee concerning the administration of the Chapter 11 Cases. The Debtors have kept the Creditors’ Committee informed about their operations and have sought the concurrence of the Creditors’ Committee to the extent its constituency would be affected by actions and transactions taken outside of the ordinary course of the Debtors’ businesses. The Creditors’ Committee has, together with the Debtors’ management and professional advisors, participated actively in, among other things, reviewing their business plan and operations. The Debtors and their professional advisors have met with the Creditors’ Committee and its professional advisors on numerous occasions in connection with the negotiation of the Plan.
     On August 23, 2004, the Creditors’ Committee organized working groups (the “Working Groups”), comprised of certain members of the Creditors’ Committee, the members’ professionals, and the Creditors’ Committee’s professionals to work directly with United’s senior management to identify and evaluate, among other things, potential additional costs savings, and to work constructively toward the development of a viable business plan to secure non-guaranteed exit financing. The Working Groups focused on some of the most important elements of United’s ongoing restructuring, including exit financing, United Express, aircraft maintenance, network and business model, and other cost improvements.
ARTICLE IV.
SUMMARY OF THE PLAN OF REORGANIZATION
     The purpose of the Plan is to provide the Debtors with a capital structure that can be supported by cash flows from operations. The Debtors believe that the reorganization contemplated by the Plan is in the best interests of their Creditors. If the Plan is not confirmed, the Debtors believe that they will be forced to either file an alternate plan of reorganization or liquidate under Chapter 7 of the Bankruptcy Code. In either event, the Debtors believe that the Debtors’ Unsecured Creditors would realize a less favorable distribution of value, or, in certain cases, none at all, for their Claims and Interests. See ARTICLE V.C hereof and the Liquidation Analysis set forth as Appendix B hereto and included in the Plan Supplement as Exhibit 27.
A. Overview of Chapter 11
     Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor can reorganize its business for the benefit of itself, its creditors, and interest holders. Chapter 11 also strives to promote equality of treatment for similarly situated creditors and similarly situated interest holders with respect to the distribution of a debtor’s assets.
     The commencement of a Chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor-in-possession.”
     The consummation of a plan of reorganization is the principal objective of a Chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against, and interests in, a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan, and any creditor of or equity holder in the debtor, whether or not such creditor or equity holder (a) is impaired under or has accepted the plan, or (b) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, a confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.
     A Chapter 11 plan may specify that the legal, contractual, and equitable rights of the holders of claims or interests in certain classes are to remain unaltered by the reorganization effectuated by the plan. Such classes are referred to as “unimpaired” and, because of such favorable treatment, are deemed to accept the plan. Accordingly, the Debtors need not solicit votes from the holders of claims or equity interests in such classes. A Chapter 11 plan also may specify that certain classes will not receive any distribution of property or retain any claim against a debtor. Such classes are deemed not to accept the plan and, therefore, need not be solicited to vote to accept or reject the plan. Any classes that are receiving a distribution of property under the plan but are not “unimpaired” will be solicited to vote to accept or reject the plan.
     Section 1123 of the Bankruptcy Code provides that a plan of reorganization shall classify the claims of a debtor’s creditors and equity interest holders. In compliance therewith, the Plan divides Claims and Interests into various Classes and sets forth the treatment for each Class and Subclass. The Debtors also are required, as discussed above, under Section 1122 of the Bankruptcy Code, to classify Claims and Interests into Classes that contain Claims and Interests that are substantially similar to the other Claims and Interests in such Classes. The Debtors believe that the Plan has classified all Claims and Interests in compliance with the provisions of Section 1122 of the Bankruptcy Code, but it is possible that a Holder of a Claim or Interest may challenge the classification of Claims and Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, the Debtors intend, to the extent permitted by the Bankruptcy Court and the Plan, to make such reasonable modifications of the classifications under the Plan to permit Confirmation and to use the Plan acceptances received in this solicitation for the purpose of obtaining the approval of the reconstituted Class or Classes of which the accepting Holder is ultimately deemed to be a member. Any such reclassification could adversely affect the Class in which such Holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan.
     THE REMAINDER OF THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN AND THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN AND THE PLAN SUPPLEMENT (AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN).
     THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN THE DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENT OF SUCH TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN.
     THE PLAN ITSELF AND THE DOCUMENTS THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST, AND INTERESTS IN, THE DEBTORS UNDER THE PLAN AND WILL, UPON THE OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, THE DEBTORS’ ESTATES, THE REORGANIZED DEBTORS, ALL PARTIES RECEIVING PROPERTY UNDER THE PLAN, AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT SHALL CONTROL.
B. Overall Structure of the Plan
     The Plan contemplates substantive consolidation of the Estates of the United Debtors (all of the Debtors other than UAL) for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation, and distribution. Unless substantive consolidation has been approved by a prior order of the Bankruptcy Court, the Plan shall serve as a motion by the Debtors seeking entry of an Order of the Bankruptcy Court substantively consolidating the Estates of the United Debtors. In the event that the Bankruptcy Court does not substantively consolidate some or all of the United Debtors’ Estates, the Plan provides for twenty-eight (28) sub-plan of reorganization (the “Subplans”). The Subplans are designated by the following numbers:

Debtor	Subplan
UAL Corporation	1
United Air Lines, Inc.	2
Air Wisconsin, Inc.	3
Air Wis Services, Inc.	4
Ameniti Travel Clubs, Inc.	5
BizJet Charter, Inc.	6
BizJet Fractional, Inc.	7
BizJet Services, Inc.	8
Cybergold, Inc.	9
Domicile Management Services, Inc.	10
Four Star Leasing, Inc.	11
itarget.com, inc.	12
Kion Leasing, Inc.	13
Mileage Plus Holdings, Inc.	14
Mileage Plus Marketing, Inc.	15
Mileage Plus, Inc.	16
MyPoints Offline Services, Inc.	17
MyPoints.com, Inc.	18
Premier Meeting and Travel Services, Inc.	19
UAL Benefits Management Inc.	20
UAL Company Services, Inc.	21
UAL Loyalty Services, LLC	22
United Aviation Fuels Corporation	23
United BizJet Holdings, Inc.	24
United Cogen, Inc.	25
United GHS Inc.	26
United Vacations, Inc.	27
United Worldwide Corporation	28
     The Debtors believe that the Plan provides the best and most prompt possible recovery to Holders of Claims and Interests. Under the Plan, Claims against, and Interests in, the Debtors are divided into different Classes. Under the Bankruptcy Code, claims and equity interests are classified beyond mere “creditors” or “shareholders” because such entities may hold claims or equity interests in more than one class. For purposes of this Disclosure Statement, the term “Holder” refers to the holder of a Claim or Interest in a particular Class under the Plan. If the Plan is confirmed by the Bankruptcy Court and consummated, on the Effective Date or as soon as reasonably practicable thereafter, the Debtors will make distributions in respect of certain Classes of Claims and Interests as provided in the Plan.
C. Severability of Plan Provisions
     If the Bankruptcy Court does not order substantive consolidation, the confirmation requirements of Section 1129 of the Bankruptcy Code must be satisfied separately with respect to each Subplan. If any Subplan is not confirmed, the Debtors reserve the right to either request that the other Subplans be confirmed or withdraw some or all Subplans. Subject to the preceding provision, the Debtors’ inability to confirm or election to withdraw any Subplan shall not impair the confirmation of any other Subplan.
D. Classification and Treatment of Claims and Interests
     1. Summary of Claims Against All the Debtors
          a. Administrative Claims
     Administrative Claims are Claims for costs and expenses of administration of the Chapter 11 Cases that are entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code. Such Claims include (1) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors’ estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services, leased equipment and premises), and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or before the Petition Date), and (2) all fees and charges assessed against the Debtors’ Estates under Section 1930, Chapter 123 of Title 28, United States Code.
     Subject to the provisions of Sections 328, 330(a), and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim shall be paid in full satisfaction, settlement, release, and discharge of the full unpaid amount of such Allowed Administrative Claim in Cash (i) on the first Periodic Distribution Date or as soon as reasonably practicable thereafter, (ii) if such Administrative Claim is Allowed after the Effective Date, on the first Periodic Distribution Date after such Administrative Claim is Allowed or as soon as reasonably practicable thereafter, or (iii) upon such other terms (a) as may be agreed upon by such Holder and the respective Debtor or Reorganized Debtor, or (b) as may be contained in a Final Order of the Bankruptcy Court; provided, however, that (x) Holders of Claims arising under the DIP Facility shall be deemed to have an Allowed Claim as of the Effective Date in such amount as to which the Debtors and such Holders of Claims shall have agreed upon in writing or as fixed by the Bankruptcy Court, which DIP Facility Claim shall be paid in full in Cash on the Effective Date or such other date as agreed upon by the Reorganized Debtors and the DIP Facility Agent, and (y) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases, or assumed by the Debtors on or before the Effective Date shall be paid and/or performed in the ordinary course of business in accordance with the terms and conditions of any agreements, course of dealing, course of business, or industry practice relating thereto.
          b. Priority Tax Claims
     Priority Tax Claims are Claims for taxes entitled to priority in payment under Sections 502(i) and 507(a)(8) of the Bankruptcy Code. On the first Periodic Distribution Date or as soon as reasonably practicable thereafter, each Holder of an Allowed Priority Tax Claim that is due and payable on or prior to the Effective Date shall be provided with, at the sole option of the respective Debtor, in full satisfaction, settlement, release, and discharge of and in exchange for such Priority Tax Claim: (i) payment in full in Cash; (ii) deferred quarterly Cash payments, over a period not exceeding six years after the date of assessment of such Priority Tax Claim, of a value, as of the Effective Date of the Plan, equal to the amount of such Allowed Priority Tax Claim plus simple interest on any outstanding balance from the Effective Date, calculated at the interest rate available on five-year United States Treasury Notes on the Effective Date; or (iii) such other amount and terms as agreed to by the respective Debtor and such Holder.

     2. Summary of the Claims and Interests Against the Debtors
     The categories of Claims and Interests listed below classify Claims and Interests in or against the Debtors for all purposes, including voting, Confirmation, and distribution, pursuant to the Plan and pursuant to Sections 1122 and 1123(a)(1) of the Bankruptcy Code. If substantive consolidation is ordered pursuant to Article VI.F of the Plan, each Class listed below will vote as set forth in Article IV of the Plan. If substantive consolidation is not ordered, each Class listed below shall vote as a single separate Class, including with respect to the confirmation requirements under Section 1129(b) of the Bankruptcy Code. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and the remaining portion of such Claim or Interest, if any, shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in Sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified, and their treatment is set forth in Article II of the Plan.
          a. Classification and Treatment of Claims and Interests Against UAL
(i)	Class 1A—DIP Facility Claims (Unimpaired)
     Class 1A consists of all DIP Facility Claims against UAL. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 1A Claim, unless the Holder of such Claim and UAL agree to a different treatment, each Allowed Class 1A Claim shall be paid in full in Cash on the Effective Date or such other date as agreed upon by UAL and such Holder of the Allowed DIP Facility Claim. Class 1A is Unimpaired, and the Holders of Class 1A Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1A are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 100%
(ii)	Class 1B-1— Secured Aircraft Claims (Unimpaired)
     Class 1B-1 consists of all Secured Aircraft Claims against UAL. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 1B-1 Claim, each Holder of an Allowed Class 1B-1 Claim shall receive one of the following alternative treatments, in the sole and absolute discretion of UAL:
(a)	The Allowed Class 1B-1 Claim shall be Reinstated as an obligation of Reorganized UAL;

(b)	The Allowed Class 1B-1 Claim shall receive such treatment as to which UAL or Reorganized UAL and the Secured Aircraft Creditor shall have agreed in writing;

(c)	UAL shall surrender all collateral securing the Secured Aircraft Claim to the Secured Aircraft Creditor, without representation or warranty by, or recourse against the Debtors or the Reorganized Debtors; or

(d)	The Allowed Class 1B-1 Claim shall be treated in any other manner so that such Secured Aircraft Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
Any default with respect to any obligation associated with any Class 1B-1 Claim that existed immediately prior to the filing of the Chapter 11 Case shall be deemed cured upon the Effective Date. UAL’s failure to object to any such Class 1B-1 Claim in its Chapter 11 Case shall be without prejudice to any Reorganized Debtor’s right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claims are sought to be enforced by the Holder of the Class 1B-1 Claim. Class 1B-1 is Unimpaired, and the Holders of Class 1B-1 Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1B-1 are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 100%
(iii)	Class 1B-2—Other Secured Claims (Unimpaired)
     Class 1B-2 consists of all Other Secured Claims against UAL. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 1B-2 Claim, unless the Holder of such Claim and UAL or Reorganized UAL agree to different treatment, each Holder of an Allowed Class 1B-2 Claim shall receive one of the following alternative treatments, in the sole and absolute discretion of UAL:
(a)	The Allowed Class 1B-2 Claim shall be Reinstated as an obligation of Reorganized UAL;

(b)	The Distribution Agent shall pay the Allowed Class 1B-2 Claim to the extent that the Allowed Class 1B-2 Claim is an Allowed Secured Claim, in full in Cash on the Effective Date, or as soon as reasonably practicable thereafter;

(c)	UAL shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against the Debtors or the Reorganized Debtors; or

(d)	The Allowed Class 1B-2 Claim shall be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
Any default with respect to any Class 1B-2 Claim that existed immediately prior to the filing of the Chapter 11 Case shall be deemed cured upon the Effective Date. UAL’s failure to object to any such Class 1B-2 Claim in its Chapter 11 Case shall be without prejudice to any Reorganized Debtor’s right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claims are sought to be enforced by the Holder of the Class 1B-2 Claim. Class 1B-2 is Unimpaired, and the Holders of Class 1B-2 Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1B-2 are not entitled to vote to accept or reject the Plan.

     Projected Percentage Recovery: 100%
     (iv) Class 1C—Other Priority Claims (Unimpaired)
     Class 1C consists of all Other Priority Claims against UAL. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 1C Claim, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim, or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between UAL or Reorganized UAL and the Holder of such Other Priority Claim, unless the Holder of such Claim and UAL or Reorganized UAL agree to different treatment, each Holder of an Allowed Class 1C Claim shall receive, in the sole and absolute discretion of UAL:
(a)	Cash equal to the amount of such Allowed Class 1C Claim; or

(b)	Treatment in any other manner so that such Allowed Class 1C Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
Any default with respect to any Class 1C Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date. Class 1C is Unimpaired, and the Holders of Class 1C Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1C are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 100%
     (v) Class 1D—Unsecured Convenience Class Claims (Impaired)
     Class 1D consists of all Unsecured Convenience Class Claims against UAL. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 1D Claim, on the Distribution Date, each Holder of an Allowed Class 1D Claim shall receive Cash equal to such Holder’s pro rata share of the Unsecured Convenience Class Distribution. Class 1D is Impaired, and Holders of Class 1D Claims are entitled to vote to accept or reject the Plan.
     Any election described herein must be made on the Ballot, and except as may be agreed to by the Debtors or the Reorganized Debtors, in their sole and absolute discretion, no Creditor can elect the treatment described below after the Voting Deadline. Each Holder of a Class 1E-3 Claim may elect to be treated as a Holder of an Allowed Class 1D Unsecured Convenience Class Claim. Any Allowed Class 1E-3 Claim that exceeds $50,000, but whose Holder elects to be treated as a Class 1D Claim, shall be automatically reduced to $50,000 and Allowed in such amount for all purposes, in complete satisfaction of such Allowed Class 1E-3 Claim, as applicable. Each Holder of an a Class 1D Unsecured Convenience Class Claim against UAL that may elect to opt out of such Class and instead be treated as a Class 1E-3 Other Unsecured Claim.
     Projected Percentage Recovery: 4-7%
     (vi) Class 1E-1—Unsecured Retained Aircraft Claims (Impaired)
     Class 1E-1 consists of Unsecured Retained Aircraft Claims against UAL. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 1E-1 Claim on the first Periodic Distribution Date occurring after the later of (i) the date that a Class 1E-1 Unsecured Claim becomes an Allowed Unsecured Claim, or (ii) the date that a Class 1E-1 Unsecured Claim becomes payable pursuant to any agreement between UAL or Reorganized UAL and the Holder of such Unsecured Claim, each Holder of an Allowed Class 1E-1 Claim shall receive such Holder’s pro rata share of the Unsecured Distribution. Class 1E-1 is Impaired, and Holders of Class 1E-1 Claims are entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 4-7%
     (vii) Class 1E-2—Unsecured Rejected Aircraft Claims (Impaired)
     Class 1E-2 consists of Unsecured Rejected Aircraft Claims against UAL. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 1E-2 Claim, on the first Periodic Distribution Date occurring after the later of (i) the date that a Class 1E-2 Unsecured Claim becomes an Allowed Unsecured Claim or (ii) the date that a Class 1E-2 Unsecured Claim becomes payable pursuant to any agreement between UAL or Reorganized UAL and the Holder of such Unsecured Claim, each Holder of an Allowed Class 1E-2 Claim shall receive such Holder’s pro rata share of the Unsecured Distribution. Class 1E-2 is Impaired, and Holders of Class 1E-2 Claims are entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 4-7%
     (viii) Class 1E-3—Other Unsecured Claims (Impaired)
     Class 1E-3 consists of Other Unsecured Claims against UAL. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 1E-3 Claim, on the first Periodic Distribution Date occurring after the later of (i) the date that a Class 1E-3 Unsecured Claim becomes an Allowed Unsecured Claim or (ii) the date that a Class 1E-3 Unsecured Claim becomes payable pursuant to any agreement between UAL or Reorganized UAL and the Holder of such Unsecured Claim, each Holder of an Allowed Class 1E-3 Claim shall receive such Holder’s pro rata share of the Unsecured Distribution. Class 1E-3 is Impaired, and Holders of Class 1E-3 Claims are entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 4-7%
     (ix) Class 1F—TOPrS Claims (Impaired)
     Class 1F consists of all TOPrS Claims against UAL. On the Effective Date, the Holders of Class 1F Claims shall neither receive any distributions nor retain any property on account thereof pursuant to the Plan, and all TOPrS Preferred Securities shall be cancelled. Class 1F is Impaired, but because no distributions shall be made to Holders of Class 1F Claims nor shall such Holders retain any property on account thereof, such Holders are deemed conclusively to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1F are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 0%
     (x) Class 1G—UAL Preferred Stock Interests (Impaired)
     Class 1G consists of all UAL Preferred Stock Interests. On the Effective Date, the Holders of Class 1G Interests shall neither receive any distributions nor retain any property on account thereof pursuant to the Plan. All UAL Preferred Stock Interests shall be cancelled. Class 1G is Impaired, but because no distributions shall be made to Holders of Class 1G Interests nor shall such Holders retain any property on account thereof, such Holders are deemed conclusively to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Interests in Class 1G are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 0%
     (xi) Class 1H—UAL Common Stock Interests (Impaired)
     Class 1H consists of all Common Stock Interests in UAL. On the Effective Date, the Holders of Class 1H Interests shall neither receive any distributions nor retain any property on account thereof pursuant to the Plan. All Common Stock Interests in UAL shall be cancelled. Class 1H is Impaired, but because no distributions shall be made to Holders of Class 1H Interests nor shall such Holders retain any property on account thereof, such Holders are deemed conclusively to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Interests in Class 1H are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 0%
     (xii) Class 1I—Subordinated Securities Claims (Impaired)
     Class 1I consists of all Subordinated Securities Claims against UAL. On the Effective Date, the Holders of Class 1I Claims shall neither receive any distributions nor retain any property on account thereof pursuant to the Plan. Class 1I is Impaired, but because no distributions shall be made to Holders of Class 1I Claims nor shall such Holders retain any property on account thereof, such Holders are deemed conclusively to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1I are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 0%
b. Classification and Treatment of Claims and Interests against United
     (i) Class 2A—DIP Facility Claims (Unimpaired)
     Class 2A consists of all DIP Facility Claims against United. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 2A Claim, unless the Holder of such Claim and United agree to a different treatment, each Allowed Class 2A Claim shall be paid in full in Cash on the Effective Date or such other date as agreed upon by United and such Holder of the Allowed DIP Facility Claim. Class 2A is Unimpaired, and the Holders of Class 2A Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2A are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 100%
     (ii) Class 2B-1—Secured Aircraft Claims (Unimpaired)
     Class 2B-1 consists of all Secured Aircraft Claims against United. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 2B-1 Claim, each Holder of an Allowed Class 2B-1 Claim shall receive one of the following alternative treatments, in the sole and absolute discretion of United:

(a)	The Allowed Class 2B-1 Claim shall be Reinstated as an obligation of Reorganized United;

(b)	The Allowed Class 2B-1 Claim shall receive such treatment as to which United or Reorganized United and the Secured Aircraft Creditor shall have agreed in writing;

(c)	United shall surrender all collateral securing the Secured Aircraft Claim to the Secured Aircraft Creditor, without representation or warranty by, or recourse against the Debtors or the Reorganized Debtors; or

(d)	The Allowed Class 2B-1 Claim shall be treated in any other manner so that such Secured Aircraft Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
Any default with respect to any obligation associated with any Class 2B-1 Claim that existed immediately prior to the filing of the Chapter 11 Case shall be deemed cured upon the Effective Date. United’s failure to object to any such Class 2B-1 Claim in its Chapter 11 Case shall be without prejudice to any Reorganized Debtor’s right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claims are sought to be enforced by the Holder of the Class 2B-1 Claim. Class 2B-1 is Unimpaired, and the Holders of Class 2B-1 Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2B-1 are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 100%
     (iii) Class 2B-2—Other Secured Claims (Unimpaired)
     Class 2B-2 consists of all Other Secured Claims against United. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 2B-2 Claim, unless the Holder of such Claim and United or Reorganized United agree to different treatment, each Holder of an Allowed Class 2B-2 Claim shall receive one of the following alternative treatments, in the sole and absolute discretion of United:
(a)	The Allowed Class 2B-2 Claim shall be Reinstated as an obligation of Reorganized United;

(b)	The Distribution Agent shall pay the Allowed Class 2B-2 Claim to the extent that the Allowed Class 2B-2 Claim is an Allowed Secured Claim, in full in Cash on the Effective Date or as soon as reasonably practicable thereafter;

(c)	United shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty, by or recourse against the Debtors or the Reorganized Debtors; or

(d)	The Allowed Class 2B-2 Claim shall be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
Any default with respect to any Class 2B-2 Claim that existed immediately prior to the filing of the Chapter 11 Case shall be deemed cured upon the Effective Date. United’s failure to object to any such Class 2B-2 Claim in its Chapter 11 Case shall be without prejudice to any Reorganized Debtor’s right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claims are sought to be enforced by the Holder of the Class 2B-2 Claim. Class 2B-2 is Unimpaired, and the Holders of Class 2B-2 Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2B-2 are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 100%
     (iv) Class 2C—Other Priority Claims (Unimpaired)
     Class 2C consists of all Other Priority Claims against United. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 2C Claim, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim, or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between United or Reorganized United and the Holder of such Other Priority Claim, unless the Holder of such Claim and United or Reorganized United agree to different treatment each Holder of an Allowed Class 2C Claim shall receive, in the sole and absolute discretion of United:
(a)	Cash equal to the amount of such Allowed Class 2C Claim; or

(b)	Treatment in any other manner so that such Allowed Class 2C Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
Any default with respect to any Class 2C Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date. Class 2C is Unimpaired, and the Holders of Class 2C Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2C are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 100%
     (v) Class 2D-1—Unsecured Convenience Class Claims (Impaired)
     Class 2D-1 consists of all Unsecured Convenience Class Claims against United. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 2D-1 Claim, on the Distribution Date each Holder of an Allowed Class 2D-1 Claim shall receive Cash equal to such Holder’s pro rata share of the Unsecured Convenience Class Distribution. Class 2D-1 is Impaired, and Holders of Class 2D-1 Claims are entitled to vote to accept or reject the Plan. Any election described herein must be made on the Ballot, and except as may be agreed to by the Debtors or the Reorganized Debtors, in their sole and absolute discretion, no Creditor can elect the treatment described below after the Voting Deadline. Each Holder of a Class 2E-6 Claim may elect to be treated as a Holder of an Allowed Class 2D-1 Unsecured Convenience Class Claim. Any Allowed Class 2E-6 Claim that exceeds $50,000, but whose Holder elects to be treated as a Class 2D-1 Claim, shall be automatically reduced to $50,000 and Allowed in such amount for all purposes, in complete satisfaction of such Allowed Class 2E-6 Claim, as applicable. Each Holder of a Class 2D-1 Unsecured Convenience Class Claim against United may elect to opt out of such Class and instead be treated as a Class 2E-6 Other Unsecured Claim.
     Projected Percentage Recovery: 4-7%
     (vi) Class 2D-2—Unsecured Retiree Convenience Class Claims (Impaired)
     Class 2D-2 consists of all Unsecured Retiree Convenience Class Claims against any Debtor. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 2D-2 Claim, on the Distribution Date, each Holder of an Allowed Class 2D-2 Claim shall receive Cash equal to such Holder’s pro rata share of the Unsecured Retiree Convenience Class Distribution. Class 2D-2 is Impaired, and Holders of Class 2D-2 Claims are entitled to vote to accept or reject the Plan. Each Holder of an Unsecured Retiree Convenience Class Claim against any Debtor may elect to opt out of such Class and be treated as a Class 2E-6 Other Unsecured Claim, but may only make such election on the Holder’s Ballot prior to the Voting Deadline. Absent such an election, the Holder of a Class 2D-2 Claim shall be deemed to have agreed to an Allowed Claim in the amount set forth by the Debtors on the Holder’s respective Ballot.
     Projected Percentage Recovery: 4-7%
     (vii) Class 2E-1—Unsecured Retained Aircraft Claims (Impaired)
     Class 2E-1 consists of Unsecured Retained Aircraft Claims against United. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 2E-1 Claim, on the first Periodic Distribution Date occurring after the later of (i) the date that a Class 2E-1 Unsecured Claim becomes an Allowed Unsecured Claim, or (ii) the date that a Class 2E-1 Unsecured Claim becomes payable pursuant to any agreement between United or Reorganized United and the Holder of such Unsecured Claim, each Holder of an Allowed Class 2E-1 Claim shall receive such Holder’s pro rata share of the Unsecured Distribution. Class 2E-1 is Impaired, and Holders of Class 2E-1 Claims are entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 4-7%
     (viii) Class 2E-2—Unsecured Rejected Aircraft Claims (Impaired)
     Class 2E-2 consists of Unsecured Rejected Aircraft Claims against United. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 2E-2 Claim, on the first Periodic Distribution Date occurring after the later of (i) the date that a Class 2E-2 Unsecured Claim becomes an Allowed Unsecured Claim, or (ii) the date that a Class 2E-2 Unsecured Claim becomes payable pursuant to any agreement between United or Reorganized United and the Holder of such Unsecured Claim, each Holder of an Allowed Class 2E-2 Claim shall receive such Holder’s pro rata share of the Unsecured Distribution. Class 2E-2 is Impaired, and Holders of Class 2E-2 Claims are entitled to vote to accept or reject the Plan.

     Projected Percentage Recovery: 4-7%
     (ix) Class 2E-3—Unsecured PBGC Claims (Impaired)
     Class 2E-3 consists of Unsecured PBGC Claims against United. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 2E-3 Claim, each Holder of a Class 2E-3 Unsecured Claim shall receive the consideration as set forth in the PBGC Settlement Agreement including, but not limited to, the New UAL PBGC Securities and each Holder’s pro rata share of the Unsecured Distribution. Class 2E-3 is Impaired, and Holders of Class 2E-3 Claims are entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: Value of securities plus 4-7%
     (x) Class 2E-4—Unsecured Chicago Municipal Bond Claims (Impaired)
     Class 2E-4 consists of Unsecured Chicago Municipal Bond Claims against United. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 2E-4 Claim, each Holder of a Class 2E-4 Unsecured Claim shall receive the consideration as set forth in the Chicago Municipal Bond Settlement Agreement including, but not limited to, the New UAL O’Hare Municipal Bonds and each Holder’s pro rata share of the Unsecured Distribution. Class 2E-4 is Impaired, and Holders of Class 2E-4 Claims are entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: Value of securities plus 4-7%
     (xi) Class 2E-5—Unsecured Public Debt Aircraft Claims (Impaired)
     Class 2E-5 consists of Unsecured Public Debt Aircraft Claims against United. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 2E-5 Claim, each Holder of a Class 2E-5 Unsecured Claim shall receive the consideration as set forth in the Public Debt Aircraft Settlement Agreement including, but not limited to, each Holder’s pro rata share of the Unsecured Distribution. Class 2E-5 is Impaired, and Holders of Class 2E-5 Claims are entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 4-7%
     (xii) Class 2E-6—Other Unsecured Claims (Impaired)
     Class 2E-6 consists of Other Unsecured Claims against United. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 2E-6 Claim, on the first Periodic Distribution Date occurring after the later of (i) the date that a Class 2E-6 Unsecured Claim becomes an Allowed Unsecured Claim, or (ii) the date that a Class 2E-6 Unsecured Claim becomes payable pursuant to any agreement between United or Reorganized United and the Holder of such Unsecured Claim, each Holder of an Allowed Class 2E-6 Claim shall receive such Holder’s pro rata share of the Unsecured Distribution. Class 2E-6 is Impaired, and Holders of Class 2E-6 Claims are entitled to vote to accept or reject the Plan.

     Projected Percentage Recovery: 4-7%
     (xiii) Class 2H—United Common Stock Interests (Impaired)
     Class 2H consists of all Common Stock Interests in United. Subject to Article VI.L of the Plan, Holders of Common Stock Interests in United shall receive no distribution under the Plan. Class 2H is Impaired, but because no distributions shall be made to Holders of Class 2H Interests nor shall such Holders retain any property on account thereof, such Holders are deemed conclusively to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Interests in Class 2H are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 0%
     (xiv) Class 2I—Subordinated Securities Claims (Impaired)
     Class 2I consists of all Subordinated Securities Claims against United. On the Effective Date, the Holders of Class 2I Claims shall neither receive any distributions nor retain any property on account thereof pursuant to the Plan. Class 2I is Impaired, but because no distributions shall be made to Holders of Class 2I Interests nor shall such Holders retain any property on account thereof, such Holders are deemed conclusively to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Holders of Class 2I Claims are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 0%
c. Classification and Treatment of Claims and Interests: Air Wisconsin
     (i) Class 3A—DIP Facility Claims (Unimpaired)
     Class 3A consists of all DIP Facility Claims against Air Wisconsin. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 3 Claim, unless the Holder of such Claim and Air Wisconsin agree to a different treatment, each Allowed Class 3A Claim shall be paid in full in Cash on the Effective Date or such other date as agreed upon by Air Wisconsin and such Holder of the Allowed DIP Facility Claim. Class 3A is Unimpaired, and the Holders of Class 3A Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3A are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 100%
     (ii) Class 3B-1—Secured Aircraft Claims (Unimpaired)
     Class 3B-1 consists of all Secured Aircraft Claims against Air Wisconsin. In full satisfaction, settlement, release, and discharge of an in exchange for each and every Allowed Class 3B-1 Claim, each Holder of an Allowed Class 3B-1 Claim shall receive one of the following alternative treatments, in the sole and absolute discretion of Air Wisconsin:
(a)	The Allowed Class 3B-1 Claim shall be Reinstated as an obligation of Reorganized Air Wisconsin;

(b)	The Allowed Class 3B-1 Claim shall receive such treatment as to which Air Wisconsin or Reorganized Air Wisconsin and the Secured Aircraft Creditor shall have agreed in writing;

(c)	Air Wisconsin shall surrender all collateral securing the Secured Aircraft Claim to the Secured Aircraft Creditor, without representation or warranty by, or recourse against the Debtors or the Reorganized Debtors; or

(d)	The Allowed Class 3B-1 Claim shall be treated in any other manner so that such Secured Aircraft Claim shall otherwise be rendered Unimpaired pursuant to Section 1123 of the Bankruptcy Code.
Any default with respect to any obligation associated with any Class 3B-1 Claim that existed immediately prior to the filing of the Chapter 11 Case shall be deemed cured upon the Effective Date. Air Wisconsin’s failure to object to any such Class 3B-1 Claim in its Chapter 11 Case shall be without prejudice to any Reorganized Debtor’s right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claims are sought to be enforced by the Holder of the Class 3B-1 Claim. Class 3B-1 is Unimpaired, and the Holders of Class 3B-1 Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3B-1 are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 100%
     (iii) Class 3B-2—Other Secured Claims (Unimpaired)
     Class 3B-2 consists of all Other Secured Claims against Air Wisconsin. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 3B-2 Claim, unless the Holder of such Claim and Air Wisconsin or Reorganized Wisconsin agree to different treatment, each Holder of an Allowed Class 3B-2 Claim shall receive one of the following alternative treatments, in the sole and absolute discretion of Air Wisconsin:
(a)	The Allowed Class 3B-2 Claim shall be Reinstated as an obligation of Reorganized Air Wisconsin;

(b)	The Distribution Agent shall pay the Allowed Class 3B-2 Claim to the extent that the Allowed Class 3B-2 Claim is an Allowed Secured Claim, in full in Cash on the Effective Date or as soon as reasonably practicable thereafter;

(c)	Air Wisconsin shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by, or recourse against the Debtors or the Reorganized Debtors; or

(d)	The Allowed Class 3B-2 Claim shall be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
Any default with respect to any Class 3B-2 Claim that existed immediately prior to the filing of the Chapter 11 Case shall be deemed cured upon the Effective Date. Air Wisconsin’s failure to object to any such Class 3B-2 Claim in its Chapter 11 Case shall be without prejudice to any Reorganized Debtor’s right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claims are sought to be enforced by the Holder of the Class 3B-2 Claim. Class 3B-2 is Unimpaired, and the Holders of Class 3B-2 Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3B-2 are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 100%
     (iv) Class 3C—Other Priority Claims (Unimpaired)
     Class 3C consists of all Other Priority Claims against Air Wisconsin. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 3C Claim, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim, or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between Air Wisconsin or Reorganized Air Wisconsin and the Holder of such Other Priority Claim, unless the Holder of such Claim and Air Wisconsin or Reorganized Air Wisconsin agree to different treatment each Holder of an Allowed Class 3C Claim shall receive, in the sole and absolute discretion of Air Wisconsin:
(a)	Cash equal to the amount of such Allowed Class 3C Claim; or

(b)	Treatment in any other manner so that such Allowed Class 3C Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
Any default with respect to any Class 3C Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date. Class 3C is Unimpaired, and the Holders of Class 3C Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3C are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 100%
     (v) Class 3D—Unsecured Convenience Class Claims (Impaired)
     Class 3D consists of all Unsecured Convenience Class Claims against Air Wisconsin. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 3D Claim, on the Distribution Date each Holder of an Allowed Class 3D Claim shall receive Cash equal to such Holder’s pro rata share of the Unsecured Convenience Class Distribution. Class 3D is Impaired, and Holders of Class 3D Claims are entitled to vote to accept or reject the Plan. Any election described herein must be made on the Ballot, and except as may be agreed to by the Debtors or the Reorganized Debtors, in their sole and absolute discretion, no Creditor can elect the treatment described below after the Voting Deadline. Each Holder of a Class 3E-3 Claim may elect to be treated as a Holder of an Allowed Class 3D Unsecured Convenience Class Claim. Any Class 3E-3 Claim that exceeds $50,000, but whose Holder elects to be treated as a Class 3D Claim, shall be automatically reduced to $50,000 and Allowed in such amount for all purposes, in complete satisfaction of such Allowed Class 3E-3 Claim. Each Holder of a Class 3D Unsecured Convenience Class Claim against Air Wisconsin may elect to opt out of such Class and instead be treated as a Class 3E-3 Other Unsecured Claim.

     Projected Percentage Recovery: 4-7%
     (vi) Class 3E-1—Unsecured Retained Aircraft Claims (Impaired)
     Class 3E-1 consists of Unsecured Retained Aircraft Claims against Air Wisconsin. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 3E-1 Claim, on the first Periodic Distribution Date occurring after the later of (i) the date that a Class 3E-1 Unsecured Claim becomes an Allowed Unsecured Claim, or (ii) the date that a Class 3E-1 Unsecured Claim becomes payable pursuant to any agreement between Air Wisconsin or Reorganized Air Wisconsin and the Holder of such Unsecured Claim, each Holder of an Allowed Class 3E-1 Claim shall receive such Holder’s pro rata share of the Unsecured Distribution. Class 3E-1 is Impaired, and Holders of Class 3E-1 Claims are entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 4-7%
     (vii) Class 3E-2—Unsecured Rejected Aircraft Claims (Impaired)
     Class 3E-2 consists of Unsecured Rejected Aircraft Claims against Air Wisconsin. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 3E-2 Claim, on the first Periodic Distribution Date occurring after the later of (i) the date that a Class 3E-2 Unsecured Claim becomes an Allowed Unsecured Claim, or (ii) the date that a Class 3E-2 Unsecured Claim becomes payable pursuant to any agreement between Air Wisconsin or Reorganized Air Wisconsin and the Holder of such Unsecured Claim, each Holder of an Allowed Class 3E-2 Claim shall receive such Holder’s pro rata share of the Unsecured Distribution. Class 3E-2 is Impaired, and Holders of Class 3E-2 Claims are entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 4-7%
     (viii) Class 3E-3—Other Unsecured Claims (Impaired)
     Class 3E-3 consists of Other Unsecured Claims against Air Wisconsin. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 3E-3 Claim, on the first Periodic Distribution Date occurring after the later of (i) the date that a Class 3E-3 Unsecured Claim becomes an Allowed Unsecured Claim, or (ii) the date that a Class 3E-3 Unsecured Claim becomes payable pursuant to any agreement between Air Wisconsin or Reorganized Air Wisconsin and the Holder of such Unsecured Claim, each Holder of an Allowed Class 3E-3 Claim shall receive such Holder’s pro rata share of the Unsecured Distribution. Class 3E-3 is Impaired, and Holders of Class 3E-3 Claims are entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 4-7%
     (ix) Class 3H—Air Wisconsin Common Stock Interests (Impaired)
     Class 3H consists of all Common Stock Interests in Air Wisconsin. Except as otherwise set forth in the Plan, Holders of Common Stock Interests in Air Wisconsin shall receive no distribution under the Plan. Class 3H is Impaired, but because no distributions shall be made to Holders of Class 3H Interests nor shall such Holders retain any property on account thereof, such Holders are deemed conclusively to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Interests in Class 3H are not entitled to vote to accept or reject the Plan.

     Projected Percentage Recovery: 0%
d. Classification and Treatment of Claims and Interests: Other Debtors — Air Wis (Classes 4A, 4B, 4C, 4D, 4E, and 4H), Ameniti Travel Clubs, Inc. (Classes 5A, 5B, 5C, 5D, 5E, and 5H), BizJet Charter (Classes 6A, 6B, 6C, 6D, 6E, and 6H), BizJet Fractional (Classes 7A, 7B, 7C, 7D, 7E, and 7H), BizJet Services (Classes 8A, 8B, 8C, 8D, 8E, and 8H), Cybergold (Classes 9A, 9B, 9C, 9D, 9E, and 9H), DMS (Classes 10A, 10B, 10C, 10D, 10E, and 10H), Four Star (Classes 11A, 11B, 11C, 11D, 11E, and 11H), itarget (Classes 12A, 12B, 12C, 12D, 12E, and 12H), Kion Leasing (Classes 13A, 13B, 13C, 13D, 13E, and 13H), Mileage Plus Holdings (Classes 14A, 14B, 14C, 14D, 14E, and 14H), Mileage Plus, Inc. (Classes 15A, 15B, 15C, 15D, 15E, and 15H), Mileage Plus Marketing (Classes 16A, 16B, 16C, 16D, 16E, and 16H), MyPoints.com (Classes 17A, 17B, 17C, 17D, 17E, and 17H), MyPoints Offline (Classes 18A, 18B, 18C, 18D, 18E, and 18H), Premier Marketing (Classes 19A, 19B, 19C, 19D, 19E, and 19H), UAFC (Classes 20A, 20B, 20C, 20D, 20E, and 20H), UAL BMI (Classes 21A, 21B, 21C, 21D, 21E, and 21H), UAL Company Services (Classes 22A, 22B, 22C, 22D, 22E, and 22H), ULS (Classes 23A, 23B, 23C, 23D, 23E, and 23H), United BizJet (Classes 24A, 24B, 24C, 24D, 24E, and 24H), United Cogen (Classes 25A, 25B, 25C, 25D, 25E, and 25H), United GHS (Classes 26A, 26B, 26C, 26D, 26E, and 26H), United Vacations (Classes 27A, 27B, 27C, 27D, 27E, and 27H), and United Worldwide (Classes 28A, 28B, 28C, 28D, 28E, and 28H)
     (i) Classes 4A (Air Wis), 5A (Ameniti Travel Clubs, Inc.), 6A (BizJet Charter), 7A (BizJet Fractional), 8A (BizJet Services), 9A (Cybergold), 10A (DMS), 11A (Four Star), 12A (itarget), 13A (Kion Leasing), 14A (Mileage Plus Holdings), 15A (Mileage Plus, Inc.), 16A (Mileage Plus Marketing), 17A (MyPoints.com), 18A (MyPoints Offline), 19A (Premier Marketing), 20A (UAFC), 21A (UAL BMI), 22A (UAL Company Services), 23A (ULS), 24A (United BizJet), 25A (United Cogen), 26A (United GHS), 27A (United Vacations), and 28A (United Worldwide)—DIP Facility Claims (Unimpaired)
     Classes 4A through 28A consist of all DIP Facility Claims against the respective Debtor. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Classes 4A through 28A, unless the respective Holder of such Claim and the respective Debtor agree to a different treatment, each Allowed Claim in Classes 4A through 28A shall be paid in full in Cash on the Effective Date or such other date as agreed upon by the respective Debtor and such respective Holder of the Allowed DIP Facility Claim. Classes 4A through 28A are Unimpaired, and the Holders of Claims in Classes 4A through 28A are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Classes 4A through 28A are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 100%
     (ii) Classes 4B (Air Wis), 5B (Ameniti Travel Clubs, Inc.), 6B (BizJet Charter), 7B (BizJet Fractional), 8B (BizJet Services), 9B (Cybergold), 10B (DMS), 11B (Four Star), 12B (itarget), 13B (Kion Leasing), 14B (Mileage Plus Holdings), 15B (Mileage Plus, Inc.), 16B (Mileage Plus Marketing), 17B (MyPoints.com), 18B (MyPoints Offline), 19B (Premier Marketing), 20B (UAFC), 21B (UAL BMI), 22B (UAL Company Services), 23B (ULS), 24B (United BizJet), 25B (United Cogen), 26B (United GHS), 27B (United Vacations), and 28B (United Worldwide)—Other Secured Claims (Unimpaired)

Classes 4B through 28B consist of all Other Secured Claims against the respective Debtor. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Classes 4B through 28B, unless the respective Holder of such Claim and the respective Debtor or Reorganized Debtor agree to different treatment, each Holder of an Allowed Claim in Classes 4B through 28B shall receive one of the following alternative treatments, in the sole and absolute discretion of the respective Debtor:
(a)	The Allowed Claim shall be Reinstated as an obligation of the respective Reorganized Debtor;

(b)	The Distribution Agent shall pay the Allowed Claim to the extent that the Allowed Claim is an Allowed Secured Claim, in full in Cash on the Effective Date or as soon as reasonably practicable thereafter;

(c)	The respective Debtor shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by, or recourse against the Debtors or the Reorganized Debtors; or

(d)	The Allowed Claim shall be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
Any default with respect to any Claim in Classes 4B through 28B that existed immediately prior to the filing of the Chapter 11 Case shall be deemed cured upon the Effective Date. The respective Debtor’s failure to object to any such Claim in Classes 4B through 28B in its Chapter 11 Case shall be without prejudice to any Reorganized Debtor’s right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claims are sought to be enforced by the respective Holder of such Claim. Classes 4B through 28B are Unimpaired, and the Holders of Claims in Classes 4B through 28B are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Classes 4B through 28B are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 100%
     (iii) Classes 4C (Air Wis), 5C (Ameniti Travel Clubs, Inc.), 6C (BizJet Charter), 7C (BizJet Fractional), 8C (BizJet Services), 9C (Cybergold), 10C (DMS), 11C (Four Star), 12C (itarget), 13C (Kion Leasing), 14C (Mileage Plus Holdings), 15C (Mileage Plus, Inc.), 16C (Mileage Plus Marketing), 17C (MyPoints.com), 18C (MyPoints Offline), 19C (Premier Marketing), 20C (UAFC), 21C (UAL BMI), 22C (UAL Company Services), 23C (ULS), 24C (United BizJet), 25C (United Cogen), 26C (United GHS), 27C (United Vacations), and 28C (United Worldwide)—Other Priority Claims (Unimpaired)
     Classes 4C through 28C consist of all Other Priority Claims against the respective Debtor. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Classes 4C through 28C, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim, or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between the respective Debtor or Reorganized Debtor and the Holder of such Other Priority Claim, unless the respective Holder of such Claim and the respective Debtor or Reorganized Debtor agree to different treatment, each Holder of an Allowed Claim in Classes 4C through 28C shall receive, in the sole and absolute discretion of the respective Debtor:
(a)	Cash equal to the amount of such Allowed Claim; or

(b)	Treatment in any other manner so that such Allowed Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
Any default with respect to any Claim in Classes 4C through 28C that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date. Classes 4C through 28C are Unimpaired, and the Holders of Claims in Classes 4C through 28C are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Classes 4C through 28C are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 100%
     (iv) Classes 4D (Air Wis), 5D (Ameniti Travel Clubs, Inc.), 6D (BizJet Charter), 7D (BizJet Fractional), 8D (BizJet Services), 9D (Cybergold), 10D (DMS), 11D (Four Star), 12D (itarget), 13D (Kion Leasing), 14D (Mileage Plus Holdings), 15D (Mileage Plus, Inc.), 16D (Mileage Plus Marketing), 17D (MyPoints.com), 18D (MyPoints Offline), 19D (Premier Marketing), 20D (UAFC), 21D (UAL BMI), 22D (UAL Company Services), 23D (ULS), 24D (United BizJet), 25D (United Cogen), 26D (United GHS), 27D (United Vacations), and 28D (United Worldwide)—Unsecured Convenience Class Claims (Impaired)
     Classes 4D through 28D consist of all Unsecured Convenience Class Claims against the respective Debtor. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Classes 4D through 28D, on the Distribution Date each Holder of an Allowed Claim in Classes 4D through 28D shall receive Cash equal to such Holder’s pro rata share of the Unsecured Convenience Class Distribution. Classes 4D through 28D are Impaired, and Holders of Claims in Classes 4D through 28D are entitled to vote to accept or reject the Plan. Any election described herein must be made on the Ballot, and except as may be agreed to by the Debtors or the Reorganized Debtors, in their sole and absolute discretion, no Creditor can elect the treatment described below after the Voting Deadline. Each Holder of a Claim in Classes 4E through 28E may elect to be treated as a Holder of an Allowed Unsecured Convenience Class Claim in Classes 4D though 28D. Any Claim in Classes 4E through 28E that exceeds $50,000, but whose Holder elects to be treated as a Claim in Classes 4D through 28D, shall be automatically reduced to $50,000 and Allowed in such amount for all purposes, in complete satisfaction of such Allowed Claim, as applicable. Each Holder of an Unsecured Convenience Class Claim in Classes 4D through 28D against the respective Debtor may elect to opt out of such Class and instead be treated as an Unsecured Claim in Classes 4E through 28E, respectively.
     Projected Percentage Recovery: 4-7%
     (v) Classes 4E (Air Wis), 5E (Ameniti Travel Clubs, Inc.), 6E (BizJet Charter), 7E (BizJet Fractional), 8E (BizJet Services), 9E (Cybergold), 10E (DMS), 11E (Four Star), 12E (itarget), 13E (Kion Leasing), 14E (Mileage Plus Holdings), 15E (Mileage Plus, Inc.), 16E (Mileage Plus Marketing), 17E (MyPoints.com), 18E (MyPoints Offline), 19E (Premier Marketing), 20E (UAFC), 21E (UAL BMI), 22E (UAL Company Services), 23E (ULS), 24E (United BizJet), 25E (United Cogen), 26E (United

GHS), 27E (United Vacations), and 28E (United Worldwide)—Unsecured Claims (Impaired)
     Classes 4E through 28E consist of all Unsecured Claims against the Respective Debtor, other than Unsecured Convenience Class Claims in Classes 4E through 28E, respectively. In full satisfaction, settlement, release, and discharge of and in exchange for each and every Claim in Classes 4E through 28E, on the first Periodic Distribution Date occurring after the later of (i) the date that an Unsecured Claim becomes an Allowed Unsecured Claim, or (ii) the date that an Unsecured Claim becomes payable pursuant to any agreement between the respective Debtor or Reorganized Debtor and the Holder of such Unsecured Claim, each Holder of an Allowed Claim in Classes 4E through 28E, respectively, shall receive such Holder’s pro rata share of the Unsecured Distribution. Classes 4E through 28E are Impaired, and Holders of Claims in Classes 4E through 28E are entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 4-7%
     (vi) Classes 4H (Air Wis), 5H (Ameniti Travel Clubs, Inc.), 6H (BizJet Charter), 7H (BizJet Fractional), 8H (BizJet Services), 9H (Cybergold), 10H (DMS), 11H (Four Star), 12H (itarget), 13H (Kion Leasing), 14H (Mileage Plus Holdings), 15H (Mileage Plus, Inc.), 16H (Mileage Plus Marketing), 17H (MyPoints.com), 18H (MyPoints Offline), 19H (Premier Marketing), 20H (UAFC), 21H (UAL BMI), 22H (UAL Company Services), 23H (ULS), 24H (United BizJet), 25H (United Cogen), 26H (United GHS), 27H (United Vacations), and 28H (United Worldwide)—Common Stock Interests (Impaired)
     Classes 4H through 28H consist of all Common Stock Interests in the respective Debtor. Subject to Article VI.L of the Plan, Holders of Common Stock Interests in Classes 4H through 28H shall receive no distribution under the Plan. Classes 4H through 28H are Impaired, but because no distributions shall be made to Holders of Interests in Classes 4H through 28H nor shall such Holders retain any property on account thereof, such Holders are deemed conclusively to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Interests in Classes 4H through 28H are not entitled to vote to accept or reject the Plan.
     Projected Percentage Recovery: 0%
e. Treatment of Intercompany Claims
     Except as otherwise set forth in the Plan, there shall be no distributions on account of Intercompany Claims. Pursuant to Sections 1126(f) and 1126(g) of the Bankruptcy Code, Holders of Intercompany Claims are not entitled to vote to accept or reject the Plan. Notwithstanding the foregoing, the Reorganized Debtors reserve the right to Reinstate, extinguish, or cancel, as applicable, all Intercompany Claims, including, without limitation, all relevant agreements, instruments, and documents underlying such Intercompany Claims as of the Effective Date or such other date as is appropriate.
f. Rights Offering
     To provide additional exit financing, the Debtors are also exploring a variety of potential rights offerings in which they would offer unsecured creditors the opportunity to purchase, on a pro rata basis, approximately $500 million in value of New UAL Common Stock. The proceeds of any such equity offering would be used to provide the Reorganized Debtors with additional capital for capital expenditures, maintenance or other post-petition expenses and/or to reduce the amount of any New Credit Facility, thereby resulting in additional de-leveraging of the Debtors’ post-petition capital structure. The

Debtors are in the process of contacting several investment banks to determine their interest in participating in an equity offering as a standby purchaser, or “backstop.”
     Because the proceeds of an equity offering would supplement any additional long-term indebtedness, the Debtors do not believe that the sale of equity under any of the transactions currently under consideration will cause a material change to any of the financial assumptions set forth within this Disclosure Statement. The Plan is in no way contingent on the ability of any Debtor to obtain any such rights offering, nor would the failure to consummate a rights offering or other equity transaction have a material adverse impact on the ability of the Debtors to reorganize pursuant to the Plan.
     3. Classification and Voting of Consolidated Classes
     The Plan contemplates approval of the Debtors’ request to substantively consolidate the United Debtors (but not UAL) into a consolidated Estate. The provisions related to substantive consolidation are described herein and in the Plan. The categories of Claims and Interests listed below classify Claims and Interests in or against UAL and the United Debtors for voting purposes if substantive consolidation of the United Debtors is ordered. Substantive consolidation of the United Debtors shall not change or alter the classification, treatment or voting of Claims and Interests in or against UAL. If substantive consolidation is ordered, then the Claims and Interests in or against the United Debtors, as classified above, shall vote in single consolidated Classes as set forth below. If substantive consolidation is not ordered pursuant to the Plan with respect to some or all of the United Debtors, then the Claims and Interests in or against those United Debtors that are not substantively consolidated shall be classified, treated, and vote as classified in the Plan.
     a. Classification of Claims and Interests: UAL
     The classification and treatment of Claims and Interests in and against UAL will be unaffected by substantive consolidation of the United Debtors.
     b. Classification of Claims and Interests: United Debtors
         (i) Classification
     If substantive consolidation is ordered pursuant to the Plan, then the Claims and Interests in and against the United Debtors shall be classified as follows:

Classes	Claims and Interests
DIP Facility Claims	2A, 3A, 4A, 5A, 6A, 7A, 8A, 9A, 10A, 11A, 12A, 13A, 14A, 15A, 16A, 17A, 18A, 19A, 20A, 21A, 22A, 23A, 24A, 25A, 26A, 27A, and 28A
Secured Aircraft Claims	2B-1 and 3B-1
Other Secured Claims	2B-2, 3B-2, 4B, 5B, 6B, 7B, 8B, 9B, 10B, 11B, 12B, 13B, 14B, 15B, 16B, 17B, 18B, 19B, 20B, 21B, 22B, 23B, 24B, 25B, 26B, 27B, and 28B
Other Priority Claims	2C, 3C, 4C, 5C, 6C, 7C, 8C, 9C, 10C, 11C, 12C, 13C, 14C, 15C, 16C, 17C, 18C, 19C, 20C, 21C, 22C, 23C, 24C, 25C, 26C, 27C, and 28C
Unsecured Convenience Class Claims	2D-1, 3D, 4D, 5D, 6D, 7D, 8D, 9D, 10D, 11D, 12D, 13D, 14D, 15D, 16D, 17D, 18D, 19D, 20D, 21D, 22D, 23D, 24D, 25D, 26D, 27D, and 28D

Classes	Claims and Interests
Unsecured Retiree Convenience Class Claims	2D-2
Unsecured Retained Aircraft Claims	2E-1 and 3E-1
Unsecured Rejected Aircraft Claims	2E-2 and 3E-2
Unsecured PBGC Claim	2E-3
Unsecured Chicago Municipal Bond Claim	2E-4
Unsecured Public Debt Aircraft Claims	2E-5
Other Unsecured Claims	2E-6, 3E-3, 4E, 5E, 6E, 7E, 8E, 9E, 10E, 11E, 12E, 13E, 14E, 15E, 16E, 17E, 18E, 19E, 20E, 21E, 22E, 23E, 24E, 25E, 26E, 27E, and 28E
Common Stock Interests	2H, 3H, 4H, 5H, 6H, 7H, 8H, 9H, 10H, 11H, 12H, 13H, 14H, 15H, 16H, 17H, 18H, 19H, 20H, 21H, 22H, 23H, 24H, 25H, 26H, 27H, and 28H
Subordinated Securities Claims	2I
     (ii) Voting
     If substantive consolidation is ordered pursuant to the Plan, then the Claims and Interests in and against the United Debtors shall vote as described in this paragraph. The Holders of DIP Facility Claims, Secured Aircraft Claims, Other Secured Claims, and Other Priority Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code and, therefore are not entitled to vote to accept or reject the Plan. Interests in the United Debtors and Subordinated Securities Claims against United are Impaired, and because no distributions shall be made to Holders of such Claims, such Holders are deemed conclusively to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan. The Holders of Unsecured Convenience Class Claims, Unsecured Retiree Convenience Class Claims, Unsecured Retained Aircraft Claims, Unsecured Rejected Aircraft Claims, the Unsecured PBGC Claims, the Unsecured Chicago Municipal Bond Claims, and Consolidated Other Unsecured Claims are Impaired and are entitled to vote to accept or reject the Plan as separate consolidated Classes.
     (iii) Treatment
     If substantive consolidation of all or some but less than all of the United Debtors is ordered pursuant to Article V.F of the Plan, then the Holders of Claims against the United Debtors that are not substantively consolidated shall receive the treatment set forth for each such Claim in Article III of the Plan.
     (iv) Treatment of Intercompany Claims and Interests
     If substantive consolidation of all or some but less than all of the United Debtors is ordered pursuant to Article VI.F of the Plan, then all Intercompany Claims and Interests, and all relevant agreements, instruments, and documents underlying such Intercompany Claims and Interests, shall be treated as set forth in the Plan.

E. Implementation of the Plan
     1. Discussion of Substantive Consolidation Generally
     The Debtors believe that the Plan, which contemplates substantive consolidation of the Estates of the United Debtors, represents the best option available for the Debtors and their Creditors and that the Plan maximizes the value realized from the Debtors’ assets. The Debtors believe that through the Plan, Holders of Allowed Claims will obtain a better recovery from the Estates of the Debtors than they would receive if the assets of the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. The Debtors also believe that the Plan will afford the Debtors the opportunity and ability to continue in business as a viable going concern and preserve ongoing employment for the Debtors’ employees.
     In bankruptcy cases in which there are affiliated debtors, a bankruptcy court may exercise its equitable powers to “substantively consolidate” the estates of the affiliates for purposes of the plan of reorganization. Substantive consolidation involves the pooling of assets and liabilities of the affected debtors. All of the United Debtors in the substantively consolidated group are treated as if they were a single corporate entity and economic entity. Consequently, a Creditor of one of the substantively consolidated United Debtors will be treated as a Creditor of the substantively consolidated group of United Debtors, and issues of individual corporate ownership or property and individual corporate liability or obligation are ignored.
     Substantive consolidation usually results in: (i) pooling the assets of, and claims against, the debtor entities; (ii) satisfying liabilities from the resultant common fund; (iii) eliminating inter-company claims; and (iv) combining the creditors of the two companies for purposes of voting on reorganization plans. See In re Augie/Restivo Baking Co., 860 F.2d 515, 518 (2d Cir. 1988).
     There is no express statutory authority for substantive consolidation. The Bankruptcy Court’s ability to order substantive consolidation derives from its general equitable powers under Section 105(a) of the Bankruptcy Code, which provides that the bankruptcy court may issue orders necessary to carry out the provisions of the Bankruptcy Code. In re DRW Property Co. 82, 54 B.R. 489, 494 (Bankr. N.D. Tex. 1985). Some courts have also found authority for substantive consolidation in Section 1123(a)(5)(C) of the Bankruptcy Code. Section 1123(a)(5)(C) provides in part, “a plan [of reorganization] shall provide adequate means for the plan’s implementation, such as merger or consolidation of the debtor with one or more persons.” See e.g. In re Stone & Webster, Inc., 286 B.R. 532, 541 (Bankr. D. Del. 2002) (“Courts have held that [Section 1123(a)(5)(C)] indicates Congress’ intent that a chapter 11 debtor may merge or consolidate with other entities, including other debtors, as part of the reorganization process . . .. substantive consolidation is expressly authorized by . . . § 1123(a)(5)(C)”). However, there are no statutorily prescribed standards for substantive consolidation. Instead, courts apply certain judicially-developed standards to determine the appropriateness of substantive consolidation.
     The propriety of substantive consolidation must be made on a case-by-case basis. E.g., FDIC v. Colonial Realty Co., 966 F.2d 57 (2d Cir. 1992). In deciding whether to consolidate, a number of earlier cases relied on the presence or absence of certain “elements” that are similar to factors relevant to piercing the corporate veil under applicable state law. E.g., In re Gulfco Inv. Corp., 593 F.2d 921 (10th Cir. 1979). These elements include:
a. The degree of difficulty in segregating and ascertaining the individual assets and liabilities of the entities to be consolidated;
b. The presence or absence of consolidated financial statements among the entities to be consolidated;

c. The commingling of assets and business functions among the entities to be consolidated;
d. The unity of interests and ownership among the various entities;
e. The existence of parent and intercompany guarantees on loans to the various entities; and
f. The transfer of assets to and from the various entities without formal observance of corporate formalities.
In re Vecco Constr. Indus., 4 B.R. 407, 410 (Bankr. E.D. Va. 1980).
     More recent cases, while not ignoring these elements, have applied a less mechanical approach. For example, the Second Circuit concluded that the extensive list of elements and factors frequently cited and relied upon by other courts in determining the propriety of substantive consolidation are “merely variants on two critical factors,” namely, “(i) whether creditors dealt with the entities as a single economic unit and did not rely on their separate identity in extending credit . . . or (ii) whether the affairs of the debtors are so entangled that consolidation will benefit all creditors . . . .” In re Augie/Restivo 860 F.2d at 518 (internal quotations omitted); see also In re World Access, Inc., 301 B.R. 217, 273-74 (Bankr. N.D. Ill. 2003). Courts generally have interpreted the Augie/Restivo test in the disjunctive, such that satisfaction of either prong could result in substantive consolidation. More recently the Eleventh Circuit, in Eastgroup Properties v. Southern Motel Assoc., Ltd., 935 F.2d 245, 250 (11th Cir. 1991), viewed the aforementioned elements and factors “as examples of information that may be useful to courts charged with deciding whether there is substantial identity between the entities to be consolidated and whether consolidation is necessary to avoid some harm or to realize some benefit.” Under the Eastgroup test, a proponent of substantive consolidation must show that there is “substantial identity” between the entities to be consolidated and that consolidation is necessary to avoid some harm or realize some benefit. Once the proponent makes this showing, a presumption arises that creditors have not relied solely on the credit of one of the entities involved, and the burden shifts to an objecting creditor to show that: (i) it has relied on the separate credit of one of the entities to be consolidated, and (ii) it will be prejudiced by substantive consolidation. Eastgroup, 935 F.2d at 251; In re Reider, 31 F.3d 1102, 1108 (11th Cir. 1994). Regardless of which of the “two similar but not identical tests [i.e., Augie/Restive and Eastgroup] . . . for assessing the propriety of substantive consolidation in the corporate context” is applied, the aforementioned corporate-veil-piercing “elements” remain relevant in analyzing the “substantial identity” between affiliated entities and “creditor reliance”. Reider, 31 F.3d at 1107.
     In the very recent case of In re Owens Corning, 2005 WL 1939796 (3d Cir. Aug. 15, 2005), the court enunciated five “principles:” (i) entity separateness should be respected, (ii) substantive consolidation addresses harms caused by debtors, not creditors, (iii) “mere” benefit to case administration is not a sufficient “harm” to invoke substantive consolidation, (iv) because substantive consolidation “may profoundly affect creditors’ rights and recoveries” its use should be “rare,” and (v) substantive consolidation may not be used “offensively,” viz. to “disadvantage tactically a group of creditors.” Id. at *9. Although not binding precedent on the Bankruptcy Court, and involving a factual situation markedly different from that presented here, because it is the first substantive consolidation opinion issued by a circuit court of appeals in several years Owens Corning may be influential in how courts subsequently rule on substantive consolidation issues. Because of the particular facts presented, the Owens Corning court took a highly restrictive view of substantive consolidation, and it is conceivable that this restrictive view may impact the Debtors’ request for substantive consolidation.

     2. Factual Basis for Substantive Consolidation
     The Debtors believe that substantive consolidation is appropriate because there is a “substantial identity” among the United Debtors and “creditor reliance” on the consolidated credit of the United Debtors. Moreover, the facts indicate that in United’s vertical corporate structure United generally dictates corporate policies and exercises control over the United Debtors on a day-to-day basis. See In the Matter of iPCS, Inc., 297 B.R. 283, 294 (Bankr. N.D. Ga. 2003); see also Calvert v. Huckins, 875 F. Supp. 674, 679 (E.D. Cal. 1995). Indeed, the greater the “substantial identity,” the stronger the case for substantive consolidation. More particularly:
a. Virtually all of United’s operations are carried out under the “United” brand. It would be virtually impossible for a Creditor or other third party to believe that they were dealing with anything other than the unitary United enterprise;
b. United’s SEC filings — seen and relied upon by both Creditors and investors — present the “United Airlines” business as a single enterprise, with various operating units beneath it. However, in general, these subsidiary operating units, or divisions, are not stand-alone businesses. To paraphrase one court, “it would be impossible for these debtor companies to operate on a stand alone basis without the aid of the other operations, both foreign and domestic, that are part of” the United Air Lines group. In re Richton Int’l Corp., 12 B.R. 555, 558 (Bankr. S.D.N.Y. 1981). The United Debtors are a symbiotic and vertically-integrated whole, centered around the air transportation business. United’s subsidiaries and Affiliates were formed to perform specialized tasks within the corporation, and, as is typical for a large company, and in some cases formation was tax-driven;
c. In contrast to a horizontally-integrated business with subsidiaries operating as disparate, independent, and stand-alone businesses (often in different industries and in separate locations), each with its own group of creditors, which do not deal with any of the other subsidiaries or the parent, Creditors of the United Debtors deal with “United” and rely on the credit of the enterprise as a whole. Courts often grant substantive consolidation to vertically-integrated enterprises such as United. See e.g. In re Standard Brands Paint Co., 154 B.R. 563 (Bankr. C.D. Cal. 1993) (consolidation of 5 vertically-integrated subsidiaries); In re GC Companies, Inc., 274 B.R. 663, 672 (Bankr. D. Del. 2002) aff’d in part, rev’d in part 298 B.R. 226 (D. Del. 2003) (consolidation of 31 vertically-integrated subsidiaries). For example, in In re Interstate Stores, Inc., 15 C.B.C. 634, 640-41 (Bankr. S.D.N.Y. 1978), a case involving 188 subsidiaries, the court ordered substantive consolidation of the debtors into two groups: the toy business-related entities, on the one hand, and the general retail business-related entities, on the other. The court reasoned that the toy group had constituted a separate business and had “operated as a single economic entity to the trade.” Id. at 640-41;
d. Very few Creditors were listed on the Schedules of the United Debtors other than United. Creditors of the United Debtors other than United typically do not seek separate credit reports, lists of trade Creditors, or other information about the subsidiaries individually. None of United’s subsidiaries currently have their own active D&B numbers;
e. The DIP Facility is secured by all assets of the United Debtors, with no special designation or notation for assets of the United Debtors other than United. The United subsidiaries do not have separate lines of credit. Rather, credit facilities are negotiated and procured for the United Debtors by United’s treasury department staff. Also, United issues bonds or other instruments for the other United Debtors;
f. United routinely has issued inter-corporate guarantees. Creditors’ demands for guarantees from a parent tend to indicate that they see the parent and subsidiary as a single cohesive unit. In re Manzey Land & Cattle Co., 17 B.R. 332, 337 (Bankr. D.S.D. 1982). It would be difficult for a Creditor that demanded a guarantee from a parent to say that it was relying on the separate credit of the subsidiary;
g. In general, assets (such as customer lists) transfer back and forth among United’s corporate entities without consideration, in order to best effectuate United’s business. Similarly, employees transfer among parent and subsidiaries without consideration and without any inter-corporate umbrella employment agreement. Job openings are posted on a United-wide basis, rather than by each individual subsidiary;
h. Almost all United subsidiaries are required to use a centralized cash management system, and make requests to United’s centralized treasury department staff to pay bills. No formal contract is in place governing the use of, or inter-corporate payment for, this cash management system;
i. Almost all of United’s subsidiaries do not have separate staffs for support functions or specialized services such as legal counsel, payroll and benefits, accounting, information technology, and human resources. See In the Matter of iPCS, Inc., 297 B.R. 283, 294 (Bankr. N.D. Ga. 2003) (emphasizing (i) the requirement that the subservient corporation submit its plans to the dominant corporation for funding its operations, (ii) the dominant corporation exercised “substantial influence over the business operations and financial performance of the subservient corporation,” and (iii) the dominant corporation required the subservient corporation to participate in a cash management system);
j. Commonly, United senior managers have simultaneous senior management roles with different United entities, and many officers and directors of the United Debtors overlap. Subsidiaries are required to obtain approval of United senior management for their budgets and major capital expenditures; and
k. Although some United Chicago-area employees have offices outside of United’s world headquarters, United typically leases the space for these employees, not the subsidiary. All United senior managers have offices at United’s world headquarters, even if they also have a management role at a subsidiary. United’s senior management exerts direction and control over the entire enterprise, and the subsidiaries do not have an independent existence.
     3. Effect of Substantive Consolidation
     The Plan provides that on the Confirmation Date, and effective on and after the Effective Date, the Estate of each of the United Debtors, other than United, shall be substantively consolidated into the Estate of United for all purposes associated with Confirmation and Consummation of the Plan, including, without limitation, for purposes of voting, Confirmation, and distribution. Solely for purposes of the Plan:

a. Substantive consolidation will result in the merger of all assets and liabilities of the United Debtors;
b. Intercompany Claims and Interests will be eliminated;
c. For all purposes associated with Confirmation, including, without limitation, tallying acceptances and rejections of the Plan, distributions, and Claim allowance, Estates of the United Debtors shall be deemed to be one consolidated Estate for United;
d. All guarantees of any United Debtor of the obligations of any other United Debtor shall be eliminated so that any Claim against any United Debtor and any guarantee thereof executed by any other United Debtors and any joint and several liability of any United Debtor shall be obligations of the United Debtors; and
e. Each and every Claim filed or to be filed in the Chapter 11 Cases of the United Debtors shall be deemed filed against the United Debtors, and shall be Claims against and obligation of the United Debtors.
     Substantive consolidation under the Plan will not affect a transfer or commingling of any assets of any of the Debtors, and all assets will continue to be owned by the respective Debtors. Substantive consolidation shall also not affect: (a) the legal and organizational structure of the United Debtors; (b) pre- and post-Petition Date guarantees, Liens, and security interests that are required to be maintained (i) pursuant to any Postpetition Aircraft Agreement, (ii) under the Bankruptcy Code or in connection with contracts or leases that were entered into during the Chapter 11 Cases or executory contracts or unexpired leases that have been or will be assumed, or (iii) pursuant to the Plan; (c) Intercompany Claims and Interests between and among the Debtors; and (d) distributions from any insurance policies or proceeds of such policies.
     In the recent Owens Corning case discussed above, the Third Circuit Court of Appeals, based on the facts presented in that case, objected to the debtor’s use of what the court called a “deemed” substantive consolidation, “under which a consolidation is deemed to exist for purposes of valuing and satisfying creditor claims, voting for or against the Plan, and making distributions for allowed claims under it.” 2005 WL 1939796 at *2. Specifically, the court felt it was inappropriate for the debtor to employ a “deemed” consolidation because it would have eliminated cross-guarantees of certain loans in favor of lenders by the debtor and its subsidiaries, and the court viewed eliminating these guarantees “as a ploy to deprive one group of creditors of their rights while providing a windfall to other creditors.” Id. at *1. The court concluded by saying, “Substantive consolidation fails to fit the facts of our case and, in any event, a ‘deemed’ consolidation cuts against the grain of all the principles.” Id. at *10. The substantive consolidation the United Debtors are seeking could fit under the Third Circuit’s definition of a “deemed consolidation.” The Debtors believe that the facts presented by their bankruptcy are significantly different and distinguishable from the facts presented in the Owens Corning bankruptcy. However, it is possible that the highly restrictive view of substantive consolidation taken by the court in the Owens Corning decision may impact the Debtors’ request for substantive consolidation.
     In the event that the Bankruptcy Court does not approve substantive consolidation of the United Debtors, the Debtors reserve the right to request Confirmation and Consummation of the Plan. Likewise, the Debtors reserve the right to request Confirmation and Consummation of the Plan if the Bankruptcy Court approves the substantive consolidation of some, but not all, of the United Debtors.
     If the Bankruptcy Court does not order substantive consolidation of some or all of the United Debtors, then except as specifically set forth in the Plan: (a) distributions under the Plan on account of

Claims or Interests will not be affected; (b) nothing in the Plan or the Disclosure Statement shall constitute or be deemed to constitute an admission that one of the Debtors is subject to or liable for any Claim against any other Debtor with which it is not substantively consolidated; (c) Claims against multiple Debtors that are not substantively consolidated shall be treated as separate Claims with respect to each Debtor’s Estate for all purposes (including, without limitation, distributions and voting), and such Claims shall be administered as provided in the Plan; and (d) the Debtors shall not, nor shall they be required to, resolicit votes with respect to the Plan, nor will the failure of the Bankruptcy Court to approve substantive consolidation of the United Debtors alter the distributions set forth in the Plan.
     4. Corporate Existence
     Except to the extent that a Debtor ceases to exist pursuant to the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate entity or limited liability company, with all the powers of a corporation or limited liability company pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents in the case of a limited liability company) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents in the case of a limited liability company) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be pursuant to the Plan and require no further action or approval.
     5. Vesting of Assets in the Reorganized Debtors
     Except as otherwise provided in the Plan or any agreement, instrument, or other document relating thereto, on or after the Effective Date, all property in each Estate and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all liens, Claims, charges, or other encumbrances (except for liens, if any, granted to secure the New Credit Facility, Claims pursuant to the DIP Facility that by their terms survive termination of the DIP Facility, or as otherwise provided in the Plan). On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims or Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.
     6. Sales of New UAL Common Stock on Behalf of Holders of Unsecured Convenience Class Claims and Unsecured Retiree Convenience Class Claims
     On or as soon as reasonably practicable after the first Periodic Distribution Date, to facilitate the payment of the Unsecured Convenience Class Distribution and the Unsecured Retiree Convenience Class Distribution, the Reorganized Debtors shall fund the Unsecured Convenience Class Account and Unsecured Retiree Convenience Class Account with New UAL Common Stock equal to the Unsecured Convenience Class Reserve and the Unsecured Retiree Convenience Class Reserve, respectively. Subject to the New UAL Common Stock being approved for listing and trading on a national securities exchange and subject to any measures (including timing delays) necessary or advisable to ensure an orderly market for such stock, the Reorganized Debtors, or one or more third-party brokers or dealers, will effectuate sales of the New UAL Common Stock that is placed in the Unsecured Convenience Class Account or Unsecured Retiree Convenience Class Account on behalf of the Holders of Allowed Unsecured Convenience Class Claims or Allowed Unsecured Retiree Convenience Class Claims. After such sales are consummated the Reorganized Debtors will effectuate the Unsecured Convenience Class Distribution and Unsecured Retiree Convenience Class Distribution in accordance with the Plan.

     7. Restructuring Transactions
     On or prior to the Effective Date, or as soon as reasonably practicable thereafter, the Debtors or the Reorganized Debtors, as applicable, may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including, without limitation, the Roll-Up Transactions. Without limiting the foregoing, such transactions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan; (iii) the filing of appropriate certificates of incorporation, merger, or consolidation with the appropriate governmental authorities pursuant to applicable law; and (iv) all other actions that such Debtors and Reorganized Debtors determine are necessary or appropriate, including the making of filings or recordings in connection with the relevant Roll-Up Transactions. In the event a Roll-Up Transaction is a merger transaction, upon the consummation of such Roll-Up Transaction, the merged party shall cease to exist as a separate corporate entity and thereafter the surviving Reorganized Debtor shall assume and perform the obligations of each constituent Reorganized Debtor pursuant to the Plan. Implementation of the Roll-Up Transactions shall not affect any distributions, discharges, exculpations, releases, or injunctions set forth in the Plan.
     8. Corporate Action
     Upon entry of a Confirmation Order, each of the matters provided for by the Plan involving the corporate structure of the Debtors or corporate or related actions to be taken by or required of the Debtors shall, as of the Effective Date, be deemed to have occurred and be effective as provided in the Plan (except to the extent otherwise indicated), and shall be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, Creditors, directors, members or managers of the Debtors. Without limiting the foregoing, such actions may include: the adoption and filing of the Reorganized UAL Charter and Reorganized UAL Bylaws; the appointment of directors and officers for the Reorganized Debtors; the Rights Offering, if any; the adoption, implementation and/or amendment of the Management Equity Incentive Plan, the Director Equity Incentive Plan; and the execution, delivery, and performance of the New Credit Facility.
     9. Certificate of Incorporation, Charter, and Bylaws
     The certificates of incorporation and bylaws (or other formation documents relating to limited liability companies) of the Debtors shall be amended as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code. The certificate of incorporation of Reorganized UAL shall be amended to, among other things: (i) authorize 1,000,000,000 shares of New UAL Common Stock; (ii) authorize [___] shares of Serial Preferred Stock; (iii) authorize 5,000,000 shares of New UAL Convertible Preferred Stock; (iv) authorize one (1) share of Class Pilot MEC Junior Preferred Stock; (v) authorize one (1) share of Class IAM Junior Preferred Stock; (vi) pursuant to Section 1123(a)(6) of the Bankruptcy Code, include (a) a provision prohibiting the issuance of non-voting equity securities for two (2) years, but only to the extent required by Section 1123(a)(6) of the Bankruptcy Code, and (b) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends; and (vii) include restrictions on the direct or indirect transferability of the New UAL Common Stock. On or as soon as reasonably practicable after the Effective Date, each of the Reorganized Debtors shall file new certificates of incorporation with the secretary of state (or equivalent state officer or entity) of the state under which each such Reorganized Debtor is or is to be incorporated. After the Effective Date, each Reorganized Debtor may file a new, or amend and restate its existing, certificate of incorporation, charter, and other constituent documents as permitted by the relevant state corporate law.
     10. Effectuating Documents, Further Transactions
     On the Effective Date, or as soon as reasonably practicable thereafter, the Debtors, the Reorganized Debtors, and the officers, members of the board of directors, and managers thereof are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required pursuant to the Plan.
     11. Post-Effective Date Financing
     The Reorganized Debtors may enter into the New Credit Facility to obtain the funds necessary to satisfy the DIP Facility Claims, make other payments under the Plan, and conduct their post-reorganization operations. Confirmation of the Plan shall be deemed approval of the New Credit Facility and authorization for the Reorganized Debtors to enter into and execute the New Credit Facility Documents and such other documents as the New Credit Facility Lenders may reasonably require to effectuate the treatment afforded to such lenders pursuant to the New Credit Facility, subject to such modifications as the Debtors or Reorganized Debtors may deem to be reasonably necessary.
     12. Sources of Consideration for Plan Distribution
     All consideration necessary for the Reorganized Debtors to make any distributions pursuant to the Plan shall be obtained from existing assets, the operations of the Debtors or the Reorganized Debtors, post-Confirmation borrowing pursuant to other available facilities of the Debtors or the Reorganized Debtors, the entry into the New Credit Facility and the issuance of New UAL Common Stock. The Reorganized Debtors may also use Cash received from their direct and indirect subsidiaries through their consolidated cash management system and from advances or dividends from such subsidiaries in the ordinary course of business.
     13. Issuance of New Securities
     On the Effective Date, or as soon as reasonably practicable thereafter, Reorganized UAL shall issue up to 125,000,000 shares of New UAL Common Stock for distribution pursuant to the terms of the Plan.
     On the Effective Date, or as soon as reasonably practicable thereafter, Reorganized UAL shall issue one share of Class Pilot MEC Junior Preferred Stock to ALPA or its duly authorized agent acting for the benefit of ALPA. On the Effective Date or as soon as reasonably practicable thereafter, Reorganized UAL shall issue one share of Class IAM Junior Preferred Stock to the IAM or its duly authorized agent acting for the benefit of IAM.
     On the Effective Date, or as soon as reasonably practicable thereafter, and in accordance with the treatment set forth in the Plan, Reorganized UAL shall issue New UAL O’Hare Municipal Bonds for distribution to Holders of Unsecured Chicago Municipal Bond Claims in the amounts and pursuant to the terms set forth in the Chicago Municipal Bond Settlement Order and the Chicago Municipal Bond Settlement Agreement. The New UAL O’Hare Municipal Bonds shall be distributed to the respective

Trustees for the Chicago Municipal Bonds (each, a “Trustee”) for sale and distribution to the respective Holders of Unsecured Chicago Municipal Bond Claims, in accordance with the elections made by such Holders on their respective Ballots and in accordance with the terms of the Chicago Municipal Bond Settlement Agreement. The Trustees shall receive for distribution to the Holders that portion of the New UAL O’Hare Municipal Bonds having a principal amount of $144,453,000, in accordance with Sections 3(a)(ii), b(ii), and (c)(ii) of the Chicago Municipal Bond Settlement Agreement, in the following amounts: (a) the Trustees for the Series 2001A-1 Bonds and the Series 2001A-2 Bonds shall receive $48,666,000 in principal amount; (b) the Trustees for the Series 2000A Bonds shall receive $9,216,000 in principal amount; and (c) the Trustees for the Series 2001B Bonds, the Series 2001C Bonds, the Series 1999A Bonds, and the Series 1999B Bonds shall receive $86,570,000 in principal amount. In addition, on the Effective Date, the electing Holders of the Unsecured Chicago Municipal Bond Claims shall purchase the remaining portion of the New UAL O’Hare Municipal Bonds for a cash purchase price equal to $5,193,114 pursuant to that certain “Note Purchase,” as defined in the Chicago Municipal Bond Settlement Agreement.
     Reorganized UAL shall issue New UAL Convertible Employee Notes for distribution to the trusts or other entities designated by ALPA, PAFCA, TWU, AMFA and IAM, respectively, in the following amounts and pursuant to the terms set forth in the ALPA Restructuring Agreement, the PAFCA Restructuring Agreement, the TWU Restructuring Agreement, the AMFA Restructuring Agreement, and the IAM Restructuring Agreement: (a) $550,000,000 in principal amount shall be distributed to the ALPA designee; (b) $24,000 in principal amount shall be distributed to the TWU designee; (c) $400,000 in principal amount shall be distributed to the PAFCA designee; (d) $40,000,000 in principal amount shall be distributed to the AMFA designee; (e) $60,000,000 in principal amount shall be distributed to the IAM designee; and (f) $56,000,000 in principal amount shall be distributed to the SAM designee. The New UAL Convertible Employee Notes shall be issued in denominations of $1,000 and shall be issued no later than 180 days following the Effective Date.
     Reorganized UAL shall issue the New UAL PBGC Securities for distribution to PBGC, in the amounts and pursuant to the terms set forth in the PBGC Settlement Agreement. Reorganized UAL shall issue the New UAL Senior Notes and the New UAL Convertible Preferred Stock no later than the first Distribution Date. In accordance with the PBGC Settlement Agreement, the New UAL Contingent Senior Notes shall be issued no later than 45 days following the end of any given fiscal year, starting with the fiscal year ending December 31, 2009 and ending with the fiscal year ending December 31, 2017, in which there is a “Trigger Date,” as defined in the PBGC Settlement Agreement.
     14. Section 1145 Exemption
     Pursuant to Section 1145 of the Bankruptcy Code, the offering, issuance and distribution of any securities contemplated by the Plan, including, without limitation, the New UAL Plan Securities, shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities. In addition, under Section 1145 of the Bankruptcy Code any securities contemplated by the Plan, including, without limitation, the New UAL Plan Securities, will be freely tradable by the recipients thereof, subject to (i) the provisions of Section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(a)(11) of the Securities Act, and compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (ii) the restrictions, if any, on the transferability of such securities and instruments; and (iii) applicable regulatory approval.

     15. Listing Rights
     Reorganized UAL shall use its reasonable efforts to list the New UAL Common Stock on the New York Stock Exchange, a national securities exchange, or for quotation on a national automated interdealer quotation system, but shall have no liability if it is unable to do so. Persons receiving distributions of New UAL Plan Securities by accepting such distributions shall be deemed to have agreed to cooperate with the Reorganized Debtors’ reasonable requests to assist them in their efforts to list the New UAL Common Stock on a securities exchange or quotation system.
     16. Restrictions on Resale of Securities to Protect Net Operating Losses
     To avoid adverse federal income tax consequences resulting from an ownership change (as defined in Section 382 of the Internal Revenue Code), the certificate of incorporation of Reorganized UAL shall restrict the transfer of the New UAL Equity Securities without the consent of its board of directors for five (5) years after the Effective Date such that (a) no holder of 5% or more of the equity of Reorganized UAL may transfer any securities, (b) no transfer will be permitted if it would cause the transferee to hold 5% or more of the equity of Reorganized UAL, and (c) no transfer will be permitted if it would increase the percentage equity ownership of any person who already holds 5% or more of the equity of Reorganized UAL.
     17. Issuance and Distribution of the New UAL Plan Securities
     The New UAL Plan Securities when issued or distributed as provided in the Plan, will be duly authorized, validly issued and, if applicable, fully paid and nonassessable. Each distribution and issuance referred to in Article VI.K of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Person receiving such distribution or issuance.
     In connection with the distribution of New UAL Plan Securities to current or former employees of the Debtors, the Reorganized Debtors may take whatever actions are necessary to comply with applicable federal, state, local and international tax withholding obligations, including income, social security, and Medicare taxes, including, without limitation, withholding a portion of and selling such securities to satisfy such tax withholding obligations.
     18. Reinstatement of Common Stock of Reorganized Debtors Other than UAL Corporation
     Except as otherwise provided in the Plan, the Interests in any Debtor (other than in UAL) may be Reinstated for the benefit of the Holder thereof in exchange for the Reorganized Debtors’ agreement to make certain distributions to Holders of Unsecured Claims under the Plan, to provide management services to certain other Reorganized Debtors, and to use certain funds and assets, to the extent authorized in this Plan, to satisfy certain obligations of such other Reorganized Debtors.
     19. Exemption from Certain Transfer Taxes and Recording Fees
     Pursuant to Section 1146(c) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any Entity pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (i) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors, including, without limitation, the transfer of title to or ownership of any of the Debtors’ interest in any aircraft; (ii) the creation, modification, consolidation, or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (iii) the making, assignment, or recording of any lease or sublease; or (iv) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, FAA filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
     20. Reduction of Paid-In Capital
     As of the Effective Date and after taking account of all of the transactions contemplated by the Plan, for purposes of the Illinois Business Corporation Act of 1983, as amended, 805 Ill. Comp. Stat. § § 5/1.01 et seq., (i) the paid-in capital of UAL Corporation shall be reduced to an amount equal to the aggregate par value of all issued shares of capital stock of Reorganized UAL having a par value, and (ii) the paid-in capital of United BizJet Holdings, Inc. shall be reduced to an amount equal to the aggregate par value of all issued shares of capital stock of United BizJet having a par value.
     21. Directors and Officers of Reorganized UAL
     The existing officers of UAL shall serve initially in their current capacities on and after the Effective Date. On the Effective Date, the term of the current members of the board of directors of UAL shall expire, and the initial board of directors of Reorganized UAL shall consist of Persons identified by the Debtors on or before the Confirmation Hearing. To the extent any Person proposed to serve as a board member is an insider, as such term is defined in Section 101(31) of the Bankruptcy Code, the nature of any compensation for such Person shall be disclosed by the Debtors on or before the Confirmation Hearing. The classification and composition of the board of directors of the Reorganized UAL shall be consistent with the Reorganized UAL Charter and the Reorganized UAL Bylaws. Each such director or officer shall serve from and after the Effective Date pursuant to the terms of the Reorganized UAL Charter, the Reorganized UAL Bylaws, or other constituent documents, and applicable state corporation law.
     22. Directors and Officers of Debtors Other than UAL
     The existing officers, managers, and members of the boards of directors of each of the Debtors other than UAL shall continue to serve in their current capacities after the Effective Date. The classification and composition of the boards of directors of the Reorganized Debtors shall be consistent with their respective new certificates of incorporation and charters. Each such director, manager, or officer shall serve from and after the Effective Date pursuant to the terms of such new certificate of incorporation, bylaws, other constituent documents, and applicable state law.
     23. Employee Benefits and Administration Thereof
     As of the Effective Date, except with respect to Employment Agreements and except as otherwise provided in the Plan, the Debtors and the Reorganized Debtors, in their sole and absolute discretion, may honor, in the ordinary course of business, the Debtors’ written contracts, agreements, policies, programs, and plans for, among other things, compensation, health care benefits, disability benefits, deferred compensation benefits, travel benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, life insurance, and accidental death and dismemberment insurance (as the Bankruptcy Court may have ordered such contracts, agreements, policies, programs, and plans modified or terminated pursuant to Sections 1113 or 1114 of the Bankruptcy Code, the PBGC Settlement Agreement or otherwise), including written contracts, agreements, policies, programs, and plans for bonus and other incentive or compensation for the directors, officers, and employees of any of the Debtors who served in such capacity at any time, and all Proofs of Claim on account of workers’ compensation shall be deemed withdrawn, disallowed, and forever barred from assertion automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided, however, except as specifically provided in the Plan, nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Claims, Causes of Action, or other rights with respect to any such contracts, agreements, policies, programs, and plans.
     24. Customer Programs
     As of the Effective Date and except as otherwise provided in the Plan, the Debtors and the Reorganized Debtors, in their sole and absolute discretion, may honor, in the ordinary course of business, all of the Debtors’ ticketing, customer, and loyalty programs, including, without limitation, the “Mileage Plus Program,” “Silver Wings Program,” “Senior TravelPac,” “Pass Plus Program,” “Red Carpet Club Program,” “MyPoints.com Programs,” “Ameniti Program,” travel credit programs, charter sales program, the leisure sales programs, barter arrangements, corporate incentive programs, and cargo programs, as such programs may be amended from time to time, and all Proofs of Claim filed on account of any benefits under the “Mileage Plus Program” shall be deemed withdrawn, disallowed, and forever barred from assertion automatically and without any further notice to or action, order, or approval of the Bankruptcy Court.
     25. Retiree Medical Benefits
     Following the Effective Date of the Plan, the payment of all retiree benefits as defined in Section 1114 of the Bankruptcy Code shall continue at the levels established pursuant to subsections (e)(1) or (g) of Section 1114 of the Bankruptcy Code, except as may be modified in accordance with the terms of the Bankruptcy Court’s June 14, 2004 order [Docket No. 7078], with respect to retirees whose benefits were modified pursuant to such order for the duration of the periods the Debtors have obligated themselves to provide such benefits to such retirees. Upon the Effective Date, all Section 1114 for unpaid retiree medical benefits (as such benefits may have been modified pursuant to Section 1114 of the Bankruptcy Code and the June 14, 2004 order referenced above) shall be deemed withdrawn automatically without any further action, in each case without prejudice to their pursuit, payment, or satisfaction after the Effective Date in the ordinary course of business.
     26. Postpetition Aircraft Obligations
     The Postpetition Aircraft Obligations and any obligation or Claim arising under the Public Debt Aircraft Settlement Agreement will become obligations of the Reorganized Debtors or their successors, if applicable, on the Effective Date solely as set forth in the express terms of the relevant Postpetition Aircraft Agreement, and nothing contained in this Plan, the Disclosure Statement or the Confirmation Order will be deemed to limit, expand, or otherwise affect the terms thereof.
     27. Aircraft Equipment Subject to Section 1110(a) Elections
     Secured Aircraft Creditors or other Creditors with Claims relating to Aircraft Equipment subject to elections by the Debtors to perform under Section 1110(a) of the Bankruptcy Code other than any Claim treated in accordance with a Postpetition Aircraft Agreement (including any Unsecured Public

Debt Aircraft Claim), shall be Reinstated; provided, however, nothing in the Plan shall release or waive any rights of the Debtors in connection with such Aircraft Equipment under the Bankruptcy Code or otherwise applicable law.
     28. Creation of Professional Fee Escrow Account
     On the Confirmation Date, the Reorganized Debtors shall establish the Professional Fee Escrow Account and reserve the amounts necessary to ensure the payment of all Accrued Professional Compensation.
     29. Cancellation of Stock and Related Obligations
     On the Effective Date, except as otherwise specifically provided for in the Plan, (i) the Old UAL Preferred Stock, Old UAL Common Stock, and any other Certificate, notes, options, option plans, bonds, indentures, pass through trust agreement, pass through trust certificate, equipment trust certificate guarantee, or other instruments or documents directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, (except such Certificates, notes, other instruments or documents evidencing indebtedness or obligations of the Debtors that are Reinstated pursuant to the Plan), shall be cancelled solely as to the Debtors, and the Debtors and the Reorganized Debtors, as applicable, shall not have any continuing obligations thereunder, and (ii) the obligations of, Claims against, and/or Interests in the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Unsecured Debentures, Old UAL Preferred Stock, and Old UAL Common Stock and any other Certificates, notes, options, option plans, bonds, indentures, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors, except such agreements or Certificates, notes or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan, as the case may be, shall be released and discharged; provided, however, that notwithstanding Confirmation of the Plan, any such agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of (a) allowing a Servicer to make distributions on account of such Claims pursuant to the Plan as provided in Article IX of the Plan, (b) permitting such Servicer to maintain any rights and/or liens it may have against property other than the Reorganized Debtors’ property for fees, costs, and expenses pursuant to such Indenture or other agreement, and (c) governing the rights and obligations of non-debtor parties to such agreements vis-à-vis each other; provided, further, however, that the preceding proviso shall not affect the discharge of Claims against or Interests in the Debtors pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Reorganized Debtors. The Reorganized Debtors shall not have any obligations to any Servicer for any fees, costs, or expenses except as expressly provided in the Plan.
     30. Preservation of All Rights of Action: Entry of a Confirmation Order shall constitute a finding that it is in the best interests of the Creditors and Interest Holders of the Debtors’ Estates that the provisions in Article VI.W of the Plan be approved.
a. Maintenance of Causes of Action
     Except as otherwise provided in the Plan, the Reorganized Debtors shall retain all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, in any court or other tribunal including, without limitation, in an adversary proceeding or contested matter Filed in one or more of the Chapter 11 Cases including, without limitation, the following actions and any actions specified in Exhibit 2 of the Plan Supplement: (i) objections to Claims under the Plan; and (ii) any other litigation or Causes of Action, whether legal, equitable or statutory in nature, arising out of, or in connection with the Debtors’ businesses, assets or operations or otherwise affecting the Debtors, including, without limitation, possible Claims against the following types of parties, both domestic and foreign, for the following types of Claims: (a) Causes of Action against vendors, and/or suppliers of goods and/or services, travel or other agencies, and/or other Parties for overpayments, back charges, duplicate payments, improper holdbacks, deposits, warranties, guarantees, indemnities, and/or setoff; (b) Causes of Action against utilities, vendors, and/or suppliers of services and/or goods, travel or other agencies, and/or other Parties for wrongful or improper termination or suspension of services and/or supply of goods and/or failure to meet other contractual or regulatory obligations; (c) Causes of Action against vendors and/or suppliers of goods and/or services, travel or other agencies, and/or other Parties for failure to fully perform or to condition performance on additional requirements under contracts with any one or more of the Debtors before the assumption or rejection of the subject contracts; (d) Causes of Action for any Liens, including, without limitation, mechanic’s, artisan’s, materialmen’s, possessory, and/or statutory liens held by any one or more of the Debtors; (e) Causes of Action for payments, deposits, holdbacks, reserves, or other amounts owed by any creditor, lessor, utility, supplier, vendor, insurer, surety, factor, lender, bondholder, lessor, and/or other Party; (f) Causes of Action against any current or former director, officer, employee, and/or agent of the Debtors arising out of employment related matters, including, without limitation, Causes of Action regarding intellectual property, confidentiality obligations, employment contracts, travel charges, wage and benefit overpayments, travel, contractual covenants, and/or employee fraud or wrongdoing; (g) Causes of Action against any professional services provider and/or any other Party arising out of financial reporting; (h) Causes of Action arising out of environmental and/or contaminant exposure matters against airlines, airport authorities, fuel suppliers, fuel distribution entities, landlords, lessors, environmental consultants, environmental agencies, and/or suppliers of environmental services and/or goods; (i) Causes of Action against insurance carriers, reinsurance carriers, underwriters, and/or surety bond issuers relating to coverage, indemnity, contribution, reimbursement, and/or other matters; (j) counterclaims and defenses relating to notes, bonds, and/or other contract obligations; (k) Causes of Action against local, state, federal, and foreign taxing authorities for refunds of overpayments and/or other payments; (l) Causes of Action against attorneys, accountants, consultants, or other professional service providers relating to services rendered; (m) contract, tort, or equitable Causes of Action that may exist or subsequently arise; (n) any intracompany or intercompany Causes of Action; (o) Causes of Action of the Debtors arising under Section 362 (the automatic stay) of the Bankruptcy Code; (p) equitable subordination Causes of Action arising under Section 510 of the Bankruptcy Code or other applicable law; (q) turnover Causes of Action arising under Sections 542 or 543 of the Bankruptcy Code; (r) Causes of Action arising under Chapter 5 of the Bankruptcy Code, including, without limitation, preferences under Section 547 of the Bankruptcy Code; (s) Causes of Action against passengers and/or customers relating to ticket fraud, misuse of frequent flyer miles, or any other loyalty program currency, additional charges, penalties, and/or fees in connection with any ticket or other benefit purchased or acquired by any passenger and/or customer; (t) Causes of Action against any Union arising from, among other things, state and/or federal law or under a Collective Bargaining Agreement, including, without limitation, any wrongful or illegal acts, any wrongful termination, suspension of performance, defamation, and/or failure to meet other contract or regulatory obligations; (u) Causes of Action arising out of, or in connection with, the Debtors’ clearinghouse arrangements (including, without limitation, the Airlines Clearing House and the International Air Transport Association Clearinghouse), whether against such clearinghouses themselves or the current and former members or other participants in such clearinghouses; and/or (v) Causes of Action for unfair competition, interference with contract or potential business advantage, conversion, infringement of intellectual property, or other business tort claims.
     The Reorganized Debtors reserve and shall retain the foregoing Causes of Action notwithstanding the rejection of any executory contract or unexpired lease during the Debtors’ Chapter 11 Cases. Except as otherwise provided in the Plan, in accordance with Section 1123(b)(3) of the Bankruptcy Code, any Claims, rights, and Causes of Action that the respective Debtors may hold against any Entity shall vest in the Reorganized Debtors, as the case may be. The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Claims, rights or Causes of Action, and all other similar Claims arising pursuant to applicable state laws, including, without limitation, fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in-possession pursuant to the Bankruptcy Code. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, or withdraw, or litigate to judgment any and all such Claims, rights, and Causes of Action, and to decline to do any of the foregoing without the consent or approval of any third party and without any further notice to or action, order, or approval of the Bankruptcy Court.
b. Preservation of All Causes of Action Not Expressly Settled or Released
     Unless a Claim or Cause of Action against a Creditor or other Person is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such Claim or Cause of Action for later adjudication by the Debtors and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Claims or Causes of Action upon or after the Confirmation or Consummation of the Plan based on the Disclosure Statement, the Plan, or the Confirmation Order, except where such Claims or Causes of Action have been expressly waived, relinquished, released, compromised, or settled in the Plan or a Final Order. In addition, the Debtors and the successor entities pursuant to the Plan expressly reserve the right to pursue or adopt any Claims not so waived, relinquished, released, compromised or settled that are alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any person or entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits. Any Person to whom the Debtors have incurred an obligation (whether on account of services, purchase, or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Debtors subsequent to the Effective Date and may, to the extent not theretofore expressly waived, relinquished, released, compromised, or settled, be the subject of an action after the Effective Date, whether or not: (a) such Person has Filed a Proof of Claim against the Debtors in the Chapter 11 Cases; (b) such Person’s Proof of Claim has been objected to; (c) such Person’s Claim was included in the Debtors’ Schedules; or (d) such Person’s scheduled Claim has been objected to by the Debtors or has been identified by the Debtors as disputed, contingent, or unliquidated.
F. Treatment Of Executory Contracts And Unexpired Leases
     The Debtors intend to continue performing their obligations under the terms of their postpetition contracts and leases and honor their obligations under non-executory agreements to the extent required by the law. Confirmation of the Plan shall constitute the Bankruptcy Court’s approval of the proposed treatment of executory contracts and unexpired leases as set forth below, and determination that the Debtors have exercised reasonable business judgment in determining whether to assume or reject each of their executory contracts and unexpired leases.
     1. Executory Contracts and Unexpired Leases
     Each executory contract or unexpired lease to which any Debtor is a party shall be deemed automatically rejected in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such executory contract or unexpired lease (i) shall have been previously assumed by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, (iii) is listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in Exhibit 3 of the Plan Supplement, (iv) is an

Interline & Alliance Related Agreement, (v) is a Revenue Related Agreement, (vi) is an Intercompany Contract, (vii) is an Employment Agreement, (viii) is an Indemnification Obligation, (ix) is a Collective Bargaining Agreement, (x) is a Postpetition Aircraft Agreement, (xi) is an agreement in connection with Aircraft Equipment that is a new or renegotiated agreement, including leases or mortgages, that is entered into subsequent to the date of the Plan and prior to the Effective Date other than currently existing Postpetition Aircraft Agreements, (xii) is a Municipal Bond Lease, (xiii) is a Foreign Agreement; or (xiv) is otherwise assumed pursuant to the terms of the Plan; provided, however, that with respect to subsections (iv) through (xiii) of Article VII.A of the Plan, such executory contracts and unexpired leases will be treated as set forth below.
     2. Interline & Alliance Related Agreements, Revenue Related Agreements, and Intercompany Contracts
     Each Interline & Alliance Related Agreement, Revenue Related Agreement and Intercompany Contract to which any Debtor is a party shall be deemed automatically assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date to the extent such contracts and leases are executory, unless such executory contract or unexpired lease (i) shall have been previously rejected by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of “Rejected Interline & Alliance Related Agreements, Revenue Related Agreements, and Intercompany Contracts” in Exhibit 6 of the Plan Supplement, (iv) is not an executory contract or an unexpired lease on the Effective Date, (v) is otherwise rejected pursuant to the terms of the Plan.
     3. Employment Agreements and Indemnification Obligations
     Each Employment Agreement with, and Indemnification Obligation to, a director, officer, and employee that was employed by any of the Debtors in such capacity on or after the Petition Date shall be deemed automatically assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date to the extent such contracts are executory, unless such executory contract (i) shall have been previously rejected by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of “Rejected Employment Agreements and Indemnification Obligations for Current Employees” in Exhibit 8 of the Plan Supplement, or (iv) is otherwise rejected pursuant to the terms of the Plan.
     Each Employment Agreement with, and Indemnification Obligation to, a director, officer, and employee that was no longer employed by any of the Debtors in such capacity on the Petition Date shall be deemed automatically assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date to the extent such contracts are executory, unless such executory contract (i) shall have been previously rejected by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of “Rejected Employment Agreements and Indemnification Obligations for Former Employees” in Exhibit 10 of the Plan Supplement, or (iv) is otherwise rejected pursuant to the terms of the Plan.
     Each Indemnification Obligation that is deemed assumed pursuant to the Plan shall (i) remain in full force and effect, (ii) not be modified, reduced, discharged, impaired, or otherwise affected in any way, (iii) be deemed and treated as an executory contract pursuant to Sections 365 and 1123 of the Bankruptcy Code regardless of whether or not Proofs of Claim have been Filed with respect to such obligations, and (iv) survive Unimpaired and unaffected, in each such case irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

     Unless otherwise indicated in the Plan: (i) if the Debtors reject an Indemnification Obligation, any Employment Agreement that may contain such Indemnification Obligation shall be deemed rejected, but only to the extent of such Indemnification Obligation; and (ii) if the Debtors reject an Employment Agreement, any Indemnification Obligation that may be contained in such Employment Agreement shall also be deemed rejected automatically.
     The Debtors and Reorganized Debtors reserve the right, in their sole and absolute discretion, to honor and/or reaffirm obligations with respect to Employment Agreements and Indemnification Obligations that are rejected pursuant to the Plan or otherwise. To the extent such obligations have been honored and/or reaffirmed, such reaffirmation shall be deemed to be in complete satisfaction, discharge, and release of any Claimant’s Claim on account of the rejection of such obligations contained in such Employee Agreements, Indemnification Obligations, or otherwise whether under Section 365 of the Bankruptcy Code or otherwise.
     4. Foreign Agreements
     Each Foreign Agreement in which any Debtor is a party shall be deemed automatically assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date to the extent such contracts and leases are executory, unless such executory contract or unexpired lease (i) shall have been previously rejected by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of “Rejected Foreign Agreements” in Exhibit 12 of the Plan Supplement, (iv) is not an executory contract or an unexpired lease on the Effective Date, or (v) is otherwise rejected pursuant to the terms of the Plan.
     5. Municipal Bond Leases
a. Conditionally Assumed and Conditionally Rejected Municipal Bond Leases
     As of the Effective Date, all Municipal Bond Leases listed on the schedule of “Conditionally Rejected Municipal Bond Leases” in the Plan Supplement shall be deemed rejected on a conditional basis, and all Municipal Bond Leases not listed on the schedule of “Conditionally Rejected Municipal Bond Leases” in the Plan Supplement shall be deemed assumed on a conditional basis, in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code; provided, however, that with respect to any Municipal Bond Lease, the Debtors and the Reorganized Debtors reserve the right to alter, amend, modify, or supplement the list of “Conditionally Rejected Municipal Bond Leases” in Exhibit 13 of the Plan Supplement at any time through and including forty-five (45) days after the date that a Final Order is entered disposing of all controversies at issue in a Municipal Bond Adversary Proceeding.
b. Chicago Municipal Bond Adversary Proceedings
     Solely with respect to the Chicago Municipal Bond Adversary Proceeding, if and to the extent that a Final Order is entered disposing of all controversies at issue in the Chicago Municipal Bond Adversary Proceeding, the conditional assumption or rejection of any Municipal Bond Lease at issue in the Chicago Municipal Bond Adversary Proceeding, whichever is applicable, shall become final.
c. Municipal Bond Adversary Proceedings Other Than Chicago
     (i) California Statewide Commission Development Authority Special Facility Revenue Bonds 1997 Series A (SFO Municipal Bond Adversary Proceedings)

     The conditional assumption or conditional rejection of each Municipal Bond Lease in the SFO Municipal Bond Adversary Proceedings shall become final if and to the extent that (a) a Final Order is entered in such Municipal Bond Adversary Proceedings finding that each such Municipal Bond Lease is a “true lease,” and (b) a Final Order is entered disposing of all controversies at issue in such Municipal Bond Adversary Proceedings, including, without limitation, with respect to whether each such Municipal Bond Lease found to be a “true lease” is “independent” or “severable” from the other Municipal Bond Leases or agreements at issue in the Municipal Bond Adversary Proceedings.
     If and only to the extent that a Final Order is entered in the SFO Municipal Bond Adversary Proceedings finding that each such Municipal Bond Lease is a “secured financing,” such Municipal Bond Lessor shall be entitled to: (a) a Class 2B-2 Other Secured Claim to the extent of the value of collateral subject to the Municipal Bond Lease under Section 506 of the Bankruptcy Code if such Municipal Bond Lessor qualifies as a secured creditor under applicable non-bankruptcy law; and (b) a Class 2E-3 Other Unsecured Claim, as applicable, for any amounts owed by the Debtors exceeding the value of the collateral or for the entire amount of such Claim if the Municipal Bond Lessor does not qualify as a secured creditor under applicable non-bankruptcy law.
     (ii) Regional Airports Improvement Corporation Revenue Bonds Issue of 1984 (LAX Municipal Bond Adversary Proceeding)
     The conditional assumption or conditional rejection of each Municipal Bond Lease in the LAX Municipal Bond Adversary Proceeding shall become final if and to the extent that (a) a Final Order is entered in such Municipal Bond Adversary Proceeding finding that each such Municipal Bond Lease is a “true lease,” and (b) a Final Order is entered disposing of all controversies at issue in such Municipal Bond Adversary Proceeding, including, without limitation, with respect to whether each such Municipal Bond Lease found to be a “true lease” is “independent” or “severable” from the other Municipal Bond Leases or agreements at issue in the Municipal Bond Adversary Proceeding.
     If and only to the extent that a Final Order is entered in the LAX Municipal Bond Adversary Proceeding finding that each such Municipal Bond Lease is a “secured financing,” such Municipal Bond Lessor shall be entitled to: (a) Class 1B-2 and 2B-2 Other Secured Claims, as applicable, to the extent of the value of collateral subject to the Municipal Bond Lease under Section 506 of the Bankruptcy Code if such Municipal Bond Lessor qualifies as a secured creditor under applicable non-bankruptcy law; and (b) Class 1E-3 and 2E-3 Other Unsecured Claims, as applicable, for any amounts owed by the Debtors exceeding the value of the collateral or for the entire amount of such Claim if the Municipal Bond Lessor does not qualify as a secured creditor under applicable non-bankruptcy law.
     (iii) Facilities Lease Refunding Revenue Bonds Issue 1992 (LAX Municipal Bond Adversary Proceeding)
     The conditional assumption or conditional rejection of each Municipal Bond Lease in the LAX Municipal Bond Adversary Proceeding shall become final if and to the extent that (a) a Final Order is entered in such Municipal Bond Adversary Proceeding finding that each such Municipal Bond Lease is a “true lease,” and (b) a Final Order is entered disposing of all controversies at issue in such Municipal Bond Adversary Proceeding, including, without limitation, with respect to whether each such Municipal Bond Lease found to be a “true lease” is “independent” or “severable” from the other Municipal Bond Leases or agreements at issue in the Municipal Bond Adversary Proceeding.
     If and only to the extent that a Final Order is entered in the LAX Municipal Bond Adversary Proceeding finding that each such Municipal Bond Lease is a “secured financing,” such Municipal Bond Lessor shall be entitled to: (a) Class 1B-2 and 2B-2 Other Secured Claims, as applicable, to the extent of the value of collateral subject to the Municipal Bond Lease under Section 506 of the Bankruptcy Code if such Municipal Bond Lessor qualifies as a secured creditor under applicable non-bankruptcy law; and (b) Class 1E-3 and 2E-3 Other Unsecured Claims, as applicable, for any amounts owed by the Debtors exceeding the value of the collateral or for the entire amount of such Claim if the Municipal Bond Lessor does not qualify as a secured creditor under applicable non-bankruptcy law.
     (iv) City and County of Denver, CO Special Facilities Airport Revenue Bonds, Series 2000 (Denver Municipal Bond Adversary Proceeding)
     The conditional assumption or conditional rejection of each Municipal Bond Lease in the Denver Municipal Bond Adversary Proceeding shall become final if and to the extent that (a) a Final Order is entered in such Municipal Bond Adversary Proceeding finding that each such Municipal Bond Lease is a “true lease,” and (b) a Final Order is entered disposing of all controversies at issue in such Municipal Bond Adversary Proceeding, including, without limitation, with respect to whether each such Municipal Bond Lease found to be a “true lease” is “independent” or “severable” from the other Municipal Bond Leases or agreements at issue in the Municipal Bond Adversary Proceeding.
     If and only to the extent that a Final Order is entered in the Denver Municipal Bond Adversary Proceeding finding that each such Municipal Bond Lease is a “secured financing,” such Municipal Bond Lessor shall be entitled to: (a) a Class 2B-2 Other Secured Claim to the extent of the value of collateral subject to the Municipal Bond Lease under Section 506 of the Bankruptcy Code if such Municipal Bond Lessor qualifies as a secured creditor under applicable non-bankruptcy law; and (b) a Class 2E-3 Other Unsecured Claim, as applicable, for any amounts owed by the Debtors exceeding the value of the collateral or for the entire amount of such Claim if the Municipal Bond Lessor does not qualify as a secured creditor under applicable non-bankruptcy law.
     (v) New York Industrial Development Agency Special Facility Revenue Bonds, Series 1997 (JFK Municipal Bond Adversary Proceeding)
     The conditional assumption or conditional rejection of each Municipal Bond Lease in the JFK Municipal Bond Adversary Proceeding shall become final if and to the extent that (a) a Final Order is entered in such Municipal Bond Adversary Proceeding finding that each such Municipal Bond Lease is a “true lease,” and (b) a Final Order is entered disposing of all controversies at issue in such Municipal Bond Adversary Proceeding, including, without limitation, with respect to whether each such Municipal Bond Lease found to be a “true lease” is “independent” or “severable” from the other Municipal Bond Leases or agreements at issue in the Municipal Bond Adversary Proceeding.
     If and only to the extent that a Final Order is entered in the JFK Municipal Bond Adversary Proceeding finding that each such Municipal Bond Lease is a “secured financing,” such Municipal Bond Lessor shall be entitled to: (a) a Class 2B-2 Other Secured Claim to the extent of the value of collateral subject to the Municipal Bond Lease under Section 506 of the Bankruptcy Code if such Municipal Bond Lessor qualifies as a secured creditor under applicable non-bankruptcy law; and (b) a Class 2E-3 Other Unsecured Claim, as applicable, for any amounts owed by the Debtors exceeding the value of the collateral or for the entire amount of such Claim if the Municipal Bond Lessor does not qualify as a secured creditor under applicable non-bankruptcy law.

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     6. CBAs
a. Assumption of CBAs
     Each Collective Bargaining Agreement to which any Debtor is a party, as modified and/or amended from time to time, including by and through the Section 1113 Restructuring Agreements, shall be deemed automatically assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date; provided, however, nothing in Article VII.F.1 of the Plan or otherwise in the Plan shall be deemed as an assumption of any pension plan, retirement plan, savings plan, health plan, or other employee benefit plan discontinued or terminated during the Chapter 11 Cases. The assumption and the Cure of the Collective Bargaining Agreements, in accordance with the terms of the Section 1113 Restructuring Agreements, shall be in full satisfaction of all Claims and Interests arising under all previous Collective Bargaining Agreements between all parties to the Plan or their predecessors-in-interest. Upon assumption of the Collective Bargaining Agreements and the Section 1113 Restructuring Agreements, the following Proofs of Claim shall be deemed withdrawn, disallowed, and forever barred from assertion automatically and without any further notice to or action, order, or approval of the Bankruptcy Court: (i) all Proofs of Claim filed by the Debtors’ Unions; and (ii) all Proofs of Claim filed by Union-represented employees pertaining to rights collectively bargained for or disposed of pursuant to the Collective Bargaining Agreements in the ordinary course of business, including, without limitation, Claims on account of grievances, reinstatement, and pension obligations; provided, however, that such treatment is without prejudice to the respective Union’s pursuit, payment, or satisfaction of such Claims in the ordinary course under the relevant assumed Collective Bargaining Agreement; provided, further, however, that the Debtors reserve the right to seek adjudication of any Collective Bargaining Agreement-related dispute that concern distributions, claims, restructuring transactions, or other aspects of the Plan between the Debtors and the relevant union in the Bankruptcy Court.
b. Reservation of Rights Pending Resolution of Litigation
     Notwithstanding Article VII.F.1 of the Plan, the AFA Collective Bargaining Agreement, as modified and/or amended from time to time through the Effective Date, including by and through the AFA Section 1113 Restructuring Agreements, shall be deemed conditionally assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date; provided, however, that if after the Effective Date: (a) the terminated Flight Attendant Defined Benefit Plan is restored for any reason (including without limitation as a result of legislative, administrative, judicial or other activity (including without limitation as a result of the reversal of the PBGC Settlement Agreement on appeal, the voiding or invalidation of the relevant termination and trusteeship agreement and/or PBGC notice of determination, etc.), such that the Reorganized Debtors determine in their discretion that re-termination of the Flight Attendant Defined Benefit Plan is required; or (b) the AFA 2005 Restructuring Agreement is terminated for any reason (including without limitation based on arbitration between the parties based on the AFA’s April 8, 2005 notice of termination of such Agreement); then in either event of (a) or (b) set forth above, the Debtors may (and reserve the right to) seek termination of the Flight Attendant Defined Benefit Plan under Title IV of ERISA and/or rejection of the AFA Collective Bargaining Agreement (as modified and/or amended from time to time) under Section 1113 of the Bankruptcy Code, notwithstanding the occurrence of the Effective Date.
c. Distribution on Account of Unsecured 1113 Claim
     All distributions pursuant to the Distribution Agreements shall be made as though those distributions were on account of Claims or Interests.

     7. Postpetition Aircraft Agreements
     Subject to the Debtors’ right to terminate or reject any Postpetition Aircraft Agreement prior to Consummation of the Plan pursuant to the terms of such Agreement: (i) each Postpetition Aircraft Agreement shall remain in place after the Effective Date; (ii) the Reorganized Debtors shall continue to honor each such Agreement according to its terms; and (iii) to the extent any Postpetition Aircraft Agreement requires the assumption by the Debtors of such Agreement and the Postpetition Aircraft Obligation arising thereunder, each such Postpetition Aircraft Agreement and Postpetition Aircraft Obligation shall be deemed assumed as of Consummation of the Plan; provided, however, that the foregoing clause (iii) shall not be deemed or otherwise interpreted as an assumption by the Debtors of any agreement or obligation that is not a Postpetition Aircraft Agreement or Postpetition Aircraft Obligation; provided, further, that nothing herein shall limit the Debtors right to terminate such contracts in accordance with the terms thereof. Subsequent to the date of this Plan and prior to the Effective Date, the Debtors may, in their sole and absolute discretion, enter into new Postpetition Aircraft Agreements for Aircraft Equipment not currently subject to a Postpetition Aircraft Agreement, and the Claims or obligations arising hereunder shall be treated as Postpetition Aircraft Obligations.
     8. Postpetition Contracts and Leases
     Except to the extent otherwise provided herein with respect to Postpetition Aircraft Agreements and subject to the provisions of Article VII.K of the Plan, all contracts and leases entered into after the Petition Date by any Debtor will be performed by the Debtor or Reorganized Debtor liable thereunder in accordance with the terms and conditions of such contracts and leases in the ordinary course of its business. Accordingly, such contracts and leases and other obligations (including any executory contracts and unexpired leases assumed other than pursuant to the Plan) will survive and remain unaffected by entry of the Confirmation Order.
     9. Assumed Executory Contracts and Leases
     Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumption or conditional assumption of the executory contracts and unexpired leases to be assumed under the Plan as of the Effective Date, or as of a conditional assumption becoming final pursuant to Article VII.E.2 or Article VII.E.3 of the Plan, pursuant to Sections 365 and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease that is assumed shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as may be modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing or providing for its assumption, or applicable law.
     The provisions (if any) of each executory contract or unexpired lease to be assumed pursuant to the Plan that are or may be in default shall be satisfied solely by the Cure, or by an agreed-upon waiver of the Cure. Except with respect to executory contracts and unexpired leases in which the Debtors and the counterparties to such executory contracts and unexpired leases have stipulated in writing to payment of the Cure, all requests for payment of the Cure must be filed with the Claims Agent and served upon counsel to the Debtors on or before the Cure Bar Date.
     Any request for payment of the Cure that is not timely Filed and served shall be disallowed automatically and shall be forever barred from assertion and shall not be enforceable against any Debtor or Reorganized Debtor, any Estate, or property of any Debtor or Reorganized Debtor without the need for any objection by the Debtors or the Reorganized Debtors and without any further notice to or action, order, or approval of the Bankruptcy Court, and the Claim for the Cure shall be deemed fully satisfied, released and discharged, notwithstanding any amount or information included in the Schedules or a Proof of Claim filed prior to the entry of the Confirmation Order; provided, however, that nothing shall prevent the Debtors or the Reorganized Debtors, in their sole and absolute discretion, from making a Cure payment despite the failure of the relevant counterparty to file and timely serve such request for payment of such Cure. The Debtors or the Reorganized Debtors may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court. If and to the extent that the Debtors and a counterparty to an executory contract or unexpired lease have stipulated in writing to payment of the Cure, the Debtors will pay such Cure as agreed.
     If the Debtors or the Reorganized Debtors object to a Cure or any potential contractual obligation under any executory contract or unexpired lease that is assumed, the Bankruptcy Court shall determine the Allowed amount of such Cure and any such potential contractual obligation. If there is a dispute regarding (i) Cure, (ii) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of Section 365 of the Bankruptcy Code, or (iii) any other matter pertaining to assumption, Cure shall occur as soon as reasonably practicable following the entry of a Final Order resolving the dispute and/or approving the assumption (and, if applicable, assignment). The Debtors and Reorganized Debtors reserve the right to reject any executory contract or unexpired lease no later than fifteen (15) days after the later of (i) the Debtors or Reorganized Debtors and the counterparty to such executory contract or unexpired lease agree in writing to the amount of the Cure, or (ii) the entry of a Final Order establishing the Cure.
     The provisions of each executory contract or unexpired lease to be assumed pursuant to the Plan that are or may be in default shall be satisfied in a manner to be agreed to by the relevant Debtor or Reorganized Debtor. Pursuant to Section 365(b)(2)(D) of the Bankruptcy Code or otherwise, no Cure shall be allowed for a penalty rate or other form of default rate of interest.
     Any and all proofs of claim based upon executory contracts or unexpired leases that have been assumed in the Chapter 11 Cases or under the terms of the Plan shall be deemed disallowed and expunged.
     10. Rejected Executory Contracts and Unexpired Leases
     Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the rejection or conditional rejection of the executory contracts and unexpired leases to be rejected under the Plan as of the Effective Date, or as of a conditional rejection becoming final pursuant to Article VII.E.2 or Article VII.E.3 of the Plan, pursuant to Sections 365 and 1123 of the Bankruptcy Code. The rejection of the executory contracts or unexpired leases of any counterparty is not intended to be and shall not be construed as an indication of the unwillingness of the Debtors and Reorganized Debtors to do business with the counterparty, and the Debtors and Reorganized Debtors reserve the right to negotiate and enter into any contract or lease with any counterparty at any time without any further notice to or action, order, or approval of the Bankruptcy Court.
     Except as otherwise provided with respect to the Municipal Bond Leases, all executory contracts and unexpired leases to be rejected pursuant to the Plan shall be deemed automatically rejected in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, or such earlier date as the Debtors may have terminated their performance under such executory contract or unexpired lease, unless another effective date of rejection shall be set forth in the Plan Supplement for such executory contract or unexpired lease; provided, however, that the effective date of rejection for executory contracts or unexpired leases may be later than the Effective Date of the Plan.

     On or after the Effective Date, the Debtors and the Reorganized Debtors reserve their rights to initiate, file, prosecute, enforce, or litigate to judgment (and/or abandon, settle, compromise, release, or withdraw) any and all such Claims, rights, and Causes of Action, including, without limitation, such Claims, rights, and Causes of Action on account of indemnification, breach of confidentiality, breach of contract, and breach of express or implied warranty that they may have under any executory contract or unexpired lease, notwithstanding the rejection of such executory contract or unexpired lease.
     A non-Debtor party to an executory contract or unexpired lease whose executory contract or unexpired lease is being or has been rejected under the Plan may request that the Debtors assume such executory contract or unexpired lease by sending a written notice to the counsel to the Debtors, which notice shall include a waiver of any defaults (including payment defaults) and any right to any Cure under such executory contract or unexpired lease. The Debtors or the Reorganized Debtors may, in their sole and absolute discretion, assume such executory contract or unexpired lease without any further notice to or action, order, or approval of the Bankruptcy Court.
     All Proofs of Claim with respect to Claims arising from the rejection of executory contracts or unexpired leases pursuant to the Plan or otherwise, other than Municipal Bond Leases, if any, must be Filed with the Claims Agent and served upon counsel to the Debtors no later than thirty (30) days after the earliest of (i) the date of entry of an order of the Bankruptcy Court approving such rejection, (ii) the date of service of a notice that the executory contract or unexpired lease has been rejected, and (iii) the effective date of rejection. All Proofs of Claim with respect to Claims arising from the conditional rejection of Municipal Bond Leases pursuant to the Plan must be Filed with the Claims Agent and served upon counsel to the Debtors no later than thirty (30) days after a conditional rejection becoming final pursuant to Article VII.E.2 or Article VII.E.3 of the Plan. Any Proofs of Claim arising from the rejection of an executory contract or unexpired lease that are not timely Filed and served shall be disallowed automatically and shall be forever barred from assertion and shall not be enforceable against any Debtor or Reorganized Debtor, any Estate, or property of any Debtor or Reorganized Debtor without the need for any objection by the Debtors or the Reorganized Debtors and without any further notice to or action, order, or approval of the Bankruptcy Court, and the Claim for rejection of the executory contract or unexpired lease shall be deemed fully satisfied, released, and discharged, notwithstanding any amount or information included in the Schedules or a Proof of Claim filed prior to the entry of the Confirmation Order. Rejection of any executory contract pursuant to the Plan, or otherwise, shall not constitute a termination of pre-existing obligations owed to the Debtors. In particular, the Debtors, notwithstanding any state or non-bankruptcy law to the contrary, expressly reserve and do not waive any right to receive, or any continuing obligation of a contract counter-party to provide, warranties or continued maintenance obligations on goods previously purchased by the Debtors from contract counter-parties to rejected executory contracts.
     11. Modifications, Amendments, Supplements, Restatements, or Other Agreements
     Unless otherwise provided, each executory contract and unexpired lease that is assumed, whether or not such executory contract or unexpired lease relates to the use, ability to acquire, or occupancy of real property, shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease, and (ii) all executory contracts or unexpired leases appurtenant to the premises, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court or is otherwise rejected as part of the Plan.

     Modifications, amendments, supplements, and restatements to executory contracts and unexpired leases entered into before the Petition Date that have been executed by the Debtors during the Chapter 11 Cases, and actions taken in accordance therewith, (i) do not alter in any way the pre-petition nature of the executory contract or unexpired lease entered into before the Petition Date, or the validity, priority or amount of any Claims against the Debtors that may arise under such contracts and leases, (ii) are not and do not create a postpetition contract or lease, (iii) do not elevate to administrative expense priority any Claims of the counterparty to the executory contracts and unexpired leases against any of the Debtors, and (iv) do not entitle any entity to a Claim under any Section of the Bankruptcy Code on account of the difference between the terms of any executory contract or unexpired lease entered into before the Petition Date and modification, amendment, supplement, or restatement.
     12. Reservation of Rights
     Neither the exclusion nor inclusion of any contract or lease by the Debtors on any exhibit in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an executory contract or unexpired lease or that any Debtor or Reorganized Debtor, or their respective Affiliates, has any liability thereunder.
     Except as otherwise specifically provided for in the Plan, nothing in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Causes of Action, or other rights of the Debtors and the Reorganized Debtors under any executory or non-executory contract or any unexpired or expired lease.
     Except as otherwise specifically provided for in the Plan, nothing in the Plan shall increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors and the Reorganized Debtors under any executory or non-executory contract or any unexpired or expired lease.
     Notwithstanding any other provision of the Plan, the Debtors and Reorganized Debtors reserve the right to alter, amend, modify, or supplement any list of executory contracts, including, but not limited to, the list of “Assumed Executory Contracts and Unexpired Leases,” “Rejected Interline & Alliance Related Agreements, Revenue Related Agreements, and Intercompany Contracts,” the “Rejected Current Employment Agreements and Indemnification Obligations,” and the “Rejected Former Employment Agreements and Indemnification Obligations,” in the Plan Supplement at any time through and including thirty (30) days after the Effective Date.
     If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, then the Debtors shall have thirty (30) days following entry of a final non-appealable order resolving such dispute to alter their treatment of such contract or lease.
     13. Nonoccurrence of Effective Date
     In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting executory contracts or unexpired leases, including, without limitation, assuming or rejecting unexpired leases pursuant to Section 365(d)(4) of the Bankruptcy Code.
     14. Personnel Regulations Series 15
     To the extent that Personnel Regulations Series 15, the Debtors’ written personnel policies governing certain of their employees, is deemed to be an executory contract, notwithstanding the disclaimer that such document expressly provides that it does not create any contractual rights and can be modified at any time, the Debtors reject such agreement upon the Effective Date with all counterparties who are individuals. The Debtors shall issue a modified version of Personnel Regulations Series 15 as soon as reasonably practicable after the Effective Date. All Claims of any individual on account of the Personnel Regulations Series 15 and any similar regulations accruing prior to the Effective Date are deemed disallowed and expunged pursuant to the terms of the Plan.
G. Procedures for Treatment of Disputed, Contingent, and Unliquidated Claims Pursuant to the Plan
     1. Allowance of Claims and Interests
     Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim or Interest shall be Deemed Allowed, unless and until such Claim or Interest is Deemed Allowed pursuant to the Bankruptcy Code or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim or Interest. Except as expressly provided in the Plan or in any Final Order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), after Confirmation each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest as of Petition Date, including, without limitation, the Causes of Action referenced in Article VI.W of the Plan.
     2. Claims Administration Responsibilities
     The Reorganized Debtors or their designees shall have the responsibility for administering, disputing, objecting to, compromising, or otherwise resolving all Claims against and Interests in the Debtors. After the Effective Date, the Reorganized Debtors shall have the exclusive authority to, in their sole and absolute discretion, initiate, file, prosecute, enforce, abandon, settle, compromise, release, or withdraw, or litigate to judgment objections to Claims or Interests; administer Claims and Interests; and make distributions (if any) on account of Claims and Interests, all without any further notice to or action, order, or approval of the Bankruptcy Court. From and after the Effective Date, the Debtors and Reorganized Debtors may settle or compromise, in their sole and absolute discretion, any Disputed Claim or Interest without any further notice to or action, order, or approval of the Bankruptcy Court. From and after the Effective Date, the Reorganized Debtors or their designees shall have sole authority for administering and adjusting the claims register in the Chapter 11 Cases. The Reorganized Debtors or their designees may alter and otherwise adjust such claims register to reflect the Allowed or disallowed amounts of any Claims or Interests in the Chapter 11 Cases without any further notice to or action, order, or approval of the Bankruptcy Court.
     3. Estimation of Claims and Interests
     Except with respect to those Claims that are covered by the Bankruptcy Court’s previous order authorizing certain estimation procedures, which estimation procedures (as amended or modified) are specifically incorporated herein, the Debtors or the Reorganized Debtors, as applicable, may at any time, request that the Bankruptcy Court estimate any contingent, disputed, or unliquidated Claim or Interest pursuant to Section 502(c) of the Bankruptcy Code for any reason regardless of whether such Debtors or Reorganized Debtors have previously objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim or Interest at any time during the litigation of any objection to any Claim or Interest, including during the pendency of any appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent, disputed, or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim, and the relevant Debtor or Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. All of the aforementioned Claims or Interests and objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims and Interests may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court. Notwithstanding Section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to Section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of the estimation of such Claim unless the Holder of such Claim has filed a motion requesting the right to seek such reconsideration on or before twenty (20) days after the date such Claim is estimated.
     4. Adjustment to Claims Without Objection
     Any Claim that has been paid and/or satisfied pursuant to the terms of the Plan, or any Claim that has been amended or superceded, may be adjusted and/or expunged on the official claims register by the Claims Agent in the sole and absolute discretion of the Debtors or the Reorganized Debtors, as applicable, without a claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.
     5. Unsecured Retiree Convenience Class Claims
     Regardless of whether or not a Holder of an Unsecured Retiree Convenience Class Claim has filed a Proof of Claim, by not opting out of such Class, such Holder shall be deemed to have an Allowed Unsecured Retiree Convenience Class Claim against United in the amount reflected on such Holder’s Ballot; provided, however, that if a Holder of an Unsecured Retiree Convenience Class Claim opts out of the Unsecured Retiree Convenience Class, the Debtors reserve the right to dispute the validity and amount of the Holder’s Claim, and shall not be deemed to have agreed to the amount set forth on such Ballot. A Holder of an Unsecured Retiree Convenience Claim opting out of the Unsecured Retiree Convenience Class but who did not file a Proof of Claim prior to the applicable Bar Date shall be deemed to have an Other Unsecured Claim against United on account of such Claim in an unliquidated amount, subject to the Debtors’ above-stated reservation of rights to dispute the Claim.
     6. Disallowance of Claims
     Any and all Claims held by Entities from which property is recoverable under Section 542, 543, 550, or 553 of this title, or that is a transferee of a transfer avoidable under Section 522(f), 522(h), 544, (545, 547, 548, 549, or 724(a) of this title, shall be Deemed disallowed pursuant to Section 502(d) of the Bankruptcy Code, and Holders of such Claims may not vote to accept or reject the Plan or receive any distributions on account of such Claims, both consequences to be in effect until such time as such Causes of Action against that Entity have been settled or a Final Order with respect thereto has been entered and all sums due to the Debtors by that Entity have been turned over to the Debtors or the Reorganized Debtors, as applicable. Any and all Proofs of Claim Filed after the relevant Bar Date shall be disallowed and expunged for all purposes, and Holders of such Claims may not vote to accept or reject the Plan or receive any distributions on account of such Claims, unless such Creditors request on or before the Confirmation Hearing that the Bankruptcy Court deem such late claim as being timely filed pursuant to Bankruptcy Rule 9006. All Claims Filed after the relevant Bar Date that are (i) not deemed timely filed pursuant to Bankruptcy Rule 9006 on or before the Confirmation Hearing, or (ii) not the subject of a request that the Bankruptcy Court deem such late claim as being timely filed pursuant to Bankruptcy Rule 9006 as of the Confirmation Hearing shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court. All Claims filed on account of an Indemnification Obligation to a director, officer, or employee shall be deemed disallowed and expunged as of the Effective Date to the extent such Indemnification Obligation is assumed pursuant to this Plan without any further notice to or action, order, or approval of the Bankruptcy Court.

     7. Offer of Judgment
     Notwithstanding any limitations on the applicability of Federal Rule of Civil Procedure 68 and any other Bankruptcy Rules, the Debtors or the Reorganized Debtors, as applicable, are authorized to serve upon a Holder of a Claim or Interest an offer to allow judgment to be taken against the respective Debtor or Reorganized Debtor, as applicable, on account of such Claim or Interest, and Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the Holder of a Claim or Interest must pay the costs incurred by the Debtors or the Reorganized Debtors after the making of such offer, the Debtors or the Reorganized Debtors, as applicable, are entitled to setoff such amounts against the amount of any distribution to be paid to such Holder without any further notice to or action, order, or approval of the Bankruptcy Court.
     8. Amendments to Claims
     A Claim may be amended prior to the Confirmation Date only as agreed upon by the Debtors and the holder of such Claim, or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Code, the Bankruptcy Rules or applicable law. After the Confirmation Date except as provided in Article VII.J of the Plan, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court. Any such new or amended Claim filed after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtors, or the Reorganized Debtors, unless the Claim holder has obtained prior Bankruptcy Court authorization for the filing.
H. Provisions Governing Distributions
     1. Distributions for Claims and Interests Allowed as of the Effective Date
     Except as otherwise provided in the Plan, as may be ordered by the Bankruptcy Court, or as determined by the Debtors in their sole and absolute discretion, all distributions under the Plan shall be made on a Periodic Distribution Date.
     For purposes of determining the accrual of interest, dividends, or rights with respect to any other payment from and after the Effective Date, unless the terms of such securities set forth otherwise, the New Credit Facility and the New UAL Plan Securities shall be deemed issued as of the Effective Date, regardless of the date on which they are actually dated, authenticated, or distributed; provided, however, that the respective Reorganized Debtor shall withhold any actual payment or distribution until such distribution is made and no interest may accrue or otherwise be payable on any such withheld amounts.
     Unless otherwise specifically provided for in the Plan, the Confirmation Order, the DIP Facility, or a postpetition agreement in writing between the Debtors and a Holder of a Claim, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.
     The aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claim (to the extent thereof) and, thereafter, to the interest, if any, accrued thereon through the Effective Date.

     2. Distribution Agent
     The Distribution Agent shall make all distributions required pursuant to the Plan except with respect to a Holder of a Claim whose distribution is governed by an agreement and is administered by a Servicer, which distributions shall be deposited with the appropriate Servicer, who shall deliver such distributions to the Holders of Claims in accordance with the provisions of the Plan and the terms of the governing agreement.
     3. Delivery of Distributions in General
     Except as provided in Article IV.H.10 of the Plan, distributions to Holders of Allowed Claims and Allowed Interests shall be made to those Holders of such Allowed Claims and Allowed Interests of record as of the Distribution Record Date. Except as otherwise provided in the Plan, and notwithstanding any authority to the contrary, distributions to Holders of Allowed Claims shall be made by the Distribution Agent or the appropriate Servicer, as appropriate, in such Entity’s sole and absolute discretion by first class mail, postage prepaid, (a) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (b) to the signatory set forth on any of the Proofs of Claim or Interest filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim or Interest is filed or if the Debtors have been notified in writing of a change of address); (c) at the addresses set forth in any written notices of address changes delivered to the Distribution Agent after the date of any related Proof of Claim or Interest; (d) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Distribution Agent has not received a written notice of a change of address; (e) in the case of a Holder whose Claim is governed by an agreement and administered by a Servicer, at the addresses contained in the official records of such Servicer; or (f) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf. Except as provided in Article VI.V of the Plan, distributions to the various Classes of Claims pursuant to the Plan shall not be subject to levy, garnishment, attachment, or like legal process by any Holder of Claims, so that each Holder of Claims shall have and receive the benefit of the distributions in the manner set forth in the Plan. Neither the Debtors, the Reorganized Debtors, nor the Distribution Agent shall incur any liability whatsoever on account of any distributions so long as such distributions are made to Holders of Allowed Claims and Allowed Interests of record as of the Distribution Record Date or to Servicers, if applicable.
     4. Timing and Calculation of Amounts to be Distributed
     Subject to any reserves or holdback established pursuant to the Plan, on the appropriate Periodic Distribution Date or as soon as reasonably practicable thereafter, each Holder of an Allowed Claim against or Allowed Interest in the Debtors shall receive the distributions provided for Allowed Claims or Allowed Interests in the applicable Class as of such date. If and to the extent that there are Disputed Claims or Disputed Interests, distributions on account of such Disputed Claims or Interests shall be made pursuant to the provisions set forth in the Plan.
     5. Foreign Currency Exchange Rate
     As of the Effective Date, any Unsecured Claim asserted in currency(ies) other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate as of Monday, December 9, 2002, as quoted at 4:00 p.m., mid-range spot rate of exchange for the applicable currency as published in The Wall Street Journal, National Edition, on December 10, 2002.

     6. Minimum Distribution
     Fractional Securities; Fractional Dollars: Notwithstanding any other provision of the Plan, payments of fractions of shares of New UAL Common Stock shall not be made and shall be deemed to be zero. Notwithstanding any other provision of the Plan, the Distribution Agent shall not be required to make distributions or payments of fractions of dollars. Whenever any payment of Cash of a fraction of a dollar pursuant to the Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.
     De Minimis Distributions: Neither the Distribution Agent nor any Servicer shall have any obligation to make a distribution on account of an Allowed Claim from the New UAL Stock Reserve or otherwise if (i) the aggregate amount of all distributions authorized to be made from such New UAL Stock Reserve or otherwise on the Periodic Distribution Date in question is or has an economic value less than $10,000,000, except the final distribution, or (ii) if the amount to be distributed to the specific Holder of an Allowed Claim on the particular Periodic Distribution Date does not constitute a final distribution to such Holder and is or has an economic value less than $25.00.
     Undeliverable Distributions In General. If any distribution to a Holder of an Allowed Claim or Allowed Interest is returned to a Distribution Agent as undeliverable, no further distributions shall be made to such Holder unless and until such Distribution Agent is notified in writing of such Holder’s then-current address, at which time all currently due missed distributions shall be made to such Holder without interest. Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable, and shall not be supplemented with any interest, dividends, or other accruals of any kind. As soon as reasonably practicable, a Distribution Agent shall make all distributions that become deliverable.
     Reallocation and Reversion. All distributions under the Plan that are unclaimed for a period of six (6) months after distribution thereof shall be deemed unclaimed property under Section 347(b) of the Bankruptcy Code and revested in the Reorganized Debtors. Upon such revesting, the Claim of any Holder or its successors with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary. The provisions of the Plan regarding undeliverable distributions shall apply with equal force to distributions made pursuant to any Indenture or Certificate issued by the Debtors, notwithstanding any provision in such Indenture or Certificate to the contrary and notwithstanding any otherwise applicable escheat, abandoned, or unclaimed property law.
     7. Manner of Payment Pursuant to the Plan
     Any payment in Cash to be made pursuant to the Plan shall be made at the election of the Reorganized Debtor by check or by wire transfer.
     8. Time Bar to Payment
     Checks issued by the Distribution Agent (or Servicer, if applicable) on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Distribution Agent by the Holder of the relevant Allowed Claim with respect to which such check originally was issued, and shall be made on or before the later of: (i) the subsequent Periodic Distribution Date that is at least forty-five (45) days after such Claim becomes an Allowed Claim; or (ii) one-hundred and fifty (150) days after the date of issuance of such check. After such date, Claims for the reissuance of checks shall be discharged and forever barred, and the Reorganized Debtors shall retain all funds related thereto for distribution to the beneficiaries of the Reorganized Debtors in accordance with the terms of the Plan.

     9. Disputed Claims
a. Reserve of New UAL Common Stock
     On the Effective Date, the Reorganized Debtors shall maintain in reserve shares of New UAL Common Stock as the New UAL Stock Reserve. Nothing in the Plan shall require the Reorganized Debtors to establish reserves of New UAL Common Stock on account of agreements, programs, and plans set forth in Article VI.Q of the Plan, which agreements, programs, and plans shall remain in place after the Effective Date and which the Debtors shall continue to honor. The Distribution Agent shall withhold in the New UAL Stock Reserve any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the property initially withheld in the New UAL Stock Reserve, to the extent that such property continues to be withheld in the New UAL Stock Reserve at the time such distributions are made or such obligations arise, and such dividends, payments, or other distributions shall be held for the benefit of Holders of Disputed Claims whose Claims, if allowed, are entitled to distributions under the Plan. As Disputed Claims and Interests are Allowed, (a) the Distribution Agent shall distribute, in accordance with the terms of the Plan, New UAL Common Stock to Holders of Allowed Unsecured Claims, and (b) the New UAL Stock Reserve shall be adjusted. The amount of New UAL Common Stock withheld as a part of the New UAL Stock Reserve shall be equal to the number of shares the Reorganized Debtors determine is necessary to satisfy the distributions required to be made pursuant to the Plan when each Disputed Claim is ultimately determined to be an Allowed Claim or is disallowed. Notwithstanding anything in the applicable Holders’ Proof of Claim or otherwise to the contrary, the Holder of a Disputed Claim shall not be entitled to receive or recover a distribution under the Plan on account of a Claim in excess of the amount: (a) stated in the Holder’s Proof of Claim, if any, as of the Distribution Record Date; or (b) if the Claim is contingent or unliquidated as of the Distribution Record Date, the amount that the Debtors elect to withhold on account of such claim in the New UAL Stock Reserve. The Distribution Agent may (but is not required to) request estimation for any Disputed Claim that is contingent or unliquidated. Nothing in the Plan or Disclosure Statement shall be deemed to entitle the Holder of a Disputed Claim to postpetition interest on such Claim. For purposes of any post-Confirmation vote of New UAL Common Stock, the Distribution Agent or Servicer, as applicable, shall be deemed to have voted any New UAL Common Stock held in the New UAL Stock Reserve in the same proportion as all outstanding shares properly cast in such post-Confirmation vote.
b. Tax Reporting Matters
     Subject to definitive guidance from the IRS or the courts to the contrary (including the receipt by the Reorganized Debtors of a private letter ruling if the Reorganized Debtors so request one or the receipt of an adverse determination by the IRS upon audit, if not contested by the Reorganized Debtors), the Reorganized Debtors shall treat the New UAL Stock Reserve as a single trust, consisting of separate and independent shares to be established with respect to each Disputed Claim, in accordance with the trust provisions of the Internal Revenue Code, 26 U.S.C. §§ 641 et seq., and, to the extent permitted by law, shall report consistently with the foregoing for federal, state, and local tax purposes. All Holders of Unsecured Claims shall report, for federal, state, and local tax purposes, consistently with the foregoing. In addition, the Reorganized Debtors are hereby authorized, on behalf of the Holders of Claims and Interests, to request an expedited determination of tax liability pursuant to Section 505(b) of the Bankruptcy Code for all taxable periods of the New UAL Stock Reserve ending after the Effective Date through the termination of the New UAL Stock Reserve in accordance with the Plan.
c. Payments and Distributions on Disputed Claims and Interests
     Notwithstanding any provision in the Plan to the contrary, except as otherwise agreed by a Debtor or Reorganized Debtor (for Claims against the Reorganized Debtors), no partial payments and no partial distributions shall be made with respect to a Disputed Claim or Interest until the resolution of all such disputes in connection with such Disputed Claim by settlement or Final Order. On the Periodic Distribution Date that is no less than thirty (30) calendar days after the Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest, the Holder of such Allowed Claim or Allowed Interest shall receive all payments and distributions to which such Holder is then entitled pursuant to the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim and a Disputed Claim (or an Allowed Interest and a Disputed Interest) shall not receive the appropriate payment or distribution on the Allowed Claim (or Allowed Interest) except as otherwise agreed to by such Debtor or Reorganized Debtor, as applicable, unless and until all objections to the Disputed Claim or Disputed Interest have been withdrawn or resolved by settlement or Final Order and the Claims or Interests have been allowed. In the event that there are Disputed Claims or Interests requiring adjudication and resolution, the Debtors and Reorganized Debtors reserve the right to establish appropriate reserves for potential payment of such Claims or Interests. Subject to Article IX.A of the Plan, all distributions made pursuant to the Plan on account of an Allowed Claim shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Holders of Allowed Claims included in the applicable Class.
d. Compliance Matters
     In connection with the Plan, to the extent applicable, each Debtor, each Reorganized Debtor, and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Each Debtor, each Reorganized Debtor, and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements. For tax purposes, distributions received with respect to Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.
     10. Surrender of Canceled Instruments or Securities
     On or before the Effective Date, or as soon as reasonably practicable thereafter, and except as otherwise expressly agreed by the Debtors and applicable Holders, each Holder of a Certificate shall surrender such Certificate to the Distribution Agent, or, with respect to indebtedness that is governed by an agreement and administered by a Servicer, the respective agreement with the Servicer, and such Certificate shall be cancelled solely with respect to the Debtors and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such instruments; provided, however, that Article IX.G of the Plan shall not apply to any Claims or Interests Reinstated pursuant to the terms of the Plan. No distribution of property pursuant to the Plan shall be made to or on behalf of any such Holder unless and until such Certificate is received by the Distribution Agent or the respective Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Distribution Agent or the respective Servicer pursuant to the provisions of Article IX.I of the Plan. Any Holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity acceptable to the Distribution Agent or the respective Servicer prior to the first anniversary of the Effective Date, shall: (i) have its Claim or Interest discharged; (ii) be forever barred from asserting any such Claim or Interest against the relevant Reorganized Debtor or its property; (iii) be deemed to have forfeited all rights, Claims, and Interests with respect to such Certificate; and (iv) not participate in any distribution under the Plan, and all property with respect to such forfeited distribution, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors, notwithstanding any federal or state escheat laws to the contrary.

     11. Services of Indenture Trustees, Agents and Servicers
     The services, with respect to consummation of the Plan, of Servicers under the relevant agreements that govern the rights of Creditors shall be as set forth elsewhere in this Plan, and the Reorganized Debtors shall reimburse any Servicers for reasonable and necessary services performed by it (including reasonable attorneys’ fees) as contemplated by, and in accordance with, this Plan, without the need for filing an application with, or approval by, the Bankruptcy Court.
     12. Lost, Stolen, Mutilated, or Destroyed Debt Securities
     Any Holder of Allowed Claims or Interests evidenced by a Certificate that has been lost, stolen, mutilated, or destroyed shall, in lieu of surrendering such Certificate, deliver to the Distribution Agent: (i) an affidavit of loss acceptable to the Distribution Agent setting forth the unavailability of the Certificate; and (ii) such additional indemnity as may reasonably be required by the Distribution Agent to hold the Distribution Agent harmless from any damages, liabilities, or costs incurred in treating such Holder as a Holder of an Allowed Claim. Upon compliance with this procedure by a Holder of an Allowed Claim or Interest evidenced by such a lost, stolen, mutilated, or destroyed Certificate, such Holder shall, for all purposes pursuant to the Plan, be deemed to have surrendered such Certificate.
     13. Claims Paid or Payable by Third Parties
a. Claims Paid by Third Parties
     To the extent a Creditor (i) receives a distribution on account of a Claim, and (ii) receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Creditor shall, within thirty-days of receipt thereof, repay and/or return the distribution to the applicable Reorganized Debtor; provided, however, that to the extent the non-debtor party making the payment is subrogated to the Creditor’s Claim, the non-debtor party shall have a thirty day grace period to notify the Claims Agent of such subrogation rights. To the extent the Creditor’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of the Claim as of the date of any such distribution under the Plan. A Creditor’s failure to timely repay and/or return such distribution shall result in the Creditor owing the applicable Reorganized Debtor an additional one percent (1%) of such amount owed for each Business Day after the thirty-day grace period specified above until the amount is repaid.
b. Claims Payable by Third Parties
     The Claims Agent shall reduce in full or part a Claim on the official claims register, without a claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Creditor receives payment on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. To the extent that one or more of the Debtors’ insurers agrees to satisfy a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged (to the extent of any agreed upon satisfaction) on the official claims register by the Claims Agent without a claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

I. Effect of Confirmation of the Plan
     1. Findings of Fact and Conclusions of Law
     Upon entry of the Confirmation Order, the Bankruptcy Court shall be deemed to have made and issued pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014, certain findings of fact and conclusions of law as though made after due deliberation and upon the record at the Confirmation Hearing. Any and all findings of fact in the Plan shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law in the Plan shall constitute conclusions of law even if they are stated as findings of fact.
     As set forth in Article X.A of the Plan, Confirmation of the Plan shall mean that the Debtors, as proponents of the Plan, have met their burden of proving the elements of Sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard in the Bankruptcy Court. The Bankruptcy Court also finds that the Debtors have satisfied the elements of Section 1129(a) and 1129(b) of the Bankruptcy Code by clear and convincing evidence.
     2. Discharge of Claims and Termination of Interests
     Pursuant to Section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in the Confirmation Order, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), of Claims and Causes of Action of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights, and Interests, including, without limitation, demands, liabilities, and Causes of Action that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Confirmation Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (i) a Proof of Claim or Interest based upon such debt, right, or Interest is Filed or deemed Filed pursuant to Section 501 of the Bankruptcy Code, (ii) a Claim or Interest based upon such debt, right, or Interest is allowed pursuant to Section 502 of the Bankruptcy Code, or (iii) the Holder of such a Claim, right, or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims against, liabilities of, and Interest in the Debtors, subject to the Effective Date occurring.
     3. Subordinated Claims
     The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and/or conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, Section 510(b) of the Bankruptcy Code or otherwise. Pursuant to Section 510 of the Bankruptcy Code, the Debtors reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

     4. Compromise and Settlement of Claims and Controversies
     Pursuant to Section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims or controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim may have with respect to any Allowed Claim, or any distribution to be made on account of such an Allowed Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims or controversies, and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors, their estates, and Holders of Claims and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order, or approval of the Bankruptcy Court, the Debtors may compromise and settle Claims against them and Causes of Action against other Entities, in their sole and absolute discretion, and after the Effective Date, such right shall pass to the Reorganized Debtors.
     5. Final Resolution of Reserved Rights
     Notwithstanding any asserted or prior reservations of rights, on the Effective Date, any and all objections to or reservations of rights to object to, the Claims and distributions provided for under the Section 1113 Restructuring Agreements, the PBGC Settlement Agreement, or the SAM Distribution, or any other distribution provided for under the Plan shall be deemed to have been overruled, and any and all parties in interest are forever barred from objecting to or challenging any such distributions; provided, however, that nothing in this paragraph shall extinguish an objection or challenge pending as of the Effective Date.
     6. Releases by the Debtors
     Pursuant to Section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or the Plan Supplement, for good and valuable consideration, including the service of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, on and after the Effective Date, the Released Parties are deemed released and discharged by the Debtors, the Reorganized Debtors, and the Estates from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including, without limitation, any derivative Claims asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtors, the Reorganized Debtors, the Estates, or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Person or Entity, based upon or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtor, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan and Disclosure Statement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or upon any other occurrence taking place on or before the Effective Date other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes a failure to perform the duty to act in good faith, with the care of an ordinarily prudent person and in a manner the Released Party reasonably believed to be in the best interests of the corporation (to the extent such duty is imposed by applicable non-bankruptcy law) where such failure to perform constitutes willful misconduct or gross negligence.

     7. Exculpation
     Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Exculpated Claim, except for gross negligence or willful misconduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys) have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the securities pursuant to the Plan, and therefore are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.
     8. Releases by Holders of Claims and Interests
     On and after the Effective Date, Holders of Claims and Interests (a) voting to accept the Plan, or (b) abstaining from voting on the Plan and electing not to opt out of the release contained in this paragraph, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged the Released Parties from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Debtors’ Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor, any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan and Disclosure Statement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes a failure to perform the duty to act in good faith, with the care of an ordinarily prudent person and in a manner the Released Party reasonably believed to be in the best interests of the corporation (to the extent such duty is imposed by applicable non-bankruptcy law) where such failure to perform constitutes willful misconduct or gross negligence.
     9. Chicago Municipal Bond Release
     Pursuant to the Chicago Municipal Bond Settlement Order and the Chicago Municipal Bond Settlement Agreement, on and after the Effective Date, the Chicago Municipal Bond Released Parties, including but not limited to the Trustees and the Designated Holders (as those terms are defined in the Chicago Municipal Bond Settlement Agreement) shall be conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, of any Person or Entity, including the Holders (as defined under the Chicago Municipal Bond Settlement Agreement) (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Chicago Municipal Bond Agreements, the Chicago Municipal Bond Settlement Agreement, that certain Amended and Restated Airport Use Agreement and Terminal Facilities Lease dated as of January 1, 1985 between the City of Chicago and United, and any other agreement relating to the Chicago Municipal Bonds other than Claims or liabilities arising out of or relating to any act or omission of a Chicago Municipal Bond Released Party that constitutes willful misconduct or gross negligence.
     10. Injunction
     Except as otherwise expressly provided in the Plan or for obligations issued pursuant to the Plan, all Entities who have held, hold, or may hold Claims against or Interests in the Debtors or against the Released Parties and Exculpated Parties are permanently enjoined, from and after the Effective Date, from: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claim against or Interest in the Reorganized Debtors, the Exculpated Parties, the Released Parties, any statutory committee or members thereof, and the employees, agents, and professionals of each of the foregoing (acting in such capacity); (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree or order against those Entities listed in subparagraph (i) above on account of or in connection with or with respect to any such Claim against or Interest in the Reorganized Debtors, the Exculpated Parties, the Released Parties, any statutory committee or members thereof, and the employees, agents, and professionals of each of the foregoing (acting in such capacity); (iii) creating, perfecting, or enforcing any encumbrance of any kind against those Entities listed in subparagraph (i) above, or the property or estates of those Entities listed in subparagraph (i) above on account of or in connection with or with respect to any such Claim against or Interest in the Reorganized Debtors, the Released Parties, the Exculpated Parties, any statutory committee or members thereof, and the employees, agents, and professionals of each of the foregoing (acting in such capacity); (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from those Entities listed in subparagraph (i) above or against the property or Estates of those Entities listed in subparagraph (i) above on account of or in connection with or with respect to any such Claim against or Interest in the Reorganized Debtors, the Exculpated Parties, the Released Parties, any statutory committee or members thereof, and the employees, agents, and professionals of each of the foregoing (acting in such capacity) unless such Holder has filed a motion requesting the right to perform such setoff on or before the Confirmation Date, and notwithstanding an indication in a Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to Section 553 of the Bankruptcy Code or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claim against or Interest in the Reorganized Debtors, the Released Parties, the Exculpated Parties any statutory committee or members thereof, and the employees, agents, and professionals of each of the foregoing (acting in such capacity) released or settled pursuant to the Plan.
     11. Protection Against Discriminatory Treatment
     Consistent with Section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including, without limitation, Governmental Units, shall not discriminate against the Debtors or the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Debtors or the Reorganized Debtors, or another Entity with whom such Debtors or Reorganized Debtors has been associated, solely because any of the Debtors or the Reorganized Debtors is or has been a debtor under Chapter 11, has been insolvent before the commencement of the Chapter 11 Cases, or during the Chapter 11 Cases but before the Debtor or the Reorganized Debtor is granted or denied a discharge, or has not paid a debt that is dischargeable in the Chapter 11 Cases.
     12. Setoffs
     Except as otherwise expressly provided for in the Plan, each Debtor and Reorganized Debtor, as applicable, pursuant to the Bankruptcy Code (including, without limitation, Section 553 of the

Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may setoff against any Allowed Claim or Interest and the distributions to be made pursuant to the Plan on account of such Allowed Claim or Interest (before any distribution is made on account of such Allowed Claim or Interest), any Claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim or Interest, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim or Interest pursuant to the Plan shall constitute a waiver or release by such Debtor or Reorganized Debtor of any such Claims, rights, and Causes of Action that such Debtor or Reorganized Debtor may possess against such Holder. In no event shall any Holder of Claims or Interests be entitled to setoff any Claim or Interest against any Claim, right, or Cause of Action of the Debtor or the Reorganized Debtor, unless such Holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to Section 553 or otherwise.
     13. Recoupment
     In no event shall any Holder of Claims or Interests be entitled to recoup any Claim or Interest against any Claim, right, or Cause of Action of the Debtor or the Reorganized Debtor, unless such Holder has performed such recoupment on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.
     14. Release of Liens
     Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article IX of the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be deemed fully released, discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Debtor and its successors and assigns.
     15. Tax Escrow
     Upon the Effective Date, LaSalle Bank National Association is authorized and directed to disburse all funds in the Tax Escrow Account to Reorganized United for use in Reorganized United’s general operations, and once such disbursement is made, the Tax Escrow Agreement shall terminate, all without any notice to parties-in-interest and without any further notice to or action, order, or approval of the Bankruptcy Court.
     16. Document Retention
     On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their current document retention policy; provided, however, that the Debtors and Reorganized Debtors reserve the right to alter, amend, modify, or supplement such policy in the ordinary course of business.

     17. Reimbursement or Contribution
     If the Court disallows a Claim for reimbursement or contribution of an entity pursuant to Section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed notwithstanding Section 502(j) of the Bankruptcy Code, unless prior to the Effective Date: (i) such Claim has been adjudicated as noncontingent; or (ii) the relevant Creditor has Filed a noncontingent Proof of Claim on account of such Claim and has requested a determination from the Court that such Claim is no longer contingent.
     18. Special Tax Provisions
     Section 346 of the Bankruptcy Code shall apply to any taxes that may potentially result from, or may be related to, the events, transactions and occurrences of the Plan and these Cases.
     19. Ownership and Control
     The Consummation of the Plan shall not constitute a change of ownership or change in control, as such terms are used in any statute, regulation, contract or agreement, including, but not limited to, any employment, severance or termination, or insurance agreements, in effect on the Effective Date and to which either of the Debtors is a party or under any applicable law of any applicable Governmental Unit. Notwithstanding the foregoing, the Debtors and Reorganized Debtors reserve the right to selectively waive this provision of the Plan.
     20. Return of Deposits
     All utilities that received a deposit during these Cases, including, without limitation, gas, electric, telephone, and sewer, shall return such Deposits to the Debtors and/or the Reorganized Debtors, as the case may be, either by setoff against postpetition indebtedness or by cash refund, within 45 days following the Effective Date.
     All deposits made during these Cases to American Express, including, without limitation, any deposits made to secure the Debtors’ obligations related to credit card arrangements, shall be returned to the Debtors and/or Reorganized Debtors, as the case may be, by cash refund, within 7 days following the Effective Date.
     21. References to Plan Provisions
     The failure specifically to include or to refer to any particular provision of the Plan in the Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Bankruptcy Court that the Plan be confirmed in its entirety.
     22. Confirmation of Less than All Subplans
     In the event that the Bankruptcy Court does not order substantive consolidation, the Debtors may seek confirmation of any or all Subplans, but the Debtors’ inability to confirm any Subplan or the Debtors’ election to withdraw any Subplan shall not impair the confirmation of any other Subplan or the consummation of any such Subplan. In the event that the Bankruptcy Court does not confirm the UAL Subplan, the Debtors reserve the right to incorporate a new UAL Corporation after the Effective Date as the Debtors’ holding company to replace UAL.

J. Allowance And Payment Of Certain Administrative Claims
     1. DIP Facility Claim
     On the Effective Date, the DIP Facility Claim shall be allowed in an amount to be agreed upon by the Debtors and the DIP Lenders, and all obligations of the Debtors pursuant to the DIP Facility shall be paid in full in Cash on the Effective Date. Upon compliance with the foregoing sentence, all Liens and security interests granted to secure such obligations shall be deemed cancelled and shall be of no further force and effect. To the extent that the DIP Lenders or the DIP Facility Agent have filed or recorded publicly any Liens and/or security interests to secure the Debtors’ obligations pursuant to the DIP Facility, the DIP Lenders or the DIP Facility Agent, as applicable, shall perform all acts required and/or requested by the Debtors or the Reorganized Debtors to cancel and/or extinguish such publicly filed Liens and/or security interests.
     2. Professional Claims
     Final Fee Applications. All final requests for payment of Claims of a Professional shall be filed no later than forty-five (45) days after the Confirmation Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Final Orders of the Bankruptcy Court, the Allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court.
     Payment of Interim Amounts. Except as otherwise provided for in the Plan and subject to Article XI.B.1 of the Plan, Professionals shall be paid pursuant to the Interim Compensation Order.
     Professional Fees Through Confirmation. Professional fee claims for periods through confirmation shall be paid within 30 days after allowance.
     Post-Effective Date Fees and Expenses. From and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay the reasonable legal, professional, or other fees and expenses incurred by the Reorganized Debtors related to implementation and consummation of the Plan. Upon the Confirmation Date, any requirement that Professionals comply with Sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.
     3. Substantial Contribution Compensation and Expenses Bar Date
     Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to Sections 503(b)(3), (4), and (5) of the Bankruptcy Code must file an application with the Bankruptcy Court and serve such application on counsel for the Debtors and as otherwise required by the Bankruptcy Court, the Bankruptcy Code, and the Case Management Procedures on or before the Administrative Claim Bar Date or be forever barred from seeking such compensation or expense reimbursement.
     4. Other Administrative Claims
     All requests for payment of an Administrative Claim (other than as set forth in Article XI.B of the Plan and subject to the final sentence of Article XI.D of the Plan) must be filed with the Claims Agent and served upon counsel to the Debtors on or before the Administrative Claim Bar Date. Any request for payment of an Administrative Claim pursuant to Article XI.D of the Plan that is not timely Filed and served shall be disallowed automatically without the need for any objection by the Debtors or the Reorganized Debtors. The Reorganized Debtors, in their sole and absolute discretion, may settle any Administrative Claim or pay any Administrative Claim in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim, which previously has been Allowed by Final Order of the Bankruptcy Court.
K. Conditions Precedent To Confirmation And Consummation Of The Plan
     1. Conditions to Confirmation
a. The Bankruptcy Court shall have entered a Confirmation Order, in form and substance acceptable to the Debtors, in their sole and absolute discretion, approving the Disclosure Statement with respect to the Plan as containing adequate information within the meaning of Section 1125 of the Bankruptcy Code.
b. The most current version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed in form and substance acceptable to the Debtors, in their sole and absolute discretion.
c. The proposed Confirmation Order shall be in form and substance acceptable to the Debtors, in their sole and absolute discretion.
     2. Conditions Precedent to Consummation:
a. The Bankruptcy Court shall have entered one or more Final Orders (which may include the Confirmation Order) authorizing the assumption and rejection of executory contracts and unexpired leases by the Debtors as contemplated by Article VII of the Plan.
b. The New Credit Facility shall have been executed and delivered by all of the Entities that are parties thereto, and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof, and funding pursuant to the New Credit Facility shall have occurred.
c. The Confirmation Order shall have become a Final Order in form and substance acceptable to the Debtors, in their sole and absolute discretion.
d. The most current version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed in form and substance acceptable to the Debtors, in their sole and absolute discretion.
e. The Confirmation Date shall have occurred.
f. The board of directors of Reorganized UAL shall have been selected.

     3. Waiver of Conditions Precedent
     The Debtors, in their sole and absolute discretion, may waive any of the conditions to Confirmation of the Plan and/or Consummation of the Plan set forth in Article XII of the Plan at any time, without any notice to parties-in-interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm and/or consummate the Plan; provided, however, that prior to any such waiver, the Debtors shall consult with the Creditors’ Committee with regard to such waiver. The failure to satisfy or waive any condition to the Confirmation or Consummation Date may be asserted by the Debtors, in their sole and absolute discretion, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors in their sole and absolute discretion). The failure of the Debtors, in their sole and absolute discretion, to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time. Nothing in this paragraph shall limit or alter in any manner the rights or obligations of the Debtors under the Chicago Municipal Bond Settlement Agreement.
     4. Effect of Non-Occurrence of Conditions to Consummation
     If, after one (1) year, the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtor or any other Entity; (ii) prejudice in any manner the rights of such Debtor or any other Entity; or (iii) constitute an admission, acknowledgment, offer, or undertaking of any sort by such Debtor or any other Entity.
     5. Satisfaction of Conditions Precedent to Confirmation
     Upon entry of a Confirmation Order, each of the conditions precedent to Confirmation of the Plan, as set forth in Article XII.A of the Plan, shall be deemed to have been satisfied or waived in accordance with the Plan.
     6. Likelihood of Satisfaction of Conditions Precedent to Consummation
     Each of the conditions precedent to Consummation of the Plan, as set forth in Article XII.A of the Plan, is reasonably likely to be satisfied.
L. Modification, Revocation Or Withdrawal Of The Plan
     1. Modification and Amendments
     Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, each of the Debtors expressly reserves its respective rights to alter, amend, modify, revoke, or withdraw the Plan or any Subplan with respect to such Debtor, one or more times, prior to the Plan’s substantial consummation. The Debtors reserve the exclusive right to alter, amend, or modify the Plan, any Subplan, the Plan Supplement, or any exhibits included therein at any time prior to entry of the Confirmation Order. After the entry of the Confirmation Order and prior to Consummation of the Plan, the Debtors or the Reorganized Debtors, as applicable, may initiate proceedings in the Bankruptcy Court to amend or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

     Modifications of or amendments to the Plan Supplement may be Filed with the Bankruptcy Court any time prior to entry of the Confirmation Order. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article XIII of the Plan. Upon its Filing, the Plan Supplement may be inspected: (i) in the office of the clerk of the Bankruptcy Court or its designee during normal business hours; (ii) at the Bankruptcy Court’s website at http://www.ilnb.uscourts.gov; and (iii) at the Debtors’ private website at http://www.pd-ual.com. The documents contained in the Plan Supplement are an integral part of the Plan and shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.
     2. Effect of Confirmation Order on Modifications
     Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation are approved pursuant to Section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Rule 3019.
     3. Revocation or Withdrawal of Plan
     The Debtors reserve the right to revoke or withdraw the Plan or any Subplan prior to the Confirmation Date and to file subsequent plans of reorganization. If a Debtor revokes or withdraws the Plan or any Subplan, or if Confirmation or Consummation does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (iii) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtor or any other Entity; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by such Debtor or any other Entity.
M. Retention Of Jurisdiction
     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan as legally permissible pursuant to Sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation, jurisdiction to:
     1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority, Secured or Unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or Unsecured status, priority, amount, or allowance of Claims or Interests;
     2. Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Confirmation Date;
     3. Resolve any matters related to (a) the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Cure or Claims arising therefrom, including, without limitation, Cure or Claims pursuant to Section 365 of the Bankruptcy Code, (b) any potential contractual obligation under any executory contract or unexpired lease that is assumed, (c) the Debtors or Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article VII of the Plan, any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;
     4. Ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan;
     5. Adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;
     6. Adjudicate, decide, or resolve any and all matters related to Causes of Action;
     7. Adjudicate, decide, or resolve any and all matters related to Section 1141 of the Bankruptcy Code;
     8. Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;
     9. Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Person’s obligations incurred in connection with the Plan;
     10. Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan, except as otherwise provided in the Plan;
     11. Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunction, and other provisions contained in Article IX of the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunction, and other provisions;
     12. Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to (a) the repayment and/or return of the distributions and (b) the recovery of additional amounts owed by the Creditor for amounts not timely repaid pursuant to Article IX.J.1 of the Plan;
     13. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;
     14. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;
     15. Enter an order and/or Final Decree concluding or closing the Chapter 11 Cases;
     16. Adjudicate any and all disputes arising from or relating to the distribution or retention of the New UAL Plan Securities, Cash, or other consideration pursuant to the Plan;
     17. Hear and determine any and all objections to the allowance of Claims and Interests and the estimation of Claims, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and to allow or disallow any Claim or Interest, in whole or in part;

     18. Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Final Order of the Bankruptcy Court, including, without limitation, the Confirmation Order;
     19. Determine requests for the payment of Claims entitled to priority pursuant to Section 507 of the Bankruptcy Code, including compensation and reimbursement of expenses of Entities entitled thereto;
     20. Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of any Postpetition Aircraft Agreement;
     21. Hear and determine matters arising out of, related to, or concerning the Section 1113 Restructuring Agreements and any related documents, the distributions and consideration called for in the Section 1113 Restructuring Agreements and any related documents, or the Debtors’ restructuring of its labor and pension costs;
     22. Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;
     23. Hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;
     24. Hear any other matter not inconsistent with the Bankruptcy Code;
     25. Hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;
     26. Enforce all orders previously entered by the Bankruptcy Court; and
     27. Consider any request for relief pursuant to Title IV of the Employee Retirement Income Security Act or Section 1113 of the Bankruptcy Code as set forth in Article VII.F.2 of the Plan.
N. Miscellaneous Provisions
     Certain additional miscellaneous information regarding the Plan and the Chapter 11 Cases is set forth below.
     1. Immediate Binding Effect
     Subject to Article XII.B of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(g) or 7062, or otherwise, immediately upon the entry of the Confirmation Order, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are impaired under the Plan or whether the Holders of such Claims or Interests accepted or are deemed to have accepted the Plan), all entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan or herein, each Person acquiring property under the Plan, and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors.

     2. Additional Documents
     On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors, Reorganized Debtors, and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.
     3. Payment of Statutory Fees
     All fees payable pursuant to Section 1930(a) of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to Section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed or closed, whichever occurs first.
     4. Post-Effective Date Committees
a. Dissolution of Committees : Upon the Effective Date, all statutory committees appointed in the Chapter 11 Cases shall dissolve automatically, except with respect to applications for Professional Claims, and members shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code.
b. Plan Oversight Committee
     (i) Plan Oversight Committee Existence: On the Effective Date, the Creditors’ Committee shall be dissolved, all existing members of the Creditors’ Committee shall be released and discharged from office, and there shall be created the Plan Oversight Committee, which shall be deemed a successor-in-interest to the Creditors’ Committee for all purposes and which shall be subject to the jurisdiction of the Bankruptcy Court.
     (ii) Plan Oversight Committee Membership
(a)	The Plan Oversight Committee shall consist of three members who are unsecured creditors of the Debtors, selected by the Creditors’ Committee. The Creditors’ Committee shall notify the Debtors, in writing, of the identities of the three members of the Plan Oversight Committee at least five (5) business days prior to the Confirmation Hearing.

(b)	In the event any member of the Plan Oversight Committee assigns all or substantially all of its Claim or releases the Debtors from any further distribution on its Claim, such assignment or release shall constitute the resignation by such member from the Plan Oversight Committee, unless otherwise agreed to by the Reorganized Debtors and each remaining member of the Plan Oversight Committee. In the event of a resignation or removal of a member of the Plan Oversight Committee for any reason, a replacement shall be designated by the remaining members of the Plan Oversight Committee. If the Reorganized Debtors object to the selection of the initial or replacement members of the New Committee, they may apply to the Bankruptcy Court for appropriate relief, and pending a determination by the Bankruptcy Court, the proposed members shall not be given access to the confidential or proprietary information concerning the Reorganized Debtors.
     (iii) Plan Oversight Committee Governance: Except as otherwise provided in Article XV.D.2, the Plan Oversight Committee shall have the power to adopt rules of procedure and may choose one of its members to act as chairman. The Plan Oversight Committee shall act by majority vote of its members.
     (iv) Plan Oversight Committee Standing in the Bankruptcy Case: The Plan Oversight Committee’s post-Effective Date standing and participation is limited to the following Bankruptcy Court proceedings:
(a)	any appeal from or motion related to the Confirmation Order;

(b)	matters related to proposed modifications or amendments to the Plan;

(c)	all applications for allowance of compensation to professional persons;

(d)	any action to enforce, implement or interpret the Plan;

(e)	any claim objection to the extent the Committee has objected to such claim pursuant to Article XVI.e of the Plan; and

(f)	such other matters as may be agreed upon in advance and in writing by the Reorganized Debtors in their sole and absolute discretion and the Plan Oversight Committee.
     (v) Claims Objections, Avoidance Actions, and Other Matters
(a)	The Reorganized Debtors shall periodically report to and consult with the Plan Oversight Committee concerning:
(1)	the status of reconciliations, objections, resolutions, and settlement of claims (including without limitation administrative and cure claims) and procedures therefor;

(2)	reserves established on account of such claims;

(3)	distributions on account of such claims; and

(4)	the status of any Avoidance Actions.
(b)	The Plan Oversight Committee may request that the Reorganized Debtors object to any particular Claim with a face amount in excess of $1,000,000, failing which the Plan Oversight Committee, for good cause shown and after giving the Reorganized Debtors a reasonable period of time of at least 90 days and opportunity to object, may file a motion seeking to commence such an objection on behalf of the estate, and the Reorganized Debtors shall cooperate in all reasonable respects in connection with the foregoing; provided, however, that the Plan Oversight Committee shall be barred from objecting to any Claim previously settled between the Reorganized Debtors and the respective Creditor. The Plan Oversight Committee shall have no liability to any party for any action or omission to act with respect to Claims.

(c)	The Reorganized Debtors shall report to and consult with the Plan Oversight Committee regarding the Reorganized Debtors’ decision to alter the treatment (i.e., from assume to reject and vice versa) of an executory contract or unexpired lease after the Confirmation Date.

(d)	The rights and powers of the Plan Oversight Committee are strictly limited to those matters expressly enumerated in Article XV.D.2 and such rights and powers may only be exercised in a manner consistent with the terms and conditions set forth therein. Accordingly, nothing in Article XV.D.2 of the Plan (nor in any other section of the Plan) shall confer on the Plan Oversight Committee the right to intervene in the claims objection, avoidance action, or other proceedings in any way related to the Plan or the administration of the Post-Confirmation Estate under Section 1109 of the Bankruptcy Code, Bankruptcy Rule 7024, or otherwise. The Plan Oversight Committee may not seek leave of court to expand its role beyond that set forth in Article XV.D.2 of the Plan without the prior written consent of the Reorganized Debtors, which may be withheld in the Reorganized Debtors’ sole and absolute discretion.
     (vi) Plan Oversight Committee Compensation, Expense Reimbursement, and Professional Representation
(a)	Plan Oversight Committee Member Expense Reimbursement: The members of the Plan Oversight Committee shall serve without compensation, but they shall be reimbursed by the Reorganized Debtors for their reasonable and necessary out of pocket expenses incident to the performance of their duties within 30 days of their submission of a detailed invoice, without further order of Court. In the event that the Reorganized Debtors or the Plan Oversight Committee objects to the amount of expenses requested by a member to be reimbursed, the Reorganized Debtors shall pay any undisputed portion and the objecting party shall file an objection to the balance with the Bankruptcy Court, which shall determine the amount to be paid.

(b)	Professional Compensation: The Plan Oversight Committee may retain such attorneys, accountants and other professionals as are reasonable and necessary to assist the Plan Oversight Committee in the performance of its duties; provided, however, that the Plan Oversight Committee shall provide the Reorganized Debtors with five (5) business days advance notice of any such retention. Such professionals shall be compensated and reimbursed by the Reorganized Debtors for their reasonable fees and necessary out of pocket expenses that are consistent with the budget established below within 30 days of their submission of detailed invoices, without further order of Court. In the event that the Reorganized Debtors or the Plan Oversight Committee objects to the amount of fees and/or expenses sought by Committee’s professionals, the Reorganized Debtors shall pay any undisputed portion and the objecting party shall file an objection to the balance with the Bankruptcy Court, which shall determine the amount to be paid.

(c)	Budget: On or before the confirmation of the Plan, and the first day of every quarter thereafter, the prospective members of the Plan Oversight Committee shall provide the Reorganized Debtors with a quarterly budget of anticipated member expenses and professional fees and expenses. Notwithstanding anything contained herein, in the event that a particular Plan Oversight Committee member’s expense reimbursement request exceeds $[___] per month, or the Plan Oversight Committee’s total professional fees and expenses exceed $[___] per month, such member and/or all such Committee professionals, as the case may be, shall provide the Reorganized Debtors with a written explanation of the reasons such fees and/or expenses exceeded the anticipated budget (together with the relevant invoice and/or expense reimbursement request), and if the Reorganized Debtors reasonably believe that such fees and/or expenses are unreasonable, they shall so inform the relevant member and/or professionals, in which case such member and/or professionals must submit the relevant invoice and/or expense reimbursement (together with its written explanation) to the Bankruptcy Court for allowance.
     (vii) Exculpation of Post Confirmation Committee: Except for their own gross negligence or willful misconduct, the members of the Post Confirmation Committee shall not be liable to, and shall be exculpated under the Plan for any liability to, any person or entity for any act taken or omitted by them and may, in good faith, exercise or fail to exercise any of their rights, duties, obligations or powers, nor shall the Committee’s agents (in their capacity as such) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of the Plan, the Disclosure Statement or any exhibit thereto or be liable to any person or entity for any action taken or omitted by them in the Chapter 11 Cases or otherwise in connection with their duties.

     (viii) Plan Oversight Committee Duration: The Plan Oversight Committee shall be dissolved and its members discharged and released by order of the Bankruptcy Court at the earlier of (a) upon completion of the functions assigned the Plan Oversight Committee, (b) at such time as the Plan has been consummated, (c) upon approval of its own application to the Bankruptcy Court, or (d) once two-thirds of the total equity reserved for the unsecured creditor body under the Plan has been distributed to such creditors; provided, however, that notwithstanding the foregoing, upon notice to the Plan Oversight Committee and a hearing at any time after the First Distribution Date, the Reorganized Debtors may apply to the Bankruptcy Court for the dissolution of the Plan Oversight Committee.
     5. Reservation of Rights
     Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.
     6. Successors and Assigns
     The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of such Entity.
     7. Service of Documents
a. Any pleading, notice, or other document required by the Plan to be served on or delivered to the Debtors or the Reorganized Debtors shall be served pursuant to the Case Management Procedures to:

Debtors:	Counsel to Debtors and Debtors in Possession:
United Air Lines, Inc.	Kirkland & Ellis LLP
WHQLD	200 E. Randolph Street
1200 East Algonquin Road	Chicago, Illinois 60601
Elk Grove Village, Illinois 60007	Attn: James H.M. Sprayregen, P.C.
Attn: Paul Lovejoy	Marc Kieselstein
Phone: (847) 700-4000	David R. Seligman
Facsimile: (847) 700-4683	David A. Agay
Phone: (312) 861-2000
Facsimile: (312) 861-2200

United States Trustee:	Counsel to the Debtor in Possession Lender (Citibank and JP Morgan):
Office of the United States Trustee	Morgan, Lewis & Bockius, LLP
227 West Monroe Street, Suite 3350	101 Park Avenue
Chicago, Illinois 60606	New York, New York 10178
Attn: Stephen Wolfe	Attn: Robert H. Scheibe
Phone: (312) 886-5785	Jay Teitelbaum
Facsimile: (312) 886-5794	Phone: (212) 309-6000
Facsimile: (212) 309-6001

Debtors:	Counsel to Debtors and Debtors in Possession:

Counsel to the Debtor in Possession Lender (CIT Group):	Official Notice and Claims Agent:
Schulte, Roth & Zabel	Poorman-Douglas Corporation
1919 Third Avenue	10300 SW Allen Boulevard
New York, New York 10022	Beaverton, Oregon 97005
Attn: Robert J. Mrofka	Attn: Tina Wheelon
Phone: (212) 756-2000	Phone: (503) 277-7999
Facsimile: (212) 593-5955	Facsimile: (503) 350-5230

Counsel to the Debtor in Possession Lender (Citibank and JP Morgan):	Counsel to Creditors’ Committee:
Kaye Scholer, LLP	Sonnenschein Nath & Rosenthal
3 First National Plaza, Suite 4100	1221 Avenue of the Americas
70 West Madison Street	24th Floor
Chicago, Illinois 60602	New York, NY 10020
Attn: Michael B. Solow	Attn: Carole Neville
Phone: (312) 583-2300	Mark A. Fink
Facsimile: (312) 583-2360	Phone: (212) 768-6889
Facsimile: (212) 768-6800

Counsel to Creditors’ Committee:
Sonnenschein Nath & Rosenthal
8000 Sears Tower
Chicago, Illinois 60606
Attn: Fruman Jacobson
Robert E. Richards
Patrick Maxcy
Phone: (312) 876-8123
Facsimile: (312) 876-7934
b. After the Effective Date, the currently existing Bankruptcy Rule 2002 service list will be disregarded and any filings shall be served pursuant to the case management order as the same may be amended or modified. Entities that wish to be served with all filings in this case must file an electronic appearance with the Bankruptcy Court in the Chapter 11 Cases. Notwithstanding the foregoing, all parties must continue to comply with the case management order in the Chapter 11 Case, the Local Rules for the Northern District of Illinois, and the Federal Rules of Bankruptcy Procedure.
c. In accordance with Bankruptcy Rule 2002 and 3020(c), within five business days of the date of entry of this Confirmation Order, the Reorganized Debtors (or their agents) shall provide the Notice of Confirmation by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties having been served with the Solicitation Notice; provided, however, that no notice or service of any kind shall be required to be mailed or made upon any person to whom the Debtors mailed a Solicitation Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such person, or are otherwise aware, of that person’s new address. To supplement the notice described in the preceding sentence, within fifteen days of the date of this Order the Debtors shall publish Notice of Confirmation once in The Wall Street Journal. Mailing and publication of the Notice of Confirmation in the time and manner set forth in the preceding paragraph are good and sufficient under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary.

     8. Term of Injunctions or Stays
     Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to Sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms. Notwithstanding the foregoing, nothing herein shall bar the taking of such other actions as are necessary to effectuate the transactions specifically contemplated by the Plan or by the Confirmation Order.
     9. Entire Agreement
     Except as otherwise indicated, the Plan and the Plan Supplement (as amended from time to time) supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into the Plan.
     10. Governing Law
     Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Illinois, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided, however, that corporate governance matters relating to Debtors not incorporated in Illinois shall be governed by the laws of the state of incorporation of the applicable Debtor.
     11. Exhibits
     All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. Such exhibits and documents included in the Plan Supplement shall be filed with the Bankruptcy Court on or before the Plan Supplement Filing Date. After the exhibits and documents are filed, copies of such exhibits and documents can be obtained by contacting Poorman-Douglas at the number above or by downloading such exhibits and documents from the Debtors’ private website at http://www.pd-ual.com or the Bankruptcy Court’s website at http://www.ilnb.uscourts.gov. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.
     12. Nonseverability of Plan Provisions
     All provisions of the Plan are integral thereto and no provision may be deleted or modified without the Debtors’ consent, in their sole and absolute discretion.
     13. Closing of Chapter 11 Cases
     The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

     14. Section Headings
     The Section headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.
     15. Waiver or Estoppel
     Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including, without limitation, the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Creditors’ Committee and/or its counsel, or any other Person, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.
     16. Conflicts
     Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement, the Plan Supplement, or any other order referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control; provided, however, that to the extent that any provision of the Disclosure Statement, the Plan Supplement, any other order referenced in the Plan, or the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Confirmation Order, the Confirmation Order shall govern and control.
ARTICLE V.
STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN
     The following is a brief summary of the Plan Confirmation process. Holders of Claims and Interests are encouraged to review the relevant provisions of the Bankruptcy Code and/or to consult their own attorneys.
A. The Confirmation Hearing
     Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on Confirmation of the Plan (the “Confirmation Hearing”). Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to Confirmation of the Plan.
     THE BANKRUPTCY COURT HAS SCHEDULED THE CONFIRMATION HEARING FOR [___], 2006 AT [___]:00 [A.M./P.M.] BEFORE THE HONORABLE EUGENE R. WEDOFF, UNITED STATES BANKRUPTCY JUDGE, IN THE UNITED STATES BANKRUPTCY COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, LOCATED AT THE EVERETT MCKINLEY DIRKSEN BUILDING, 219 S. DEARBORN, CHICAGO, ILLINOIS 60604. THE CONFIRMATION HEARING MAY BE ADJOURNED FROM TIME TO TIME BY THE BANKRUPTCY COURT WITHOUT FURTHER NOTICE EXCEPT FOR AN ANNOUNCEMENT OF THE ADJOURNED DATE MADE AT THE CONFIRMATION HEARING OR ANY ADJOURNMENT THEREOF.
     OBJECTIONS TO CONFIRMATION OF THE PLAN MUST BE FILED AND SERVED ON OR BEFORE [___], 2005 IN ACCORDANCE WITH THE SOLICITATION NOTICE AND PROCEDURES IN THE PLAN SUPPLEMENT, AS EXHIBIT 1. UNLESS OBJECTIONS TO CONFIRMATION ARE TIMELY SERVED AND FILED IN COMPLIANCE WITH THE

DISCLOSURE STATEMENT ORDER, THE SOLICITATION NOTICE, AND THE VOTING PROCEDURES, THEY WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.
B. Confirmation Standards
     To confirm the Plan, the Bankruptcy Court must find that the requirements of Section 1129 of the Bankruptcy Code have been satisfied, among other things. The requirements of Section 1129 of the Bankruptcy Code are listed below:
     1. The Plan complies with the applicable provisions of the Bankruptcy Code;
     2. The Debtors, as Plan proponents, will have complied with the applicable provisions of the Bankruptcy Code;
     3. The Plan has been proposed in good faith and not by any means forbidden by law;
     4. Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the case, has been disclosed to the Bankruptcy Court, and any such payment made before the Confirmation of the Plan is reasonable, or if such payment is to be fixed after the Confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable;
     5. With respect to each Class of Impaired Claims or Interests, either each Holder of a Claim or Interest of such Class has accepted the Plan or will receive or retain under the Plan on account of such Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated on such date under Chapter 7 of the Bankruptcy Code;
     6. Each Class of Claims or Interests that is entitled to vote on the Plan either has accepted the Plan or is not impaired under the Plan, or the Plan can be confirmed without the approval of each voting Class pursuant to Section 1129(b) of the Bankruptcy Code;
     7. Except to the extent that the Holder of a particular Claim will agree to a different treatment of such Claim, the Plan provides that Allowed Administrative and Allowed Other Priority Claims will be paid in full on the Effective Date, or as soon as reasonably practicable thereafter;
     8. At least one Class of Impaired Claims or Interests will accept the Plan, determined without including any acceptance of the Plan by any insider holding a Claim of such Class;
     9. Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan;
     10. All fees of the type described in 28 U.S.C. § 1930, including the fees of the U.S. Trustee, will be paid as of the Effective Date; and
     11. The Plan addresses payment of retiree benefits in accordance with Section 1114 of the Bankruptcy Code.
     The Debtors believe that the Plan satisfies the requirements of Section 1129 of the Bankruptcy Code, including, without limitation, that (a) the Plan satisfies or will satisfy all of the statutory requirements of Chapter 11 of the Bankruptcy Code, (b) they have complied or will have complied with all of the requirements of Chapter 11, and (c) the Plan has been proposed in good faith.
C. Best Interests of Creditors Test/Liquidation Analysis and Valuation Analysis
     Under the Bankruptcy Code, confirmation of a plan also requires finding that the plan is in the “best interests” of creditors. Under the “best interests” test, the Bankruptcy Court must find (subject to certain exceptions) that the Debtors’ Plan provides, with respect to each Class, that each Holder of a Claim or Interest in such Class: (i) has accepted the Plan; or (ii) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such Person would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.
     This analysis requires that the Bankruptcy Court determine what the Holders of Allowed Claims and Allowed Interests in each Impaired Class would receive if the Debtors’ Chapter 11 Cases were converted to Chapter 7 liquidation cases, and a Chapter 7 trustee was appointed to liquidate all of the Debtors’ assets into cash. The Debtors’ “liquidation value” would consist primarily of unencumbered and unrestricted cash held by the Debtors at the time of the conversion to a Chapter 7 liquidation and the proceeds resulting from the sale of the Debtors’ remaining unencumbered assets by a Chapter 7 trustee. The gross cash available for distribution would be reduced by the costs and expenses incurred in effectuating the Chapter 7 liquidation and any additional Administrative Claims incurred during the Chapter 7 cases.
     The Bankruptcy Court then must compare the value of the distributions from the proceeds of the hypothetical Chapter 7 liquidation (after subtracting the Chapter-7-specific claims and administrative costs) with the value offered to the Classes of Claims and Interests under the Plan. In that regard, it is possible that in Chapter 7, Claims and Interests may not be classified in the same manner as set forth in the Plan. The Debtors believe that in a hypothetical liquidation of the Debtors’ assets, the rule of absolute priority of distribution would apply, i.e., no junior Creditor would receive any distribution until payment in full of all senior Creditors and no shareholder would receive any distribution until payment in full of all Creditors. In a hypothetical Chapter 7 liquidation case, therefore, the Debtors’ available assets generally would be distributed to Creditors and Interest Holders in the following order: (i) DIP Facility Claims; (ii) Secured Claims; (iii) Administrative Claims; (iv) Priority Claims; (v) Unsecured Claims; (vi) debt expressly subordinated by its terms or by order of court; and (vii) Interest Holders.
     Of the foregoing groups of Claims, under the Plan, the DIP Facility Claims, Secured Claims, Priority Claims, and Administrative Claims are “Unimpaired,” meaning, in general, that the Plan will leave their legal, equitable, and contractual rights unaltered. As a result, they are deemed to accept the Plan and are not entitled to vote on the Plan. Therefore, because the Bankruptcy Code requires that Creditors either accept the Plan or receive at least as much under the Plan under in a hypothetical Chapter 7 liquidation, the operative “best interests” inquiry in the context of the Debtors’ Plan is whether in a Chapter 7 liquidation, after accounting for recoveries by Secured, Priority, and Administrative Creditors, the Debtors’ general Unsecured Creditors and Interest Holders, who are “Impaired,” will receive more or less than under the Debtors’ Chapter 11 Plan. If the probable distribution to Unsecured Creditors or Interest Holders is greater than the distributions to be received by such parties under the Plan, then the Plan is not in the best interests of unsecured Creditors and Interest Holders.
     Because the Debtors propose to distribute equity to the Unsecured Creditors under the Plan (with subordinated Claims and Interests not receiving any distribution), the Bankruptcy Court must compare the value of the New UAL Common Stock to be distributed to Unsecured Creditors with the distribution to such Unsecured Creditors in a hypothetical Chapter 7 liquidation.

     Included in the Plan Supplement as Exhibits 27 and 29, and as Appendices B and C hereto, respectively are the Debtors’ Liquidation Analysis and Valuation Analysis. As described in more detail in the Liquidation Analysis and the Valuation Analysis, the Debtors believe that the value of distributions, if any, in a hypothetical Chapter 7 case to Unsecured Creditors would be less than the value of distributions of New UAL Common Stock under the Plan. In a hypothetical Chapter 7 liquidation, Interest Holders would not receive any recovery.
     1. Liquidation Analysis
     Because the Plan contemplates substantive consolidation of the United Debtors, the Debtors performed their hypothetical Liquidation Analysis under two scenarios: as if the Debtors’ Estates were consolidated and not consolidated. The Liquidation Analysis indicates that on a consolidated basis, all Allowed Administrative Claims would not be paid in full and Allowed Unsecured Claims and all junior Classes would receive no distribution. On an unconsolidated basis, only the Unsecured Creditors of ULS would receive any distribution, but the distributions received by Unsecured Creditors of ULS would be less than the distribution to Unsecured Creditors proposed under the Plan.
     As set forth in greater detail in Appendix B hereto and in Exhibit 27 to the Plan Supplement, the Liquidation Analysis incorporates certain assumptions and limitations. The Debtors believe that any liquidation analysis is necessarily speculative. For example, the Liquidation Analysis necessarily contains an estimate of the amount of Claims that will ultimately become Allowed Claims. In preparing the Liquidation Analysis, the Debtors have projected an amount of Allowed Claims based upon a review of their scheduled Claims and the Proofs of Claim filed to date. Additions were made to the scheduled Claims to adjust for estimated Claims related to postpetition obligations, administrative liabilities, employee-related obligations, unused ticket liability, federal and state tax liability, and certain lease, contract rejection and/or damage Claims.22 In addition, the determination of hypothetical proceeds from the liquidation of the Debtors’ assets is an uncertain process involving the use of estimates and assumptions. Although considered reasonable by the Debtors, such estimates and assumptions are inherently subject to significant business, economic, and competitive uncertainties and contingencies beyond the Debtors’ control. The Debtors based their liquidation values on best approximates of fair market values and a number of estimates and assumptions regarding recoveries in a liquidation (starting from a fair-market-value baseline), based on the Debtors’ experience in the airline industry and advice from the Debtors’ professionals. In connection with calculating the proceeds from a hypothetical liquidation of the Debtors’ assets, the Liquidation Analysis analyzes alternative hypothetical scenarios under both a so-called “forced” liquidation and an “orderly” liquidation. It is assumed that a forced liquidation would occur over a period of 12 months, while an orderly liquidation would be performed over 18 months.
     In either a forced or orderly liquidation, certain factors will limit the recovery from the sale of the Debtors’ assets. For example, among the Debtors’ most valuable assets are its owned Aircraft Equipment. Such equipment includes aircraft, spare engines, spare parts and rotables, leasehold improvements on leased aircraft, deposits for aircraft and prepayments on aircraft purchase contracts. In general, the owned Aircraft Equipment in the Debtors’ fleet either is encumbered by the Liens of aircraft financiers or secures the DIP Facility. Due to the imbalance in the market that the Debtors assume a

[22]	No order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of aggregate Allowed Claims set forth in the Liquidation Analysis. The estimate of the amount of Allowed Claims set forth in the Liquidation Analysis should not be relied on for any other purpose, including, without limitation, determination of the value of any distribution to be made on account of Allowed Claims and Interests under the Plan.

Chapter 7 liquidation would create, the gross proceeds from the sale of Aircraft Equipment securing aircraft financier Liens would almost certainly be less than the corresponding debt secured by the Aircraft Equipment. Therefore, the Chapter 7 trustee most likely would abandon the Debtors’ owned but encumbered aircraft, resulting in net zero liquidation proceeds to the Debtors’ Estate. Even though the Debtors would realize net liquidation proceeds from the aircraft securing the DIP Facility (because unrestricted cash would be sufficient to pay off the DIP Facility), the realization prospects for such Aircraft Equipment still would be diminished by the oversupply of aircraft in the market. Moreover, the additional unsecured aircraft deficiency and other aircraft damage Claims in a Chapter 7 liquidation would further dilute the recovery of Unsecured Creditors.
     Some of the same factors depressing the recovery from the Debtors’ owned Aircraft Equipment would affect the Debtors’ recovery from other non-Cash assets. Indeed, the proceeds received in a Chapter 7 liquidation of the Debtors’ other non-Cash Assets would likely be significantly discounted due to the distressed nature of the sale. In addition, the Debtors have significant amounts of restricted Cash that a trustee likely could not access in a Chapter 7 liquidation. Much of that amount has been deposited by the Debtors in connection with their workers’ compensation programs. It is assumed that in a Chapter 7 liquidation, workers’ compensation-related Cash deposits would be drawn and withheld to satisfy outstanding workers’ compensation liabilities. Any excess funds would likely be withheld by state agencies or insurers for a long period of time. Similar to the delay in retrieving excess restricted Cash in workers’ compensation-related accounts, the inherent delay in receiving distributions in a Chapter 7 case would also affect recoveries. In comparison to distributions under the Debtors’ Plan, distributions in a Chapter 7 case may not occur for a longer period of time, thereby reducing the present value of such distributions. In this regard, it is possible that distribution of the proceeds of liquidation would be delayed for a significant period so that a Chapter 7 trustee and his professionals could become knowledgeable about the Chapter 11 Cases, the Claims against the Debtors, and the Debtors’ business and operations. Thus, the present value of any distributions from the liquidation proceeds of a hypothetical Chapter 7 liquidation to each Class of Allowed Claims under Chapter 7 would be less than the present value of distributions under the Plan.
     As already mentioned, the amount of liquidation proceeds available to Unsecured Creditors would also be reduced by the costs of liquidation under Chapter 7 of the Bankruptcy Code, including the compensation of a trustee, counsel and other professionals retained by the trustee, asset disposition expenses, additional Administrative Claims and other wind-down expenses. In general, the Liquidation Analysis assumes Chapter 7 trustee fees of approximately 3% of liquidation proceeds. In the United non-consolidated and in the consolidated liquidation analyses, the Debtors assume that trustee fees are slightly discounted to 2.2%, based on certain benchmarks derived from the Debtors’ review of other large Chapter 11 cases. The Debtors further estimate that the Chapter 7 trustee’s legal and other professionals, employed in connection with the liquidation and recovery of assets, the wind-down of the Debtors’ Estates, and Claim reconciliation, would cost, for the consolidated and United non-consolidated liquidation analyses, 1.62% of estimated liquidation proceeds and, for all other non-consolidated liquidation analyses, 2.3%. It is assumed that the Debtors also will incur further wind-down expenses, including storage and transportation of Aircraft Equipment, auction fees, and employee wages.
     Finally, there would be significant additional Claims against the Debtors’ Estates in a Chapter 7 liquidation. Based on the balances as of June 30, 2005, the Debtors estimate over $906.5 million in DIP Facility Claims, over $5.9 billion in Chapter 11 Administrative Claims (not including intercompany super-priority Administrative Claims if substantive consolidation is not ordered), over $57 million in Priority Claims (including Priority Tax Claims), and over $29.5 billion in Unsecured Claims (again, not including Intercompany Claims if substantive consolidation is not ordered). The Debtors bear joint and several liability for the DIP Facility Claims, the PBGC termination Claim, and certain Priority Tax

Claims. These joint and several Claims would significantly diminish the recovery for Unsecured Creditors across all of the Debtors’ Estates.
     2. Valuation Analysis
     The next step in the “best interests” analysis is a comparison of Impaired Creditors’ recovery in a hypothetical Chapter 7 liquidation with the estimated value of their distribution under the Plan. In that regard, Rothschild has prepared the Valuation Analysis for the New UAL Common Stock to be distributed to Unsecured Creditors under the Plan, which is included in Appendix C hereto and included in the Plan Supplement as Exhibit 29. Rothschild estimated the value of New UAL Common Stock as of the Effective Date.
     In preparing its analysis, Rothschild has, among other things: (i) reviewed certain recent publicly available financial results of the Debtors; (ii) reviewed certain internal financial and operating data of the Debtors; (iii) discussed with certain senior executives the current operations and prospects of the Debtors; (iv) reviewed certain operating and financial forecasts prepared by the Debtors, including the Projections in this Disclosure Statement; (v) discussed with certain senior executives of the Debtors key assumptions related to the Projections; (vi) prepared discounted cash flow analyses based on the Projections, utilizing various discount rates; (vii) considered the market value of certain publicly-traded companies in businesses reasonably comparable to the operating business of the Debtors; (viii) considered the value assigned to certain precedent change-in-control and recapitalization transactions for businesses similar to the Debtors, as well as certain economic and industry information relevant to the operating business of the Debtors; and (ix) conducted such other analyses as Rothschild deemed necessary under the circumstances. Rothschild also has considered a range of potential risk factors, including: (a) overhang and impact from operating under bankruptcy protection; (b) ability to execute and realize savings from planned operational initiatives; (c) the Reorganized Debtors’ capital structure; (d) ability to meet projected growth targets in all markets; (e) impact of the Debtors restructuring and reorganization among competitors; (f) fuel availability and price volatility; (g) transparency of pricing due to the internet; (h) aggressive pricing pressure from competitors and low cost carriers; (i) exogenous risks; and (j) regulatory and legislative challenges.
     Rothschild assumed, without independent verification, the accuracy, completeness, and fairness of all of the financial and other information available to it from public sources or as provided to Rothschild by the Debtors or their representatives. Rothschild also assumed that the Projections have been reasonably prepared on a basis reflecting the Debtors’ best estimates and judgment as to future operating and financial performance. Rothschild did not make any independent evaluation of the Debtors’ assets, nor did Rothschild verify any of the information it reviewed. To the extent the valuation is dependent upon the Reorganized Debtors’ achievement of the Projections, the valuation must be considered speculative. Rothschild does not make any representation or warranty as to the fairness of the terms of the Plan.
     In addition to the foregoing, Rothschild relied upon the following assumptions with respect to the valuation of the Debtors:
•	The Effective Date occurs on or about February 1, 2006.

•	The Debtors have access to the New Credit Facility as of the Effective Date.

•	The pro forma net debt levels of the Debtors would be approximately $11.7 billion.

•	The Debtors and their subsidiaries would have an estimated $2.7 billion in unrestricted cash.

•	The projections used in the valuation assume that a significant portion of the Debtors net operating losses (“NOLs”) will be available to the Reorganized Debtors, although subject to limitations under U.S. federal income tax laws.

•	General financial and market conditions as of the Effective Date will not differ materially from those conditions prevailing as of the date of this Disclosure Statement.
     As a result of such analyses, review, discussions, considerations and assumptions, Rothschild presented to the Debtors estimates that the total enterprise value (“TEV”) of the Debtors is approximately $10.9 billion to $14 billion. Rothschild reduced such TEV estimates by the estimated pro forma net debt levels of the Debtors (approximately $11.7 billion) and added the estimated value of the Debtors’ NOLs (approximately $1.1 billion) to calculate the estimated total equity value of the reorganized Debtors. Rothschild estimates that the Debtors’ total reorganized equity value will range from $0.3 billion to $3.5 billion, with a midpoint value of $1.9 billion or approximately $15 per share of New UAL Common Stock. These estimated ranges of values represent a hypothetical value that reflects the estimated intrinsic value of the Debtors derived through the application of various valuation methodologies. The equity value ascribed in the analysis does not purport to be an estimate of the post-reorganization market trading value. Such trading value may be materially different from the implied equity value ranges associated with Rothschild’s valuation analysis. Rothschild’s estimate is based on economic, market, financial and other conditions as they exist on, and on the information made available as of, the date of this Disclosure Statement. It should be understood that, although subsequent developments may affect Rothschild’s conclusions, after the Confirmation Hearing on the Plan, Rothschild does not have any obligation to update, revise or reaffirm its estimate.
     The summary set forth above does not purport to be a complete description of the analyses performed by Rothschild. The preparation of an estimate involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods in the particular circumstances and, therefore, such an estimate is not readily susceptible to summary description. The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, the estimate of implied equity value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. In addition, estimates of implied equity value do not purport to be appraisals, nor do they necessarily reflect the values that might be realized if assets were sold. The estimates prepared by Rothschild assume that the Reorganized Debtors will continue as the owner and operator of their businesses and assets and that such assets are operated in accordance with the Debtors’ business plan. Depending on the results of the Debtors’ operations or changes in the financial markets, Rothschild’s valuation analysis as of the Effective Date may differ from that disclosed herein.
     In addition, the valuation of newly issued securities, such as the New UAL Common Stock, is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of prepetition Creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities. Actual market prices of such securities also may be affected by other factors not possible to predict. Accordingly, the implied equity value estimated by Rothschild does not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets.
     THE FOREGOING VALUATION IS BASED UPON A NUMBER OF ESTIMATES AND ASSUMPTIONS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND

CONTINGENCIES BEYOND THE CONTROL OF THE DEBTORS OR THE REORGANIZED DEBTORS. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE RANGES REFLECTED IN THE VALUATION WOULD BE REALIZED IF THE PLAN WERE TO BECOME EFFECTIVE, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.
     3. Application Of The Best Interests Test To The Liquidation Analysis And The Valuation Of The Reorganized Debtors
     Notwithstanding the difficulties in quantifying recoveries to Creditors with precision, the Debtors believe that, taking into account the Liquidation Analysis and the Valuation Analysis of the Reorganized Debtors, the Plan meets the “best interests” test of Section 1129(a)(7) of the Bankruptcy Code.
     Based on the Valuation Analysis and the Liquidation Analysis, the Debtors believe that the members of each Impaired Class will receive more under the Plan than they would in liquidation in a hypothetical Chapter 7 case. The Plan provides a better distribution to Impaired Classes (i.e., among others, Unsecured Creditors) in either a forced or orderly liquidation scenario and irrespective of whether the Bankruptcy Court orders substantive consolidation of the Debtors’ Estates. On a consolidated basis, the Debtors estimate that the net proceeds available for distribution to Creditors by a Chapter 7 trustee would be approximately $4.4 billion in a forced liquidation and approximately $5 billion in an orderly liquidation. In either scenario, the Chapter 7 liquidation proceeds would satisfy in full all DIP Facility Claims and Secured Claims. However, all Administrative Claims would not be paid in full, and Unsecured Creditors would receive no distribution. On an unconsolidated basis, only Unsecured Creditors of ULS will receive a distribution as follows: 2.07% in a forced liquidation and 2.83% in an orderly liquidation. Even though Unsecured Creditors of ULS may receive a distribution in Chapter 7 liquidation, that distribution is less than they would receive under the Plan. Thus, in the event the Bankruptcy Court does not approve substantive consolidation of the Debtors’ estates, the Plan still satisfies the best interests test because the recovery for Unsecured Creditors of ULS in a unconsolidated liquidation scenario would be less than the value of the New UAL Common Stock that Unsecured Creditors will receive under the Plan.
     Unsecured Creditors will receive a better recovery under the Plan because the continued operation of the Debtors as going concerns rather than a liquidation will allow the realization of more value on account of the Debtors’ assets. Moreover, the Debtors’ employees will retain their jobs and most likely assert few if any Claims against the Debtors’ Estates other than those currently pending. Lastly, in the event of liquidation, the aggregate amount of Unsecured Claims will no doubt increase significantly as a result of rejection and/or repudiation of most, if not all, of the Debtors’ executory contracts and unexpired leases. Also, as already discussed, Chapter 7 liquidation would give rise to additional costs, expenses, and Administrative Claims. For example, employees will file Claims for wages and other benefits, many of which may be entitled to priority. Landlords, aircraft lessors and mortgage holders will no doubt file large Claims for both Unsecured Claims and Administrative Claims. The resulting increase in both Unsecured and Administrative Claims will no doubt decrease the percentage recoveries to unsecured Creditors. All of these factors lead to the conclusion that recoveries under the Plan would be significantly greater than the recoveries available in Chapter 7 liquidation.
D. Financial Feasibility
     Section 1129(a)(11) of the Bankruptcy Code requires that the Bankruptcy Court find, as a condition to Confirmation, that Confirmation is not likely to be followed by the liquidation of the Debtors or the need for further financial reorganization, unless such liquidation is contemplated by the Plan. For purposes of demonstrating that the Plan meets this “feasibility” standard, the Debtors, together with

Rothschild and Huron, have analyzed the ability of the Reorganized Debtors to meet their obligations under the Plan and to retain sufficient liquidity and capital resources to conduct their businesses, taking into account the Debtors’ Projections (as defined below) included as Appendix D hereto and in the Plan Supplement as Exhibit 28. Included therein is a Projected Income Statement, Projected Balance Sheet, and a Projected Cash Flow Statement, each of which include the following: (a) the Debtors’ consolidated financial statement information for the period December 2002 through December 2004; (b) six months of actual results (January through June) and six months of projected results (July through December) for 2005; and (c) consolidated projected operating and financial results (the “Projections”) for the Reorganized Debtors’ five year post-Effective Date period from 2006 through 2010 (the “Projection Period”).23 Also included therein is a Projected Fresh Start Balance Sheet reflecting, in accordance with fresh start reporting, the assumed effect of Confirmation and the consummation of the transactions contemplated by the Plan on the Effective Date.24 As discussed in the Notes to Financial Projections in Appendix D hereto and in Exhibit 28 to the Plan Supplement, the Projections incorporate fresh start reporting and therefore the Projections of the Reorganized Debtors are not comparable to the historical financial statements of the Debtors.
     The Projections have been prepared on the assumption that the Effective Date is February 1, 2006, and are based on, and assume the successful implementation of the Reorganized Debtors’ business plan. Although the Debtors presently intend to seek to cause the Effective Date to occur as soon as practical following confirmation of the Plan, there can be no assurance as to when the Effective Date will actually occur.
     In general, the Debtors believe that with a significantly deleveraged capital structure, the Debtors’ business will return to viability. The decrease in the amount of debt on the Debtors’ balance sheet will substantially reduce their interest expenses and improve cash flow. The Projections cover fiscal years 2006 through 2010. Based on the terms of the Plan, at emergence the Debtors will have $18.0 billion of debt and other liabilities in contrast to more than $26.1 billion prior to the restructuring. Thereafter, based on the Projections, the Debtors should have sufficient cash flow to pay and service their debt obligations, including the New Credit Facility, and to fund operations. Accordingly, the Debtors believe that the Plan satisfies the feasibility requirement of Section 1129(a)(11) of the Bankruptcy Code.
     Moreover, in the event the Bankruptcy Court does not approve substantive consolidation of the Debtors’ estates, the Plan still satisfies the feasibility test. To the extent that any of the Debtors may not generate their own income or may not be profitable on their own as going-concerns, they will be funded post-Confirmation by the Reorganized United and/or UAL. Thus, even without substantive consolidation, Confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of any of the Debtors that may not be profitable stand-alone enterprises.
     THE PROJECTIONS HAVE BEEN PREPARED BY THE DEBTORS’ MANAGEMENT WITH THE ASSISTANCE OF THEIR ADVISORS, ROTHSCHILD AND HURON. SUCH

[23]	Because the Projections assume an Effective Date of February 1, 2006, the Projections for 2006 include one month of projected results for the Debtors (January) and 11 months of projected results for the Reorganized Debtors (February through December).

[24]	The balance sheet adjustments set forth in the Projected Fresh Start Balance Sheet in the columns captioned “Release of Escrowed Funds,” “Debt Discharge & Reinstatements,” “New Credit Facility Financing Transactions,” and “Fresh Start Adjustments” reflect the assumed effect of Confirmation of the Plan and the consummation of the transactions contemplated by the Plan, including the settlement of various liabilities and securities issuances, incurrence of new indebtedness, and cash payments as more thoroughly described in Article III of the Plan.

PROJECTIONS WERE NOT PREPARED TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS AND THE RULES AND REGULATIONS OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THE DEBTORS’ INDEPENDENT ACCOUNTANTS HAVE NEITHER EXAMINED NOR COMPILED THE ACCOMPANYING PROJECTIONS AND ACCORDINGLY, DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE PROJECTIONS, ASSUME NO RESPONSIBILITY FOR THE PROJECTIONS AND DISCLAIM ANY ASSOCIATION WITH THE PROJECTIONS. EXCEPT FOR PURPOSES OF THIS DISCLOSURE STATEMENT, THE DEBTORS DO NOT PUBLISH PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS.
     MOREOVER, THE PROJECTIONS CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS, AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, ACHIEVING OPERATING EFFICIENCIES, CURRENCY EXCHANGE RATE FLUCTUATIONS, MAINTAINING GOOD EMPLOYEE RELATIONS, EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF GOVERNMENTAL BODIES, NATURAL DISASTERS AND UNUSUAL WEATHER CONDITIONS, ACTS OF TERRORISM OR WAR, INDUSTRY-SPECIFIC RISK FACTORS (AS DETAILED IN ARTICLE VI OF THE DISCLOSURE STATEMENT ENTITLED “CERTAIN FACTORS TO BE CONSIDERED PRIOR TO VOTING”) AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.
     THE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTORS, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE REORGANIZED DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE OR ARE MADE AS TO THE ACCURACY OF THE PROJECTIONS OR TO THE REORGANIZED DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT. MOREOVER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THE DEBTORS AND REORGANIZED DEBTORS DO NOT INTEND AND UNDERTAKE NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE THIS DISCLOSURE STATEMENT IS INITIALLY FILED OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THE PROJECTIONS THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS OR INTERESTS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE PROJECTIONS. (SEE, ARTICLE VI OF THE DISCLOSURE STATEMENT, “CERTAIN FACTORS TO BE CONSIDERED PRIOR TO VOTING.”)
     The Projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in this Disclosure Statement, the Plan, and the Plan Supplement in their entirety, and the historical consolidated financial statements (including the notes and schedules thereto) and other financial information set forth in UAL Corporation’s Form 10-K for the years ending December 31, 2001, 2002, 2003 and 2004 and the Quarterly Report on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005, the full texts of which are incorporated herein by reference and are accessible on the Debtors’ private website: http://www.pd-ual.com.
E. Acceptance By Impaired Classes
     The Bankruptcy Code also requires, as a condition to confirmation, that each class of claims or equity interests that is impaired under the plan accept the plan, with the exception described in the following section. A class that is not “impaired” under a plan of reorganization is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required. A class is “impaired” unless the plan (a) leaves unaltered the legal, equitable and contractual rights to which the claim or equity interest entitles the holder of such claim or equity interest, or (b) cures any default and reinstates the original terms of the obligation.
     Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of claims in that class, but for that purpose counts only those who actually vote to accept or to reject the plan. Thus, a class of claims will have voted to accept the plan only if two-thirds in amount and a majority in number actually voting cast their ballots in favor of acceptance. Under Section 1126(d) of the Bankruptcy Code, a class of interests has accepted the plan if holders of such interests holding at least two-thirds in amount actually voting have voted to accept the plan. Holders of claims or interests who fail to vote are not counted as either accepting or rejecting a plan.
F. Confirmation Without Acceptance By All Impaired Classes
     Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan, even if such plan has not been accepted by all impaired classes entitled to vote on such plan; provided, however, that such plan has been accepted by at least one impaired class.
     Section 1129(b) of the Bankruptcy Code states that notwithstanding the failure of an impaired class to accept a plan of reorganization, the plan shall be confirmed, on request of the proponent of the plan, in a procedure commonly known as “cram-down,” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.
     In general, a plan does not discriminate unfairly if it provides a treatment to the class that is substantially equivalent to the treatment that is provided to other classes that have equal rank. In determining whether a plan discriminates unfairly, courts will take into account a number of factors, including the effect of applicable subordination agreements between parties. Accordingly, two classes of unsecured Creditors could be treated differently without unfairly discriminating against either class.

     The condition that a plan be “fair and equitable” with respect to a non-accepting class of secured claims includes the requirements that: (i) the holders of such secured claims retain the Liens securing such claims to the extent of the allowed amount of the secured claims, whether the property subject to the Liens is retained by debtor or transferred to another entity under the plan; and (ii) each holder of a secured claim in the class receives deferred cash payments totaling at least the allowed amount of such claim with a present value, as of the Effective Date, at least equivalent to the value of the secured claimant’s interest in the debtor’s property subject to the liens.
     The condition that a plan be “fair and equitable” with respect to a non-accepting class of unsecured claims includes the requirement that either: (i) the plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the Effective Date, equal to the allowed amount of such claim; or (ii) the holder of any claim or interest that is junior to the claims of such class will not receive or retain any property under the plan on account of such junior claim or interest.
     The condition that a plan be “fair and equitable” with respect to a non-accepting class of equity interests includes the requirements that either: (i) the plan provide that each holder of an equity interest in such class receive or retain under the plan, on account of such equity interest, property of a value, as of the Effective Date, equal to the greater of (a) the allowed amount of any fixed liquidation preference to which such holder is entitled, (b) any fixed redemption price to which such holder is entitled, or (c) the value of such interest; or (ii) if the class does not receive such an amount as required under (i), no class of equity interests junior to the non-accepting class may receive a distribution under the plan.
     The Debtors shall seek Confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code with respect to any Impaired Class, as applicable, presumed to reject the Plan, and reserve the right to do so with respect to any other rejecting Class of Claims or Interests, as applicable, and/or to modify the Plan. Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by at least one Class that is Impaired under the Plan.
ARTICLE VI.
CERTAIN FACTORS TO BE CONSIDERED PRIOR TO VOTING
     HOLDERS OF CLAIMS AND INTERESTS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH, REFERRED TO OR INCORPORATED BY REFERENCE HEREIN, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.
A. Certain Bankruptcy Considerations
     1. Undue Delay in Confirmation May Significantly Disrupt Operations of the Debtors
     The impact that a continued prolonging of the Chapter 11 Cases may have on operations of the Debtors cannot be accurately predicted or quantified. Since the announcement of the filing of the Chapter 11 Cases, the Debtors have suffered certain disruptions in operations.
     The continuation of the Chapter 11 Cases, particularly if the Plan is not approved or confirmed in the time frame currently contemplated, could further adversely affect operations and relationships with the Debtors’ customers, vendors, employees, regulators, and program and alliance partners. If

Confirmation and Consummation of the Plan do not occur expeditiously, the Chapter 11 Cases could result in, among other things, increased costs for Professional fees and similar expenses. In addition, prolonged Chapter 11 Cases may make it more difficult to retain and attract management and other key personnel and would require senior management to spend a significant amount of time and effort dealing with the Debtors’ financial reorganization instead of focusing on the operation of the Debtors’ businesses.
     2. The Debtors May Not Be Able to Obtain Confirmation of the Plan.
     The Debtors cannot ensure that they will receive the requisite acceptances to confirm the Plan. Even if the Debtors receive the requisite acceptances, the Debtors cannot ensure that the Bankruptcy Court will confirm the Plan. A non-accepting Creditor or Equity Holder might challenge the adequacy of this Disclosure Statement or the balloting procedures and results as not being in compliance with the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determined that the Disclosure Statement and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for Confirmation had not been met, including that the terms of the Plan are fair and equitable to non-accepting Classes. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things: (i) a finding by the Bankruptcy Court that the Plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting Classes; (ii) Confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization; and (iii) the value of distributions to non-accepting Holders of Claims and Interests within a particular Class under the Plan will not be less than the value of distributions such Holders would receive if the debtors were liquidated under Chapter 7 of the Bankruptcy Code. While there can be no assurance that these requirements will be met, the Debtors believe that the Plan will not be followed by a need for further financial reorganization and that non-accepting Holders within each Class under the Plan will receive distributions at least as great as would be received following a liquidation under Chapter 7 of the Bankruptcy Code when taking into consideration all Administrative Claims and costs associated with any such Chapter 7 case. The Debtors believe that Holders of Interests in UAL would receive no distribution either under liquidation pursuant to Chapter 7 or under Chapter 11.
     The Confirmation and Consummation of the Plan are also subject to certain conditions described in ARTICLE IV above. If the Plan is not confirmed, it is unclear whether a restructuring of the Debtors could be implemented and what distributions Holders of Claims or Interests ultimately would receive with respect to their Claims or Interests. If an alternative reorganization could not be agreed to, it is possible that the Debtors would have to liquidate their assets, in which case it is likely that Holders of Claims and Interests would receive substantially less favorable treatment than they would receive under the Plan.
     Subject to the Debtors seeking substantive consolidation pursuant to Article VI.F of the Plan, the Confirmation requirements of Section 1129 of the Bankruptcy Code must be satisfied separately with respect to each Subplan. The Debtors reserve the right to (a) request that the Subplans be confirmed, or (b) withdraw some or all Subplans. Subject to the preceding sentence, the Debtors’ inability to confirm any Subplan or the Debtors’ election to withdraw any Subplan(s) shall not impair the Confirmation of any other Subplan or Subplans, or the consummation of any such Subplan.
     3. The Bankruptcy Court Might Not Order Substantive Consolidation
     The Plan contemplates substantive consolidation of all Debtors other than UAL into United. The Debtors can provide no assurance, however, a Holder will not object to substantive consolidation of one or more of the United Debtors into United or that the Bankruptcy Court will determine that substantive consolidation is appropriate. Failure to substantively consolidate one, more, or all of the United Debtors into United will not affect the distribution of property currently provided in the Plan. The Debtors reserve the right to request Confirmation and Consummation of the Plan, even if the Court rejects substantive consolidation of the United Debtors, or approves substantive consolidation of less than all of the United Debtors. In the event that some or all of the United Debtors do not consolidate into one entity, such failure will not affect the validity of the vote taken by Impaired Classes to accept or reject the Plan or require any sort of re-vote or re-solicitation of the Impaired Classes.
     4. Parties in Interest May Object to the Debtors’ Classification of Claims
     Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a class or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code. In particular, the Debtors believe that the separate treatment of Classes of Claims that are subject to settlement agreements, including the Unsecured Chicago Municipal Bond Claims, the Unsecured PBGC claim, and the Unsecured Public Debt Aircraft Claims are properly separated from each other and from Other Unsecured Claims against the Debtors. The Debtors also believe that it is appropriate to separately classify Claims where there is a good business justification for doing so. Specifically, the Debtors believe that including parties with which they intend to continue doing business, like the Unsecured Retained Aircraft Claims, in one Class, and those that they do not, like the Unsecured Rejected Aircraft Claims, in another Class is appropriate. Moreover, they believe that aircraft Creditors have different interests and relationships generally from the Holders of Other Unsecured Claims. With respect to the different classification of Unsecured Convenience Class Claims and Unsecured Retiree Convenience Claims, the Debtors believe that retirees have a different relationship to the Debtors than do those in the Unsecured Convenience Class, typically trade creditors, and believe that it is appropriate to classify them apart.
     5. The Debtors May Object to the Amount or Secured or Priority Status of a Claim and Procedures for Contingent and Unliquidated Claims
     The Debtors reserve the right to object to the amount or the secured or priority status of any Claim or Interest. The estimates set forth in this Disclosure Statement cannot be relied on by any Creditor or Equity Holder whose Claim or Interest is subject to an objection. Any such Holder of a Claim or Interest may not receive its specified share of the estimated distributions described in this Disclosure Statement.
     Moreover, notwithstanding any language in any Holder’s Proof of Claim or otherwise, the Holder of a contingent or unliquidated Claim shall not be entitled to receive or recover any amount in excess of the amount: (a) stated in the Holder’s Proof of Claim, if any, as of the Distribution Record Date; (b) if the Proof of Claim provides no monetary value of such Holders’ Claim on the Distribution Record Date, the amount the Debtors elect to withhold on account of such Claim in the New UAL Stock Reserve.
B. Factors Affecting the Value of the Securities to be Issued Under the Plan
     1. The Reorganized Debtors May Not be Able to Achieve their Projected Financial Results
     The Debtors may not be able to meet their projected financial results or achieve the revenue or cash flow that the Reorganized Debtors have assumed in projecting their future business prospects. If the Reorganized Debtors do not achieve these projected revenue or cash flow levels, the Reorganized Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date. Their financial projections represent management’s view based on currently known facts and hypothetical assumptions about their future operations. However, the Projections set forth as Appendix D hereto and in the Plan Supplement as Exhibit 28 do not guarantee the Reorganized Debtors’ future financial performance.
     2. The Plan Exchanges Senior Securities for Junior Securities.
     If the Plan is confirmed and consummated, Holders of the Unsecured Debentures, Municipal Bonds, and certain Holders of PTCs, ETCs, EETCs, and Aircraft Mortgage Notes will receive shares of New UAL Common Stock, among other securities. Thus, in agreeing to the Plan, such Holders will be consenting to the exchange of their interests in senior debt, which has, among other things, a stated interest rate, a maturity date, and a liquidation preference over equity securities, for shares of New UAL Common Stock, which will be subordinate to all Creditor claims.
     3. A Liquid Trading Market for the New UAL Common Stock May Not Develop
     Although UAL intends to apply to list the New UAL Common Stock on the New York Stock Exchange and/or another national exchange, the Debtors make no assurance that they will be able to obtain this listing or, even if the Debtors do, that liquid trading markets for the New UAL Common Stock will develop. The liquidity of any market for the New UAL Common Stock will depend, among other things, upon the number of Holders of New UAL Common Stock, the Reorganized Debtors’ financial performance, and the market for similar securities, none of which can be determined or predicted. Therefore, the Debtors cannot assure you that an active trading market will develop or, if a market develops, what the liquidity or pricing characteristics of that market will be.
     4. The Trading Price for the New UAL Common Stock May be Depressed Following the Effective Date
     Assuming Consummation of the Plan, the New UAL Common Stock will be issued substantially simultaneously to Holders of Allowed Claims, with a reserve for Disputed Claims, to be distributed periodically as such Disputed Claims become Allowed Claims. Following the Effective Date, such Holders may seek to dispose of the New UAL Common Stock in an effort to obtain liquidity, which could cause the initial trading prices for these securities to be depressed, particularly in light of the lack of established trading markets for these securities.
     5. The Debtors’ Financial Projections are Subject to Inherent Uncertainty Due to the Numerous Assumptions Upon Which they are Based
     The Projections included as Appendix D hereto and in the Plan Supplement as Exhibit 28 are based on numerous assumptions including, without limitation: the timing, Confirmation, and Consummation of the Plan in accordance with its terms; the anticipated future performance of the Reorganized Debtors; airline industry performance; general business and economic conditions; and other matters, many of which are beyond the control of the Reorganized Debtors and some or all of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date that this Disclosure Statement was approved by the Bankruptcy Court may affect the actual financial results of the Reorganized Debtors’ operations. These variations may be material and may adversely affect the ability of the Reorganized Debtors to make payments with respect to indebtedness following the Consummation of the Plan. Because the actual results achieved throughout the periods covered by the Projections may vary from the projected results, the Projections should not be relied upon as an assurance of the actual results that will occur.
     Except with respect to the Projections and except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof.

Such events may have a material impact on the information contained in this Disclosure Statement. Neither the Debtors nor the Reorganized Debtors intend to update the Projections. The Projections, therefore, will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Projections.
     6. The Actual Allowed Amounts of Claims May Differ from the Estimated Claims and Adversely Affect the Percentage Recovery on Unsecured Claims
     The estimated Claims set forth in this Disclosure Statement are based on various assumptions and the actual Allowed amounts of Claims may significantly differ from the estimates. Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims may vary from the estimated Claims contained herein. As a result, such differences may materially and adversely affect the percentage recovery on Unsecured Claims under the Plan.
     7. The Exercise or Conversion of Equity Interests Will Cause Dilution to the Ownership Percentage of the New UAL Common Stock
     If the terms of either the New UAL Convertible Preferred Stock or the New UAL Convertible Employee Notes should allow for the Holders to exercise the right to convert the securities into common stock, such conversions would dilute the ownership percentage represented by the New UAL Common Stock distributed under the Plan. In addition, if other equity interests are distributed to management or employees as discussed elsewhere in this Disclosure Statement, such distributions also will dilute the ownership percentage represented by the New UAL Common Stock distributed under the Plan.
     8. The Valuation Analysis of New UAL Common Stock, and the Estimated Recoveries to Holders of Claims and Interests, Is Not Intended to Represent the Trading Values of the New UAL Common Stock
     The Valuation Analysis of the Debtors included in Appendix C hereto and in the Plan Supplement as Exhibit 29 is based on the Projections developed by the Debtors’ management and on certain generally accepted valuation analyses and is not intended to represent the trading values of Reorganized UAL’s securities in public or private markets. This Valuation Analysis is based on numerous assumptions (the realization of many of which is beyond the Debtors’ control), including, without limitation, the Debtors’ successful reorganization, an assumed Effective Date of February 1, 2006, the Debtors’ ability to achieve the operating and financial results included in the Projections, the Debtors’ ability to maintain adequate liquidity to fund operations and the assumption that capital and equity markets remain consistent with current conditions. Even if the Debtors achieve the Projections, the trading market values for the New UAL Common Stock could be adversely impacted by the lack of trading liquidity for these securities, lack of institutional research coverage and concentrated selling by recipients of these securities.
     9. The New UAL Common Stock May be Issued in Odd Lots
     Holders of Allowed Claims and Allowed Equity Interests may receive odd lot distributions (less than 100 shares) of New UAL Common Stock. Holders may find it more difficult to dispose of odd lots in the marketplace and may face increased brokerage charges in connection with any such disposition.

     10. New UAL Does Not Expect to Pay Cash Dividends on the New UAL Common Stock for the Foreseeable Future
     The terms of the New Credit Facility may limit, among other things, New UAL’s ability to pay dividends, and it is not anticipated that any cash dividends will be paid on the New UAL Common Stock in the near future.
     11. The Transfer Restrictions on the New UAL Common Stock Contained in the Certificate of Incorporation for New UAL May Limit the Liquidity of the New UAL Common Stock; Any Prohibited Ownership Change Could Limit the Availability of the Debtors’ NOL
     To avoid a potential adverse effect on the Debtors’ ability to utilize their net operating loss for federal income tax purposes after the Effective Date, the Certificate of Incorporation for New UAL will contain a “5% Ownership Limitation,” which will be effective until after the fifth (5th) anniversary of the Effective Date. These transfer restrictions may adversely affect the ability of certain Holders of New UAL Common Stock to dispose of or acquire shares of New UAL Common Stock during the period the restrictions are in place. Furthermore, while the purpose of these transfer restrictions is to prevent an “ownership change” from occurring within the meaning of Section 382 of the Internal Revenue Code (which ownership change would adversely affect the Reorganized Debtors’ ability to utilize their NOLs or other tax attributes), no assurance can be given that such an ownership change will not occur, in which case the availability of the Reorganized Debtors’ substantial NOLs and other federal income tax attributes would be significantly limited or possibly eliminated.
     12. Certain Tax Consequences of the Plan Raise Unsettled and Complex Legal Issues and Involve Various Factual Determinations
     Some of the material consequences of the Plan regarding U.S. federal income taxes are summarized in ARTICLE VII hereof. Many of these tax issues raise unsettled and complex legal issues, and also involve various factual determinations, such as valuations, that raise additional uncertainties. The Debtors cannot ensure that the IRS will not take a contrary view, and no ruling from the IRS has been or will be sought regarding the tax consequences described herein. In addition, the Debtors cannot ensure that the IRS will not challenge the various positions the Debtors have taken, or intend to take, with respect to the Debtors’ tax treatment, or that a court would not sustain such a challenge. FOR A MORE DETAILED DISCUSSION OF RISKS RELATING TO THE SPECIFIC POSITIONS THE DEBTORS INTEND TO TAKE WITH RESPECT TO VARIOUS TAX ISSUES, PLEASE REVIEW ARTICLE VII.
C. Risks Related to the Debtors’ Business and Financial Condition
     1. The Debtors’ Degree of Leverage May Limit Their Financial and Operating Activities
     The Debtors will have significant indebtedness even after the Plan is consummated. Further, their historical capital requirements have been significant and their future capital requirements could vary significantly and may be affected by general economic conditions, industry trends, performance, and many other factors that are not within their control. The Debtors cannot ensure that they will be able to obtain financing in the future. Even if the Plan is approved and consummated, the Debtors cannot ensure that they will not experience losses in the future. Their profitability and ability to generate cash flow will likely depend upon their ability to successfully implement their business strategy and meet or exceed the results forecasted in the Projections. However, the Debtors cannot ensure that they will be able to accomplish these results.

     2. The Covenants in the New Credit Facility Will Restrict the Reorganized Debtors’ Activities and Require Them to Meet or Maintain Various Financial Ratios
     The New Credit Facility will contain a number of covenants and other provisions that will restrict the Reorganized Debtors’ ability to engage in various financing transactions and operating activities without the prior consent of the lenders under the New Credit Facility. The New Credit Facility also will require the Reorganized Debtors to maintain various financial ratios. The ability of the Reorganized Debtors to meet these financial covenants may be affected by events beyond their control. If the Reorganized Debtors default under any of these requirements, the lenders could declare all outstanding borrowings, accrued interest and fees to be due and payable. If that were to occur, there can be no assurance that the Reorganized Debtors would have sufficient liquidity to repay or refinance this indebtedness or any of their other debt.
     3. Fluctuations in Fuel Prices Could Negatively Impact the Debtors’ Financial Results
     Aviation fuel is one of the most significant expenses for an airline, representing approximately 22% of the Debtors’ projected operating expenses for 2005. If a future fuel supply shortage were to arise from OPEC production curtailments, a disruption of oil imports, post-war unrest in Iraq, other conflicts in the Middle East, or otherwise, higher fuel prices or further reduction of scheduled airline service could result. To the extent that the price of fuel is greater than that assumed in the Debtors’ Projections, the financial performance of the Debtors could be materially impacted.
     This is particularly important in light of the recent increases in oil prices. As of the date hereof, oil prices remain volatile.
     4. The Airline Industry is Highly Regulated and the Imposition of New or Modified Regulations Can Materially Impact the Debtors’ Operations and Financial Results
     The Debtors’ business is highly regulated, and the imposition of new or modified regulations can have a significant impact on the Debtors. The FAA from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures. Some FAA requirements cover, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement and other environmental concerns, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. The Reorganized Debtors expect to continue incurring expenses to comply with the FAA’s regulations.
     New regulations relating to environmental, safety, security, and scheduling matters may be considered by various governmental agencies. The adoption of such regulations could cause increased operating expenses and, in some cases, restrictions on the operations of airlines, including the Debtors, which could have a material adverse effect on the Debtors’ financial condition, cash flow, and results of operations.
     In addition, because of the significantly higher security and other costs incurred by airports since September 11, 2001, and because reduced landing weights since September 11, 2001, have reduced the fees airlines pay to airports, many airports are significantly increasing their rates and charges to air carriers, including United. Restrictions on the ownership and transfer of airline routes and takeoff and landing slots have also been proposed. The ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities are not made available. The Reorganized Debtors cannot provide assurance that current laws and regulations, or laws or regulations enacted in the future, will not adversely affect them.
     5. The Debtors’ Operations are Affected by the Seasonality Associated with the Airline Industry
     Due to greater demand for air travel during the spring and summer months, revenue in the airline industry in the second and third quarters of the year is generally stronger than revenue in the first and fourth quarters of the year for most U.S. air carriers. The Debtors’ results of operation generally reflect this seasonality, but have also been impacted by numerous other factors that are not necessarily seasonal, including the extent and nature of competition from other airlines, fare reductions, excise and similar taxes, security fees, changing levels of operations, fuel prices, weather, air traffic control delays, foreign currency exchange rates, and general economic conditions.
     6. The Airline Industry is Highly Competitive and the Restructuring Efforts of the Debtors’ Competitors or the Prolonged Use of Price Discounting Could Negatively Impact the Debtors’ Competitive Cost Position
     Historically, the Debtors have had among the highest operating costs of all the domestic major airlines. The Debtors’ business plan includes steps to address this competitive disadvantage, including labor cost reductions, fleet rationalization, and network redesign. However, the Debtors’ major competitors are also attempting to implement their own restructuring initiatives both in and outside Chapter 11. Such restructuring initiatives of the Debtors’ competitors, if successful, could negatively impact on the Debtors’ competitive cost position.
     The airline industry is highly competitive and susceptible to price discounting. Price competition comes primarily from offering discount or promotional fares. Under domestic law, carriers are not restricted in setting domestic fares and fares offered by one airline are typically matched by competing airlines. In addition, in the domestic market, competition has been enhanced by deregulation of the airline industry, which has facilitated expansion of established carriers into new markets as well as new entrants. Despite the improved financial condition of the Debtors as a result of the reorganization, the Reorganized Debtors may have less financial resources than many of their competitors. Accordingly, the Debtors may be less able to withstand a prolonged industry recession, fare war, or other unforeseen circumstance or crisis.

     7. The Impact of Terrorist Attacks and Possible Military and Other Actions May Adversely Affect the Airline Industry and Financial Markets
     Terrorist attacks in New York City and Washington, D.C. on September 11, 2001, adversely affected commerce throughout the United States and resulted in significant disruption to the airline industry and significant declines and volatility in financial markets. Further terrorist attacks against commercial aircraft could result in grounding of United’s fleet, and would likely result in significant reductions in load factors and yields, together with increased ticket refunds and security, insurance, and other costs. In addition, terrorist attacks not involving commercial aircraft, the war in Iraq, or other world events could result in decreased load factors and yields and could also result in increased costs for the Reorganized Debtors and the airline industry. Premiums for aviation insurance have also increased substantially, and could escalate further, or certain aviation insurance could become unavailable or available only for reduced amounts of coverage that are insufficient to comply with the levels of insurance coverage required by aircraft lenders and lessors or required by applicable government regulations. Additionally, war-risk coverage or other insurance might cease to be available to the Reorganized Debtors’ vendors, or might be available only at significantly increased premiums or for reduced amounts of coverage, which could adversely impact the Reorganized Debtors’ operations or costs.
     8. Much of the Indebtedness of the Reorganized Debtors Upon Emergence From the Chapter 11 Cases Will Bear Interest at Variable Rates, Which May Lead to Increased Debt Service Obligations
     Much of the indebtedness of the Reorganized Debtors upon emergence from the Chapter 11 Cases will bear interest at variable rates. An increase in the interest rates on such debt will reduce the funds available to repay the indebtedness of the Reorganized Debtors and to finance their operations and future business opportunities and, as a result, will intensify the consequences of their leveraged capital structure. For example, assuming that the Debtors obtain $2.5 billion in debt financing, a 100 basis point increase would result in an additional $25 million debt service obligations per year.
THESE CONSIDERATIONS CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS, AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, THE PERFORMANCE OF THE DEBTORS’ INVESTMENT PORTFOLIOS, ACHIEVING OPERATING EFFICIENCIES, MAINTAINING GOOD EMPLOYEE RELATIONS, EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF GOVERNMENTAL BODIES, NATURAL DISASTERS, ACTS OF TERRORISM OR WAR, AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS AND INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.
ARTICLE VII.
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
     The following is a summary of certain U.S. federal income tax consequences of the Plan to the Debtors and certain Creditors, including without limitation Holders of Unsecured Claims, Unsecured

Debentures, Securities Claims, Chicago Municipal Bond Claims, TOPrS Preferred Securities, Old Preferred Stock, and Old UAL Common Stock Interests. This summary is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury Regulations thereunder, and administrative and judicial interpretations and practice, all as in effect on the date hereof and all of which are subject to change, with possible retroactive effect. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained, and the Debtors do not intend to seek a ruling from the IRS as to any of such tax consequences, and there can be no assurance that the IRS will not challenge one or more of the tax consequences of the Plan described below.
     This summary does not apply to Holders of Claims that are not United States persons (as defined in the Internal Revenue Code) or that are otherwise subject to special treatment under U.S. federal income tax law (including, for example, banks, governmental authorities or agencies, financial institutions, insurance companies, pass-through entities, tax-exempt organizations, brokers and dealers in securities, mutual funds, small business investment companies, and regulated investment companies). The following discussion assumes that Holders of Unsecured Claims, Unsecured Debentures, Securities Claims, Chicago Municipal Bond Claims, TOPrS Preferred Securities, Old Preferred Stock, and Old UAL Common Stock Interests hold such interests as “capital assets” within the meaning of Internal Revenue Code § 1221. Moreover, this summary does not purport to cover all aspects of U.S. federal income taxation that may apply to the Debtors and Holders of Unsecured Claims, Unsecured Debentures, Securities Claims, Chicago Municipal Bond Claims, TOPrS Preferred Securities, Old Preferred Stock, and Old UAL Common Stock Interests based upon their particular circumstances. Additionally, this summary does not discuss any tax consequences that may arise under state, local, or foreign tax law.
     The Debtors continue to explore various possible alternative structures to maximize the going concern value of the Reorganized Debtors’ Estates. In this regard, if the Debtors determine that an alternative structure should be implemented, the Plan may be modified to effectuate such alternate structure, provided that such modifications shall not adversely affect the treatment and recoveries of Holders of Claims and Interests set forth herein.
     The following summary is not a substitute for careful tax planning and advice based on the particular circumstances of each Creditor, including without limitation, Holders of Unsecured Claims, Unsecured Debentures, Securities Claims, Chicago Municipal Bond Claims, TOPrS Preferred Securities, Old Preferred Stock, and Old UAL Common Stock Interests. All Creditors are urged to consult their own tax advisors as to the U.S. federal income tax consequences, as well as any applicable state, local, and foreign consequences, of the restructuring.
     To ensure compliance with requirements imposed by the IRS, any tax advice contained in this Disclosure Statement is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding tax-related penalties under the U.S. Internal Revenue Code. The tax advice contained in this Disclosure Statement was written to support the promotion or marketing of the transactions described in this Disclosure Statement. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.
A. Certain Federal Income Tax Consequences to the Holders of Claims and Interests
     1. Consequences to Holders of Unsecured Claims
a. Exchange of Unsecured Claims for New UAL Common Stock
     Pursuant to the Plan, the Unsecured Claims will be exchanged for New UAL Common Stock. The U.S. federal income tax consequences to Holders of the Unsecured Convenience Class Claims,

Unsecured Retiree Convenience Class Claims and Other Unsecured Claims depend on whether: (i) the Unsecured Convenience Class Claims and Other Unsecured Claims are treated as “securities” of UAL (as opposed to United) for purposes of the reorganization provisions of the Internal Revenue Code; and (ii) the Debtors’ restructuring qualifies as a tax-free reorganization. No exchange of a claim against United (as opposed to UAL) for New UAL Common Stock will qualify as a tax-free reorganization.
     Whether an instrument constitutes a “security” is determined based on all the facts and circumstances, but most authorities have held that term-length of a debt instrument is an important factor in determining whether such an instrument is a security for federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including, among others: the security for payment; the creditworthiness of the obligor; the subordination or lack thereof to other creditors; the right to vote or otherwise participate in the management of the obligor; convertibility of the instrument into an equity interest of the obligor; whether payments of interest are fixed, variable, or contingent; and whether such payments are made on a current basis, or accrued.
     To the extent that all or some of the Unsecured Convenience Class Claims, Unsecured Retiree Convenience Class Claims, and Other Unsecured Claims are treated as securities of UAL, then the Plan pursuant to which the Unsecured Convenience Class Claims, Unsecured Retiree Convenience Class Claims, and Other Unsecured Claims are exchanged for New UAL Common Stock should be treated as a tax-free reorganization. In such a case, Holders of such Unsecured Convenience Class Claims, Unsecured Retiree Convenience Class Claims, and Other Unsecured Claims that are treated as securities of UAL should not recognize any gain or loss on the exchange, except that a Holder may recognize ordinary income to the extent that New UAL Common Stock is treated as received in satisfaction of accrued but untaxed interest on such Unsecured Convenience Class Claims, Unsecured Retiree Convenience Class Claims, and Other Unsecured Claims. See ARTICLE VII.A.1.d herein. Such Holder should obtain a tax basis in the New UAL Common Stock equal to the tax basis of the Unsecured Convenience Class Claims, Unsecured Retiree Convenience Class Claims, and Other Unsecured Claims surrendered therefor and should have a holding period for the New UAL Common Stock that includes the holding period for the Unsecured Convenience Class Claims, Unsecured Retiree Convenience Class Claims, and Other Unsecured Claims exchanged therefor; provided, however, that the tax basis of any share of New UAL Common Stock treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for such New UAL Common Stock should not include the holding period of the Unsecured Convenience Class Claims, Unsecured Retiree Convenience Class Claims, and Other Unsecured Claims.
     To the extent that Unsecured Claims are not treated as securities of UAL, Holders of such Unsecured Convenience Class Claims, Unsecured Retiree Convenience Class Claims, Unsecured Deficiency Claims, and Other Unsecured Claims will be treated as exchanging their Unsecured Convenience Class Claims, Unsecured Retiree Convenience Class Claims, Unsecured Deficiency Claims, and Other Unsecured Claims for New UAL Common Stock in a taxable exchange under Section 1001 of the Internal Revenue Code. Accordingly, Holders of the Unsecured Convenience Class Claims, Unsecured Retiree Convenience Class Claims, Unsecured Deficiency Claims, and Other Unsecured Claims should recognize gain or loss equal to the difference between: (i) the fair market value of New UAL Common Stock (as of the date the stock is distributed to the Holder) received in exchange for the Unsecured Convenience Class Claims, Unsecured Retiree Convenience Class Claims, Unsecured Deficiency Claims, and Other Unsecured Claims; and (ii) the Holder’s adjusted basis, if any, in the Unsecured Convenience Class Claims, Unsecured Retiree Convenience Class Claims, Unsecured Deficiency Claims, and Other Unsecured Claims. Such gain or loss should be capital in nature so long as the Unsecured Convenience Class Claims, Unsecured Retiree Convenience Class Claims, Unsecured

Deficiency Claims, and Other Unsecured Claims are held as capital assets (subject to the “market discount” rules described below) and should be long-term capital gain or loss if the Unsecured Convenience Class Claims, Unsecured Retiree Convenience Class Claims, Unsecured Deficiency Claims, and Other Unsecured Claims were held for more than one year. To the extent that a portion of the New UAL Common Stock received in exchange for the Unsecured Convenience Class Claims, Unsecured Retiree Convenience Class Claims, Unsecured Deficiency Claims, and Other Unsecured Claims is allocable to accrued but untaxed interest, the Holder may recognize ordinary income. See “Accrued But Untaxed Interest” below. A Holder’s tax basis in New UAL Common Stock received should equal the fair market value of the New UAL Common Stock as of the date the stock is distributed to the Holder. A Holder’s holding period for New UAL Common Stock should begin on the day following the Effective Date.
b. Exchange of Unsecured Employee Distributions for New UAL Common Stock and New UAL Convertible Employee Notes
     Holders of Unsecured Employee Distributions should recognize taxable income on the receipt of New UAL Common Stock and New UAL Convertible Employee Notes in exchange for their distribution rights under the relevant CBA in an amount equal to the fair market value of the stock and the issue price of the New UAL Convertible Employee Notes received. Because such stock or convertible notes may be received, at least in part, in connection with the performance of services, the income recognized could be taxed as ordinary income for both federal and state income tax purposes, and could also be treated as wages for employment tax purposes. Ordinary income received by an individual is currently subject to tax for federal purposes at rates as high as 35%.
     (i) Tax Consequences of Holding and Disposing of New UAL Common Stock
     A Holder’s tax basis in New UAL Common Stock received should equal the fair market value of such stock as of the date the stock is distributed to the Holder. A Holder’s holding period for the New UAL Common Stock should begin on the day following the stock’s distribution date. So long as the Holder holds such stock for more than one year following the date of distribution, any gain recognized by the Holder upon the ultimate sale of such stock should qualify as a long-term capital gain (assuming such Holder held the stock as a capital asset ).
     (ii) Tax Consequences of Holding and Disposing of the New UAL Convertible Employee Notes
     As mentioned above, a recipient of New UAL Convertible Employee Notes may recognize taxable income upon the receipt of such notes in an amount equal to the notes’ issue price. It is anticipated that the issue price of the New UAL Convertible Employee Notes will equal the face amount of such notes. A Holder’s tax basis in the New UAL Convertible Employee Notes received should be equal to the issue price. A Holder’s holding period for the New UAL Convertible Employee Notes should begin the day following the date of the receipt of such notes.
     Interest paid on the New UAL Convertible Employee Notes will be taxable to a United States Holder of such notes as ordinary interest income (and not as wage income) at the time it accrues or is received in accordance with the Holder’s method of accounting for federal income tax purposes. The Debtors may be required to pay additional interest if the Debtors fail to comply with certain obligations under the note agreements or upon occurrence of certain events. In addition, the Debtors have the option to pay the first year of interest on the New UAL Convertible Employee Notes in New UAL Common Stock. Although the issue is not free from doubt, the Debtors intend to take the position that the possibility of payments of either additional interest or additional shares does not result in the New UAL Convertible Employee Notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. The Debtors’ determination in this regard is binding on all U.S. Holders, unless a Holder discloses a contrary position to the IRS. This position, however, is not binding on the IRS. If the IRS takes a contrary position from that described above, then a Holder of New UAL Convertible Employee Notes may be required to accrue interest income based upon a “comparable yield,” regardless of the Holder’s method of accounting. Such yield would be higher than the stated coupon on the New UAL Convertible Employee Notes. In addition, any gain on the sale, exchange, retirement or other taxable disposition of the New UAL Convertible Employee Notes (including any gain realized on the conversion of a note) may be recharacterized as ordinary income. Holders should consult their tax advisors regarding the tax consequences of the New UAL Convertible Employee Notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the New UAL Convertible Employee Notes are not treated as contingent payment debt instruments. If the Debtors become obligated to pay additional interest, the Debtors intend to take the position that such amounts would be treated as ordinary interest income and taxed as described above. In the event that additional shares are paid as a make whole payment, such payment should be included in the amount realized by the Holder on conversion or repurchase of the New UAL Convertible Employee Notes.
     Upon the sale, exchange or retirement of a New UAL Convertible Employee Note (other than a conversion into New UAL Common Stock), a Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the Holder’s adjusted tax basis in the New UAL Convertible Employee Notes. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described above. As it is unlikely that the New UAL Convertible Employee Notes will be issued with market discount (described below), gain or loss realized on the sale, exchange or retirement of a New UAL Convertible Employee Note will generally be long-term capital gain or loss if at the time of sale, exchange or retirement such note has been held for more than one year (assuming such Holder held the New UAL Convertible Employee Note as a capital asset).
     A Holder’s conversion of a New UAL Convertible Employee Note solely into New UAL Common Stock (other than cash in lieu of fractional share of New UAL Common Stock) will not be a taxable event. The receipt of cash in lieu of a fractional share of New UAL Common Stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and the Holder’s tax basis in the fractional share), and the fair market value of New UAL Common Stock received with respect to accrued interest will be taxed as a payment of interest as described above.
     A Holder’s tax basis in the New UAL Common Stock received upon conversion of a New UAL Convertible Employee Note (other than New UAL Common Stock received with respect to accrued interest, but including any basis allocable to a fractional share) will be the same as the Holder’s basis in the note at the time of conversion. The tax basis of New UAL Common Stock received with respect to accrued interest will be the amount of such interest. The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share will generally equal the difference between the cash received in lieu of the fractional share and the Holder’s tax basis in such fractional share. A Holder’s tax basis in a fractional share will be determined by allocating the Holder’s tax basis in the New UAL Common Stock between the New UAL Common Stock received upon conversion and the fractional share, in accordance with their respective fair market values.
     Holders of Unsecured Employee Distributions should be aware that UAL could be required to effect withholding for purposes of federal and state income and employment taxes with respect to the distribution of New UAL Common Stock and New UAL Convertible Employee Notes to such Holders regardless of whether such Holders receive either New UAL Common Stock or New UAL Convertible

Employee Notes. Unless the Holder of such Claims makes other arrangements with UAL (such as remitting to UAL directly the amount of such taxes owed), UAL may be required to withhold and sell on behalf of such Holder an amount of stock sufficient to satisfy the withholding liability. The tax rate for such withholding should equal 25% for federal income tax purposes. In addition, withholding may be required for state income taxes and any applicable employment taxes based on the Holder’s individual residence and situation. United filed a motion pursuant to Section 505 of the Bankruptcy Code with the Bankruptcy Court requesting a finding that it does not have to pay withholding taxes with respect to such distributions. This motion is currently set for hearing on September 16, 2005 solely on the question of whether the Bankruptcy Court has jurisdiction over the matter.
c. Exchange of Unsecured Debentures for New UAL Common Stock
     Holders of Unsecured Debentures should recognize gain or loss on the exchange of Unsecured Debentures for New UAL Common Stock. Although the Unsecured Debentures may constitute securities, the exchange of Unsecured Debentures for New UAL Common Stock likely will not qualify pursuant to a tax-free reorganization because the Unsecured Debentures were issued by United, and will be exchanged for equity in UAL. Accordingly, Holders of the Unsecured Debentures should recognize gain or loss equal to the difference between: (i) the fair market value of New UAL Common Stock (as of the date the stock is distributed to the Holder) received in exchange for the Unsecured Debentures; and (ii) the Holder’s adjusted basis in the Unsecured Debentures. Such gain or loss should be capital in nature so long as the Unsecured Debentures are held as capital assets (subject to the “market discount” rules described below) and should be long-term capital gain or loss if the Unsecured Debentures were held for more than one year. To the extent that a portion of the New UAL Common Stock received in exchange for the Unsecured Debentures is allocable to accrued but untaxed interest, the Holder may recognize ordinary income. See “Accrued But Untaxed Interest” below. A Holder’s tax basis in New UAL Common Stock received should equal the fair market value of the New UAL Common Stock as of the date the stock is distributed to the Holder. A Holder’s holding period for New UAL Common Stock should begin on the day following the Effective Date.
d. Accrued but Untaxed Interest
     To the extent that any amount received under the Plan by a Holder is attributable to accrued but untaxed interest, such amount should be taxable to the Holder as interest income, if such accrued interest has not been previously included in the Holder’s gross income for U.S. federal income tax purposes. Conversely, a Holder may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for bad debts) to the extent that any accrued interest was previously included in the Holder’s gross income but was not paid in full by Debtor.
     The extent to which New UAL Common Stock received by a Holder will be attributable to accrued but untaxed interest is unclear. Under the Plan, the aggregate consideration to be distributed to Holders of Allowed Claims in each Class will be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such Holders and any remaining consideration as satisfying accrued, but unpaid, interest, if any. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a bankruptcy plan is binding for federal income tax purposes. However, the IRS could take the position that the consideration received by a Holder should be allocated in some way other than as provided in the Plan. Holders of Unsecured Claims should consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan.

e. Market Discount
     Holders who exchange Unsecured Claims for New UAL Common Stock may be affected by the “market discount” provisions of Internal Revenue Code Sections 1276 through 1278. Under these rules, some or all of the gain realized by a Holder may be treated as ordinary income (instead of capital gain), to the extent of the amount of “market discount” on such Unsecured Claims.
     In general, a debt obligation with a fixed maturity of more than one year that is acquired by a holder on the secondary market (or, in certain circumstances, upon original issuance) is considered to be acquired with “market discount” as to that holder if the debt obligation’s stated redemption price at maturity (or revised issue price, in the case of a debt obligation issued with original issue discount) exceeds the tax basis of the debt obligation in the holder’s hands immediately after its acquisition. However, a debt obligation will not be a “market discount bond” if such excess is less than a statutory de minimis amount (equal to 0.25 percent of the debt obligation’s stated redemption price at maturity or revised issue price, in the case of a debt obligation issued with original issue discount).
     Any gain recognized by a Holder on the taxable disposition of Unsecured Claims (determined as described above) that were acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while the Unsecured Claims were considered to be held by a Holder (unless the Holder elected to include market discount in income as it accrued). To the extent that the Unsecured Claims that were acquired with market discount are exchanged in a tax-free transaction for other property (as may occur here), any market discount that accrued on the Unsecured Claims (i.e., up to the time of the exchange) but was not recognized by the Holder is carried over to the property received therefore and any gain recognized on the subsequent sale, exchange, redemption or other disposition of such property is treated as ordinary income to the extent of such accrued market discount.
     2. Consequences to Holders of Secured Aircraft Claims
     The Holders of Secured Aircraft Claims may recognize income, gain or loss for United States federal income tax purposes with respect to the discharge of their Claims, depending on whether their Claims are Reinstated or, if not Reinstated, on the outcome of their negotiations with the Debtors. A Holder whose Secured Aircraft Claim is Reinstated pursuant to the Plan will not realize income, gain or loss unless either (i) such Holder is treated as having received interest, damages or other income in connection with the Reinstatement, or (ii) such Reinstatement is considered a “significant modification” of the Claim. Holders of Secured Aircraft Claims should consult their own tax advisors to determine whether or not a “significant modification” has occurred and its impact to such Holder. A Holder who receives Cash or other property in exchange for its Secured Aircraft Claim pursuant to the Plan will generally recognize income, gain or loss for United States federal income tax purposes in an amount equal to the difference between (1) the amount of Cash or fair market value of the other property received in exchange for its Claim, and (2) the Creditor’s adjusted tax basis in its Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the Holder, the nature of the Claim in such Holder’s hands, whether the Claim constitutes a capital asset in the hands of the Holder, whether the Claim was purchased at a discount, and whether and to what extent the Holder has previously claimed a bad debt deduction with respect to its Claim. The United States federal income tax consequences of the receipt of Cash or other property allocable to accrued interest may be relevant and are summarized above in ARTICLE VII.A.1.d. In addition, the market discount provisions summarized above in ARTICLE VII.A.1.e. may also apply.

     3. Consequences to Holders of Chicago O’Hare Municipal Bond Claims
     A Holder of Chicago O’Hare Municipal Bond Claims who exchanges such Claim for new Chicago Municipal Bonds and New UAL Stock pursuant to the Plan should recognize for federal income tax purposes gain or loss on such exchange based on the difference between (a) such Holder’s tax basis in his Claim, and (b) the adjusted issue price of the new Chicago Municipal Bond plus the fair value of the New UAL Stock received as of the date the stock is distributed to the Holder. While the Debtors do not intend to allocate any portion of the new Chicago Municipal Bonds and New UAL Stock to accrued but unpaid interest on such Claims, it is possible that the IRS would take the position that a portion of such consideration should be allocated to such interest. Whether any such interest so allocated would be treated as tax-exempt interest is uncertain under existing law. Holders should consult with their personal tax advisers regarding the possibility of such characterization and the tax consequences thereof.
     4. Consequences to Holders of TOPrS Preferred Securities and Subordinated Securities Claims
     Holders of TOPrS Preferred Securities and Subordinated Securities Claims will receive no distribution on account of such Claims. Holders of TOPrS Preferred Securities and Subordinated Securities Claims should be entitled to a loss deduction provided that such deduction was not previously claimed by such Holders and provided such Holders have a tax basis in their TOPrS Preferred Securities and Subordinated Securities Claims. The loss realized on the cancellation of TOPrS Preferred Securities and Subordinated Securities Claims should be a capital loss under Internal Revenue Code Section 165 if such claims are treated as “securities” under Internal Revenue Code Section 165(g)(2). If TOPrS Preferred Securities and Subordinated Securities Claims are not treated as “securities” under Internal Revenue Code Section 165(g)(2), the loss realized on the cancellation of TOPrS Preferred Securities and Subordinated Securities Claims may be a capital loss or an ordinary loss under Internal Revenue Code Section 166, depending on the facts and circumstances of the Holder, the obligor, and the instrument with respect to which a deduction is claimed.
     5. Consequences to Holders of Old Preferred Stock and Old UAL Common Stock
     Holders of Old Preferred Stock and Old UAL Common Stock that is cancelled in the Plan will be allowed a worthless stock deduction (unless such Holder had previously claimed a worthless stock deduction with respect to any Old Preferred Stock or Old UAL Common Stock and assuming that the taxable year that includes the Plan is the same taxable year in which such stock first became worthless) in an amount equal to the Holder’s adjusted basis in the Old Preferred Stock and/or Old UAL Common Stock. A worthless stock deduction is a deduction allowed to a Holder of a corporation’s stock for the taxable year in which such stock becomes worthless. If the Holder held Old Preferred Stock and/or Old UAL Common Stock as a capital asset, the loss will be treated as a loss from the sale or exchange of such capital asset.
     6. Information Reporting and Backup Withholding
     Under the backup withholding rules, a Holder of a Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan unless that Holder: (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact; or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the Holder is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional tax, but merely an advance payment that may be refunded to the extent it results in an overpayment of tax.

     Debtor will withhold all amounts required by law to be withheld from payments of interest and dividends. Debtor will comply with all applicable reporting requirements of the Internal Revenue Code.
     THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTION CONTEMPLATED BY THE RESTRUCTURING, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.
B. Certain U.S. Federal Income Tax Consequences to Reorganized Debtors
     1. Cancellation of Debt and Reduction of Tax Attributes
     As a result of the Plan, the amount of Debtors’ aggregate outstanding indebtedness will be substantially reduced. In general, absent an exception, a debtor will realize and recognize cancellation of debt income (“COD Income”) upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of the issue price of any new indebtedness of the taxpayer issued, the amount of cash paid, and the fair market value of any new consideration (including stock of the debtor) given in satisfaction of such indebtedness at the time of the exchange.
     A debtor will not, however, be required to include any amount of COD Income in gross income if the debtor is under the jurisdiction of a court in a Title 11 bankruptcy proceeding and the discharge of debt occurs pursuant to that proceeding. Instead, as a consequence of such exclusion, a debtor must reduce its tax attributes by the amount of COD Income that it excluded from gross income under Internal Revenue Code Section 108. In general, tax attributes will be reduced in the following order: (a) NOLs; (b) most tax credits and capital loss carryovers; (c) tax basis in assets; and (d) foreign tax credits. A debtor with COD income may elect first to reduce the basis of its depreciable assets under Section 108(b)(5) of the Internal Revenue Code.
     Because the Plan provides that Holders of Unsecured Claims will receive New UAL Common Stock, the amount of COD Income, and accordingly the amount of tax attributes required to be reduced, will depend significantly on the fair market value of the New UAL Common Stock exchanged therefor. This value cannot be known with certainty until after the Effective Date. Thus, although it is expected that a reduction of tax attributes will be required, the exact amount of such reduction cannot be predicted. Nonetheless, despite this reduction, the Debtors expect that they will have a significant NOL remaining after emergence from bankruptcy.
     In the context of a consolidated group of corporations, current law generally provides for a complex ordering mechanic in determining how the tax attributes of one member can be reduced by the COD income of another member. However, as a majority of the indebtedness (and resulting COD Income) and NOLs are both at the United entity level, the bulk of the tax attribute reduction also will take place at the United level and these ordering rules should have relatively little impact.

     2. Limitation of Net Operating Loss Carryovers and Other Tax Attributes
     As noted above, the Debtors had approximately $4 billion of federal NOLs as of the Petition Date and have incurred additional NOLs since such time. The precise amount of NOLs that will be available to the Debtors at emergence is based on a number of factors and is impossible to calculate at this time. Some of the factors that will impact the amount of available NOLs include: the amount of tax losses incurred by the Debtors in 2005, the value of the New UAL Common Stock; and the amount of COD Income incurred by the Debtors in connection with the consummation of the Plan. Nonetheless, the Debtors anticipate that, taking these factors into account, they will have significant federal NOLs available following emergence, subject to the limitations discussed below.
     Internal Revenue Code Section 382 generally limits a corporation’s use of its NOLs if a corporation undergoes an “ownership change.” This discussion describes the limitation determined under Internal Revenue Code Section 382 in the case of an “ownership change” as the “Section 382 Limitation.” The Section 382 Limitation on the use of pre-change NOLs in any “post-change year” is generally equal to the product of the fair market value of the loss corporation’s outstanding stock immediately before the ownership change and the long term tax-exempt rate (which is published monthly by the U.S. Department of the Treasury and most recently was approximately 4.2% in August 2005) in effect for the month in which the ownership change occurs. If the corporation experiencing an ownership change has a “net unrealized built-in gain” (generally, the excess, if any, of the aggregate fair market value of the corporation’s assets over the aggregate tax basis of such assets), the Section 382 Limitation which would otherwise apply will be increased by the amount of such built-in gains which are recognized during the five-year period following the ownership change. In addition, Internal Revenue Code Section 383 applies a similar limitation to capital loss carryforwards and tax credits.
     In general, an ownership change occurs when the percentage of the corporation’s stock owned by certain “5 percent shareholders” increases by more than 50 percentage points over the lowest percentage owned at any time during the applicable “testing period” (generally, the shorter of: (a) the three-year period preceding the testing date; or (b) the period of time since the most recent ownership change of the corporation). A “5 percent shareholder” for these purposes includes, generally, an individual or entity that directly or indirectly owns 5 percent or more of a corporation’s stock during the relevant period, and may include one or more groups of shareholders that, in the aggregate, own less than 5 percent of the value of the corporation’s stock. Under applicable Treasury Regulations, an ownership change with respect to an affiliated group of corporations filing a consolidated return that have consolidated NOLs is generally measured by changes in stock ownership of the parent corporation of the group. An ownership change will occur with respect to the Debtors in connection with the Plan. Therefore, the Debtors’ ability to use their NOLs may be limited by Internal Revenue Code Section 382.
     When an “ownership change” occurs pursuant to the implementation of a plan of reorganization under the Bankruptcy Code, the general Section 382 Limitation may not apply if certain requirements are satisfied. Under Section 382(l)(5) of the Internal Revenue Code, the Section 382 Limitation does not apply to an ownership change of a loss corporation if the corporation was under the jurisdiction of a bankruptcy court immediately before the change and those persons who were shareholders and creditors of the loss corporation immediately before the ownership change own at least 50 percent of the loss corporation’s stock by value and voting power after the ownership change. Alternatively, if the exchanges contemplated by the Plan do not qualify under Section 382(l)(5) or if the Debtors elect out of the application of such section, the Debtors’ Section 382 Limitation will be determined in accordance with Section 382(l)(6), as described below.
     If the exchanges contemplated by the Plan qualify under Internal Revenue Code Section 382(l)(5), the Debtors would avoid entirely the application of the Section 382 Limitation to their NOLs and recognized built-in losses, if any, but would be required to reduce their NOLs and possibly other tax attributes by any deduction for interest claimed by the Debtors with respect to any indebtedness converted into stock for: (a) the three-year period preceding the taxable year of the “ownership change;” and (b) the portion of the year of the “ownership change” prior to the Consummation of the Plan. Under Section 382(l)(5), if there is a second ownership change during the two-year period immediately following Consummation of the Plan, the Section 382 Limitation after that ownership change will be zero. The determination of the application of Section 382(l)(5) is highly fact specific and dependent on circumstances that are difficult to assess accurately, such as the length of time that a Claim was held by a claimant, whether a Claim arose in the ordinary course of a claimant’s business, the value of New UAL Common Stock received by a claimant, which claimants qualify as “Creditors” for purposes of Section 382(l)(5) (e.g., creditors of a parent or a subsidiary), the percentage of New UAL Common Stock held by a claimant post-reorganization, and whether any claimant actively participated in formulating the Debtors’ Plan and in doing so made it clear to the Debtors that its debt was not “qualified debt.” In addition, the existing statutes, regulations, and case law are ambiguous with respect to the application of Section 382(l)(5) to consolidated groups where indebtedness exists at both the parent and subsidiary levels. Thus, the Debtors are not certain whether they will qualify for the Section 382(l)(5) special rule.
     If the exchanges contemplated by the Plan do not qualify under Internal Revenue Code Section 382(l)(5) or if Reorganized UAL elects not to use that provision, Reorganized UAL’s use of its NOLs to offset taxable income earned after Consummation of the Plan will be subject to the Section 382 Limitation. However, in that case, Section 382(l)(6) of the Internal Revenue Code provides that Reorganized UAL may elect to have the value of its stock, for the purpose of calculating its Section 382 Limitation, determined by reference to the net equity value of the stock immediately after the ownership change has occurred (rather than immediately before the ownership change, as is the case under the general rule for non-bankruptcy ownership changes). In that case, because it is difficult to predict Reorganized UAL’s net equity value immediately after the exchanges contemplated by the Plan, Reorganized UAL’s use of its carryover may be substantially limited.
     The Debtors have not yet determined whether they will rely on the special rule under Section 382(l)(5) or the special rule under Section 382(l)(6). However, the IRS has announced new rules that may make it less punitive for the Debtors to utilize Section 382(l)(6). Under IRS rules, which took the form of an IRS Notice (and thus are subject to change at any time), a corporation whose assets generally have a fair market value greater than their tax basis (a “net unrealized built-in gain”) is permitted to increase its annual Section 382 Limitation during the five years immediately after the ownership change by an amount equal to the depreciation deductions that a hypothetical purchaser of the Debtors’ assets would have been permitted to claim if it had acquired the Debtors’ assets in a taxable transactions. While the Debtors have not completed review of their assets, it may be that they in fact will have a net unrealized built-in gain on assets and that the hypothetical depreciation on those assets, following a deemed sale, would be significant. If so, the ability of the Debtors to utilize their pre-change losses to offset their taxable income under Section 382(l)(6) following Consummation of the Plan may be significantly enhanced. At all events, however, it is important to recognize that the Debtors’ pre-change losses will be reduced by the amount of COD income realized as part of Consummation of the Plan, and that the new rules issued by the IRS that may enhance the Debtors’ ability under Section 382(l)(6) to utilize their pre-change losses could be changed at any time.
     Regardless of whether the Debtors take advantage of Section 382(l)(5) or Section 382(l)(6), the Debtors’ use of their pre-change losses after emerging from bankruptcy may be adversely affected if an “ownership change” within the meaning of Section 382 were to occur after the Effective Date.
     To avoid an “ownership change” after the Effective Date, the Reorganized UAL Charter will contain a “5 Percent Ownership Limitation,” effective for 5 years after Reorganized UAL emerges from bankruptcy. This limitation will provide that any attempted transfer of New UAL Common Stock or other Reorganized UAL securities (collectively “Reorganized UAL Securities”) prior to the Restriction Release Date will be prohibited and void if either: (a) the transferor is a “5-percent shareholder” (within the meaning of Section 382 of the Internal Revenue Code); or (b) to the extent that, as a result of such attempted transfer (or any series of attempted transfers of which such transfer is a part), either: (i) any person or group of persons would become a 5-percent shareholder, or (ii) the holdings of any 5-percent shareholder would be increased (a “5-Percent Transaction”).
     The Restriction Release Date is the earliest of the following dates: (a) the fifth anniversary of the Effective Date; (b) the repeal, amendment or modification of Section 382 of the Internal Revenue Code in such a way as to render the restrictions imposed by such section no longer applicable to Reorganized UAL; (c) the beginning of a taxable year of Reorganized UAL in which none of the anticipated tax benefits of the NOLs are available; and (d) the date on which the Section 382 Limitation imposed on the Debtors would not be materially less than the NOL carryforward of the Debtors. The restrictions on transfer will not apply to certain transactions approved by Reorganized UAL’s Board of Directors.
     The purpose of the 5-Percent Ownership Limitation is to reduce the risk that a change in the ownership of Reorganized UAL may occur, thereby causing the loss or reduction of federal income tax attributes of the Debtors for purposes of Sections 382 and 383 of the Internal Revenue Code. However, the implementation of the 5-Percent Ownership Limitation also could have the effect of impeding an attempt to acquire a significant or controlling interest in Reorganized UAL and, as a practical matter, may make it difficult for a 5-percent Holder to pledge such securities on margin.
     Any attempted transfer of Reorganized UAL Securities that are subject to the 5-Percent Ownership Limitation in violation of the requirements of the Reorganized UAL Charter will be null and void. The purported transferor will remain the owner of such transferred shares and Reorganized UAL, as agent for the purported transferor, will be authorized to sell such shares to an eligible transferee that is not subject to the 5-Percent Ownership Limitation. The proceeds of any such sale will be applied to reimburse Reorganized UAL for its expenses, then any remaining amounts will be paid to reimburse the intended transferee for any payments made by the intended transferee to the transferor, and the remainder, if any, will be paid to one or more organizations qualifying under Section 501(c)(3) of the Internal Revenue Code.
     The Debtors are in negotiations with certain aircraft lessors and/or mortgagors with respect to the disposition or use of such aircraft. The Debtors anticipate that, on the disposition of certain aircraft, they will recognize gain that is taxable as ordinary income for United States federal income tax purposes. The Debtors expect that they will have adequate NOLs to offset any such taxable income.
ARTICLE VIII.
VOTING PROCEDURES
     The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of Chapter 11 of the Bankruptcy Code. One of these technical requirements is that the Bankruptcy Court find, among other things, that the Plan has been accepted by the requisite votes of all Classes of Impaired Claims and Interests unless approval will be sought under Section 1129(b) of the Bankruptcy Code in spite of the nonacceptance by one or more such Classes. On [___], 2005, the Bankruptcy Court entered an order that, among other things, set the hearing date on the Confirmation of the Plan and the relevant objection and reply deadlines relating thereto, the Record Date, and the Voting Deadline. On [___], 2005 the Bankruptcy Court approved an order (the “Solicitation

Procedures Order”) that, among other things, approved this Disclosure Statement, approved the Solicitation Procedures25 for soliciting votes on the Plan, and approved the form of the solicitation documents, and various other notices. A copy of the Solicitation Procedures is included as Exhibit 1 in the Plan Supplement and is hereby incorporated by reference as though fully set forth herein. The Solicitation Procedures should be read in conjunction with this section of the Disclosure Statement.
     If you have any questions about (a) the procedures for voting your Claim or Interest or with respect to the packet of materials that you have received, or (b) the amount of your Claim or your Interest, please contact the Debtors’ Solicitation Agent, Poorman-Douglas Corporation, at (877) 752-5527. If you wish to obtain an additional copy of the Plan, this Disclosure Statement, the Plan Supplement, or other Solicitation Documents, you can obtain them from the Debtors’ private website at http://www.pd-ual.com or by requesting a copy from the Debtors’ Solicitation Agent, by writing to Poorman-Douglas Corporation, Attn: UAL Balloting, 10300 SW Allen Boulevard, Beaverton, Oregon 97005 or by telephone at (877) 752-5527.
A. Who Can Vote
     In general, a holder of a claim or interest may vote to accept or to reject a plan if (i) no party in interest has objected to such claim or interest, and (ii) the claim or interest is impaired by the plan. If the holder of an impaired claim or impaired interest will not receive any distribution under the plan in respect of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan. If the claim or interest is not impaired, the Bankruptcy Code deems that the holder of such claim or interest has accepted the plan and the plan proponent need not solicit such holder’s vote.
     Pursuant to Section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the Holder thereof, or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default. The Holder of a Claim that is Impaired under the Plan is entitled to vote to accept or reject the Plan.
     Only the following Holders of Impaired Claims in voting classes shall be entitled to vote with regard to such Claims: (i) the Holders of claims for which proofs of claim have been timely filed, as reflected on the official claims register, as of the close of business on the Record Date, with the exception of those claims subject to a pending objection filed before the Voting Deadline, unless such claims are allowed for voting purposes pursuant to a Resolution Event pursuant to the procedures in Paragraphs D.6 and D.7 of the Solicitation Procedures; and (ii) the Holders of scheduled claims that are listed in the Debtors’ Schedules, with the exception of those scheduled claims that are listed as contingent, unliquidated or disputed claims (excluding such scheduled claims that have been superseded by a timely-filed proof of claim); provided, however, that the assignee of a transferred and assigned claim (whether a timely-filed or scheduled claim) shall be permitted to vote such claim only if the appropriate Transfer/Assignment Form has been noted on the Bankruptcy Court’s docket as of the close of business on the Record Date.
     A vote may be disregarded if the Bankruptcy Court determines, pursuant to Section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the

[25]	Capitalized terms in this Article VIII that are not otherwise defined in the Disclosure Statement or Plan shall have the meanings ascribed to them in the Solicitation Procedures.

provisions of the Bankruptcy Code. The Solicitation Procedures also set forth assumptions and procedures for tabulating Ballots/Master Ballots, including Ballots/Master Ballots that are not completed fully or correctly.
B. Classes Impaired Under the Plan
     1. Voting Impaired Classes of Claims and Interests
     The following Classes are impaired under, and entitled to vote to accept or reject, the Plan:

Debtor	Classes
UAL	1D, 1E-1, 1E-2, and 1E-3
United	2D-1, 2D-2, 2E-1, 2E-2, 2E-3, 2E-4, 2E-5, and 2E-6
Air Wisconsin	3D, 3E-1, 3E-2, and 3E-3
Air Wis	4D and 4E

Ameniti Travel Clubs, Inc.	5D and 5E
BizJet Charter	6D and 6E
BizJet Fractional	7D and 7E
BizJet Services	8D and 8E
Cybergold	9D and 9E
DMS	10D and 10E
Four Star	11D and 11E
Itarget	12D and 12E
Kion Leasing	13D and 13E
Mileage Plus Holdings	14D and 14E
Mileage Plus, Inc.	15D and 15E
Mileage Plus Marketing	16D and 16E
MyPoints.com	17D and 17E
MyPoints Offline	18D and 18E]
Premier	19D and 19E
UAFC	20D and 20E
UAL BMI	21D and 21E
UAL Company Services	22D and 22E
ULS	23D and 23E
United BizJet	24D and 24E
United Cogen	25D and 25E
United GHS	26D and 26E
United Vacations	27D and 27E
United Worldwide	28D and 28E

     2. Non-Voting Impaired Classes of Claims and Interests
     The Classes listed below are not entitled to receive or retain any property under the Plan. Under Section 1126(g) of the Bankruptcy Code, Holders of Claims and Interests in such Classes are deemed to reject the Plan, and the votes of such Holders of Claims and Interests will not be solicited: Classes 1F, 1G, 1H, 1I, 2H, 2I, 3H, 4H, 5H, 6H, 7H, 8H, 9H, 10H, 11H, 12H, 13H, 14H, 15H, 16H, 17H, 18H, 19H, 20H, 21H, 22H, 23H, 24H, 25H, 26H, 27H, and 28H. Pursuant to the Solicitation Procedures, these parties shall receive the Notice of Non-Voting Status With Respect To Impaired Classes Deemed to Reject the Plan.
     3. Unimpaired Classes of Claims and Interests
     All other Classes are Unimpaired under the Plan and deemed under Section 1126(f) of the Bankruptcy Code to have accepted the Plan. Their votes to accept or reject the Plan will not be solicited. Acceptances of the Plan are being solicited only from those who hold Claims in an Impaired Class whose members will receive a distribution under the Plan. Pursuant to the Solicitation Procedures, these parties shall receive the Notice of Non-Voting Status With Respect To Unimpaired Classes Deemed to Accept the Plan and Unclassified Classes.
C. Distribution of Solicitation Documents
     The Debtors shall serve all of the following Solicitation Documents (except the Plan Supplement) on the Core Group and all parties in interest on the 2002 List as of the Record Date pursuant to the Case Management Procedures approved in these Chapter 11 Cases:
a. the Solicitation Notice;
b. the appropriate Ballot(s) and/or Master Ballot(s) and applicable Voting Instructions;
c. a pre-addressed, postage pre-paid return envelope;
d. the Plan Summary;
e. the Disclosure Statement, as approved by the Bankruptcy Court (with the Plan as an exhibit), the Plan Supplement, and any other supplements or amendments to these documents which may be filed with the Bankruptcy Court;
f. any supplemental solicitation materials the Debtors may file with the Bankruptcy Court or that the Bankruptcy Court orders to be available; and
g. the Solicitation Procedures Order (without exhibits except for Exhibit 1 (Solicitation Procedures)).
     With respect to any of the following persons or entities that are not in the Core Group or on the 2002 List, the Debtors will mail, or cause to be mailed, only: (i) the Solicitation Notice, (ii) the Plan Summary, (iii) the applicable Ballots, Master Ballots, and Voting Instructions, and (iv) a pre-addressed, postage pre-paid return envelope. The Solicitation Notice will instruct the following parties that items (e) through (g) above can be obtained by accessing the Debtors’ private website at http://www.pd-ual.com or by requesting a copy from the Debtors’ Solicitation Agent, by writing to Poorman-Douglas Corporation, Attn: UAL Balloting, 10300 SW Allen Boulevard, Beaverton, Oregon 97005 or by telephone at (877) 752-5527:

(a)	all persons or entities who, on or before the Record Date, have timely filed a proof of claim or equity interest (or an untimely proof of claim which has been allowed as timely by the Court under applicable law on or before the Record Date) (i) that has not been expunged, disallowed, disqualified or suspended prior to the Record Date, and (ii) that is not the subject of a pending objection on the Record Date;
(b)	all persons or entities listed in the Debtors’ Schedules or Amended Schedules filed with the Bankruptcy Court as holding a noncontingent, liquidated, undisputed claim or equity interest as of the Record Date, except to the extent that such claim or equity interest was expunged, disallowed, disqualified or suspended prior to the Record Date;
(c)	the holder of any Disputed Claim (as defined in Paragraph D.6 of the Solicitation Procedures) that has been allowed to vote pursuant to a Resolution Event (as defined below) pursuant to the procedures set forth in Paragraphs D.6-D.7 of the Solicitation Procedures;
(d)	with respect to any Beneficial Holder (as defined in the Solicitation Procedures), to the applicable record holders or Nominee (or the indenture trustee for Aircraft Debt (as defined below)), as reflected in the relevant records as of the Record Date;
(e)	the Securities and Exchange Commission;
(f)	the IRS; and
(g)	the United States Attorney for the Northern District of Illinois.
D. Releases Under the Plan
     AS SET FORTH IN DETAIL IN ARTICLE IV ABOVE, ALL IMPAIRED CREDITORS ENTITLED TO VOTE WHO VOTE TO ACCEPT THE PLAN OR WHO ABSTAIN FROM VOTING TO ACCEPT OR REJECT THE PLAN BY THE VOTING DEADLINE, SHALL BE DEEMED TO HAVE ACCEPTED THE RELEASE PROVISIONS IN THE PLAN UNLESS THEY RETURN A BALLOT TO THE SOLICITATION AGENT BY THE VOTING DEADLINE REJECTING THE RELEASE PROVISIONS IN THE PLAN.

E. Voting
     BALLOTS CAST BY HOLDERS AND MASTER BALLOTS CAST ON BEHALF OF BENEFICIAL HOLDERS IN CLASSES ENTITLED TO VOTE MUST BE RECEIVED BY THE SOLICITATION AGENT BY THE VOTING DEADLINE AT THE FOLLOWING ADDRESSES:

If by U.S. Mail:	If by courier/hand delivery:

Poorman-Douglas Corporation	Poorman-Douglas Corporation
UAL Balloting	UAL Balloting
P.O. Box 4349	10300 SW Allen Boulevard
Portland, Oregon 97208-4349	Beaverton, Oregon 87005
     IF YOU HAVE ANY QUESTIONS ON VOTING PROCEDURES, PLEASE CALL THE SOLICITATION AGENT TOLL FREE AT (877) 752-5527.
     Ballots received after the Voting Deadline will not be counted by the Debtors in connection with the Debtors’ request for Confirmation of the Plan, unless the Voting Deadline is extended by the Debtors. The method of delivery of Ballots to be sent to the Solicitation Agent is at the election and risk of each Holder of a Claim or Interest. Except as otherwise provided in the Plan, such delivery will be deemed made only when the original executed Ballot is actually received by the Solicitation Agent. In all cases, sufficient time should be allowed to assure timely delivery. Original executed Ballots or Master Ballots are required. Delivery of a Ballot or Master Ballot to the Solicitation Agent by facsimile, e-mail, or any other electronic means will not be accepted. No Ballot or Master Ballot should be sent to the Debtors, their agents (other than the Solicitation Agent), any indenture trustee (unless specifically instructed to do so), or the Debtors’ financial or legal advisors, and if so sent will not be counted.
     The Debtors expressly reserve the right to amend, at any time and from time to time, the terms of the Plan (subject to compliance with the requirements of Section 1127 of the Bankruptcy Code). If the Debtors make material changes in the terms of the Plan or if the Debtors waive a material condition, the Debtors will disseminate additional solicitation materials and will extend the solicitation, in each case to the extent directed by the Bankruptcy Court.
     IN LIGHT OF THE BENEFITS OF THE PLAN FOR EACH CLASS OF CLAIMS AND INTERESTS, THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS AND INTERESTS IN EACH OF THE IMPAIRED CLASSES VOTE TO ACCEPT THE PLAN.
ARTICLE IX.
PLAN SUPPLEMENT
     Attached as Appendix E hereto is a list of all of the items that are included in the Plan Supplement. The Debtors reserve the right to modify and supplement the Plan Supplement, as set forth in the Plan.
ARTICLE X.
RECOMMENDATION
     In the opinion of the Debtors, the Plan is preferable to the alternatives described herein because it provides for a larger distribution to the Holders than would otherwise result in a liquidation under Chapter 7 of the Bankruptcy Code. In addition, any alternative other than Confirmation of the Plan could result in extensive delays and increased administrative expenses resulting in smaller distributions to the Holders of Claims. Accordingly, the Debtors recommend that Holders of Claims entitled to vote on the Plan support Confirmation of the Plan and vote to accept the Plan.

Chicago, Illinois	Respectfully Submitted,
Dated: September 7, 2005
UAL CORPORATION (for itself and all other Debtors: UAL Loyalty Services, Inc., Ameniti Travel Clubs, Inc., Mileage Plus Holdings, Inc., Mileage Plus Marketing, Inc., MyPoints.com, Inc., Cybergold, Inc., itarget.com, inc., MyPoints Offline Services, Inc., UAL Company Services, Inc., Four Star Leasing, Inc., Air Wis Services, Inc., Air Wisconsin, Inc., Domicile Management Services, Inc., UAL Benefits Management, Inc., United Biz Jet Holdings, Inc., Biz Jet Charter, Inc., Biz Jet Fractional, Inc., Biz Jet Services, Inc., United Air Lines, Inc., Kion Leasing, Inc., Premier Meeting and Travel Services, Inc., United Aviation Fuels Corporation, United Cogen, Inc., Mileage Plus, Inc., United GHS, Inc., United Worldwide Corporation and United Vacations, Inc.)

By: ________________________________________

Name: Frederic F. Brace

Title: Executive Vice President and Chief Financial Officer

James H.M. Sprayregen, P.C. (ARDC No. 6190206)
Marc Kieselstein, P.C. (ARDC No. 6199255)
David R. Seligman (ARDC No. 6238064)
David A. Agay (ARDC No. 6244314)
Erik W. Chalut (ARDC No. 6269521)
KIRKLAND & ELLIS LLP
200 East Randolph Drive
Chicago, Illinois 60601
(312) 861-2000 (telephone)
(312) 861-2200 (facsimile)

Counsel for the Debtors and Debtors in Possession

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APPENDIX A

      DEBTORS’ JOINT PLAN OF REORGANIZATION
PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

[SEE EXHIBIT 99.2 TO THIS FORM 8-K]

Appendix B

NOTES AND ASSUMPTIONS TO HYPOTHETICAL LIQUIDATION ANALYSES

Notes and Assumptions to Hypothetical Liquidation Analyses
A. Introduction
          As to each holder of a claim or interest in or against a Chapter 11 bankruptcy estate that does not vote to accept a plan of reorganization, Section 1129(a)(7) of the Bankruptcy Code provides that the Bankruptcy Court shall not confirm the proposed plan unless the plan provides such holders at least as much as they would have received if the debtor liquidated under Chapter 7, a/k/a the “best interests of creditors” test. To that end, the Debtors have prepared the following hypothetical liquidation analyses in connection with the Plan and Disclosure Statement.
          In reviewing potential Chapter 7 liquidation scenarios, the Debtors have prepared separate analyses that, on the one hand, assume substantive consolidation of the Estates of all of the Debtors (the “Consolidated Liquidation Analysis”) and, on the other hand, assume that the Estates of the Debtors are not substantively consolidated and are separately liquidated (each, a “Non-Consolidated Liquidation Analysis” and collectively with the Consolidated Liquidation Analysis, the “Liquidation Analyses”). The Debtors’ management assembled the following Liquidation Analyses with the assistance of Huron and Rothschild.
          The Liquidation Analyses are based upon the assumptions discussed herein. Unless otherwise specifically set forth in the Liquidation Analyses, all capitalized terms not defined herein or in the Liquidation Analyses shall have the same meanings ascribed to them in the Plan and the Disclosure Statement. The Liquidation Analyses estimate potential cash distributions to Holders of Allowed Claims upon a hypothetical Chapter 7 liquidation of the assets of each Debtor, and it is assumed that there are no sales of the Debtors’ businesses as “going concerns.” Accordingly, asset values discussed herein may differ from amounts referred to in the Plan and Disclosure Statement.
B. Reservations
          The determination of the costs and hypothetical proceeds from the liquidation of the Debtors’ assets is an uncertain process involving the extensive use of estimates and assumptions that, although considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Debtors, their management, and their advisors. ACCORDINGLY, NEITHER THE DEBTORS NOR THEIR ADVISORS MAKE ANY REPRESENTATION OR WARRANTY THAT THE ACTUAL RESULTS WOULD OR WOULD NOT APPROXIMATE THE ESTIMATES AND ASSUMPTIONS REPRESENTED HEREIN. ACTUAL RESULTS COULD VARY MATERIALLY.
          In preparing the Liquidation Analyses, the Debtors have estimated the amount of Allowed Claims based upon a review of their scheduled claims and all proofs of claim associated with prepetition and postpetition obligations. Additional claims were estimated to include certain postpetition obligations on account of which claims have not yet been asserted (but which would be asserted in a Chapter 7 liquidation), including but not

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limited to administrative expense priority claims, unused passenger ticket liability, claims arising in connection with pension and related obligations, other employee-related obligations, federal and state tax liability, unsecured deficiency claims, certain unexpired lease and executory contract rejection claims, and other Allowed Claims. The Bankruptcy Court has not estimated or otherwise fixed the aggregate amount of Allowed Claims at the estimated amounts contained in the Liquidation Analyses. THE ESTIMATED AMOUNT OF AGGREGATE ALLOWED CLAIMS SET FORTH IN THE LIQUIDATION ANALYSES SHOULD NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN FOR VOTING IN CONNECTION WITH THE PLAN. NO ASSUMPTION BY THE DEBTORS IN THESE LIQUIDATION ANALYSES REGARDING ANY SETOFF, RECOUPMENT, OR OTHER OFFSET BY A DEBTOR OR NON-DEBTOR PARTY SHALL BE DEEMED AS AN ADMISSION REGARDING THE VALIDITY OF SUCH OFFSET RIGHT. NOTHING CONTAINED IN THE LIQUIDATION ANALYSES IS INTENDED TO BE OR CONSTITUTES A CONCESSION OR ADMISSION OF THE DEBTORS. THE ACTUAL AMOUNT OF ALLOWED CLAIMS IN THE DEBTORS’ CASES COULD MATERIALLY AND SIGNIFICANTLY DIFFER FROM THE ESTIMATED AMOUNTS SET FORTH IN THE LIQUIDATION ANALYSES.
C. Baseline for Liquidation Analysis
          The Liquidation Analyses assume conversion of the Debtors’ Chapter 11 cases to Chapter 7 on August 31, 2005 (the “Liquidation Date”). On the Liquidation Date, the Bankruptcy Court would appoint a Chapter 7 trustee (the “Trustee”). The Trustee would then suspend all of the Debtors’ operations and immediately commence the liquidation of all of the Debtors’ assets. The Liquidation Analyses are based on the Debtors’ unaudited book values as of June 30, 2005, which are used as an estimate of the Debtors’ assets and liabilities as of the Liquidation Date. While the Debtors’ operations have continued beyond the Liquidation Date, the Debtors’ actual financial results for the period after June 30, 2005 do not materially deviate from the net assets and liabilities reflected in the Debtors’ unaudited June 30, 2005 books and records. The Liquidation Analyses reflect net realization rates that are percentages of net book values of the Debtors’ assets as of June 30, 2005. In establishing an estimated range of liquidation proceeds, it is assumed that the Trustee would conduct a forced liquidation over a 12-month period and an orderly liquidation extended to 18 months. In either case, the liquidation period shall be referred to herein as the “Wind-Down Period.”
          The Liquidation Analyses assume that PBGC would assert its unfunded benefit liability claims on account of termination of the Debtors’ defined benefit pension plans against all of the Debtors and the Debtors’ wholly-owned non-Debtor subsidiaries — i.e., Covia LLC, Four Star Insurance Co. Ltd., United Airlines Ventures, Inc., and Kion de Mexico, S.A. de C.V (collectively, the “Non-Debtor Affiliates”).1 Because it is likely

[1]	Each of the Debtors and Non-Debtor Affiliates, as members of the UAL “controlled group,” would be jointly and severally liable for PBGC’s claims for unfunded benefits upon termination of the Debtors’ defined benefit pension plans. See 29 U.S.C. § 1301(a)(14); 26 U.S.C. § 1563(a) (entities are in the same “controlled group” if such entities are part of a chain of corporations, or unincorporated entities engaged in a trade or business, connected by common ownership of 80% or more).

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PBGC would argue that these non-Debtor Affiliates are members of the Debtors’ “controlled group,” as defined under the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code, PBGC likely would assert a statutory lien against each of the Non-Debtor Affiliates in a liquidation.2 As a result, the Liquidation Analyses assume that the Debtors will not realize any value from the Non-Debtor Affiliates.
          As stated above, the Liquidation Analyses present an estimate of liquidation costs during the Wind-Down Period (“Liquidation Costs”) and realization rates based upon hypothetical liquidations whereby the Trustee converts the Debtors’ assets into proceeds available to creditors. The Debtors relied upon third-party appraisals and/or internal analyses to estimate liquidation values and realization rates for the Debtors’ assets. The Consolidated Liquidation Analysis provides for liquidation costs during the Wind-Down Period and realization rates based on a composite for all filing entities. The costs and realization rates for each Non-Consolidated Liquidation Analysis depend upon specific entity-by-entity factors.
D. Principal Assumptions
          The Liquidation Analyses refer to certain categories of “Assets,” “Liquidation Costs,” and “Claims.” The numerical designation of each category below corresponds with the line items (each a “Line Item”) contained in the Liquidation Analyses.
1.	DIP Repayment. In a liquidation, the Debtors’ debtor-in-possession lenders (the “DIP Lenders”) would have a senior secured and joint and several superpriority claim (the “DIP Claim”) against each of the Debtors for the outstanding balance of the debtor’s postpetition credit facility (the “DIP Facility”). The Liquidation Analyses assume that the DIP Lenders will satisfy the DIP Claim from the Debtors’ liquidity pool accounts (the “Liquidity Pool”) maintained with the DIP Lenders prior to the Trustee’s use of the Liquidity Pool to satisfy the Claims of the Debtors’ other creditors. In the Non-Consolidated Liquidation Analyses, the remaining cash and cash equivalents (collectively, “Cash”) in the Liquidity Pool after satisfaction of the DIP Claim is allocated to each Debtor in accordance with the percentage of Cash attributed to each Debtor in the Debtors’ books and records.[3] For purposes of the Non-Consolidated Liquidation Analyses, any Cash accounts not maintained with the DIP Lenders are assumed to be property of the bankruptcy estates of the individual Debtors holding interests in any such accounts and are not shared with other Debtors.
As of June 30, 2005, the DIP Claim was approximately $907 million, which includes the outstanding balance of the DIP Facility, letters of credit issued under the DIP Facility, and any penalties under the DIP Facility associated with

[2]	See 29 U.S.C. §1368(a) (allowing PBGC to assert lien against members of controlled group for unfunded pension liabilities upon plan’s termination).

[3]	For example, the Debtors’ books and records allocate 32.52% of Cash in the Liquidity Pool to United Air Lines, Inc. (“United”). Thus, after repayment of the DIP Claim, United has $222,822,649 in Cash (not including short-term investments) available to satisfy claims in a Non-Consolidated liquidation.

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conversion of the Debtors’ cases to Chapter 7. The Liquidation Analyses also assume that, in a liquidation, the beneficiaries will draw any letters of credit issued under the DIP Facility.
Assets
2.	Cash and Short-Term Investments. Cash and Short-Term Investments include remaining Cash in the Liquidity Pool after satisfaction of the DIP Claim (allocated to each Debtor in accordance with the percentage of Cash attributed to each Debtor in the Debtors’ books and records) and other domestic and foreign bank accounts maintained by the Debtors, including overnight investment of funds in foreign money market accounts. In the United Non-Consolidated Liquidation Analysis and the Consolidated Liquidation Analyses, Cash set aside to satisfy certain federal, state, and local trust fund tax liabilities is assumed offset by such liabilities and is thus not reflected in the Debtors’ realization of assets for this Line Item. The Liquidation Analyses otherwise assume a 100% realization rate for Cash and Short-Term Investments based on the liquidity of these assets.
3.	Restricted Cash. Restricted Cash primarily includes cash and/or security deposits posted with third parties on account of various obligations, including workers’ compensation claims, claims of credit card processors, claims asserted by counterparties to fuel hedge contracts, claims of airport authorities, and miscellaneous ticket and vacation deposit claims.
The Liquidation Analyses assume that workers’ compensation deposits would be withheld to satisfy the Debtors’ accrued workers’ compensation liabilities, and that state agencies would not return any workers’ compensation deposits that exceed accrued workers’ compensation liabilities to the Trustee in a liquidation. The Liquidation Analyses assume that these agencies will retain the deposits to satisfy insurance tail liabilities not currently reflected in the Debtors’ books and records.
It is assumed that there will be no realization from monies held by credit card processors or any miscellaneous ticket and vacation deposits, which would be offset against refund claims arising from unused post-petition passenger ticket obligations.
The Liquidation Analyses assume that any security deposits held by airports would be entirely offset by damages resulting from rejection of the underlying lease or other contractual obligation.
Because the Debtors’ fuel hedges have a positive value as of June 30, 2005, the Liquidation Analyses assume that certain deposits made in connection with such hedges would be recovered. Otherwise, it is assumed that there will be no net realization of any of the various other nominal deposits, which will, in part, be offset against corresponding claims.
4.	Accounts Receivable. Accounts Receivable, which include amounts owed to the Debtors by various parties, are categorized into three main sub-groups: “traffic

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receivables,” “government receivables,” and “other accounts receivable.” “Traffic receivables” primarily include receivables from the Airlines Clearing House, the International Air Transport Association, domestic and international travel agencies, passenger credit cards, the Universal Air Travel Plan, and airfreight sales. “Government receivables” predominantly relate to transportation of mail and government passengers and refundable taxes. “Other miscellaneous receivables” primarily include employee-related receivables, sales, unbilled receivables, notes, and related interest receivables.
As a practical matter, after realization, Accounts Receivable are assumed offset against any corresponding liabilities before realization of assets in Line Item 4.4 As a result, any corresponding liabilities netted against Accounts Receivable are not reflected in Line Item 18 (Administrative Claims). The estimated realization rates for those Accounts Receivable not completely offset by corresponding liabilities are based on standard industry assumptions in a hypothetical liquidation scenario and include the review and assessment of each receivable by type, age, and quality.
5.	Intercompany Receivables. Intercompany Receivables are the net Intercompany Claims owed to a respective Debtor by another Debtor or Non-Debtor Affiliate.
The Consolidated Liquidation Analysis ignores Intercompany Receivables among the Debtors because consolidation results in the combination of all assets and liabilities of the Debtors.
The Non-Consolidated Liquidation Analyses assume that all prepetition intercompany amounts owed among the Debtors are unsecured Claims. The Non-Consolidated Liquidation Analyses do not reflect any realization for unsecured, prepetition Intercompany Receivables because in a liquidation scenario there are no recoveries on any prepetition, unsecured Claims, except in the case of ULS where there is a de minimis recovery of approximately 2-3%.
The Non-Consolidated Liquidation Analyses afford super-priority administrative claim status to any postpetition Intercompany Receivables under that certain Bankruptcy Court Order dated December 9, 2002 Pursuant to Sections 363, 364, 1107 and 1108 of the Bankruptcy Code (A) Authorizing (I) Continued Use of Existing Cash Management System, (II) Maintenance of Existing Bank Accounts, (III) Continued Use of Existing Business Forms, and (IV) Continued Use of Existing Investment Guidelines; and (B) According Superpriority Status of Certain Intercompany Claims (the “Cash Management Order”) [Docket No. 157].
The Non-Consolidated Liquidation Analyses also assume that all Intercompany Claims and Intercompany Receivables are subject to rights of setoff and recoupment and, in each instance, the Intercompany Receivables and the Intercompany Claims reflected in the Non-Consolidated Liquidation Analyses incorporate such offset.

[4]	For example, traffic receivables are offset against unused post-petition passenger ticket obligations.

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For practical purposes, Line Item 5 in the Non-Consolidated Liquidation Analyses does not account for any Debtor’s recovery on Intercompany Receivables because each Debtor’s recovery on all other Assets must be assessed before any Debtor’s recovery on Intercompany Receivables can be calculated. As a result, each Debtor’s recovery, if any, on Intercompany Receivables is reflected in Line Item 16 (Super-Priority Administrative Claims), which, as explained below, nets each particular Debtor’s postpetition Intercompany Receivables against postpetition Intercompany Claims against that Debtor.
The Liquidation Analyses also assume that the Trustee will not pursue any Intercompany Receivables against Non-Debtor Affiliates because PBGC’s statutory liens and assertion of other claims against the Non-Debtor Affiliates will substantially dilute any such claims asserted by the Debtors.
6.	Aircraft Fuel Inventory. Aircraft Fuel Inventory includes the Debtors’ inventory of jet and ground fuel. Jet and ground fuel is assumed to be re-salable at or near market value. As of June 30, 2005, the Debtors carried on average approximately 7-10 days of fuel inventory at both United and UAFC. For purposes of the Liquidation Analyses, it is assumed that fuel pricing at the time of realization is consistent with the purchase price reflected in the Debtors’ accounting records. The Liquidation Analyses estimate a realization rate of 98% of book value for fuel, after netting a 2% transaction fee that the Trustee is assumed to have to pay in a liquidation.
7.	Prepaid Expenses and Other Current Assets. Prepaid Expenses and Other Current Assets primarily include purchase commitments under fuel supply agreements, credit card fees paid to agencies for passenger tickets purchased but not yet flown, travel agency commissions, insurance, rent, and taxes.
The Liquidation Analyses assume a 98% realization rate on prepaid jet fuel, after netting a 2% transaction fee, and a 98% realization rate on prepaid credit card fees for which there is no corresponding offset, after netting a 2% contractual transaction fee. The Liquidation Analyses also assume full recovery of prepaid post-retirement benefits. However, these prepaid benefits are assumed offset by accrued current liabilities for current and retired employees, as well as accrued insurance obligations. The Liquidation Analyses assume varying realization rates on account of the other aggregate prepaid expenses depending on the nature of the prepaid expense. It is assumed that a large portion of such prepaid expenses will be offset by corresponding liabilities arising in a hypothetical liquidation.
8.	Flight Equipment. Flight Equipment includes all aircraft equipment, e.g., aircraft, spare engines, spare parts and rotables, leasehold improvements on leased aircraft, deposits for aircraft, and prepayments on aircraft purchase contracts. After repayment of the DIP Facility in a liquidation, the Debtors expect to own certain Flight Equipment, including aircraft previously encumbered under the DIP Facility (the “Unencumbered Aircraft”), as well as an inventory of spare engines, rotables, and spare parts.

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Using recent third-party fair market value estimates, the Liquidation Analyses assume the following realization rates for Flight Equipment: (i) between 50% and 68% of fair market value for Unencumbered Aircraft; (ii) between 50% and 57% of fair market value for spare engines; and (iii) between 32% and 57% of fair market value for spare parts and rotables. The Liquidation Analyses rely on the Debtor’s extensive industry knowledge and certain third-party appraisals to determine a forced or orderly liquidation value for each aircraft and engine type. These realization estimates are also based on factors such as the number of aircraft and engines anticipated to be in the market, the demand for a particular aircraft type, and age and costs of replacement. The Liquidation Analyses assume that the return of all of the aircraft in the Debtors’ fleet into the market will further reduce expected liquidation proceeds on account of such aircraft.
The Liquidation Analyses assume that the liquidation proceeds from the encumbered/mortgaged aircraft in United’s and Air Wisconsin’s respective fleets would be exceeded by the outstanding debt obligations on such aircraft. The Liquidation Analyses thus assume that the Trustee will abandon United’s and Air Wisconsin’s encumbered aircraft, because the Debtors’ estates would not receive any proceeds or other value from such encumbered aircraft. The Liquidation Analyses assume that the Trustee will return all leased aircraft to the relevant lessors rather than attempt to assign the leases to third parties. Therefore, the Liquidation Analyses assume no realization on account of aircraft leasehold improvements. Deficiency claims arising out of the Trustee’s abandonment of mortgaged aircraft and rejection of aircraft leases is reflected in Line Item 22 below (Other Unsecured Claims).
The Liquidation Analyses assume that any cash deposits with aircraft lenders or lessors will be offset against such parties’ claims in connection with relevant aircraft. The Liquidation Analyses further assume that any Flight Equipment-related claim that is not completely satisfied by the value of any underlying collateral or deposits will result in an unsecured aircraft deficiency Claim reflected in Line Item 22 (Other Unsecured Claims).5 The Liquidation Analyses assume that any prepayments associated with contracts for future aircraft purchases will be offset against the corresponding alleged claims asserted by the manufacturers for the rejection of such commitments. The Liquidation Analyses account for all airframes and engines no longer in operation as Other Assets (Line Item 11), not as Flight Equipment.
9.	Other Property and Equipment. Other Property and Equipment includes land, buildings, ground equipment, flight simulators, miscellaneous other equipment (including furniture, fixtures and office equipment), leasehold improvements on ground equipment, and leasehold improvements on real property.
The Liquidation Analyses rely on the Debtors’ extensive industry knowledge and third party appraisals to determine realization rates for these assets. In general,

[5]	See 11 U.S.C. § 506(a) (bifurcating claims into secured and unsecured portions based on a valuation of collateral).

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the Debtors have based their estimation of realization rates for Other Property and Equipment on third-party appraisals. Realization on account of land and buildings, ground equipment, and flight simulators is estimated to be between 32% and 90% of fair market value and is based on factors such as service date, age, useful life, marketability, demand, and recent market transactions. The remaining property and equipment is comprised primarily of computer and office equipment for which an appraisal has not been performed due to the cost of performing such analyses. Based on factors such as service date, age, and useful life of the equipment, the Liquidation Analyses assume a realization range of 10% to 20% of net book value for this miscellaneous equipment. The Liquidation Analyses assume that all of United’s facility and equipment leases would be rejected, resulting in no net realization on account of leasehold improvements.
10.	Intangible Assets. Intangible Assets include gates, arrival/departure slots, foreign route authorities, customer databases, tradenames, and trademarks. The Liquidation Analyses rely on the Debtors’ extensive industry knowledge and third-party appraisals to determine the aggregate realization for customer databases and trade names. In particular, the Liquidation Analyses assume, based on a third-party appraisal, that the MileagePlus customer list has a recoverable value of $75 million in a liquidation. The Non-Consolidated Liquidation Analyses assume the MileagePlus customer list is solely an asset of ULS and thus assigns such value to ULS’s estate. Given that the MileagePlus customer list was developed by ULS, there is no net book value on ULS’s books and records as of June 30, 2005 for this asset, resulting in significant recovery percentages for this Line Item in the ULS Non-Consolidated Liquidation Analysis.
The Liquidation Analyses base the value of foreign route authorities and arrival/departure slots at Dulles, John F. Kennedy, and LaGuardia airports on factors such as location, time (peak versus non-peak), and usage (jet versus commuter). The Liquidation Analyses rely on the Debtor’s extensive industry knowledge and third party appraisals to determine a range of realization rates on account of slots and foreign route authorities. The Liquidation Analyses estimate realization on account of arrival and departure slots at between 85% and 100% of recent fair market value estimates. The Liquidation Analyses estimate realization on account of foreign route authorities, including any applicable gate value, at 65% of fair market value. The net book values as of June 30, 2005 for the Debtors’ gates, slots, and foreign route authorities account only for those gates and slots the Debtors have acquired, net of amortization. As a result of this low net book value, significant recovery percentages are reflected for these assets in the Liquidation Analyses. The Liquidation Analyses do not assume any recovery on gate leases based on limited demand and marketability of such assets, which, generally may not be sold individually under their relevant leases. In addition, those gates for which the Debtors pay below-market lease rates are generally located at less-traveled airports and thus would only provide a de minimis recovery in a liquidation scenario.
11.	Investments and Other Assets. Investments and Other Assets primarily consist of the Debtors’ investments in certain joint ventures, long-term restricted cash,

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capitalized software costs, non-operating property, deferred compensation, and miscellaneous investments. The long-term restricted cash includes a fuel supply agreement deposit and various escrow accounts for the payment of passenger facility charges, taxes, and other fiduciary obligations. Other assets also include construction fund deposits with airport authorities related to certain municipal bond obligations.
The Debtors’ books and records reflect only a limited net book value for the Debtors’ investments in various joint ventures due to such investments’ lack of marketability and minority interest discounts. The Liquidation Analyses assume 100% realization of these investments to be consistent with the valuation in the Debtors’ books and records. In the United Non-Consolidated Liquidation Analysis and the Consolidated Liquidation Analysis, long-term restricted cash escrowed under that certain Bankruptcy Court Order dated December 11, 2002 Authorizing the Assumption of a Certain Escrow Agreement [Docket No. 237] on account of certain federal, state, and local trust fund tax liabilities is assumed offset by such liabilities and is thus not reflected in the Debtors’ realization of assets for this Line Item. The Liquidation Analyses assume that the Trustee will prevail in outstanding municipal bond recharacterization litigation and thus will fully realize long-term restricted cash escrowed for postpetition municipal bond interest. The Liquidation Analyses also assume that capitalized software costs have no realization value. In addition, recoveries on account of non-operating property is consistent with net book values based on factors such as service date, age of equipment, useful life, marketability, and demand for the product.
12.	Preference and Avoidance Payment Recovery. Having operated in Chapter 11 for more than two and a half years, the Debtors have substantially completed their recovery of preferential transfers. For the most part, preferential recoveries have been converted to Cash and are reflected in Line Item 1 in the Liquidation Analyses. As of June 30, 2005, only approximately $8 million remained to be collected on account of preferences and other avoidance actions. As of July 31, 2005, the Debtors already recovered over $7 million of this balance. The Debtors estimate a nominal recovery of less than $1 million with respect to pending preference actions. In the Non-Consolidated Liquidation Analyses, United is the only debtor for which a preference recovery is reflected.
Liquidation Costs
13.	Trustee Fees. Trustee Fees include all fees to be paid for the Chapter 7 Trustee’s services in a liquidation in accordance with the fee structure under Section 326 of the Bankruptcy Code. Based on certain benchmarks derived from the Debtors’ analysis of such rates in other mega-Chapter 11 cases, the Liquidation Analyses generally allocate Trustee Fees to each of the Debtors at a rate of approximately 3.0% of estimated liquidation proceeds, excluding Cash and any of the Debtors’ recovery on Intercompany Receivables. However, based on the same benchmarks, Trustee Fees are slightly discounted to 2.2% of estimated liquidation proceeds, excluding Cash and Intercompany Receivables, in the United Non-Consolidated Analysis and the Consolidated Liquidation Analysis.

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14.	Counsel for the Trustee and Related Professional Fees. Counsel for the Trustee and Related Professional Fees include an estimate of fees and expenses incurred by the Trustee’s legal and other professionals associated with, among other things, liquidation and realization of assets, the wind-down of the Debtors’ Estates, and Claims reconciliation. In the Consolidated Liquidation Analysis and the United Non-Consolidated Liquidation Analysis, Counsel for the Trustee and Related Professional Fees are assumed to be 1.6% of the estimated liquidation proceeds, excluding Cash and Intercompany Receivables, based on certain benchmarks derived from the Debtors’ analysis of such rates in other mega-Chapter 11 cases. Based on the same benchmarks, all other Non-Consolidated Liquidation Analyses ascribe a rate of 1.7-2.3% of the estimated liquidation proceeds, excluding Cash and Intercompany Receivables, to account for Counsel for the Trustee and Related Professional Fees.
15.	Wind-Down Fees. Wind-Down Fees include expenses incurred during the Wind-Down Period and primarily relate to the storage and transportation of owned aircraft and flight equipment, auction fees, employee wages and benefits for personnel employed during the Wind-Down Period and general overhead costs. In determining Wind-Down Fees related to employee wages and benefits, the Liquidation Analyses account for certain reductions in workforce and payment of stay bonuses at various intervals of the Wind-Down Period.
Claims
16.	Super-Priority Administrative Claims. Super-Priority Administrative Claims include any Claims entitled to super-priority administrative expense claim status, other than the DIP Facility Claim, including postpetition Intercompany Claims. The Consolidated Liquidation Analysis assumes that there is no realization on account of any Intercompany Claims, including Super-Priority Administrative Claims, because consolidation of the Debtors’ Estates ignores intercompany transactions.
As discussed above in Note 5, the Non-Consolidated Liquidation Analyses assume that once the Debtors determine their recovery on all other Assets, they then will account for any realization from Intercompany Receivables. Thus, in the Non-Consolidated Liquidation Analyses, Line Item 16 illustrates the recovery from each particular Debtor’s postpetition Intercompany Receivables and the distributions that each particular Debtor must make for any postpetition Intercompany Claims. Thus, to the extent postpetition Intercompany Receivables exceed postpetition Intercompany Claims, the relevant Non-Consolidated Liquidation Analysis reflects an increase in proceeds available for creditors. On the other hand, to the extent postpetition Intercompany Claims exceed postpetition Intercompany Receivables, the relevant Non-Consolidated Liquidation Analysis reflects a decrease in proceeds available for creditors.
The United and ULS Non-Consolidated Liquidation Analyses reflect ULS’s assertion of a $242 million Super-Priority Administrative Claim against United pursuant to the Court’s Order Pursuant to 11 U.S.C. § 363 Authorizing Sale of

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Orbitz Stock Free and Clear of Liens, Claims and Encumbrances dated October 31, 2003 [Docket No. 4394].
17.	Secured Claims. Secured Claims include certain Secured Claims relating to Aircraft Equipment, but only to the extent of the value of the underlying collateral. In general, the allowed Secured Claim for any encumbered Aircraft Equipment is assumed to be equal to the liquidation proceeds realized from the sale of underlying aircraft collateral. Upon repossession and liquidation of such Aircraft Equipment, the secured creditors’ only remaining Claim against the Debtors’ Estates will be an unsecured deficiency claim for any shortfall from the sale of such collateral reflected in Line Item 22 (Other Unsecured Claims). See 11 U.S.C. § 506(a).
18.	Administrative Claims. Administrative Claims include Allowed Claims entitled to administrative expense priority under Section 503 of the Bankruptcy Code. Significant types of Administrative Claims include estimated unpaid post-petition employee wages and benefits, trade payables, environmental clean-up costs, accrued aircraft rent and interest, taxes, reclamation claims, claims arising under Postpetition Aircraft Agreements, the PBGC Administrative Claims (defined below), and damages under assumed or postpetition contracts and leases that the Trustee subsequently rejects or terminates.
The Liquidation Analyses assume that PBGC will assert joint and several claims for administrative priority based respectively on: (i) PBGC’s unfunded benefit liability claims, which under that certain Stipulation and Agreed Order Under Fed. R. Bank. P. 9019 Approving the Settlement of Controversy Between the Debtors and the United States of America [Adv. Pro. No. 03-A-00652, Docket No. 7] would be entitled to an administrative priority up to $366 million, and (ii) PBGC’s claims for the Debtors’ missed minimum funding contributions attributable to services provided by employees postpetition (collectively, the “PBGC Administrative Claims”). The Non-Consolidated Liquidation Analyses assume that PBGC first will net against its PBGC Administrative Claims any recovery from all Debtors other than United and ULS, because these Debtors have few administrative creditors and PBGC will receive a higher allocation of proceeds available for administrative creditors by proceeding in this manner. After accounting for PBGC’s recovery from all Debtors other than United and ULS, the Non-Consolidated Liquidation Analyses assume that ULS, as an administratively solvent Debtor, satisfies the remainder of the PBGC Administrative Claims.
The Liquidation Analyses assume that all assumed or postpetition executory contracts and unexpired leases are rejected by the Trustee, resulting in administrative claims based on breach of such contracts and leases. The Liquidation Analyses reflect that the following assumed and postpetition leases and contracts will generate significant administrative claim liabilities: those certain non-residential real property leases for Denver International Airport (the “Denver Lease”), Newark International Airport (the “Newark Lease”), San

11

Francisco International Airport (the “San Francisco Lease”), Metropolitan Washington Airport Authority (the “Dulles / Reagan Leases”); those certain Mileage Plus frequent flyer agreements with Bank One, N.A. (the “Mileage Plus Contracts”); and those certain Star Alliance Contracts and Code Share Agreements with US Airways (the “Star Alliance and Code Share Agreements”); and several Postpetition Aircraft Agreements.
Breach of contract damages associated with the Trustee’s repudiation of the Denver Lease, the Newark Lease, the San Francisco Lease, and Dulles / Reagan Leases (after accounting for mitigation) are currently estimated at $1.5 billion, but could be significantly higher based on annual rental payments under the outstanding term of the leases. Breach of contract damages associated with the MileagePlus Contracts currently are estimated at $700 million, plus an additional $336 million based on net prepaid miles. The Non-Consolidated Liquidation Analyses assume that damages associated with the Trustees’ rejection of the MileagePlus Contracts will be asserted against United and ULS (each of which is liable thereunder) to ensure full recovery of these administrative claims. Breach of contract damages associated with the Trustee’s repudiation of the Debtors’ Star Alliance and Code Share Agreements total approximately $65 million. The Liquidation Analyses currently estimate approximately $89 million in other breach of contract damages arising from the Trustee’s repudiation of other assumed and postpetition contracts and leases, including a services contract with Pratt & Whitney. However, the Liquidation Analyses do not take into account potential administrative claims for damages resulting from the Trustee’s breach of certain other postpetition contracts entered into by the Debtors in the ordinary course of their business during the pendency of these Chapter 11 Cases. Breach of these postpetition agreements would increase the amount of administrative claims in a Chapter 7 liquidation.
The Liquidation Analyses also assume that the Trustee will have to satisfy administrative claims on account of environmental clean-up costs at certain facilities at which the Debtors have operated since the Petition Date.
The Liquidation Analyses do not take into account the administrative and other claims asserted by certain aircraft lessors under sections 503, 507, 365(d)(10), and 1110(a) of the Bankruptcy Code. If these aircraft lessors prevailed in litigation involving such claims, the estimate of administrative claims could increase by several hundred million dollars.
19.	Priority Claims. Priority Claims include state tax Claims in the aggregate amount of approximately $57 million against United, as estimated by the Debtors. The Liquidation Analyses do not contain any estimate for any priority wage-related claims because those claims have been satisfied pursuant to the authority granted the Debtors under the Order (A) Authorizing but not Directing the Debtors to Continue to Pay Wages, Salaries and Other Compensation in the Ordinary Course of Business Including the Payment of Prepetition Obligations and (B) Authorizing but not Directing the Debtors to Continue to Maintain Their Benefit Programs in the Ordinary Course of Business Including the Payment of

12

Prepetition Obligations and (C) Authorizing and Directing Applicable Banks and Other Financial Institutions to Receive, Process, Honor and Pay All Checks Presented for Payment and to Honor All Funds Transfer Requests Made by the Debtors Relating to the Foregoing [Docket No. 149].
20.	PBGC Unsecured Claims. The Liquidation Analyses assume that PBGC would assert a $9.9 billion, joint and several claim against all of the Debtors in a liquidation based on application of the discount rate set forth in PBGC’s regulations for determining the unfunded status of a terminated defined benefit pension plan.[6] Although the unsecured Claims of PBGC for termination of the Debtors’ defined benefit pension plans are listed as a separate line item in the Liquidation Analyses, they are afforded the same priority as are other unsecured Claims.
21.	Intercompany Unsecured Claims. Intercompany Unsecured Claims include all prepetition Intercompany Claims against any of the Debtors. The Consolidated Liquidation Analysis ignores Intercompany Unsecured Claims because consolidation results in the combination of all assets and liabilities of the Debtors. In the Non-Consolidated Liquidation Analyses, all pre-petition intercompany activity, net of offsets, is treated as an unsecured claim for which there is no recovery in a liquidation scenario, except for the case of ULS.
In addition, the Liquidation Analyses assume that the prepetition Claims of Non-Debtor Affiliates will not be asserted in a Chapter 7 Liquidation, because there will be no recovery on unsecured Claims against the Debtors in a liquidation scenario. Moreover, with PBGC asserting liens and claims against the Non-Debtor Affiliates on account of the Debtors’ terminated pension plans, any recovery that the Non-Debtor Affiliates might obtain would simply revert to PBGC. In the UAL Non-Consolidated Liquidation Analysis, Intercompany Claims against UAL are subordinate to all other Unsecured Claims and rank pari passu with TOPrS Claims (as defined and discussed in Line Item 23).
22.	Other Unsecured Claims. Significant additional Unsecured Claims include aircraft deficiency and lease rejection Claims, prepetition trade payables, non-residential lease and executory contract rejection claims, and Claims in a Chapter 7 liquidation on account of the Section 1113 Restructuring Agreements. Significant Other Unsecured Claims consist primarily of certain UAL’s guarantees of municipal bond and aircraft-related obligations of United and Air Wisconsin, Inc.

[6]	See In re U.S. Airways Group, Inc., 303 B.R. 784 (Bankr. E.D. Va. 2003) (applying discount rate provided for in PBGC regulations to determine unfunded status of terminated defined benefit pension plan); but see In re CSC Indus., Inc., 232 F.3d 505 (6th Cir. 2001) (applying prudent investor rate to value unfunded status of terminated plan); In re CF&I Fabricators of Utah, Inc., 150 F.3d 1293 (10th Cir. 1998) (same). Application of the “prudent investor” discount rate would not affect the recovery of Holders of Unsecured Claims in the Consolidated Liquidation Analysis, and would only affect the recovery of Holders of Unsecured Claims against ULS in the Non-Consolidated Liquidation Analyses.

13

23.	Trust Originated Preferred Securities (“TOPrS”) Claims. TOPrS Claims arise from UAL’s guarantee of the TOPrS Preferred Securities or the 13.25% Junior Subordinated Debenture. TOPrS Claims are subordinate to general unsecured Claims. In the Non-Consolidated Liquidation Analysis, the TOPrS Claims are asserted against only UAL and rank pari passu with any Intercompany claims against UAL.

14

UAL et al.
CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes

1	DIP REPAYMENT

	Liquidity Pool	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Liquidity Pool	$685,158,171

	Plus: Short Term Investments	1,312,671

	Cash and Short-Term Investments	$686,470,841

	ASSETS & ESTIMATED REALIZATION
		Filed Entities	Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$686,470,841	$686,470,841	100%		$686,470,841	100%
3	Restricted Cash	967,696,000	31,289,301	3%		31,289,301	3%
4	Accounts Receivable	1,136,355,000	311,445,366	27%		314,344,167	28%
5	Intercompany Receivables	N/A	N/A	N/A		N/A	N/A
6	Aircraft Fuel Inventory	46,179,000	45,255,496	98%		45,255,496	98%
7	Prepaid Expenses and Other Current Assets	670,034,000	98,800,627	15%		108,816,143	16%
8	Flight Equipment	11,691,143,516	1,124,585,000	10%		1,592,181,000	14%
9	Other Property and Equipment	2,639,914,484	324,627,723	12%		444,679,683	17%
10	Intangible Assets	394,865,000	1,843,298,950	467%		1,858,898,950	471%
11	Investments and Other Assets	959,123,000	184,451,088	19%		188,752,165	20%

12	Preference and Avoidance Payment Recovery	—	8,221,000			8,221,000

	Total Assets/Proceeds (A)	$19,191,780,841	$4,658,445,393	24%		$5,278,908,747	28%

	LIQUIDATION COSTS

13	Trustee Fees		87,634,065			101,267,589
14	Counsel for the Trustee and Related Professional Fees		64,509,732			74,545,726
15	Wind-Down Fees		96,141,846			150,980,344

	Total Liquidation Costs (B)		$248,285,642			$326,793,659

	Net Proceeds Available to Creditors (A — B)		$4,410,159,752			$4,952,115,087

	ESTIMATED RECOVERY TO CREDITORS (CLAIMS)

		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Creditors		$4,410,159,752			$4,952,115,087

16	Super-Priority Administrative Claims	—	—	N/A	—	—	N/A
17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	5,900,350,856	4,410,159,752	75%	5,900,350,856	4,952,115,087	84%
19	Priority Claims	57,162,517	—	0%	57,162,517	—	0%

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	N/A	N/A	N/A	N/A	N/A	N/A
22	Other Unsecured Claims	29,541,109,976	—	0.00%	27,480,343,855	—	0.00%

	Total Unsecured Claims	$39,460,462,976	$—	0.00%	$37,399,696,855	$—	0.00%

23	TOPrS Claims	76,850,000			76,850,000

	Total Subordinated Claims	$76,850,000	$—	0.00%	$76,850,000	$—	0.00%

UNITED AIRLINES, INC. — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes

1	DIP REPAYMENT

	Consolidated Liquidity Pool	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Liquidity Pool	685,158,171

	Percentage of Liquidity Pool Allocated to United Airlines	32.52%

	United Airlines Pro-rata Share of Liquidity Pool	$222,822,649

	Plus: Short Term Investments	1,312,671

	Cash and Short-Term Investments	$224,135,320

	ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$224,135,320	$224,135,320	100%		$224,135,320	100%
3	Restricted Cash	939,700,959	23,833,976	3%		23,833,976	3%
4	Accounts Receivable	1,016,052,424	241,384,431	24%		241,384,431	24%
5	Intercompany Receivables	2,739,291,998	—	0%		—	0%
6	Aircraft Fuel Inventory	27,994,175	27,434,291	98%		27,434,291	98%
7	Prepaid Expenses and Other Current Assets	523,591,592	67,892,919	13%		77,880,895	15%
8	Flight Equipment	13,037,318,220	1,124,585,000	9%		1,592,181,000	12%
9	Other Property and Equipment	1,268,115,229	298,695,986	24%		417,043,772	33%
10	Intangible Assets	371,839,021	1,765,898,950	475%		1,780,798,950	479%
11	Investments and Other Assets	1,601,097,944	178,546,548	11%		180,232,242	11%

12	Preference and Avoidance Payment Recovery	—	8,221,000			8,221,000

	Total Assets/Proceeds (A)	$21,749,136,881	$3,960,628,422	18%		$4,573,145,878	21%

	LIQUIDATION COSTS

13	Trustee Fees		82,102,465			95,561,393
14	Counsel for the Trustee and Related Professional Fees		59,424,926			69,166,361
15	Wind-Down Fees		91,432,217			146,111,797

	Total Liquidation Costs (B)		$232,959,608			310,839,551

	Net Proceeds Available to Creditors (A — B)		$3,727,668,814			$4,262,306,327

	ESTIMATED RECOVERY TO CREDITORS (CLAIMS)

		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Super-Priority I/C Creditors:		$3,727,668,814			$4,262,306,327

16	Plus: Receipts from Super-Priority Intercompany Claims	—	32,780,662	N/A	—	36,786,012	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	808,079,214	808,079,214	100%	808,079,214	808,079,214	100%

	Net Proceeds Available to Secured, Admin, and Priority Creditors:		2,952,370,262			3,491,013,124

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	4,916,207,322	2,952,370,262	60%	4,916,207,322	3,491,013,124	71%
19	Priority Claims	57,162,517	—	0%	57,162,517	—	0%

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	1,586,705,821	—	0.00%	1,586,705,821	—	0.00%
22	Other Unsecured Claims	28,520,908,792	—	0.00%	26,516,432,385	—	0.00%

	Total Unsecured Claims	40,026,967,613	—	0.00%	38,022,491,206	—	0.00%

UAL LOYALTY SERVICES — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes

1	DIP REPAYMENT

	Consolidated Liquidity Pool	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Liquidity Pool	685,158,171

	Percentage of Liquidity Pool Allocated to ULS	63.14%

	ULS Pro-rata Share of Liquidity Pool	$432,638,575

	ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$432,638,575	$432,638,575	100%		$432,638,575	100%
3	Restricted Cash	7,455,325	7,455,325	100%		7,455,325	100%
4	Accounts Receivable	93,289,944	19,351,224	21%		19,351,224	21%
5	Intercompany Receivables	221,527,945	—	0%		—	0%
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	2,158,967	2,158,967	100%		2,158,967	100%
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	8,482,976	1,696,595	20%		3,393,191	40%
10	Intangible Assets	1,333,333	75,000,000	5625%		75,000,000	5625%
11	Investments and Other Assets	1,773,997	—	0%		—	0%

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$768,661,063	$538,300,686	70%		$539,997,281	70%

	LIQUIDATION COSTS

13	Trustee Fees		3,169,863			3,220,761
14	Counsel for the Trustee and Related Professional Fees		2,430,229			1,857,306
15	Wind-Down Fees		2,113,242			2,147,174

	Total Liquidation Costs (B)		$7,713,334			$7,225,241

	Net Proceeds Available to Creditors (A — B)		$530,587,352			$532,772,040

	ESTIMATED RECOVERY TO CREDITORS (CLAIMS)

		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Super-Priority I/C Creditors:		$530,587,352			$532,772,040

16	Plus: Receipts from Super-Priority Intercompany Claims	—	493,501,835	N/A	—	493,501,835	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	4,820,927	4,820,927	100%	4,820,927	4,820,927	100%

	Net Proceeds Available to Secured, Admin, and Priority Claims:		1,019,268,260			1,021,452,948

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	798,552,332	798,552,332	100%	719,455,242	719,455,242	100%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		220,715,928			301,997,707

20	PBGC Unsecured Claims	9,919,353,000	205,421,677	2.07%	9,919,353,000	281,071,130	2.83%
21	Intercompany Unsecured Claims	737,764,789	15,278,505	2.07%	737,764,789	20,905,031	2.83%
22	Other Unsecured Claims	760,366	15,747	2.07%	760,366	21,545	2.83%

	Total Unsecured Claims	$10,657,878,155	$220,715,928	2.07%	$10,657,878,155	$301,997,707	2.83%

UAL CORPORATION — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes

1	DIP REPAYMENT

	Consolidated Liquidity Pool	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Liquidity Pool	685,158,171

	Percentage of Liquidity Pool Allocated to UAL Corp	0.01%

	UAL Corp. Pro-rata Share of Liquidity Pool	$88,927

	ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$88,927	$88,927	100%		$88,927	100%
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	—	—	N/A		—	N/A
5	Intercompany Receivables	394,239,401	—	0%		—	0%
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	—	—	N/A		—	N/A
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	1,007,610	—	0%		—	0%

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds(A)	$395,335,938	$88,927	0%		$88,927	0%

	LIQUIDATION COSTS

13	Trustee Fees		—			—
14	Counsel for the Trustee and Related Professional Fees		—			—
15	Wind-Down Fees		—			—

	Total Liquidation Costs (B)		$—			$—

	Net Proceeds Available to Creditors (A — B)		$88,927			$88,927

	ESTIMATED RECOVERY TO CREDITORS (CLAIMS)

		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Super-Priority I/C Creditors:		$88,927			$88,927

16	Plus: Receipts from Super-Priority Intercompany Claims	—	118,075,838	N/A	—	118,075,838	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	44,710,670	44,710,670	100%	44,710,670	44,710,670	100%

	Net Proceeds Available for Secured, Admin, and Priority Creditors:		73,454,095			73,454,095

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,000,000	73,454,095	12%	597,000,000	73,454,095	12%
19	Priority Claims	—	—	N/A	—	—	N/A

20	Net Proceeds Available to Unsecured Creditors		—			—

21	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Other Unsecured Claims	1,033,957,679	—	0.00%	988,306,332	—	0.00%

22	Total Unsecured Claims	$10,953,310,679	$—	0.00%	$10,907,659,332	$—	0.00%

	Intercompany Unsecured Claims	580,520,284	—	0.00%	580,520,284	—	0.00%
23	TOPrS Claims	76,850,000	—	0.00%	76,850,000	—	0.00%

	Total Subordinated Claims	$657,370,284	$—	0.00%	$657,370,284	$—	0.00%

KION LEASING — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes

1	DIP REPAYMENT

	Consolidated Cash and Short-Term Investments	$1,591,973,081.27
	DIP Repayment	(906,814,910.73)

	Net Consolidated Cash and Short-Term Investments	685,158,170.54

	Percentage of Cash Allocated to Kion Leasing	0.00%

	Kion Leasing Pro-rata Share of Cash and Short-Term Investments	$—

	ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$—	$—	N/A		$—	N/A
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	0	—	0%		—	0%
5	Intercompany Receivables	161,869,328	—	0%		—	0%
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	—	—	N/A		—	N/A
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	0	—	0%		—	0%

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$161,869,329	$—	0%		$—	0%

	LIQUIDATION COSTS

13	Trustee Fees		—			—
14	Counsel for the Trustee and Related Professional Fees		—			—
15	Wind-Down Fees		—			—

	Total Liquidation Costs (B)		$—			$—

	Net Proceeds Available to Creditors (A — B)		$—			$—

	ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Super-Priority I/C Creditors:		$—			$—

16	Plus: Receipts from Super-Priority Intercompany Claims	—	45,997,454	N/A	—	45,997,454	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Secured, Admin, and Priority Creditors:		45,997,454			45,997,454

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,000,000	45,997,454	8%	597,000,000	45,997,454	8%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	120,286,215	—	0.00%	120,286,215	—	0.00%
22	Other Unsecured Claims	—	—	N/A	—	—	N/A

	Total Unsecured Claims	$10,039,639,215	$—	0.00%	$10,039,639,215	$—	0.00%

PREMIER GROUP — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes

1	DIP REPAYMENT

	Consolidated Cash and Short-Term Investments	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to Premier Group	0.08%

	Premier Group Pro-rata Share of Cash and Short-Term Investments	$557,231

	ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$557,231	$557,231	100%		$557,231	100%
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	1,811,178	1,267,825	70%		1,448,942	80%
5	Intercompany Receivables	1,914,879	—	0%		—	0%
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	118,710	—	0%		—	0%
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	37,894	26,526	70%		34,105	90%
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	—	—	N/A		—	N/A

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$4,439,892	$1,851,581	42%		$2,040,278	46%

	LIQUIDATION COSTS

13	Trustee Fees		38,831			44,491
14	Counsel for the Trustee and Related Professional Fees		29,770			25,657
15	Wind-Down Fees		25,887			29,661

	Total Liquidation Costs (B)		$94,488			$99,809

	Net Proceeds Available to Creditors (A - B)		$1,757,093			$1,940,469

	ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Super-Priority I/C Creditors:		$1,757,093			$1,940,469

16	Plus: Receipts from Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	348,465	348,465	100%	348,465	348,465	100%

	Net Proceeds Available to Secured, Admin, and Priority Creditors:		1,408,628			1,592,004

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,205,917	1,408,628	0%	597,205,917	1,592,004	0%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	8,418,669	—	0.00%	8,418,669	—	0.00%
22	Other Unsecured Claims	3,385	—	0.00%	3,385	—	0.00%

	Total Unsecured Claims	$9,927,775,054	$—	0.00%	$9,927,775,054	$—	0.00%

UNITED AVIATION FUEL CORPORATION — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes

1	DIP REPAYMENT

	Consolidated Liquidity Pool	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Liquidity Pool	685,158,171

	Percentage of Liquidity Pool Allocated to UAL Corp	0.02%

	UAFC Pro-rata Share of Liquidity Pool	$137,723

	ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$137,723	$137,723	100%		$137,723	100%
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	1,911,311	1,337,918	70%		1,529,049	80%
5	Intercompany Receivables	118,495,538	—	0%		—	0%
6	Aircraft Fuel Inventory	18,184,903	17,821,204	98%		17,821,204	98%
7	Prepaid Expenses and Other Current Assets	37,889,810	27,276,310	72%		27,276,310	72%
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	—	—	N/A		—	N/A
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	—	—	N/A		—	N/A

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$176,619,284	$46,573,155	26%		$46,764,286	26%

	LIQUIDATION COSTS

13	Trustee Fees		1,393,063			1,398,797
14	Counsel for the Trustee and Related Professional Fees		1,068,015			806,640
15	Wind-Down Fees		928,709			932,531

	Total Liquidation Costs (B)		$3,389,787			$3,137,968

	Net Proceeds Available to Creditors (A — B)		$43,183,368			$43,626,318

	ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Super-Priority I/C Creditors:		$43,183,368			$43,626,318

16	Plus: Receipts from Super-Priority Intercompany Claims	—	140,121,387	N/A	—	140,121,387	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Secured, Admin, and Priority Creditors:		183,304,755			183,747,705

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	622,063,021	183,304,755	29%	622,063,021	183,747,705	30%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	158,217,014	—	0.00%	158,217,014	—	0.00%
22	Other Unsecured Claims	3,015,247	—	0.00%	3,015,247	—	0.00%

	Total Unsecured Claims	$10,080,585,261	$—	0.00%	$10,080,585,261	$—	0.00%

UNITED COGEN — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes
1	DIP REPAYMENT

	Consolidated Cash and Short-Term Investments	$1,591,973,081

	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to United Cogen	1.88%

	United Cogen Pro-rata Share of Cash and Short-Term Investments	$12,872,240

	ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$12,872,240	$12,872,240	100%		$12,872,240	100%
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	692,186	478,367	69%		546,706	79%
5	Intercompany Receivables	234,889	—	0%		—	0%
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	740,392	9,490,176	1282%		9,490,176	1282%
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	—	—	N/A		—	N/A

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$14,539,707	$22,840,783	157%		$22,909,121	158%

	LIQUIDATION COSTS

13	Trustee Fees		299,056			301,106
14	Counsel for the Trustee and Related Professional Fees		229,276			173,638
15	Wind-Down Fees		199,371			200,738

	Total Liquidation Costs (B)		$727,704			$675,482

	Net Proceeds Available to Creditors (A — B)		$22,113,080			$22,233,639

	ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Super-Priority I/C Creditors:		$22,113,080			$22,233,639
16	Plus: Receipts from Super-Priority Intercompany Claims	—	370,159	N/A	—	370,159	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Secured, Admin, and Priority Creditors:		22,483,239			22,603,798

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	598,774,623	22,483,239	4%	598,774,623	22,603,798	4%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	1,492,311	—	0.00%	1,492,311	—	0.00%
22	Other Unsecured Claims	1,288,270	—	0.00%	1,288,270	—	0.00%

	Total Unsecured Claims	$9,922,133,581	$—	0.00%	$9,922,133,581	$—	0.00%

MILEAGE PLUS INC — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes

1	DIP REPAYMENT

	Consolidated Cash and Short-Term Investments	$1,591,973,081

	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to Mileage Plus Inc.	0.19%

	Mileage Plus Inc. Pro-rata Share of Cash and Short-Term Investments	$1,329,385

	ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate
2	Cash and Short-Term Investments	$1,329,385	$1,329,385	100%		$1,329,385	100%
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	3,000	2,100	70%		2,400	80%
5	Intercompany Receivables	761,974,822	—	0%		—	0%
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	3,151,842	3,151,842	100%		3,151,842	100%
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	—	—	N/A		—	N/A

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$766,459,049	$4,483,327	1%		$4,483,627	1%

	LIQUIDATION COSTS

13	Trustee Fees		94,618			94,627
14	Counsel for the Trustee and Related Professional Fees		72,541			54,568
15	Wind-Down Fees		63,079			63,085

	Total Liquidation Costs (B)		$230,238			$212,280

	Net Proceeds Available to Creditors (A — B)		$4,253,089			$4,271,347

	ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Super-Priority I/C Creditors:		$4,253,089			$4,271,347

16	Plus: Receipts from Super-Priority Intercompany Claims	—	10,697,586	N/A	—	10,697,586	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	742,001	742,001	100%	742,001	742,001	100%

	Net Proceeds Available to Secured, Admin, and Priority Creditors:		14,208,674			14,226,932

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	605,439,857	14,208,674	2%	605,439,857	14,226,932	2%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	—	—	N/A	—	—	N/A
22	Other Unsecured Claims	100,577	—	0.00%	100,577	—	0.00%

	Total Unsecured Claims	$9,919,453,577	$—	0.00%	$9,919,453,577	$—	0.00%

UNITED GHS INC. — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes

1	DIP REPAYMENT
	Consolidated Cash and Short-Term Investments	$1,591,973,081

	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to United GHS Inc.	0.00%

	United GHS Inc. Pro-rata Share of Cash and Short-Term Investments	$—

ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$—	$—	N/A		$—	N/A
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	—	—	N/A		—	N/A
5	Intercompany Receivables	1,909,345	—	0%		—	0%
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	—	—	N/A		—	N/A
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	—	—	N/A		—	N/A

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$1,909,345	$—	0%		$—	0%

LIQUIDATION COSTS

13	Trustee Fees		—			—
14	Counsel for the Trustee and Related Professional Fees		—			—
15	Wind-Down Fees		—			—

	Total Liquidation Costs (B)		$—			$—

	Net Proceeds Available to Creditors (A — B)		$—			$—

ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Super-Priority I/C Creditors:		$—			$—

16	Plus: Receipts from Super-Priority Intercompany Claims	—	1,892,106	N/A	—	1,892,106	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Secured, Admin, and Priority Creditors:		1,892,106			1,892,106

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,000,000	1,892,106	0%	597,000,000	1,892,106	0%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	370,459	—	0.00%	370,459	—	0.00%
22	Other Unsecured Claims	—	—	N/A	—	—	N/A

	Total Unsecured Claims	$9,919,723,459	$—	0.00%	$9,919,723,459	$—	0.00%

UNITED WORLD WIDE CORPORATION — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes

1	DIP REPAYMENT

	Consolidated Cash and Short-Term Investments	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to United World Wide	0.00%

	United World Wide Pro-rata Share of Cash and Short-Term Investments	$795

	ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$795	$795	100%		$795	100%
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	—	—	N/A		—	N/A
5	Intercompany Receivables	116,295	—	0%		—	0%
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	—	—	N/A		—	N/A
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	—	—	N/A		—	N/A

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$117,090	$795	1%		$795	1%

	LIQUIDATION COSTS

13	Trustee Fees		—			—
14	Counsel for the Trustee and Related Professional Fees		—			—
15	Wind-Down Fees		—			—

	Total Liquidation Costs (B)		$—			$—

	Net Proceeds Available to Creditors (A — B)		$795			$795

	ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid
	Net Proceeds Available to Super-Priority I/C Creditors:		$795			$795

16	Plus: Receipts from Super-Priority Intercompany Claims	—	34,969	N/A	—	34,969	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Secured, Admin, and Priority Creditors:		35,764			35,764

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,000,000	35,764	0%	597,000,000	35,764	0%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	—	—	N/A	—	—	N/A
22	Other Unsecured Claims	—	—	N/A	—	—	N/A

	Total Unsecured Claims	$9,919,353,000	$—	0.00%	$9,919,353,000	$—	0.00%

UNITED VACATIONS, INC — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes

1	DIP REPAYMENT

	Consolidated Cash and Short-Term Investments	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to United Vacations, Inc.	0.10%

	United Vacations, Inc. Pro-rata Share of Cash and Short-Term Investments	$700,421

	ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$700,421	$700,421	100%		$700,421	100%
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	—	—	N/A		—	N/A
5	Intercompany Receivables	741,320	—	0%		—	0%
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	—	—	N/A		—	N/A
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	—	—	N/A		—	N/A

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$1,441,741	$700,421	49%		$700,421	49%

	LIQUIDATION COSTS

13	Trustee Fees		—			—
14	Counsel for the Trustee and Related Professional Fees		—			—
15	Wind-Down Fees		—			—

	Total Liquidation Costs (B)		$—			$—

	Net Proceeds Available to Creditors (A — B)		$700,421			$700,421

	ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid
	Net Proceeds Available to Super-Priority I/C Creditors:		$700,421			$700,421
16	Plus: Receipts from Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Secured, Admin, and Priority Creditors:		700,421			700,421

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,000,000	700,421	0%	597,000,000	700,421	0%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	—	—	N/A	—	—	N/A
22	Other Unsecured Claims	—	—	N/A	—	—	N/A

	Total Unsecured Claims	$9,919,353,000	$—	0.00%	$9,919,353,000	$—	0.00%

CONFETTI, INC. — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes

1	DIP REPAYMENT

	Consolidated Cash and Short-Term Investments	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to Confetti, Inc.	0.35%

	Confetti, Inc. Pro-rata Share of Cash and Short-Term Investments	$2,377,698

	ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$2,377,698	$2,377,698	100%		$2,377,698	100%
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	827,198	827,198	100%		827,198	100%
5	Intercompany Receivables	894,581	—	0%		—	0%
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	137,700	96,390	70%		123,930	90%
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	13,599	—	0%		—	0%
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	—	—	N/A		—	N/A

12	Preference and Avoidance Payment Recovery	—	—			—
	Total Assets/Proceeds (A)	$4,250,776	$3,301,286	78%		$3,328,826	78%

	LIQUIDATION COSTS

13	Trustee Fees		27,708			28,534
14	Counsel for the Trustee and Related Professional Fees		21,243			16,455
15	Wind-Down Fees		18,472			19,023

	Total Liquidation Costs (B)		$67,422			$64,011

	Net Proceeds Available to Creditors (A — B)		$3,233,864			$3,264,815

	ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid
	Net Proceeds Available to Super-Priority I/C Creditors:		$3,233,864			$3,264,815
16	Plus: Receipts from Super-Priority Intercompany Claims	—	770,000	N/A	—	770,000	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available for Secured, Admin, and Priority Creditors:		4,003,864			4,034,815

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,000,000	4,003,864	1%	597,000,000	4,034,815	1%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	—	—	N/A	—	—	N/A
22	Other Unsecured Claims	—	—	N/A	—	—	N/A

	Total Unsecured Claims	$9,919,353,000	$—	0.00%	$9,919,353,000	$—	0.00%

MILEAGE PLUS HOLDINGS, INC. — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes

1	DIP REPAYMENT

	Consolidated Cash and Short-Term Investments	$1,591,973,081
	DIP Repayment	(906,814,911)
	Net Consolidated Cash and Short-Term Investments	685,158,171
	Percentage of Cash Allocated to Mileage Plus Holdings	0.00%
	Mileage Plus Holdings Pro-rata Share of Cash and Short-Term Investments	$—

ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005		Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$—	$—	N/A		$—	N/A
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	—	—	N/A		—	N/A
5	Intercompany Receivables	23,700,000	—	0%		—	0%
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	—	—	N/A		—	N/A
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	1,000	—	0%		—	0%

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$23,701,000	$—	0%		$—	0%

LIQUIDATION COSTS

13	Trustee Fees		—			—
14	Counsel for the Trustee and Related Professional Fees		—			—
15	Wind-Down Fees		—			—
	Total Liquidation Costs (B)		$—			$—

	Net Proceeds Available to Creditors (A — B)		$—			$—

ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid
	Net Proceeds Available to Super-Priority I/C Creditors:		$—			$—
16	Plus: Receipts from Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	2,000	—	0%	2,000	—	0%

	Net Proceeds Available for Secured, Admin, and Priority Creditors:		—			—

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,000,000	—	0%	597,000,000	—	0%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	—	—	N/A	—	—	N/A
22	Other Unsecured Claims	233,701	—	0.00%	233,701	—	0.00%
	Total Unsecured Claims	$9,919,586,701	$—	$0.00%	$9,919,586,701	$—	$0.00%

MILEAGE PLUS MARKETING, INC. — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes

1	DIP REPAYMENT
	Consolidated Cash and Short-Term Investments	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to Mileage Plus Marketing	0.00%

	Mileage Plus Marketing Pro-rata Share of Cash and Short-Term Investments	$—

ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$—	$—	N/A		$—	N/A
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	—	—	N/A		—	N/A
5	Intercompany Receivables	1,000	—	0%		—	0%
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	—	—	N/A		—	N/A
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	—	—	N/A		—	N/A

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$1,000	$—	0%		$—	0%

LIQUIDATION COSTS

13	Trustee Fees		—			—
14	Counsel for the Trustee and Related Professional Fees		—			—
15	Wind-Down Fees		—			—

	Total Liquidation Costs (B)		$—			$—

	Net Proceeds Available to Creditors (A — B)		$—			$—

ESTIMATED RECOVERY TO CREDITORS (CLAIMS)

		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Super-Priority I/C Creditors:		$—			$—

16	Plus: Receipts from Super-Priority Intercompany Claims	—	1,000	N/A	—	1,000	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available for Secured, Admin, and Priority Creditors:		1,000			1,000

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,000,000	1,000	0%	597,000,000	1,000	0%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	—	—	N/A	—	—	N/A
22	Other Unsecured Claims	6,100	—	0.00%	6,100	—	0.00%

	Total Unsecured Claims	$9,919,359,100	$—	0.00%	$9,919,359,100	$—	0.00%

MYPOINTS.COM INC. — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes
1	DIP REPAYMENT

	Consolidated Cash and Short-Term Investments	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to MyPoints.com Inc.	1.69%
	MyPoints.com Inc. Pro-rata Share of Cash and Short-Term Investments	$11,548,154

	ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$11,548,154	$11,548,154	100%		$11,548,154	100%
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	6,894,152	4,825,906	70%		5,515,322	80%
5	Intercompany Receivables	724,117	—	0%		—	0%
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	1,376,041	1,376,041	100%		1,376,041	100%
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	746,302	—	0%		—	0%
10	Intangible Assets	17,849,801	2,400,000	13%		3,100,000	17%
11	Investments and Other Assets	1,468,753	—	0%		—	0%

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$40,607,320	$20,150,101	50%		$21,539,516	53%

	LIQUIDATION COSTS

13	Trustee Fees		258,058			299,741
14	Counsel for the Trustee and Related Professional Fees		197,845			172,851
15	Wind-Down Fees		172,039			199,827

	Total Liquidation Costs (B)		$627,942			$672,419

	Net Proceeds Available to Creditors (A — B)		$19,522,159			$20,867,098

	ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Super-Priority I/C Creditors:		$19,522,159			$20,867,098

16	Plus: Receipts from Super-Priority Intercompany Claims	—	4,049,927	N/A	—	4,049,927	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available for Secured, Admin, and Priority Creditors:		23,572,086			24,917,025

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	599,550,516	23,572,086	4%	599,550,516	24,917,025	4%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	3,325,000	—	0.00%	3,325,000	—	0.00%
22	Other Unsecured Claims	1,381,165	—	0.00%	1,381,165	—	0.00%

	Total Unsecured Claims	$9,924,059,165	$—	0.00%	$9,924,059,165	$—	0.00%

CYBERGOLD, INC. — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes
1	DIP REPAYMENT

	Consolidated Cash and Short-Term Investments	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to Cybergold, Inc.	0.00%

	Cybergold, Inc. Pro-rata Share of Cash and Short-Term Investments	$—

ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$—	$—	N/A		$—	N/A
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	—	—	N/A		—	N/A
5	Intercompany Receivables	—	—	N/A		—	N/A
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	—	—	N/A		—	N/A
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	—	—	N/A		—	N/A

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$—	$—	N/A		$—	N/A

LIQUIDATION COSTS

13	Trustee Fees		—			—
14	Counsel for the Trustee and Related Professional Fees		—			—
15	Wind-Down Fees		—			—

	Total Liquidation Costs (B)		$—			$—

	Net Proceeds Available to Creditors (A — B)		$—			$—

ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value			Orderly Liquidation Value

			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Super-Priority I/C Creditors:		$—			$—

16	Plus: Receipts from Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available for Secured, Admin, and Priority Creditors:		—			—

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,000,000	—	0%	597,000,000	—	0%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	—	—	N/A	—	—	N/A
22	Other Unsecured Claims	10,199	—	0%	10,199	—	0%

	Total Unsecured Claims	$9,919,363,199	$—	0.00%	$9,919,363,199	$—	0.00%

ITARGET — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes

1	DIP REPAYMENT
	Consolidated Cash and Short-Term Investments	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to iTarget	0.00%

	iTarget Pro-rata Share of Cash and Short-Term Investments	$—

ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate
2	Cash and Short-Term Investments	$—	$—	N/A		$—	N/A
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	—	—	N/A		—	N/A
5	Intercompany Receivables	—	—	N/A		—	N/A
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	—	—	N/A		—	N/A
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	—	—	N/A		—	N/A

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$—	$—	N/A		$—	N/A

LIQUIDATION COSTS

13	Trustee Fees		—			—
14	Counsel for the Trustee and Related Professional Fees		—			—
15	Wind-Down Fees		—			—

	Total Liquidation Costs (B)		$—			$—

	Net Proceeds Available to Creditors (A — B)		$—			$—

ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Super-Priority I/C Creditors:		$—			$—

16	Plus: Receipts from Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available for Secured, Admin, and Priority Creditors:		—			—

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,000,000	—	0%	597,000,000	—	0%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	—	—	N/A	—	—	N/A
22	Other Unsecured Claims	—	—	N/A	—	—	N/A

	Total Unsecured Claims	$9,919,353,000	$—	0.00%	$9,919,353,000	$—	0.00%

MYPOINTS OFFLINE SERVICES, INC. — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes
1	DIP REPAYMENT

	Consolidated Cash and Short-Term Investments	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to MyPoints Offline Services	0.00%

	MyPoints Offline Services Pro-rata Share of Cash and Short-Term Investments	$—

ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$—	$—	N/A		$—	N/A
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	—	—	N/A		—	N/A
5	Intercompany Receivables	—	—	N/A		—	N/A
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	—	—	N/A		—	N/A
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	—	—	N/A		—	N/A

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$—	$—	N/A		$—	N/A

LIQUIDATION COSTS

13	Trustee Fees		—			—
14	Counsel for the Trustee and Related Professional Fees		—			—
15	Wind-Down Fees		—			—

	Total Liquidation Costs (B)		$—			$—

	Net Proceeds Available to Creditors (A — B)		$—			$—

ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value				Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Super-Priority I/C Creditors:		$—			$—

16	Plus: Receipts from Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available for Secured, Admin, and Priority Creditors:		—			—

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,000,000	—	0%	597,000,000	—	0%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	—	—	N/A	—	—	N/A
22	Other Unsecured Claims	30,161	—	0%	30,161	—	0%

	Total Unsecured Claims	$9,919,383,161	$—	0.00%	$9,919,383,161	$—	0.00%

UAL COMPANY SERVICES — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes
1	DIP REPAYMENT

	Consolidated Cash and Short-Term Investments	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to UAL Comp. Services	0.00%

	UAL Company Services Pro-rata Share of Cash and Short-Term Investments	$—

ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$—	$—	N/A		$—	N/A
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	—	—	N/A		—	N/A
5	Intercompany Receivables	—	—	N/A		—	N/A
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	—	—	N/A		—	N/A
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	—	—	N/A		—	N/A

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$—	$—	N/A		$—	N/A

LIQUIDATION COSTS

13	Trustee Fees		—			—
14	Counsel for the Trustee and Related Professional Fees		—			—
15	Wind-Down Fees		—			—

	Total Liquidation Costs (B)		$—			$—

	Net Proceeds Available to Creditors (A — B)		$—			$—

ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Super-Priority I/C Creditors:		$—			$—
16	Plus: Receipts from Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available for Secured, Admin, and Priority Creditors:		—			—

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,000,000	—	0%	597,000,000	—	0%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	—	—	N/A	—	—	N/A
22	Other Unsecured Claims	—	—	N/A	—	—	N/A

	Total Unsecured Claims	$9,919,353,000	$—	0.00%	$9,919,353,000	$—	0.00%

FOUR STAR LEASING — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes
1	DIP REPAYMENT

	Consolidated Cash and Short-Term Investments	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to Four Star Leasing	0%

	Four Star Leasing Pro-rata Share of Cash and Short-Term Investments	$—

	ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$—	$—	N/A		$—	N/A
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	28,701,365	—	0%		—	0%
5	Intercompany Receivables	58,617,611	—	0%		—	0%
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	—	—	N/A		—	N/A
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	114,564,715	—	0%		—	0%

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds(A)	$201,883,691	$—	0%		$—	0%

	LIQUIDATION COSTS

13	Trustee Fees		—			—
14	Counsel for the Trustee and Related Professional Fees		—			—
15	Wind-Down Fees		—			—

	Total Liquidation Costs (B)		$—			$—

	Net Proceeds Available to Creditors (A — B)		$—			$—

	ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Super-Priority I/C Creditors:		$—			$—

16	Plus: Receipts from Super-Priority Intercompany Claims	—	13,110,900	N/A	—	13,110,900	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	6,634,443	6,634,443	100%	6,634,443	6,634,443	100%

	Net Proceeds Available for Secured, Admin, and Priority Creditors:		6,476,457			6,476,457

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,000,000	6,476,457	1%	597,000,000	6,476,457	1%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	164,558,552	—	0.00%	164,558,552	—	0.00%
22	Other Unsecured Claims	—	—	N/A	—	—	N/A

	Total Unsecured Claims	$10,083,911,552	$—	0.00%	$10,083,911,552	$—	0.00%

AIR WIS SERVICES INC — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes
1	DIP REPAYMENT
	Consolidated Cash and Short-Term Investments	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to Air Wis Services	0.00%

	Air Wis Services Pro-rata Share of Cash and Short-Term Investments	$—

ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate
2	Cash and Short-Term Investments	$—	$—	N/A		$—	N/A
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	—	—	N/A		—	N/A
5	Intercompany Receivables	81,873,182	—	0%		—	0%
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	—	—	N/A		—	N/A
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	(54,751,402)	—	0%		—	0%

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$27,121,779	$—	0%		$—	0%

LIQUIDATION COSTS

13	Trustee Fees		—			—
14	Counsel for the Trustee and Related Professional Fees		—			—
15	Wind-Down Fees		—			—

	Total Liquidation Costs (B)		$—			$—

	Net Proceeds Available to Creditors (A — B)		$—			$—

ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid
	Net Proceeds Available to Super-Priority I/C Creditors:		$—			$—

16	Plus: Receipts from Super-Priority Intercompany Claims	—	22,772,894	N/A	—	22,772,894	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	53,468,640	22,772,894	43%	53,468,640	22,772,894	43%

	Net Proceeds Available for Secured, Admin, and Priority Creditors:		—			—

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,000,000	—	0%	597,000,000	—	0%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	79,553,411	—	0.00%	79,553,411	—	0.00%
22	Other Unsecured Claims	—	—	N/A	—	—	N/A

	Total Unsecured Claims	$9,998,906,411	$—	0.00%	$9,998,906,411	$—	0.00%

1

AIR WISCONSIN, INC. — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes
1	DIP REPAYMENT

	Consolidated Cash and Short-Term Investments	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to Air Wisconsin, Inc.	0.00%

	Air Wisconsin, Inc. Pro-rata Share of Cash and Short-Term Investments	$—

	ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate
2	Cash and Short-Term Investments	$—	$—	N/A		$—	N/A
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	8,842,490	3,536,996	40%		5,305,494	60%
5	Intercompany Receivables	97,411,261	—	0%		—	0%
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	—	—	N/A		—	N/A
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	31,501,350	5,882,204	19%		8,350,503	27%

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$137,755,100	$9,419,200	7%		$13,655,997	10%

	LIQUIDATION COSTS

13	Trustee Fees		282,576			409,680
14	Counsel for the Trustee and Related Professional Fees		216,642			236,249
15	Wind-Down Fees		188,384			273,120

	Total Liquidation Costs (B)		$687,602			$919,049

	Net Proceeds Available to Creditors (A — B)		$8,731,599			$12,736,949

	ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid
	Net Proceeds Available to Super-Priority I/C Creditors:		$8,731,599			$12,736,949

16	Plus: Receipts from Super-Priority Intercompany Claims	—	23,700,598	N/A	—	23,700,598	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	60,818,462	32,432,197	53%	60,818,462	36,437,547	60%

	Net Proceeds Available for Secured, Admin, and Priority Creditors:		—			—

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,000,000	—	0%	597,000,000	—	0%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	220,222,752	—	0.00%	220,222,752	—	0.00%
22	Other Unsecured Claims	84,697,084	—	0.00%	78,060,737	—	0.00%

	Total Unsecured Claims	$10,224,272,836	$—	0.00%	$10,217,636,489	$—	0.00%

DOMICILE MANAGEMENT SERVICES, INC. — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes

1	DIP REPAYMENT
	Consolidated Cash and Short-Term Investments	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to Domicile Management	0.01%

	Domicile Management Pro-rata Share of Cash and Short-Term Investments	$84,372

	ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$84,372	$84,372	100%		$84,372	100%
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	(6,003)	—	0%		—	0%
5	Intercompany Receivables	1,279,018	—	0%		—	0%
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	—	—	N/A		—	N/A
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	—	—	N/A		—	N/A

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$1,357,387	$84,372	6%		$84,372	6%

	LIQUIDATION COSTS

13	Trustee Fees		—			—
14	Counsel for the Trustee and Related Professional Fees		—			—
15	Wind-Down Fees		—			—

	Total Liquidation Costs (B)		$—			$—

	Net Proceeds Available to Creditors (A — B)		$84,372			$84,372

	ESTIMATED RECOVERY TO CREDITORS (CLAIMS)

		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Super-Priority I/C Creditors:		$84,372			$84,372

16	Plus: Receipts from Super-Priority Intercompany Claims	—	350,841	N/A	—	350,841	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available for Secured, Admin, and Priority Creditors:		435,213			435,213

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,529,280	435,213	0%	597,529,280	435,213	0%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	—	—	N/A	—	—	N/A
22	Other Unsecured Claims	—	—	N/A	—	—	N/A

	Total Unsecured Claims	$9,919,353,000	$—	0.00%	$9,919,353,000	$—	0.00%

UAL BENEFITS MANAGEMENT, INC. — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes

1	DIP REPAYMENT
	Consolidated Cash and Short-Term Investments	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to UAL Benefits Management	0.00%

	UAL Benefits Management Pro-rata Share of Cash and Short-Term Investments	$—

ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$—	$—	N/A		$—	N/A
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	—	—	N/A		—	N/A
5	Intercompany Receivables	204,091,000	—	0%		—	0%
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	—	—	N/A		—	N/A
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	—	—	N/A		—	N/A

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$204,091,000	$—	0%		$—	0%

LIQUIDATION COSTS

13	Trustee Fees		—			—
14	Counsel for the Trustee and Related Professional Fees		—			—
15	Wind-Down Fees		—			—

	Total Liquidation Costs (B)		$—			$—

	Net Proceeds Available to Creditors (A — B)		$—			$—

ESTIMATED RECOVERY TO CREDITORS (CLAIMS)

		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Super-Priority I/C Creditors:		$—			$—

16	Plus: Receipts from Super-Priority Intercompany Claims	—	22,431,957	N/A	—	22,431,957	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	68,250,245	22,431,957	33%	68,250,245	22,431,957	33%

	Net Proceeds Available for Secured, Admin, and Priority Creditors:		—			—

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,000,000	—	0%	597,000,000	—	0%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	206,970,846	—	0.00%	206,970,846	—	0.00%
22	Other Unsecured Claims	—	—	N/A	—	—	N/A

	Total Unsecured Claims	$10,126,323,846	$—	0.00%	$10,126,323,846	$—	0.00%

UNITED BIZJET HOLDINGS, INC — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes

1	DIP REPAYMENT

	Consolidated Cash and Short-Term Investments	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to Bizjet Services	0.00%

	Bizjet Services Pro-rata Share of Cash and Short-Term Investments	$—

	ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$—	$—	N/A		$—	N/A
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	—	38,433,402	N/A		38,433,402	N/A
5	Intercompany Receivables	7,173,295	—	0%		—	0%
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	11,566,598	11,566,598	100%		11,566,598	100%
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	—	—	N/A		—	N/A

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$18,739,893	$50,000,000	267%		$50,000,000	267%

	LIQUIDATION COSTS

13	Trustee Fees		1,500,000			1,500,000
14	Counsel for the Trustee and Related Professional Fees		1,150,000			865,000
15	Wind-Down Fees		1,000,000			1,000,000

	Total Liquidation Costs (B)		$3,650,000			$3,365,000

	Net Proceeds Available to Creditors (A — B)		$46,350,000			$46,635,000

	ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Super-Priority I/C Creditors:		$46,350,000			$46,635,000

16	Plus: Receipts from Super-Priority Intercompany Claims	—	10,078,725	N/A	—	10,078,725	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available for Secured, Admin, and Priority Creditors:		56,428,725			56,713,725

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,000,000	56,428,725	9%	597,000,000	56,713,725	9%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	26,353,121	—	0.00%	26,353,121	—	0.00%
22	Other Unsecured Claims	23,288	—	0.00%	23,288	—	0.00%

	Total Unsecured Claims	$9,945,729,409	$—	0.00%	$9,945,729,409	$—	0.00%

BIZJET CHARTER, INC — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes

1	DIP REPAYMENT
	Consolidated Cash and Short-Term Investments	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to Bizjet Charter	0.00%

	Bizjet Charter Pro-rata Share of Cash and Short-Term Investments	$—

ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate

2	Cash and Short-Term Investments	$—	$—	N/A		$—	N/A
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	—	—	N/A		—	N/A
5	Intercompany Receivables	—	—	N/A		—	N/A
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	—	—	N/A		—	N/A
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	—	—	N/A		—	N/A

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$—	$—	N/A		$—	N/A

LIQUIDATION COSTS

13	Trustee Fees		—			—
14	Counsel for the Trustee and Related Professional Fees		—			—
15	Wind-Down Fees		—			—

	Total Liquidation Costs (B)		$—			$—

	Net Proceeds Available to Creditors (A - B)		$—			$—

ESTIMATED RECOVERY TO CREDITORS (CLAIMS)

		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid

	Net Proceeds Available to Super-Priority I/C Creditors:		$—			$—

16	Plus: Receipts from Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available for Secured, Admin, and Priority Creditors:		—			—

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,000,000	—	0%	597,000,000	—	0%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	—	—	N/A	—	—	N/A
22	Other Unsecured Claims	587	—	0.00%	587	—	0.00%

	Total Unsecured Claims	$9,919,353,587	$—	0.00%	$9,919,353,587	$—	0.00%

BIZJET FRACTIONAL, INC — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes
1	DIP REPAYMENT

	Consolidated Cash and Short-Term Investments	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to Bizjet Fractional	0%

	Bizjet Fractional Pro-rata Share of Cash and Short-Term Investments	$—

ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate
2	Cash and Short-Term Investments	$—	$—	N/A		$—	N/A
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	—	—	N/A		—	N/A
5	Intercompany Receivables	—	—	N/A		—	N/A
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	—	—	N/A		—	N/A
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	—	—	N/A		—	N/A

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$—	$—	N/A		$—	N/A

LIQUIDATION COSTS

13	Trustee Fees		—			—
14	Counsel for the Trustee and Related Professional Fees		—			—
15	Wind-Down Fees		—			—

	Total Liquidation Costs (B)		$—			$—

	Net Proceeds Available to Creditors (A — B)		$—			$—

ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid
	Net Proceeds Available to Super-Priority I/C Creditors:		$—			$—

16	Plus: Receipts from Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available for Secured, Admin, and Priority Creditors:		—			—

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,000,000	—	0%	597,000,000	—	0%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	—	—	N/A	—	—	N/A
22	Other Unsecured Claims	—	—	N/A	—	—	N/A

	Total Unsecured Claims	$9,919,353,000	$—	0.00%	$9,919,353,000	$—	0.00%

BIZJET SERVICES, INC — NON-CONSOLIDATED
HYPOTHETICAL LIQUIDATION ANALYSIS
UNAUDITED

Notes
1	DIP REPAYMENT

	Consolidated Cash and Short-Term Investments	$1,591,973,081
	DIP Repayment	(906,814,911)

	Net Consolidated Cash and Short-Term Investments	685,158,171

	Percentage of Cash Allocated to Bizjet Services	0.00%

	Bizjet Services Pro-rata Share of Cash and Short-Term Investments	$—

ASSETS & ESTIMATED REALIZATION
			Forced Liquidation Value			Orderly Liquidation Value
		Net Book Value	Estimated	Estimated		Estimated	Estimated
		June 30, 2005	Value	Realization Rate		Value	Realization Rate
2	Cash and Short-Term Investments	$—	$—	N/A		$—	N/A
3	Restricted Cash	—	—	N/A		—	N/A
4	Accounts Receivable	—	—	N/A		—	N/A
5	Intercompany Receivables	—	—	N/A		—	N/A
6	Aircraft Fuel Inventory	—	—	N/A		—	N/A
7	Prepaid Expenses and Other Current Assets	—	—	N/A		—	N/A
8	Flight Equipment	—	—	N/A		—	N/A
9	Other Property and Equipment	—	—	N/A		—	N/A
10	Intangible Assets	—	—	N/A		—	N/A
11	Investments and Other Assets	—	—	N/A		—	N/A

12	Preference and Avoidance Payment Recovery	—	—			—

	Total Assets/Proceeds (A)	$—	$—	N/A		$—	N/A

LIQUIDATION COSTS

13	Trustee Fees		—			—
14	Counsel for the Trustee and Related Professional Fees		—			—
15	Wind-Down Fees		—			—

	Total Liquidation Costs (B)		$—			$—

	Net Proceeds Available to Creditors (A — B)		$—			$—

ESTIMATED RECOVERY TO CREDITORS (CLAIMS)
		Forced Liquidation Value			Orderly Liquidation Value
			Estimated Total	Estimated % of		Estimated Total	Estimated % of
		Estimated	Amount Paid to	Allowed Claim	Estimated	Amount Paid to	Allowed Claim
Notes		Allowed Claim	Creditors	Paid	Allowed Claim	Creditors	Paid
	Net Proceeds Available to Super-Priority I/C Creditors:		$—			$—

16	Plus: Receipts from Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A
16	Less: Distributions for Super-Priority Intercompany Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available for Secured, Admin, and Priority Creditors:		—			—

17	Secured Claims	—	—	N/A	—	—	N/A
18	Administrative Claims	597,000,000	—	0%	597,000,000	—	0%
19	Priority Claims	—	—	N/A	—	—	N/A

	Net Proceeds Available to Unsecured Creditors		—			—

20	PBGC Unsecured Claims	9,919,353,000	—	0.00%	9,919,353,000	—	0.00%
21	Intercompany Unsecured Claims	—	—	N/A	—	—	N/A
22	Other Unsecured Claims	—	—	N/A	—	—	N/A

	Total Unsecured Claims	$9,919,353,000	$—	0.00%	$9,919,353,000	$—	0.00%

Appendix C

Preliminary Draft Subject to Substantial Revision

September 7, 2005

In re UAL Corporation, et al.

Summary Going Concern Valuation Report (Preliminary Draft)

Summary Going Concern Valuation Report (Preliminary Draft) In re UAL Corporation, et al.

Disclaimer This exhibit was prepared by Rothschild Inc. ("Rothschild") for the benefit and internal use of United Airlines, Inc. ("UAL", "United", or the "Company"). In providing this presentation Rothschild has relied upon information that is publicly available or which was provided to Rothschild by or on behalf of the Company's management, including management operating and financial forecasts, and reflects Rothschild's view and prevailing financial and market conditions as of the date hereof, all of which are accordingly subject to change. Rothschild has not assumed any responsibility for independent verification of any of the information contained herein including, but not limited to, any forecasts or projections set forth herein. In addition, Rothschild assumes no obligation to update or to correct any inaccuracies which may become apparent in this presentation and the analyses contained herein are not and do not purport to be appraisals of the assets, stock or business of the Company. Nothing contained herein shall be deemed to be a recommendation from Rothschild to any party, including without limitation, any security holder of the Company to enter into any transaction or to take any course of action.

Preliminary Draft Subject to Substantial Revision
234952

1. Preliminary Valuation

1.1 Summary enterprise valuation range

Enterprise valuation range ($ in billions)

Comparable Companies Analysis
$7.7
$13.0
Precedent Transactions Analysis
$11.8
$13.4
Discounted Cash Flow
$13.3
$15.7
Selected Valuation Range
$12.5
$10.9
$14.0
$6.0
$8.0
$10.0
$12.0
$14.0
$16.0
$18.0

COMMENTS

3 Preliminary Valuation

9.7x - 12.5x 2005E PF EBITDAR 4.9x - 6.3x 2006E EBITDAR 1.1 Summary enterprise valuation range 1. Preliminary Valuation Preliminary Valuation Enterprise valuation range ($ in billions) 6.8x - 11.6x 2005E PF EBITDAR 3.4x - 5.8x 2006E EBITDAR 8 - 9% discount rate; terminal values based on perpetuity growth rates of 0%, 1% and 2% 11.8x - 13.9x 2005E PF EBITDAR 5.9x - 7.0x 2006E EBITDAR COMMENTS 10.5x - 12.0x 2005E PF EBITDAR 5.3x - 6.0x 2006E EBITDAR The summary TEV range of $10.9 billion and $14.0 billion set forth below is based on an equal weighting of the three methodologies $12.5

Preliminary Draft Subject to Substantial Revision
234952

1. Preliminary Valuation

1.2 Summary equity valuation

		Low	Mid	High
Selected Total Enterprise Valuation Range		**$10,903**	**$12,469**	**$14,034**
Net Debt[(1)]		(11,731)	(11,731)	(11,731)
Implied Equity Value (excl. NOL)		**(828)**	**737**	**2,303**
Plus:	NOL Valuation	1,148	1,148	1,148
Total Equity Value		**$319**	**$1,885**	**$3,451**

Notes

4 Preliminary Valuation

Total Equity Value is derived by subtracting net debt from TEV and adding Rothschild's valuation of the Company's NOL The range of Total Equity Value is $0.3 billion to $3.5 billion, with a mid-point value of $1.9 billion 1.2 Summary equity valuation Implied Total Equity Value and implied Total Enterprise Value multiples analysis ($ in millions) Preliminary Valuation 1. Preliminary Valuation Notes At assumed Emergence date of December 1, 2005, Net Indebtedness includes Long Term Aircraft Debt of $6.0 billion, Exit Financing of $2.5 billion, Capitalized Aircraft Rent (capitalized at 7x 2006E Aircraft Rent Expense) of $3.5 billion, Municipal Bonds of $510 million, O'Hare Convertible Bonds of $150 million, PBGC Notes of $500 million (par value), Employee Notes of $709 million (par value), Minority Interest of $6 million, and PBGC Preferred Stock of $500 million, less Unrestricted Cash of $2.7 billion

The Comparable Companies Analysis provides insight into how the public markets value comparable businesses with similar industry and growth profiles to UAL For UAL, this analysis is inherently challenged given the dramatic conditions facing the industry, which include a host of factors some of which are set forth below Post 9/11 operating environment Fuel price volatility Burdensome legacy costs and pension liabilities Continued growth of internet ticket purchases resulting in increased pricing pressures Fiercely competitive environment due to industry overcapacity and LCC penetration Widespread financial distress among North American NCs Based on these factors, Rothschild considered a range of companies in its Comparable Companies Analysis North American NCs, including both current and historical multiples(1) Domestic LCCs Selected international carriers 2.1 Summary overview 2. Comparable Companies Analysis Comparable Companies Analysis Notes (1) For purposes of comparable valuation, current network carriers are focused on American, Continental and Air Canada

Rothschild ultimately incorporated the network carriers' current and historical market multiples into the Comparable Companies Analysis, with the preponderance of its weighting on the current market multiples of the NCs LCCs and selected international carriers were excluded from the Comparable Companies Analysis due to their vastly different business models 2.1 Summary overview (cont'd) 2. Comparable Companies Analysis Comparable Companies Analysis The Comparable Companies Analysis implies a Total Enterprise Value range of $7.7 billion and $13.0 billion, with a midpoint value of $10.3 billion

3.1 Precedent Transactions Analysis overview 3. Precedent Transactions Analysis The Precedent Transaction Analysis provides a valuation range based on analysis of M&A and recapitalization transactions that have similar risks and opportunities as United For the purposes of valuing United, Rothschild focused on 11 change of control transactions for domestic and international carriers with Total Enterprise Values in excess of $600 million The precedent transactions analysis implies a TEV range for UAL of $11.8 billion to $13.4, with a midpoint value of $12.6 Precedent Transactions Analysis

4.1 Discounted cash flow analysis overview DCF analysis implies total enterprise value of $13.3 - $15.7 billion (1) 4. Discounted Cash Flow Analysis The DCF analysis values the Company's business plan by discounting future cash flows at a rate reflecting the company-specific risk factors and an assumed time value of money Based on projected cash flows through December 31, 2010 per Gershwin 6.0, the Debtor's current business plan Cash flows potentially impacted by General macroeconomic conditions Disruptive industry forces Successful reorganization / capitalization of UAL for its exit from Chapter 11 The projections are discounted to November 30, 2005, the assumed confirmation date, using a discount rate equal to the weighted average cost of capital (the "WACC") ranging from 8.0% to 9.0% which considers the weighted average of the marginal costs of all sources of capital 8.0% to 9.0% is generally consistent with the historic WACC for peers in the airline industry Terminal value calculated using the perpetuity growth methodology Assumes a rate of growth of free cash flows in perpetuity with capital expenditures adjusted to reflect normalized long-term aircraft related capital spending requirements Assumed perpetuity growth rates of 0.0%, 1.0% and 2.0%, brought back to present value as of November 30, 2005 using a discount rate of between 8.0% - 9.0% as discussed above Discounted Cash Flow Analysis Notes Utilizing an 8.5% discount rate and perpetuity growth rates of 0.0%, 1.0% and 2.0%

Since an NOL provides a tax shield on future earnings, its value is typically reflected in the equity of an enterprise. Rothschild's NOL valuation reflects the present value of the savings achieved by the pre-tax income shielded by the loss carry forward Rothschild relied on the following assumptions in valuing the NOL(1) UAL estimates NOL of approximately $7.5 billion as of December 1, 2005 (2) Based on tax planning assumptions and pursuant to Section 382 (l)(6) of the Internal Revenue Code ("IRC") and other relevant IRS notifications, the Company has projected that its average limitation approximates $1.2 billion per annum (3) 37.3% effective tax rate as per Gershwin 6.0, the Debtor's current business plan The discount rate assumption of 20-30% is the adjusted cost of equity based on NOL application after interest expense deductions Rothschild's analysis suggests a range of value for the Company's NOL of $1.1 billion to $1.4 billion For purpose of calculating Total Equity Value, Rothschild relied on a $1.1 billion valuation of UAL's NOL, as it represents the high end of the discount range (30%), thereby accounting for potentially disqualifying future changes of control and changes in the IRC 5. Preliminary NOL Valuation 5.1 NOL valuation summary Preliminary NOL Valuation Notes UAL and its tax advisors continue to refine the assumptions regarding the NOL and its treatment; assumptions are subject to change Assumed exit date in G6.0, the Debtor's current business plan For illustrative purposes only, the amount shown here is the average over the projection period. Per management estimates, the period adjusted Section 382 NOL limitation from 2006 - 2010P is estimated in the millions to be $741, $1,841, $1,441, $1,141 and $941 respectively

Appendix D
NOTES TO FINANCIAL PROJECTIONS
     These Notes should be read in conjunction with the Plan, Disclosure Statement and Plan Supplement in their entirety.1 Attached is a Projected Income Statement, Projected Balance Sheet and a Projected Cash Flow Statement, each of which include the following: (a) the Debtors’ consolidated financial statement information for the period December 2002 through December 2004; (b) six months of actual results (January through June) and six months of projected results (July through December) for 2005; and (c) consolidated projected operating and financial results (the “Projections”) for the Reorganized Debtors’ five year post-Effective Date period from 2006 through 2010 (the “Projection Period”).2 Also attached is a Projected Fresh Start Balance Sheet reflecting, in accordance with fresh start reporting, the assumed effect of Confirmation and the consummation of the transactions contemplated by the Plan on the presumed Effective Date.
     THE PROJECTIONS HAVE BEEN PREPARED BY THE DEBTORS’ MANAGEMENT WITH THE ASSISTANCE OF THEIR FINANCIAL ADVISORS, ROTHSCHILD AND HURON CONSULTING. SUCH PROJECTIONS WERE NOT PREPARED TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS AND THE RULES AND REGULATIONS OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THE DEBTORS’ INDEPENDENT ACCOUNTANTS HAVE NEITHER EXAMINED NOR COMPILED THE ACCOMPANYING PROJECTIONS AND ACCORDINGLY, DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE PROJECTIONS, ASSUME NO RESPONSIBILITY FOR THE PROJECTIONS AND DISCLAIM ANY ASSOCIATION WITH THE PROJECTIONS. EXCEPT FOR PURPOSES OF THIS DISCLOSURE STATEMENT, THE DEBTORS DO NOT PUBLISH PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS.
     MOREOVER, THE PROJECTIONS CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS, AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, ACHIEVING OPERATING EFFICIENCIES, CURRENCY EXCHANGE

1	Capitalized terms that are not otherwise defined herein shall have the meaning ascribed to them in the Plan or Disclosure Statement, as applicable.

2	Because the Projections assume an Effective Date of February 1, 2006, the Projections for 2006 include one month of projected results for the Debtors (January) and 11 months of projected results for Reorganized Debtors (February through December).

RATE FLUCTUATIONS, MAINTAINING GOOD EMPLOYEE RELATIONS, EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF GOVERNMENTAL BODIES, NATURAL DISASTERS AND UNUSUAL WEATHER CONDITIONS, ACTS OF TERRORISM OR WAR, INDUSTRY-SPECIFIC RISK FACTORS (AS DETAILED IN ARTICLE VI OF THE DISCLOSURE STATEMENT ENTITLED “CERTAIN FACTORS TO BE CONSIDERED PRIOR TO VOTING”) AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.
     THE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTORS, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE REORGANIZED DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE OR ARE MADE AS TO THE ACCURACY OF THE PROJECTIONS OR TO THE REORGANIZED DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT. MOREOVER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THE DEBTORS AND REORGANIZED DEBTORS DO NOT INTEND AND UNDERTAKE NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE THIS DISCLOSURE STATEMENT IS INITIALLY FILED OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THE PROJECTIONS THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS OR INTERESTS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE PROJECTIONS. (SEE, ARTICLE VI OF THE DISCLOSURE STATEMENT, “CERTAIN FACTORS TO BE CONSIDERED PRIOR TO VOTING.”)
     The Projections have been prepared on the assumption that the Effective Date is February 1, 2006, and are based on, and assume the successful implementation of the Reorganized Debtors’ business plan. Although the Debtors presently intend to cause the Effective Date to occur as soon as practical following confirmation of the Plan, there can be no assurance as to when the Effective Date will actually occur. In accordance with fresh start reporting, the

2

Projections reflect the assets and liabilities of the Debtors as of the Effective Date, in accordance with generally accepted accounting principles and are based upon their estimated fair market values.
     The Projections are based on, among other things: (a) current and projected market conditions in each of the Debtors’ respective markets; (b) the ability to maintain sufficient working capital to fund operations; (c) termination of all four defined benefit pension plans; (d) final approval of the New Credit Facility; (e) Bankruptcy Court approval of material changes to certain aircraft lease and financing agreements as discussed below; and (f) confirmation of the Plan.
     The Projections include consolidated results for the Debtors’ domestic and international operations (collectively, “Mainline”), United Express, and ancillary activities. The Debtors’ international operations include destinations in the Pacific, Atlantic and Latin America markets. The Projections assume a stable fleet of 453 mainline aircraft operated by the Debtors, and a fleet of 300 regional jet and turboprop aircraft owned and operated by the United Express carriers by February 2006.
Glossary of Terms
Advance Ticket Sales: A current liability representing the value of unused passenger tickets, primarily resulting from the purchase of tickets by customers in advance of actual travel.
Available Seat Mile (ASM): The primary industry measure of passenger airline capacity, which is calculated by multiplying the number of aircraft miles flown by the number of available seats on the aircraft.
Cost per Available Seat Mile (CASM): The primary measure of unit cost, which is calculated by dividing total operating expenses incurred during a relevant period by the aggregate number of ASMs produced during that same period.
Core Passenger Revenue: Includes all direct ticket revenue, fees and service charges generated by the Debtors with respect to mainline passenger transportation.
Regional Affiliates Passenger Revenue: Includes all ticket revenue, fees and service charges generated by the Debtors with respect to passenger transportation by the Debtors’ United Express operations.
Mainline Passenger Revenue: Mainline Passenger Revenue is the sum of Core Passenger Revenue and Marketing Programs Passenger Revenue.
Mainline Passenger Revenue per Available Seat Mile (PRASM): The primary measure of passenger unit revenue, which is calculated by dividing Mainline Passenger Revenue generated during a relevant period by the aggregate number of mainline ASMs produced during that same time period.
Maintenance Materials: One component of aircraft maintenance, this includes the parts and expendable materials used during maintenance of aircraft.

3

Marketing Programs Passenger Revenue: Certain revenues recognized as Passenger Revenue (as defined below), through the Mileage Plus Program and other ancillary marketing programs. Accounting rules call for a portion of total Marketing Program Passenger Revenue to be recognized as Passenger Revenue and the remainder to be recognized as Other Revenues (as discussed below).
Passenger Revenue: Passenger Revenue is the sum of Mainline Passenger Revenue and Regional Affiliates Passenger Revenue.
Purchased Maintenance: One component of aircraft maintenance, this includes outsourced maintenance services purchased from domestic and international third-parties.
Regional Affiliate Expense: The Debtors’ United Express operation contracts with various air carriers to provide regional feeder service, using regional jet and turboprop aircraft, to support United’s mainline “hub-and-spoke” network. Regional Affiliate Expense includes the capacity-based fees paid to these carriers, performance-based operating margin fees, and certain pass-through expenses such as fuel. In addition, direct costs for distribution and labor incurred by United, but related to United Express operations are allocated to Regional Affiliate Expense.
Projected Consolidated Income Statement Assumptions
Operating Revenues
     Passenger Revenue: The Debtors anticipate total Passenger Revenue of $15.0 billion for 2005, an increase of 4.8% over 2004, driven mostly by the Debtors’ strategy to shift capacity from domestic to international markets and industry-wide fare increases. Over the Projection Period, Passenger Revenue is projected to increase by $2.3 billion, such that Passenger Revenue in 2010 is projected to be $17.3 billion, a compound annual growth rate of 2.8%. This increase includes a $1.8 billion increase in Mainline Passenger Revenues and a $0.5 billion increase in Regional Affiliates Passenger Revenues (United Express), the two components that comprise Passenger Revenue. In 2006, the capacities for both Mainline and United Express are expected to increase 0.6% and 4.7% respectively, and remain flat thereafter.
     A. Mainline Passenger Revenue
     Mainline Passenger Revenue3 includes two components: (i) Core Passenger Revenue (the primary component being revenue associated with the direct sale of transportation to consumers) and (ii) Marketing Programs Passenger Revenue (certain revenues associated with marketing programs).

3	Historic Passenger Revenue in the Projected Income Statement has been adjusted to be consistent with (i) a change in accounting with respect to Marketing Programs Passenger Revenue, as disclosed in Item 1 of UAL’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 under the heading “UAL Loyalty Services, LLC,” and (ii) treat charter revenues as “Other Revenues” in the Projections. As a result, the individual components of Operating Revenues in the Projected Income Statement for 2002 through 2004 do not track to the 10-Ks issued for those years.

4

(i)	Core Passenger Revenues
     During the ten years from 1990 through 2000, the compound average growth rate for industry Core Passenger Revenue per ASM was 2.1%. The Debtors believe this period is the most representative of the industry, including rapid low cost carrier growth and both expansion and recessionary periods. In contrast, 2001 through 2003 are not considered representative given the impacts of the September 11th terrorist attacks, the wars in Afghanistan and Iraq, and the SARS outbreak. The Debtors believe that continued high fuel prices will lead to industry fare increases that would drive revenue growth above the 2.1% historic growth rate. However, the Debtors are taking a conservative approach by basing the Projections on the historic 2.1% growth rate and not including this fuel price effect on revenue.
     In 2004, industry annual PRASM growth was 3.4%, and the Debtors outperformed the industry with PRASM growth of 3.9%.
     With the Debtors’ success in shifting capacity to international markets, industry fare increases, and growth in marketing program revenue, the Debtors believe their 2005 Mainline PRASM will increase by 5.2% over 2004 with the Core Passenger Revenue component of PRASM expected to increase by 5.1%.
     In 2006, the Debtors believe they will benefit from slower growth of their Mainline capacity, 0.6%, as compared to the expected 3.0% industry growth. The Debtors are conservatively projecting Core Passenger Revenue per ASM growth of 2.6% — approximately half the 2005 growth rate.
     From 2007 through 2010, the Debtors’ annual Core Passenger Revenue per ASM growth rates are expected to be at essentially the industry historic norms cited earlier (2.2% for both 2007-08 and 2.1% for 2009-10).
(ii)	Marketing Programs Passenger Revenue
     Marketing Programs Passenger Revenue, primarily the sale of Mileage Plus miles to third-parties (e.g. car, hotel, credit card, and other partners), is expected to grow at higher annual rates than Core Passenger Revenue, however, it represents only a small portion of annual Mainline Passenger Revenue during the Projection Period.
     B. Regional Affiliates Passenger Revenues (United Express)
     Driven by large capacity additions, United Express revenue grew by over 26% in 2004 and is on track to grow by 23% in 2005. United Express capacity additions will slow from 22% in 2005 to 5% in 2006 and will be essentially flat from 2007 through 2010. Accordingly, United Express’ revenue is expected to experience slower growth rates in 2006 and 2007. United Express’ year-over-year capacity increase in 2006 is primarily driven by the replacement of a number of 50-seat regional jets with 70-seat regional jets. United Express revenue is expected to grow by 8% in 2006, 5% in 2007, and roughly 2% from 2008 through 2010.

5

     United Cargo: The Debtors provide freight and mail transportation using available cargo space on their passenger aircraft. Revenue forecasts are developed based on volume and yield growth assumptions for the freight and mail businesses. After optimizing these operations in 2005 and 2006, modest growth in cargo revenues is anticipated over the Projection Period, given that no fleet/capacity growth is assumed in the Projections.
     UAFC: United Aviation Fuels Corporation (“UAFC”) conducts certain jet fuel trading and re-selling on behalf of United. UAFC operates on essentially a break-even basis and no growth is anticipated over the Projection Period.
     Other Revenues: The Debtors operate various lines of business related to their core scheduled passenger service operation, including Mileage Plus, Red Carpet Clubs, in-flight sales (food, liquor, duty-free), and the sale of maintenance, ground handling and training services and charter operations. From 2003 to 2004, the Other Revenues grew by 11% and are on track for 11% growth in 2005. Other Revenues are projected to experience moderately higher growth of 15% in both 2006 and 2007, remain flat in 2008, and grow at 3% and 6% in 2009 and 2010, respectively. Growth forecasts for these various operations are driven by existing contractual agreements, management expectations for newly launched business lines, and inflationary growth.
Operating Expenses
     Salaries and related costs: During the post-petition period, the Debtors renegotiated their collective bargaining agreements (“CBAs”), and instituted wage and benefit reductions with respect to salaried and management employees (“SAM”). The renegotiated CBAs and SAM reductions allow the Reorganized Debtors to achieve an estimated average annual expense savings of approximately $3.2 billion during the Projection Period. These savings estimates include contractual and inflationary cost increases that would have otherwise occurred through 2010. Labor costs are projected to be the Debtors’ single largest expense, representing 27% of annual Mainline operating expenses during the Projection Period. These expenses are forecast based on anticipated operating levels, the impact of ongoing initiatives to improve productivity, the terms of the Debtors’ CBAs, and the reductions in wages and benefits for SAM employees. During the Projection Period, average annual wage rates are projected to increase between approximately 0% and 2.5% per year, with a compound annual growth rate of 1.6%, in accordance with each of the respective CBAs, which have amendable dates of December 2009 through January 2010. During the post-petition period, the Debtors also restructured their post retirement benefits under §1114 of the Bankruptcy Code, which aligned benefits of their older retirees with those of their more recent retirees. The Projections also include profit sharing for all employees of up to 15% of pre-tax profits.
     In addition, all of the Debtors’ domestic defined benefit pension plans have been, or will be, terminated and assumed by PBGC. The Debtors have negotiated replacement defined contribution retirement plans with all of their labor groups, with the exception of their flight attendants. The replacement defined contribution plan expenses vary between approximately 4% and 7% annually, of applicable wages, on average. Accruals for the defined contribution plans commence at different points, depending on the terms of the various CBAs, starting with the pilots on June 1, 2005. The Projections assume a defined contribution plan for the flight

6

attendants beginning February 1, 2006. The actual starting date of the contributions could be earlier or later depending on when the AFA leadership negotiates a replacement plan, which negotiations may impact the assumed participation by the flight attendants in the profit sharing noted above.
     Through the above restructuring efforts, the Debtors reduced total labor cost from $7 billion in 2002 to $5 billion in 2004. By the end of 2005, the Debtors will achieve the majority of the savings from their final round of CBA negotiations and SAM wage and benefit reductions, lowering labor cost by another $874 million compared to 2004. In 2006 and 2007, labor cost, excluding profit sharing, will further decrease, but to a lesser extent, reflecting full year savings from pension termination and replacement, and additional productivity improvements. Labor cost will begin to grow in 2008 driven by inflationary and contractual increases. The Projections also include estimates for annual profit sharing payments from 2006 through 2010.
     Aircraft Fuel: Fuel for Mainline operations is projected to be the Debtors’ second largest expense. Fuel costs have increased significantly over the last eighteen months and remain highly volatile. Recent volatility in oil prices has made efforts to forecast long-term oil costs challenging. While the forward curve would suggest oil prices above $60 per barrel over the Projection Period, it is inconsistent with most other forecasts, including those from PIRA Energy Group, Global Insights (formerly WEFA), and from Wall Street sell-side oil analysts, which forecasts suggest an average oil price during the Projection Period in the mid-$40s to $50 per barrel (which is still above historical levels). Accordingly, the Projections assume an oil price of $50 per barrel, as a reasonable estimate, resulting in a cost for jet fuel of $1.478 per gallon, during the Projection Period. This estimate represents a historically high fuel cost throughout the Projection Period. While the Debtors currently have no fuel hedges in place for 2006 and beyond, the Projections incorporate $150 million per year in expenses for future hedging activities to lock in as much of its fuel needs at $50 per barrel as possible.
     The Debtors further believe that if long-term oil prices are significantly higher than are contemplated today, they will drive industry fare increases or structural changes, such as capacity reductions. Reported hedge positions, as stated by the domestic carriers in August 2005, show that U.S. carriers have, in the aggregate, less than 10% of their collective 2006 capacity hedged for oil prices above $50 per barrel. Carriers have stated that sustained high oil prices will cause the industry to raise fares — as is occurring in 2005. The Debtors believe that the reorganized operations will allow the Reorganized Debtors to be fully competitive with the major network carriers in the face of higher fuel prices.
     Aircraft Rent: Aircraft Rent reflects the operating expense associated with the Debtors’ aircraft financed under operating leases. In addition, the Debtors operate various aircraft under debt financing and capital lease structures. Expenses related to these aircraft are reflected in depreciation and interest expense, which includes debt discount amortization, where applicable. During the post-petition period, the Debtors reduced their aircraft related obligations by rejecting certain aircraft leases, abandoning certain mortgaged aircraft, and renegotiating restructured aircraft obligations for the retained aircraft.
     Regarding privately held aircraft financing transactions, the Debtors have successfully restructured all of their obligations by: (a) modifying existing lease agreements, (b) entering into

7

new aircraft lease agreements, or (c) converting mortgages to leases. Monthly rental rates included in the Projections for the Projection Period represent a significant reduction in the pre-negotiated contract rates and are comparable with current market rates.
     With respect to publicly held aircraft financing transactions (including various debt, capital lease and operating lease structures), the Debtors have completed negotiations and reached agreements-in-principle with the holders of all public aircraft debt except the 1997-1 Enhanced Equipment Trust Certificate Transaction (“1997-1 EETC Transaction”). The agreements-in-principle are subject to approval by the Bankruptcy Court. The Debtors have filed a motion seeking Court approval, which motion will be heard on September 27. The agreements-in-principle include the purchase of six B767s for which the debtors are negotiating refinancing in the form of a sale-leaseback transaction, similar to four B767s previously acquired in July 2005. The Projections incorporate the annual impact of the agreements-in-principle.
     With respect to the 1997-1 EETC Transaction, which covers 14 aircraft, the Debtors are currently negotiating the purchase price of the A certificates, having already purchased the B & C certificates. If the Debtors are unable to negotiate the purchase price, they expect to reach a litigated resolution. Upon acquiring the A certificates, the Debtors anticipate refinancing the 14 aircraft securing the 1997-1 EETC Transaction.
     Amortization of deferred gains reduced rent expense by approximately $115 million in 2004 and an estimated $72 million in 2005, however, as a result of fresh start reporting, deferred gains on various historic sale-leaseback transactions are eliminated during the Projection Period. In addition, fresh start reporting also requires that the Debtors’ operating leases be recorded at fair value. This results in the creation of a deferred asset to be amortized over the remaining life of the effected operating leases, increasing aircraft rent over the Projection Period by an aggregate $43 million on a non-cash basis.
     Landing Fees and Other Rent: The Debtors lease various airport and non-airport facilities for which they incur rent expenses and municipal bond servicing costs. The Projections reflect savings resulting from the planned restructuring of various municipal bond obligations and the Debtors’ ongoing efforts to optimize their use of real estate. In addition, the Debtors currently are seeking to re-characterize certain municipal bond obligations as debt financings rather than leases, which would allow the Debtors to classify certain portions of such obligations as unsecured debt in the Plan. However, the Projections conservatively assume that the municipal bond obligations will be treated as leases and not be re-characterized as debt financings. Landing fees are incurred as a function of arrivals/departures, aircraft weight, and rates established by the various airports served by United. The Projections anticipate a 5.2% average annual increase in landing fees during the Projection Period as a result of expected increases in rates charged by the various airports served by the Debtors.
     Aircraft Maintenance: The Debtors’ current restructured CBAs have enabled the Debtors to outsource all heavy airframe maintenance, low-tech component piece parts and certain engine maintenance activities. Outsourcing of these non-core maintenance activities drives significant operating expense savings over the Projection Period as compared to expected costs absent such outsourcing. Although reported aircraft maintenance expense (which includes only Maintenance Material and Purchased Maintenance) increased from $560 million in 2002 to

8

an estimated $873 million in 2005, the Debtors achieved significant savings in maintenance labor and other expenses, and reduced maintenance headcount by over 5,800 or 45% by July 2005. Beyond 2005, inflationary price increases, additional outsourcing activities allowed by the CBAs, and incremental maintenance requirements drive increases in aggregate Maintenance Materials and Purchased Maintenance expenses over the Projection Period. Year-to-year changes over this period also occur as a result of fluctuations in the volume of required maintenance.
     Regional Affiliates Expenses: Expenses incurred by the Debtors for their independent regional carriers includes a base fee, a performance adjusted margin, and certain “pass through” expenses including fuel. The base fee is calculated based on contractual rates per various unit measures of capacity. In addition, certain distribution and direct labor costs incurred by the Debtors are allocated to Regional Affiliates Expenses.
     The Debtors have extensively restructured their contractual agreements with their regional carriers during the post-petition period, reducing the associated fees, limiting fee growth, and optimizing the fleet. The Debtors’ management believes that, as a result, the Debtors have among the most favorable regional affiliate contracts in the industry. In addition, increasing the size of the 70-seat regional jet fleet will improve the unit cost profile. Given these contracts and the assumed fuel environment discussed above, the Debtors project Regional Affiliates Expenses to remain below the expense forecast for 2005 throughout the Projection Period. Coupled with growth in United Express revenues, contribution from these operations is forecast to improve during the Projection Period. The Debtors have forecast an $85 million contribution from United Express by 2010, as compared to a negative $448 million contribution in 2005.
     Depreciation and Amortization: The Projections include depreciation on a straight-line basis over the estimated remaining useful life of the fixed assets. The estimated remaining useful life varies between less than one year and over twenty-seven years depending on the specific fixed asset. As discussed below, the Debtors have a variety of intangible assets for which they recognize amortization expense in the Projections. No amortization expense is recognized in the Projections with respect to intangible assets with an indefinite life. These amounts of depreciation and amortization expenses are based upon the estimated fair values of these assets reflecting the impact of the adoption of fresh start reporting on the Effective Date, as discussed below. The adoption of fresh start reporting causes these non-cash expenses to decrease by a net $54 million annually, on average, over the Projection Period. In addition, the Projections also reflect the impact of increasing capital spending over the Projection Period.
     UAFC: These expenses reflect the “pass through” nature of the remaining UAFC activities and are forecast to remain essentially flat over the Projection Period along with the associated revenues. Because these expenses are unrelated to generating Debtors’ operating capacity, they are excluded from the Debtors’ calculation of unit cost measures.

9

     Other Expenses: Other Expenses are comprised of selling food and beverage, communications, utilities, and purchased services expenses. In addition, expenses associated with providing services to third parties (i.e. maintenance, ground handling and training services), as well as other ancillary businesses such as the Red Carpet Clubs, are included in Other Expenses. These expenses tend to vary with the size of the related activities and inflation. However, as a result of the Debtors’ ongoing cost control efforts, aggregate Other Expenses are forecast to increase at a lower rate than inflation during the Projection Period. As part of these ongoing cost control efforts, management believes significant benefits will be derived throughout United’s operations by reducing aircraft turn times, reducing actual block time performance, expanded de-peaking of hubs and major stations, and reengineering the use of airport facilities.
     Income Taxes: The Debtors assume a statutory tax rate of 37% throughout the Projection Period. The Debtors anticipate approximately $8.1 billion of net operating loss carry-forwards (“NOLs”) as of the Effective Date available for use by the Reorganized Debtors during the Projection Period. The Projections assume utilization of these NOLs, subject to statutory limitations, significantly reducing the Debtors’ cash burden with respect to the payment of income taxes. Application of alternative minimum tax requirements results in minor cash tax payments during the Projection Period.
Projected Consolidated Balance Sheet Assumptions
     Working Capital: Working capital is comprised of restricted cash, receivables, aircraft fuel, spare parts, supplies, accrued and prepaid assets, accounts payable, advance ticket sales and other accrued liabilities. Working capital balances are impacted by Plan transactions as highlighted on the Projected Fresh Start Balance Sheet. Further, the Debtors are currently negotiating a replacement merchant agreement for Visa and MasterCard processing to replace their current agreement, which expires in January 2006, and have included anticipated holdback requirements in the Projections as restricted cash. Otherwise, working capital balances are generally consistent with historical levels.
     Operating property and equipment: The Projections include a $2.4 billion reduction in the value of these fixed assets as a result of fresh start reporting, as highlighted in the Projected Fresh Start Balance Sheet. Although the Projections assume that the Debtors will not acquire additional aircraft, the Projections anticipate capital expenditures of between $400 million and $850 million per year in order to support the Debtors’ operations. Key areas for investment include spare parts and engines, facilities, information technology, aircraft improvements, maintenance equipment, and ground support equipment.
     Intangible Assets: The Debtors own certain international route authorities, as well as other identified intangible assets such as their Mileage Plus membership and trade names to which they will ascribe an aggregate value of $4.0 billion on their balance sheet as of the Effective Date. This value includes a $3.6 billion adjustment related to fresh start reporting, as discussed below under Fresh Start Adjustments.

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     Capital Structure: The Debtors’ long-term debt structure is assumed to be as follows:
(i)	New Credit Facility: The Projections assume 100% debt financing in the amount of $2.5 billion. The Debtors have not completed negotiations for a New Credit Facility. However, the Debtors’ management believes that, based on proposals received to date and currently being negotiated, the assumptions included in the Projections for the New Credit Facility are likely to be representative of the New Credit Facility ultimately achieved. The Debtors anticipate that the New Credit Facility will have a 5 year final maturity, require $100 million in annual principal repayments, and will carry a floating interest rate equal to LIBOR + 450 basis points. The Debtors further anticipate that the New Credit Facility will be secured by a first lien on substantially all unencumbered assets of the Debtors which currently secure the DIP Facility. Covenants are anticipated to include minimum liquidity requirements, annual capital expenditure limitations, minimum collateral value to loan ratio, and a minimum EBITDAR requirement. The primary use of the New Credit Facility will be to retire the DIP Facility, consummate the Plan, and provide incremental liquidity.
(ii)	DIP Facility: The existing DIP Facility is comprised of a tranche A term loan and a tranche B revolver with an aggregate commitment of $1.3 billion. The estimated then outstanding balance of $1.1 billion will be paid on the Effective Date using funds provided from the New Credit Facility. In addition, the Debtors have negotiated a tranche C to the DIP Facility to provide interim financing for the purchase of 1997-1 EETC Transaction A certificates (see Operating Expenses -Aircraft Rent above). The Debtors anticipate refinancing this interim financing prior to or on the Effective Date.
(iii)	Aircraft Debt: The Debtors historically financed portions of its aircraft fleet with various publicly and privately held mortgage and capital lease transactions, the restructuring of which the Debtors have substantially completed and have reflected in the Projections. Pending approval of the agreements-in-principle with holders of the publicly held transactions, only the 1997-1 EETC Transaction, covering 14 aircraft, remains to be resolved. Pending completion of these negotiations and on the assumption of a permanent refinancing, the Projections assume the 1997-1 EETC Transaction A certificates remain in liabilities subject to compromise and are reclassified as aircraft debt on the Effective Date.
(iv)	New UAL Debt Securities: Pursuant to the Plan, the Debtors are extinguishing approximately $735 million of various pre-petition unsecured senior notes and other securities, currently classified as liabilities subject to compromise. However, also pursuant to the Plan, the Debtors anticipate issuing $1,359 million of new unsecured notes and other securities in satisfaction of claims

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pursuant to the labor cost restructuring, the PBGC Settlement Agreement, and the settlement with Chicago Municipal Bond holders (together, the “New UAL Debt Securities”).[4] The specific terms associated with the various New UAL Debt Securities, including conversion rights, vary between issuances (see Article IV.E of the Disclosure Statement for additional details). These New UAL Debt Securities generally require minimal cash outlays over the Projection Period.

The Debtors’ anticipate establishing the terms for (a) the $150 million of New UAL O’Hare Bonds to be issued to the Chicago Municipal Bond holders, and (b) the $709 million of New UAL Convertible Employee Notes to be issued to employees such that the issuances trade at par post-emergence. Accordingly, no discount is incorporated in the Projections with respect to these securities. The Projections include management’s estimate for the terms associated with these debt obligations, which include no amortization payments during the Projection Period.

The debt securities to be issued pursuant to the PBGC Settlement Agreement include $500 million of 6% senior subordinated notes (New UAL Senior Notes) and up to $500 million of 8% contingent notes (New UAL Contingent Senior Notes). As discussed further below, the Debtors will adopt fresh start reporting upon emergence from Chapter 11 and will record the carrying amounts of its debt at present values of amounts to be paid at estimated market interest rates. As a result, the Projections include a $223 million discount associated with the PBGC New UAL Senior Notes that will be amortized to interest expense in future periods. The terms of the New UAL Senior Notes provide for no amortization payments and for interest to be paid-in-kind during the Projection Period. The Projections do not include the PBGC New UAL Contingent Senior Notes since the performance levels required to trigger issuance of such notes are not projected to be achieved during the Projection Period.

(v)	Convertible Preferred Stock. In addition to the New UAL Senior Notes and the New UAL Contingent Senior Notes, the Debtors will issue $500 million face value of convertible preferred stock to PBGC in accordance with the PBGC Settlement Agreement. This convertible preferred stock is convertible into common stock of the Reorganized Debtors. The 2% annual dividends associated with this preferred stock are paid in-kind and do not impact the income statement. The Reorganized Debtors have recorded this convertible preferred stock at its estimated fair market value. Class IAM Junior Preferred Stock and Class Pilot MEC Junior Preferred Stock are also set to be issued pursuant to the Plan, however, these are voting securities to which no value is attributable.

4	The following debt securities are being issued pursuant to the Plan: (a) New UAL Contingent Senior Notes, (b) New UAL Convertible Employee Notes, (c) New UAL O’Hare Bonds, and (d) New UAL Senior Notes.

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(vi)	Common Equity. As discussed below, fresh start reporting results in a common equity value derived in part from the estimated enterprise value of the Reorganized Debtors. The Debtors have estimated a common equity value for the Reorganized Debtors of $1.9 billion. To the extent the Debtors commence a Rights Offering as discussed in the Plan, the proceeds would be incremental to the $1.9 billion estimated common equity value and would provide additional liquidity to the Debtors. No assumptions regarding a Rights Offering have been included in the Projections.
Projected Consolidated Cash Flow Assumptions
     Cash Flow From Operating Activities: Cash flow from operating activities is projected to increase from a $1.1 billion cash outflow in 2002 to $2.6 billion cash inflow by 2010, for aggregate cash produced from operating activities during the Projection Period of $9.8 billion. Improved cash flow is a result of, among other things, the following: (a) reductions in personnel costs from the labor restructuring, (b) termination and replacement of all four defined benefit pension plans, (c) reductions in aircraft rents, (d) improved contribution from United Express resulting from the contract and fleet restructuring, (e) concessions from various vendors, and (f) various business process re-engineering initiatives, all coupled with the projected growth in revenue throughout the Projection Period.
     Cash Flow From Investing Activities: Cash flow from investing activities is projected to use cash totaling $3.4 billion over the Projection Period. This reflects capital expenditures of between $400 million and $850 million per year, and a net decrease of $335 million in restricted cash.
     Cash Flow From Financing Activities: The Projections anticipate the use of $6.2 billion, excluding the initial funding of the New Credit Facility and repayment of the DIP Facility, during the Projection Period to (a) meet required principle payments related to its aircraft debt, and (b) repay the New Credit Facility in full. The Debtors anticipate no cash proceeds during the Projection Period from the issuance of indebtedness.
Fresh-Start — Projected Consolidated Balance Sheet Assumptions
     Fresh start reporting adjustments have been made to reflect the estimated adjustments necessary to adopt fresh start reporting in accordance with American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (“SOP 90-7”). Fresh start reporting requires an allocation of the reorganization value of the Reorganized Debtors to the entity’s assets in conformity with Statement of Financial Accounting Standards No. 141, Business Combinations. As stated above, the Projections reflect the assets and liabilities of the Debtors as of the Effective Date at their estimated fair market value. Fresh start reporting also requires that all liabilities, other than deferred taxes, should be stated at present values of the amounts to be paid determined at appropriate market interest rates.

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     The balance sheet adjustments set forth in the Projected Fresh Start Balance Sheet in the columns captioned Release of Escrowed Funds, Debt Discharge & Reclassifications, New Credit Facility Financing Transactions, and Fresh Start Adjustments reflect the assumed effect of Confirmation and the consummation of the transactions contemplated by the Plan, including the settlement of various liabilities and securities issuances, incurrence of new indebtedness, and cash payments as more thoroughly described in Article III of the Plan. Below, the Debtors highlight certain assumptions that were made in one or more of the aforementioned columns.
     Release of Escrowed Funds
     In the Release of Escrowed Funds column, $318 million of cash currently restricted by certain of the Debtors’ credit card processors, as well as $200 million of tax escrows currently recorded as other assets, are released to unrestricted cash. While these transactions are triggered by the Debtors’ emergence on the Effective Date and are accordingly shown as exit transactions, actual receipt of this cash may be delayed due to administrative requirements.
     Debt Discharge & Reclassifications
     In the Debt Discharge & Reclassifications column, certain of the items included in Liabilities Subject to Compromise are reclassified to their appropriate balance sheet account, and other liabilities are recognized in the Projected Fresh Start Balance Sheet in accordance with the terms of the Plan. Along with other creditor claims accumulated through the bankruptcy proceeding (e.g. by the rejection of aircraft, etc.), the Projections include claims related to the Debtors’ defined benefit pension plans as Liabilities Subject to Compromise and are included in liabilities discharged at exit. At this time, the Debtors expect Liabilities Subject to Compromise to be approximately $17 billion immediately before emergence from Chapter 11, of which (a) $6.0 billion will be reclassified as Aircraft Debt, (b) $1.1 billion will be reclassified as New UAL Debt Securities as a result of the issuance of the New UAL Debt Securities, (c) $0.4 billion will be reclassified as convertible preferred stock, (d) $0.2 billion will be reclassified as accrued and other current liabilities, and (e) $0.3 billion will be written-down due to the adoption of fresh start reporting. The remaining net balance of $8.9 billion in the Liabilities Subject To Compromise will be discharged. As part of the discharge process, a gain on extinguishment of debt will be recorded on the income statement as a non-cash item and is the primary reason the Debtors expect to record $10.4 billion in net income while reporting a $916 million operating profit in 2006. This non-cash gain does not represent new resources available to the Reorganized Debtor for its use. The increasing strength of the Debtors’ estates is best interpreted by examining the progression of operating earnings from the historic through the Projection Period.
     Fresh Start Adjustments
     The fresh start reporting anticipates that the fair value of the Debtors’ assets exceeds reorganization value. This excess was allocated on a pro rata basis to reduce the fair value of operating property and equipment, identified intangible assets, and other assets which are not financial, deferred tax or pension assets.
     The significant fresh start reporting adjustments reflected in the Projections are summarized as follows:

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(i)	Current Assets: The Debtors anticipate that their current assets are reflected at current market value. As a result, no fresh start adjustment has been included in the Projections for these assets.

(ii)	Operating property and equipment, net: A fresh start adjustment of approximately $2.4 billion was made to reduce the values of the fixed assets to their estimated fair market value and also reflects a pro-rata allocation of the excess of fair value of these assets to reorganization value.

(iii)	Intangibles Assets: A fresh start adjustment of approximately $3.6 billion was made to allocate reorganization value to identified intangible assets. These intangible assets reflect the estimated fair market value of the Debtors’ domestic slots, international route authorities, and Mileage Plus customer database, as well as various other identified intangible assets. The recorded value of these identified intangible assets also reflects a pro rata allocation of the excess of fair value of these assets to reorganization value. Certain of these assets, such as the international route authorities, are expected to have an indefinite estimated remaining life as they are considered renewable intangible assets and, therefore, have no associated amortization forecast as a result. The carrying value of these indefinite lived assets will be subject to annual impairment review under Statement of Financial Accounting No. 142 Goodwill and Other Intangible Assets. The various remaining intangible assets have estimated useful lives ranging from two years to nine years over which the assets are amortized.

(iv)	Liabilities Subject to Compromise: An adjustment of approximately (a) $8.9 billion was made to record the discharge of indebtedness pursuant to the Plan, and (b) $0.3 billion to recognize certain reinstated Aircraft Debt at market rates. The payment for convenience class creditors, accrued expenses, short term and long term debt, deferred gains and other liabilities is also discussed in Article III of the Plan. In addition, $6.2 billion of long-term debt, accrued expenses and other current liabilities are being reclassified to their appropriate balance sheet accounts, and $1.5 billion of new debt and preferred stock securities are being issued in satisfaction of claims.

(v)	Post Retirement Liabilities: A fresh start adjustment of $50 million was made to record unrecognized projected benefit liabilities, prior service costs and unrecognized gains/losses.

(vi)	Total Stockholders Equity (Deficit): Adopting fresh start reporting results in a new reporting entity with no retained earnings or deficit. All pre-existing common stock is removed and replaced by the new equity structure based on Article III of the Plan. The fresh start adjustments include an initial shareholders’ common equity value determined by subtracting the re-valued liabilities and newly issued preferred stock of the Debtors’ from the estimated enterprise value of the Reorganized Debtors.

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UAL Corporation
Projected Income Statement
($ Millions)

	Actual	Actual	Actual	Act/Proj	Projected		Projected	Projected	Projected	Projected
	2002	2003	2004	2005	2006		2007	2008	2009	2010
Operating Revenue:
Mainline Passenger	$12,175	$11,229	$12,416	$12,667	$13,128		$13,488	$13,874	$14,163	$14,458
Regional Affiliates	1,281	1,529	1,931	2,370	2,556		2,672	2,736	2,785	2,844

Total Passenger Revenue	13,456	12,758	14,347	15,037	15,684		16,160	16,610	16,948	17,302
Cargo	673	630	704	735	750		766	778	783	789
UAFC	913	704	408	244	158		139	141	143	145
Other	780	836	932	1,032	1,191		1,371	1,370	1,417	1,509

Total Operating Revenue	15,822	14,928	16,391	17,048	17,783		18,436	18,898	19,290	19,746

Operating Expenses:
Salaries and related costs	7,018	5,377	5,006	4,127	3,857		3,835	3,902	3,981	4,061
Profit Sharing	—	—	—	—	30		157	229	252	295
Aircraft Fuel	1,921	2,072	2,943	3,759	3,409		3,402	3,401	3,391	3,391
Aircraft Maintenance	560	572	747	873	966		1,030	1,036	1,110	1,168
Aircraft Rent	851	612	533	371	504		520	511	503	497
Landing Fees & Other Rent	1,021	930	964	957	1,021		1,044	1,089	1,146	1,198
Depreciation & Amortization	960	968	874	809	741		744	724	772	816
Regional Affiliates	1,621	1,921	2,425	2,818	2,654		2,674	2,704	2,736	2,759
UAFC	904	720	431	241	157		139	140	142	144
Other	3,654	3,090	3,322	3,390	3,528		3,524	3,502	3,563	3,650

Total Operating Expenses	18,510	16,262	17,245	17,343	16,867		17,070	17,239	17,597	17,980

Operating Income/(Expense)	(2,688)	(1,334)	(854)	(295)	916		1,366	1,659	1,694	1,766

Interest Income (Expense)	(505)	(469)	(423)	(428)	(545)		(507)	(420)	(330)	(175)
Other	154	449	157	59	(22)		(22)	(22)	(22)	(22)
Special Items	(149)	(277)	5	—	—		—	—	—	—
Reorganization Items	(10)	(1,173)	(611)	(3,003)	10,030		—	—	—	—

Pre - Tax Income	(3,198)	(2,804)	(1,726)	(3,667)	10,379		836	1,217	1,342	1,569

Income Tax Provision	—	—	—	0	0		(325)	(468)	(514)	(599)
Preferred Distributions/Equity in Affiliate Income	(14)	(4)	5	4	—		—	—	—	—

Net Income	$(3,212)	$(2,808)	$(1,721)	$(3,663)	$10,379		$510	$749	$827	$969

Mainline Operating Statistics

ASMs (millions)	148,693	135,815	144,481	140,062	140,856		140,856	141,237	140,856	140,856
Passenger RASM (¢/ASM)	8.19 ¢	8.27 ¢	8.59 ¢	9.04 ¢	9.32	¢	9.58 ¢	9.82 ¢	10.05 ¢	10.26 ¢
Operating CASM less Fuel and UAFC (¢/ASM)	9.46 ¢	8.50 ¢	7.92 ¢	7.52 ¢	7.56	¢	7.71 ¢	7.78 ¢	8.04 ¢	8.30 ¢

1	Historic Passenger Revenue in the Projected Income Statement has been adjusted to be consistent with (i) a change in accounting with respect to Marketing Programs Passenger Revenue, as disclosed in Item 1 of UAL’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 under the heading “UAL Loyalty Services, LLC,” and (ii) treat charter revenues as “Other Revenues” in the Projections.

UAL Corporation
Projected Balance Sheet
($ Millions)

	Actual	Actual	Actual	Act/Proj	Projected	Projected	Projected	Projected	Projected
	2002	2003	2004	2005	2006	2007	2008	2009	2010
Assets
Current Assets:
Cash, cash equivalents, & ST investments	$1,274	1,718	1,301	1,289	2,733	3,506	4,133	4,750	3,385
Restricted Cash	462	679	877	981	950	845	845	845	845
Receivables, net	1,114	929	951	932	956	995	1,017	1,038	1,059
Aircraft fuel, spare parts & supplies	310	264	234	232	230	234	238	242	247
Prepaid and Other Assets	219	434	551	523	588	587	585	581	579

Total Current Assets	3,379	4,024	3,914	3,957	5,457	6,168	6,818	7,456	6,115

Operating property and equipment	16,361	15,038	14,174	13,459	9,710	9,639	9,644	9,701	9,800
Pension assets	1,162	904	665	—	—	—	—	—	—
Other intangibles	412	406	399	374	3,869	3,450	3,371	3,292	3,228
Other assets	2,342	1,607	1,553	1,432	1,156	1,039	849	799	509

Total Other Assets	20,277	17,955	16,791	15,265	14,735	14,128	13,864	13,793	13,536

Total Assets	$23,656	$21,979	$20,705	$19,222	$20,193	$20,296	$20,683	$21,249	$19,651

Liabilities & Equity
Current Liabilities Accounts payable	$284	$501	$601	462	485	499	516	532	548
DIP Loan Facility	—	663	864	1,132	—	—	—	—	—
Advance ticket sales	1,021	1,330	1,361	1,532	1,578	1,619	1,659	1,689	1,724
Accrued & Other Current Liabilities	2,686	3,618	3,635	2,522	2,538	2,683	2,679	2,736	2,803

Total Current Liabilities	3,991	6,112	6,461	5,648	4,601	4,801	4,853	4,957	5,075

Deferred pension liabilities	4,661	4,747	2,333	165	115	126	135	144	152
Post retirement liabilities	1,809	1,924	1,920	2,050	2,161	2,165	2,172	2,179	2,186

Exit Financing	—	—	—	—	2,400	2,300	2,200	2,100	—
Aircraft Debt	—	—	—	—	5,444	4,850	4,030	3,219	2,012
Other Debt	700	163	301	—	1,159	1,196	1,239	1,284	1,330

Liabilities subject to compromise	13,833	13,964	16,035	17,847	—	—	—	—	—
Deferred tax liabilities	249	285	389	249	249	266	711	1,196	1,758
Other liabilities	894	700	946	1,295	1,294	1,294	1,294	1,294	1,294

Total Liabilities	26,137	27,895	28,385	27,253	17,423	16,998	16,635	16,374	13,807

Equity
Preferred Stock	—	—	—	—	409	419	430	440	451
Treasury Stock	(1,472)	(1,469)	(1,468)	(1,468)	—	—	—	—	—
Common Stock and APIC	5,071	5,068	5,065	5,065	2,360	2,878	3,617	4,434	5,392
Retained Earnings and Other Comprehensive Losses	(6,080)	(9,515)	(11,277)	(11,628)	—	—	—	—	—

Total Shareholders’ Equity (Deficit)	(2,481)	(5,916)	(7,680)	(8,031)	2,769	3,298	4,047	4,874	5,843

Total Liabilities & Shareholders’ Equity	$23,656	$21,979	$20,705	$19,222	$20,193	$20,296	$20,683	$21,249	$19,651

UAL Corporation
Projected Fresh Start Balance Sheet
($ Millions)

				New Credit		Reorganized
	Projected	Release of	Debt Discharge &	Facility Financing	Fresh Start	February 1, 2006
	February 1, 2006	Escrowed Funds	Reclassifications	Transactions	Adjustments	Balance Sheet
Assets
Current Assets:
Cash, cash equivalents, & ST investments	867	518	(39)	1,318	—	2,664
Restricted Cash	1,143	(318)	—	—	—	825
Receivables, net	921	—	—	—	—	921
Aircraft fuel, spare parts & supplies	227	—	—	—	—	227
Prepaid and Other Assets	572	—	—	—	—	572

Total Current Assets	3,730	200	(39)	1,318	—	5,209

Operating property and equipment	12,257	—	—	—	(2,351)	9,906
Pension assets		—	—	—	—	—
Other intangibles	395	—	—	—	3,589	3,983
Other assets	1,385	(200)	—	50	(1)	1,234

Total Other Assets	14,037	(200)		50	1,237	15,124

Total Assets	17,767	—	(39)	1,368	1,237	20,333

Liabilities & Stockholders’ Equity
Current Liabilities:
Accounts Payable	478	—	—	—	—	478
DIP Loan Facility	1,132	—	—	(1,132)	—	—
Advance ticket sales	1,606	—	—	—	—	1,606
Accrued & Other Current Liabilities	2,409	—	151	—	—	2,560

Total Current Liabilities	5,625	—	151	(1,132)	—	4,644

Deferred Pension Liability	105	—	—	—	—	105
Post retirement liabilities	2,050	—	—	—	50	2,100

Exit Financing	—	—	—	2,500	—	2,500
Aircraft Debt	—	—	6,000	—	—	6,000
Other Debt	—	—	1,136	—	—	1,136

Liabilities subject to compromise	16,905	—	(16,585)	—	(320)	—
Deferred tax liabilities	249	—	—	—	—	249
Other liabilities	1,294	—	—	—	—	1,294

Total Liabilities	26,228	—	(9,298)	1,368	(269)	18,029

Stockholders’ Equity:
Debtors
Treasury Stock	(1,468)	—	—	—	1,468	—
Common Stock & APIC — Debtors	5,065	—	—	—	(5,065)	—
Retained deficit and other — Debtors	(12,058)	—	8,855	—	3,203	—

Reorganized Debtors
Convertible Preferred Stock	—	—	404	—	—	404
Common Stock & APIC — Reorganized Debtor	—	—	—	—	1,900	1,900
Retained Earnings	—	—	—	—	—	—

Total Liabilities & Stockholders’ Equity	$17,767	$—	$(39)	$1,368	$1,237	$20,333

UAL Corporation
Projected Statement of Cash Flows
($ Millions)

	Actual	Actual	Actual	Act/Proj	Projected	Projected	Projected	Projected	Projected
	2002	2003	2004	2005	2006	2007	2008	2009	2010
Cash Provided By/(Used For) Operations
Net Income	($3,212)	($2,808)	($1,721)	($3,663)	$10,379	$510	$749	$827	$969
Depreciation & Amortization	970	938	874	842	741	744	724	772	816
Deferred Tax Provision	580	275	5	(0)	(0)	313	445	485	562
Net Working Capital	(401)	842	350	416	(163)	205	62	119	131
Other	924	1,572	443	2,783	(9,954)	116	110	97	77

Net Cash Provided By (Used In) Operating Activities	(1,139)	819	(49)	378	1,003	1,889	2,091	2,300	2,555

Cash Flow From Investing Activities:
Sales/(Additions to) operating property and equipment	207	(27)	(246)	(234)	(400)	(550)	(650)	(750)	(850)
Other	(688)	(12)	(76)	(98)	231	104	(0)	(0)	(0)

Net Cash Provided By (Used For) Investing Activities	(481)	(39)	(322)	(333)	(169)	(446)	(650)	(750)	(850)

Cash Flow From Financing Activities:
DIP Financing	700	(37)	200	269	(1,132)	—	—	—	—
Exit Facility	—	—	—	—	2,400	(100)	(100)	(100)	(2,100)
Other debt	(589)	(311)	(251)	(327)	(658)	(570)	(714)	(833)	(970)
Dividends paid	(7)	—	—	—	—	—	—	—	—
Payment of Liabilities Subject-To-Compromise	—	—	—	—	—	—	—	—	—
Issuance (Redemption) Of Common Stock	—	—	—	—	—	—	—	—	—
Issuance (Redemption) Of Preferred Stock	—	—	—	—	—	—	—	—	—
Other	162	12	5	—	—	—	—	—	—

Net Cash Provided By (Used For) Financing Activities	266	(336)	(46)	(58)	610	(670)	(814)	(933)	(3,070)

Net Increase (Decrease) in Unrestricted Cash & Equivalents	($1,354)	$444	($417)	($13)	$1,444	$773	$626	$617	($1,365)

Unrestricted Cash & Equivalents At Beginning Of Perod	$2,628	$1,274	$1,718	$1,301	$1,289	$2,733	$3,506	$4,133	$4,750
Unrestricted Cash & Equivalents At End Of Perod	$1,274	$1,718	$1,301	$1,289	$2,733	$3,506	$4,133	$4,750	$3,385

Appendix E
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

In re:	)	Chapter 11
)
UAL Corporation, et al.,[1]	)
	)	Case No. 02-B-48191
Debtors.	)	Honorable Eugene R. Wedoff
	)	(Jointly Administered)
)
TABLE OF CONTENTS OF SUPPLEMENT TO DEBTORS’ JOINT PLAN OF
REORGANIZATION PURSUANT TO CHAPTER 11 OF THE UNITED STATES
BANKRUPTCY CODE

[1]	The Debtors are the following entities: Air Wisconsin, Inc., Air Wis Services, Inc., Biz Jet Charter, Inc., Biz Jet Fractional, Inc., Biz Jet Services, Inc., Ameniti Travel Clubs, Inc., Cybergold, Inc., Domicile Management Services, Inc., Four Star Leasing, Inc., itarget.com, inc., Kion Leasing, Inc., Mileage Plus Holdings, Inc., Mileage Plus, Inc., Mileage Plus Marketing, Inc., MyPoints.com, Inc., MyPoints Offline Services, Inc., Premier Meeting and Travel Services, Inc., UAL Benefits Management, Inc., UAL Company Services, Inc., UAL Corporation, UAL Loyalty Services, LLC, United Air Lines, Inc., United Aviation Fuels Corporation, United Biz Jet Holdings, Inc., United Cogen, Inc., United GHS, Inc., United Vacations, Inc., and United Worldwide Corporation.

TABLE OF CONTENTS2

Document	Exhibit Number

SOLICITATION MATERIALS

Solicitation Procedures	1

BANKRUPTCY DOCUMENTS

Retained Causes of Action	2

DOCUMENTS RELATED TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Assumed Executory Contracts and Unexpired Leases	3

Rejected Executory Contracts and Unexpired Leases	4

Assumed Interline & Alliance Related Agreements, Revenue Related Contracts, and Intercompany Contracts	5

Rejected Interline & Alliance Related Agreements, Revenue Related Contracts, and Intercompany Contracts	6

Assumed Employment Agreements and Indemnification Obligations for Current Employees	7

Rejected Employment Agreements and Indemnification Obligations for Current Employees	8

Assumed Employment Agreements and Indemnification Obligations for Former Employees	9

Rejected Employment Agreements and Indemnification Obligations for Former Employees	10

Assumed Foreign Agreements	11

Rejected Foreign Agreements	12

Conditionally Rejected Municipal Bond Leases	13

[2]	The Exhibits to the Plan Supplement are not included in the materials distributed with the Disclosure Statement and Plan. The Plan Supplement Exhibits may be inspected: (i) in the office of the clerk of the Bankruptcy Court or its designee during normal business hours; (ii) at the Bankruptcy Court’s website at http://www.ilnb.uscourts.gov; and (iii) at the Debtors’ private website at http://www.pd-ual.com.

Document	Exhibit Number

SETTLEMENT AGREEMENTS

PBGC Settlement Agreement	14

Chicago Municipal Bond Settlement Agreement and Order	15

AFA Restructuring Agreement (May 1, 2003)	16

Amended AFA Restructuring Agreement (January 7, 2005)	17

ALPA Restructuring Agreement (May 1, 2003)	18

Amended ALPA Restructuring Agreement (January 1, 2005)	19

AMFA Restructuring Agreement (May 15, 2005)	20

IAM 141 Restructuring Agreements (May 1, 2003)	21

Mechanics’ Agreement		A

Food Services Agreement		B

Public Contact Employees’ Agreement		C

Ramp and Stores Agreement		D

Security Officers’ Agreement		E

Maintenance Instructors Agreement		F

Fleet Technical Instructors’ and Related Agreement		G

Amended IAM 141 Restructuring Agreement (July 1, 2005)	22

PAFCA Restructuring Agreement (May 1, 2003)	23

Amended PAFCA Restructuring Agreement (January 1, 2005)	24

TWU Restructuring Agreement (May 1, 2003)	25

Amended TWU Restructuring Agreement (January 1, 2005)	26

FINANCIAL DOCUMENTS

Liquidation Analyses	27

2

Document	Exhibit Number

Notes and Assumptions to Hypothetical Liquidation Analyses	A

Consolidated Liquidation Analysis	B

NonConsolidated Liquidation Analyses	C

Air Wis Services, Inc.		i

Air Wisconsin, Inc.		ii

BizJet Charter, Inc.		iii

BizJet Fractional, Inc.		iv

BizJet Services, Inc.		v

Confetti, Inc.		vi

Cybergold, Inc.		vii

Domicile Management Services, Inc.		viii

Four Star Leasing, Inc.		ix

itarget.com, Inc.		x

Kion Leasing, Inc.		xi

Mileage Plus Holdings, Inc.		xii

Mileage Plus Marketing, Inc.		xiii

Mileage Plus, Inc.		xiv

MyPoints Offline Services, Inc.		xv

MyPoints.com, Inc.		xvi

Premier Meeting and Travel Services, Inc.		xvii

UAL Benefits Management, Inc.		xviii

UAL Company Services, Inc.		xix

UAL Corporation		xx

3

Document	Exhibit Number

UAL Loyalty Services, Inc.		xxi

United Air Lines, Inc.		xxii

United Aviation Fuels Corporation		xxiii

United BizJet Holdings, Inc.		xxiv

United Cogen, Inc.		xxv

United GHS, Inc.		xxvi

United Vacations, Inc.		xxvii

United Worldwide Corporation		xxviii

Financial Projections	28

Valuation Analysis	29

CORPORATE DOCUMENTS

Organization Charts	30

Summary of Selected Terms of New Equity	31

Management Equity Incentive Plan	32

Director Equity Incentive Plan	33

Amended and Restated Bylaws of UAL Corporation	34

Restated Certificate of UAL Corporation	35

AIRCRAFT RELATED MATERIALS

Aircraft Financing Summary	36

4